As filed with the Securities and Exchange Commission on October 22, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nortek, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3634	05-0314991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Kennedy Plaza

Providence, RI 02903
Telephone: (401) 751-1600
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Kevin W. Donnelly, Esq.

Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903
Telephone: (401) 751-1600
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

See Table of Additional Registrants Below

copy to:

John B. Ayer, Esq. Ropes & Gray LLP One International Place Boston, MA 02110 Telephone: (617) 951-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Unit(1)	Price(1)	Registration Fee

8 1/2% Senior Subordinated Notes due 2014	$625,000,000	100%	$625,000,000	$79,187.50

Guarantee of the 8 1/2% Senior Subordinated Notes due 2014	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The guarantee of the principal and interest on the notes by each of the entities listed below under Additional Registrants is also being registered hereby. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the guarantees.

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

		Primary		Address, Including Zip Code
	State or Other	Standard		and Telephone Number,
	Jurisdiction of	Industrial		Including Area Code, of
Exact Name of Registrant	Incorporation or	Classification	I.R.S. Employer	Registrant’s Principal
as Specified in its Charter	Organization	Code Number	Identification No.	Executive Offices

Aubrey Manufacturing, Inc.	Delaware	2514	05-0432841	6709 South Main Street Union, IL 60180 (815) 923-2101
Broan-NuTone LLC	Delaware	3634	05-0504397	926 West State Street Hartford, WI 53027 (262) 673-4340
CES Group, Inc.	Delaware	3585	73-1015781	c/o Mammoth, Inc. 101 West 82nd Street Chaska, MN 55318-9663 (952) 361-2711
DMU Butler Inc.	Delaware	6719	20-0473675	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
Elan Home Systems, L.L.C.	Kentucky	3651	61-1287629	2428 Palumbo Drive Lexington, KY 40509 (859) 269-7760
Governair Corporation	Oklahoma	3585	73-0261240	4841 North Sewell Avenue Oklahoma City, OK 73118 (405) 525-6546
J.A.R. Industries, Inc.	Missouri	3585	43-1736091	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
Jensen Industries, Inc.	Delaware	2514	05-0411438	1946 East 46th Street Los Angeles, CA 90058-2096 (323) 235-6800
Linear LLC	California	5065	95-2159070	2055 Corte Del Nogal Carlsbad, CA 92009 (760) 438-7000
Linear H.K. LLC	Delaware	5065	05-0516222	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
Mammoth, Inc.	Delaware	3585	43-1413077	101 West 82nd Street Chaska, MN 55318-9663 (952) 361-2711
Mammoth China Ltd.	Delaware	3585	05-0516119	c/o Mammoth, Inc. 101 West 82nd Street Chaska, MN 55318-9663 (952) 361-2711
Multiplex Technology, Inc.	California	5065	33-0000349	c/o Linear LLC 2055 Corte Del Nogal Carlsbad, CA 92009 (760) 438-7000
Nordyne Inc.	Delaware	3585	05-0414381	8000 Phoenix Parkway O’Fallon, MO 63366 (636) 561-7300

		Primary		Address, Including Zip Code
	State or Other	Standard		and Telephone Number,
	Jurisdiction of	Industrial		Including Area Code, of
Exact Name of Registrant	Incorporation or	Classification	I.R.S. Employer	Registrant’s Principal
as Specified in its Charter	Organization	Code Number	Identification No.	Executive Offices

NuTone Inc.	Delaware	3634	95-3727936	4820 Red Bank Road Cincinnati, OH 45227-1599 (513) 527-5100
OmniMount Systems, Inc.	Arizona	5021	95-3727936	8201 South 48th Street Phoenix, AZ 85044 (800) 668-6848
Operator Specialty Company,
Inc.	Michigan	3699	38-2086248	19 Railroad Avenue Casnovia, MI 49318 (616) 675-5050
Rangaire GP, Inc.	Delaware	3634	05-0494327	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
Rangaire LP	Delaware	3634	05-0494328	501 S. Wilhite Cleburne, TX 76031 (817) 556-6500
Rangaire LP, Inc.	Delaware	3634	74-2759900	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
SpeakerCraft, Inc.	Delaware	5064	06-1579374	940 Columbia Avenue Riverside, CA 92507 (909) 787-0543
Temtrol, Inc.	Oklahoma	3585	73-0603996	15 East Oklahoma Avenue Okarche, OK 73762 (405) 263-7286
WDS LLC	Delaware	5065	20-0473997	c/o Nortek, Inc. 50 Kennedy Plaza Providence, RI 02903 (401) 751-1600
Webco, Inc.	Missouri	3585	43-1098679	711 N. Prince Lane Springfield, MO 65802 (417) 866-7231
Xantech Corporation	California	5065	95-2631552	13100 Telfair Avenue Sylmar, CA 91342 (818) 362-0353

      The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

Kevin W. Donnelly, Esq.

c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903
Telephone: (401) 751-1600

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with The Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated October 22, 2004

PROSPECTUS

Nortek, Inc.

Offer to Exchange

$625,000,000 aggregate principal amount of our 8 1/2% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for any and all of our outstanding 8 1/2% Senior Subordinated Notes due 2014

The Exchange Offer

     We are offering to exchange our 8 1/2% senior subordinated notes due 2014 registered under the Securities Act of 1933, as amended, which we refer to as the “exchange notes,” for our currently outstanding 8 1/2% senior subordinated notes due 2014, which we refer to as the “outstanding notes.” The outstanding notes and the exchange notes are collectively referred to as the “notes.” The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to the outstanding notes, including the payment of additional interest upon our failure to meet certain registration obligations. The exchange notes will represent the same debt as the outstanding notes and will be issued under the same indenture as governs the outstanding notes. We are also hereby offering the subsidiary guarantees of the exchange notes described herein.

     The exchange notes will be our general unsecured obligations, and will be subordinated in right of payment to our existing and future senior debt.

     The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	We will exchange exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding notes for the exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes, but you should see the discussion under the caption “Material United States Federal Income Tax Consequences” beginning on page 169 for more information.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

•	We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

         You should consider carefully the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

         Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of the outstanding notes in any jurisdiction in which the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction.

         All resales must be made in compliance with state securities or blue sky laws. Compliance with these laws may require that the exchange notes and guarantees be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility for compliance with these requirements.

The date of this prospectus is                     , 2004.

      This prospectus and the accompanying letter of transmittal contain important business and financial information. You should read this prospectus and the letter of transmittal carefully before deciding whether to tender your outstanding notes.

      This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but are qualified in their entirety by reference to the full and complete text of the related documents. We will make copies of these documents available to you at your request. Any such request should be sent to Almon C. Hall, Vice President and Chief Financial Officer, Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903-2360, (401) 751-1600. To obtain timely delivery, holders of outstanding notes must request the information no later than five business days before the expiration date of the exchange offer.

i

Prospectus Summary	1
Risk Factors	12
Note Regarding Forward-Looking Statements	18
Use of Proceeds	19
Capitalization	20
The THL Transactions	21
Selected Historical Consolidated Financial Data	22
Unaudited Pro Forma Condensed Consolidated Financial Data	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	34
Business	86
Management	94
Executive Compensation	96
Security Ownership of Certain Beneficial Owners and Management	105
Certain Relationships and Related Transactions	106
Description of Outstanding Indebtedness	110
Description of the Exchange Notes	113
The Exchange Offer	160
Material United States Federal Income Tax Consequences	169
Plan of Distribution	173
Legal Matters	173
Experts	173
Where You Can Find More Information	173
Index to Consolidated Financial Statements	F-1
EX-2.9 NOTE PURCHASE AGREEMENT
EX-3.1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NORTEK, INC.
EX-3.2 BYLAWS OF NORTEK, INC.
EX-3.3 CERTIFICATE OF INCORPORATION OF AUBREY MANUFACTURING INC.
EX-3.4 BY-LAWS OF AUBREY MANUFACTURING, INC.
EX-3.5 CERTIFICATE OF FORMATION OF BROAN-NUTONE LLC
EX-3.6 LIMITED LIABILITY COMPANY AGREEMENT OF BROAN-NUTONE LLC
EX-3.7 CERTIFICATE OF INCORPORATION OF CES GROUP, INC.
EX-3.8 BY-LAWS OF CES GROUP, INC.
EX-3.9 CERTIFICATE OF INCORPORATION OF DMU BUTLER INC.
EX-3.10 BY-LAWS OF DMU BUTLER INC.
EX-3.11 ARTICLES OF ORGANIZATION OF ELAN HOME SYSTEMS, L.L.C.
EX-3.12 AMENDED AND RESTATED OPERATING AGREEMENT OF ELAN HOME SYSTEMS, L.L.C.
EX-3.13 ARTICLES OF INCORPORATION OF GOVERNAIR CORPORATION, AS AMENDED
EX-3.14 BY-LAWS OF GOVERNAIR CORPORATION
EX-3.15 ARTICLES OF INCORPORATION OF J.A.R. INDUSTRIES, INC., AS AMENDED
EX-3.16 BY-LAWS OF J.A.R. INDUSTRIES, INC.
EX-3.17 CERTIFICATE OF INCORPORATION OF JENSEN INDUSTRIES, INC., AS AMENDED
EX-3.18 BY-LAWS OF JENSEN INDUSTRIES, INC.
EX-3.19 CERTIFICATE OF FORMATION OF LINEAR H.K. LLC, AS AMENDED
EX-3.20 LIMITED LIABILITY COMPANY AGREEMENT OF LINEAR H.K., LLC
EX-3.21 ARTICLES OF ASSOCIATION OF LINEAR LLC
EX-3.22 OPERATING AGREEMENT OF LINEAR LLC
EX-3.23 CERTIFICATE OF INCORPORATION OF MAMMOTH CHINA LTD.
EX-3.24 BY-LAWS OF MAMMOTH CHINA LTD.
EX-3.25 CERTIFICATE OF INCORPORATION OF MAMMOTH, INC., AS AMENDED
EX-3.26 BY-LAWS OF MAMMOTH, INC.
EX-3.27 RESTATED ARTICLES OF INCORPORATION OF MULTIPLEX TECHNOLOGY, INC.
EX-3.28 BY-LAWS OF MULTIPLEX TECHNOLOGY, INC.
EX-3.29 CERTIFICATE OF INCORPORATION OF NORDYNE, INC., AS AMENDED
EX-3.30 BY-LAWS OF NORDYNE, INC.
EX-3.31 CERTIFICATE OF INCORPORATION OF NUTONE INC., AS AMENDED
EX-3.32 BY-LAWS OF NUTONE INC.
EX-3.33 ARTICLES OF INCORPORATION OF OMNIMOUNT SYSTEMS, INC.
EX-3.34 BY-LAWS OF OMNIMOUNT SYSTEMS, INC.
EX-3.35 ARTICLES OF INCORPORATION OF OPERATOR SPECIALTY COMPANY, INC., AS AMENDED
EX-3.36 BY-LAWS OF OPERATOR SPECIALTY COMPANY, INC.
EX-3.37 CERTIFICATE OF INCORPORATION OF RANGAIRE GP, INC.
EX-3.38 BY-LAWS OF RANGAIRE GP, INC.
EX-3.39 CERTIFICATE OF LIMITED PARTNERSHIP OF RANGAIRE LP
EX-3.40 AGREEMENT OF LIMITED PARTNERSHIP OF RANGAIRE LP.
EX-3.41 CERTIFICATE OF INCORPORATION OF RANGAIRE LP, INC., AS AMENDED
EX-3.42 BY-LAWS OF RANGAIRE LP, INC.
EX-3.43 CERTIFICATE OF INCORPORATION OF SPEAKERCRAFT, INC., AS AMENDED
EX-3.44 BY-LAWS OF SPEAKERCRAFT, INC.
EX-3.45 ARTICLES OF INCORPORATION OF TEMTROL, INC., AS AMENDED
EX-3.46 BY-LAWS OF TEMTROL, INC.
EX-3.47 ARTICLES OF INCORPORATION OF WEBCO, INC., AS AMENDED
EX-3.48 BY-LAWS OF WEBCO, INC.
EX-3.49 CERTIFICATE OF INFORMATION OF WDS LLC.
EX-3.50 LIMITED LIABILITY COMPANY AGREEMENT OF WDS LLC.
EX-3.51 ARTICLES OF INCORPORATION OF XANTECH CORPORATION, AS AMENDED
EX-3.52 BY-LAWS OF XANTECH CORPORATION
EX-4.3 FIRST SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 5, 2004
EX-5.1 OPINION OF ROPES & GRAY LLP.
EX-12.1 STATEMENT REGARDING COMPUTATION OF RATIOS
EX-21.1 SUBSIDIARIES OF NORTEK, INC.
EX-23.1 CONSENT OF ERNST & YOUNG, LLP.
EX-25.1 FORM T-1 STATEMENT OF ELIGIBILTY
EX-99.1 FORM OF LETTER OF TRANSMITTAL
EX-99.2 FORM OF NOTICE OF GUARANTEED DELIVERY
EX-99.3 FORM OF EXCHANGE AGENCY AGREEMENT

ii

PROSPECTUS SUMMARY

      This summary contains basic information about us and this exchange offer. Because it is a summary, it does not contain all of the information that you should carefully consider. You should read the entire prospectus carefully, including the section entitled “Risk Factors.” When used in this prospectus, unless otherwise indicated, the terms “we,” “our,” “us,” and “the Company” refer to Nortek, Inc. and its subsidiaries. “Nortek” is used to refer solely to Nortek, Inc. in this prospectus unless otherwise indicated.

The Exchange Offer

      On August 27, 2004, THL Buildco, Inc., an affiliate of Thomas H. Lee Partners, L.P., completed a private offering of $625,000,000 aggregate principal amount of 8 1/2% senior subordinated notes due 2014, which we refer to in this prospectus as the “outstanding notes,” in connection with the acquisition of Nortek Holdings, Inc., our former parent company, by affiliates of Thomas H. Lee Partners, L.P. and members of our senior management. For more information on the acquisition of Nortek Holdings, Inc., see “The THL Transactions.” Through a series of mergers consummated immediately after the completion of the offering of the outstanding notes, we succeeded to THL Buildco, Inc.’s obligation as issuer of the outstanding notes and substantially all of our wholly-owned domestic subsidiaries became guarantors of the notes, which we refer to in this prospectus as “guarantors.” We refer to the above-mentioned acquisition of Nortek Holdings, Inc. and the related mergers in this prospectus as the “THL Transactions.” In connection with the THL Transactions, we and the guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we and the guarantors agreed, among other things, to use our reasonable best efforts to file the registration statement of which this prospectus forms a part within 180 days of the issuance of the outstanding notes. You are entitled to exchange in this exchange offer your outstanding notes for 8 1/2% senior subordinated notes due 2014, which we refer to in this prospectus as the “exchange notes,” which have been registered under the federal securities laws and have substantially identical terms as the outstanding notes, except for the elimination of certain transfer restrictions and registration rights, including the payment of additional interest upon our failure to meet certain registration obligations. The outstanding notes and the exchange notes are collectively referred to as the “notes.” You should read the discussion under the headings “Summary Description of the Exchange Notes” and “Description of the Exchange Notes” for further information regarding the exchange notes.

Our Business

      We are a diversified manufacturer of residential and commercial building products, operating within two principal segments:

•	the residential building products segment, and

•	the air conditioning and heating products segment.

      Through these segments, we manufacture and sell, primarily in the United States, Canada and Europe, a wide variety of products for the residential and commercial construction market, the manufactured housing market, and the do-it-yourself, or DIY, and professional remodeling and renovation markets.

      The levels of residential replacement and remodeling, new residential construction and non-residential construction significantly impact our performance. Interest rates, seasonality, inflation, consumer spending habits and unemployment are several factors that affect these levels.

Residential Building Products Segment

      We manufacture and distribute built-in products primarily for the residential new construction, DIY and professional remodeling and renovation markets. The principal products that we sell through our residential building products segment are:

•	kitchen range hoods,

•	built-in exhaust fans (such as bath fans and fan, heater and light combination units),

•	indoor air quality products,

•	bath cabinets,

•	door chimes,

•	radio intercoms,

•	central vacuum systems,

•	surround sound speaker systems, and

•	multi-room audio and video distribution equipment.

      We are the largest supplier in North America of range hoods, bath fans and combination units, indoor air quality products (such as continuous-ventilation systems and energy-recovery ventilators) and one of the leading suppliers in Western Europe and South America of luxury “Eurostyle” range hoods. We sell these products to distributors and dealers of electrical and lighting products, kitchen and bath dealers, retail home centers and original equipment manufacturers under the Broan®, NuTone®, Nautilus®, Venmar®, vanEE®, Best®, Channel Plus®, Elan®, SpeakerCraft® and OmniMount® brand names, among others. A key component of our operating strategy for this segment is to introduce new products that capitalize on our strong brand names and on our extensive distribution system. Other products that we sell through this segment include, among others, trash compactors, attic and whole house ventilators, air quality and HEPA whole-house filtration systems, ceiling fans, as well as wireless security products, garage door and gate operators, and infrared control equipment (marketed under the Linear®, Westinghouse®, Open House® and Xantech® brand names).

      We offer a broad array of products with various features and styles across a range of price points. We believe that our variety of product offerings helps us maintain and improve our market position for our principal products. At the same time, we believe that our status as a low-cost producer, which is in large part due to our advanced manufacturing processes, provides us with a competitive advantage. Our primary residential building products compete with many domestic and international suppliers in various markets. We compete with suppliers of competitive products primarily on the basis of quality, distribution, delivery and price. Although we believe that we compete favorably with other suppliers of residential building products, some of our competitors in this area have greater financial and marketing resources than we do.

Air Conditioning and Heating Products Segment

      We manufacture and sell heating, ventilating, and air conditioning, or HVAC, systems, products for site-built residential and manufactured housing structures, custom-designed commercial applications, and standard light commercial products.

Residential HVAC Products

      We manufacture and sell air conditioners, heat pumps and furnaces for the residential and light commercial markets. Within the residential market, we believe that we are one of the largest suppliers of these products for manufactured homes in the United States and Canada. In the manufactured housing market, we market these products under the Intertherm® and Miller® brand names. For site-built homes and light commercial structures, we market these products under the licensed names Frigidaire®, Tappan®, Philco®, Kelvinator®, Gibson®, Westinghouse® and Maytag® and certain private label names.

      Demand for replacing and modernizing existing equipment and the level of housing starts and manufactured housing shipments are the principal factors that affect the market for our residential HVAC products. We anticipate that the replacement market will continue to expand as a large number of previously installed heating and cooling products become outdated or reach the end of their useful lives.

      We sell our manufactured housing products to builders of manufactured housing and, through distributors, to manufactured housing retailers and owners. The majority of our sales to builders of manufactured housing consist of furnaces designed and engineered to meet or exceed certain standards mandated by the U.S. Department of Housing and Urban Development and other federal agencies. These standards differ in several important respects from the standards for furnaces used in site-built residential homes. The aftermarket channel of distribution includes sales of both new and replacement air conditioning units and heat pumps and replacement furnaces. We believe that we have one major competitor in the manufactured housing furnace market, York International Corporation, which markets its products primarily under the “Coleman” name. We compete with most major industry manufacturers in the manufactured housing air conditioning market.

      We sell residential HVAC products for use in site-built homes through independently-owned distributors who sell to HVAC contractors. The site-built residential HVAC market is very competitive. In this market, we compete with, among others, Carrier Corporation (a subsidiary of United Technologies Corporation), Rheem Manufacturing Company, Lennox Industries Inc., The Trane Company (a subsidiary of American Standard Inc.), York International Corporation and Goodman Manufacturing. We compete in both the site-built and manufactured housing markets on the basis of breadth and quality of our product line, distribution, product availability and price. We believe that we compete favorably with respect to these factors, although most of our competitors have greater financial and marketing resources and some competitors may enjoy greater brand awareness than we do.

      We estimate that more than half of our sales of residential HVAC products in 2003 were attributable to the replacement market, which tends to be less cyclical than the new construction market.

Commercial HVAC Products

      We manufacture and sell HVAC systems that are custom-designed to meet customer specifications for commercial offices, manufacturing and educational facilities, hospitals, retail stores and governmental buildings. We design these systems primarily to operate on building rooftops, including large self-contained walk-in units, or on individual floors within a building and to have cooling capacities ranging from 40 to 600 tons. We market our commercial HVAC products under the Governair®, Mammoth®, Temtrol®, Venmar®, Ventrol® and WebcoTM brand names. Also, our subsidiary, Eaton-Williams Group Limited, manufactures and markets custom and standard air conditioning and humidification equipment throughout Western Europe under the Vapac®, Cubit®, Qualitair®, Edenaire®, ColmanTM and ModucelTM brand names.

      The market for commercial HVAC equipment is divided into standard and custom-designed equipment. Standard equipment suppliers generally have a larger share of the overall commercial HVAC market than custom-designed equipment suppliers, including us. Unlike standard equipment, our commercial HVAC equipment can be designed to match a customer’s exact space, capacity and performance requirements. Our packaged rooftop and self-contained walk-in equipment rooms maximize a building’s rentable floor space because this equipment is located outside the building. In addition, the manner of construction and timing of installation of commercial HVAC equipment can often favor custom-designed systems over standard systems. We seek to maintain strong relationships nationwide with design engineers, owners and developers, and the persons who are most likely to value the benefits and long-term cost efficiencies of our custom-designed equipment.

      We estimate that about one-third of our air conditioning and heating product commercial sales in 2003 came from replacement and retrofit activity, which generally benefits from higher profit margins. Also, replacement and retrofit activity is typically less cyclical than new construction activity. We continue to develop product and marketing programs to increase market penetration in the growing replacement and retrofit market.

      We believe that we are among the largest suppliers of custom-designed commercial HVAC products in the United States. Our four largest competitors in the commercial HVAC market are Carrier Corporation, York International, McQuay International (a subsidiary of OYL Corporation), and The Trane Company. We compete primarily on the basis of engineering support, quality, design and construction flexibility and total installed system cost. Although we believe that we compete favorably with respect to some of these factors, most of our competitors have greater financial and marketing resources than we do and they enjoy greater brand awareness. However, we believe that our ability to produce equipment that meets the performance characteristics required by the particular product application provides us with advantages that some of our competitors do not enjoy.

      Nortek, Inc. is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 50 Kennedy Plaza, Providence, Rhode Island 02903, and our telephone number is (401) 751-1600. Our worldwide web address is www.nortek-inc.com. Information contained on our website is not a part of this prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

      On August 27, 2004, THL Buildco, Inc. completed an offering of $625,000,000 in aggregate principal amount of 8 1/2% senior subordinated notes due 2014, which was exempt from registration under the Securities Act of 1933, as amended (referred to in this prospectus as the “Securities Act”). Immediately following the offering of the outstanding notes, we succeeded to all of the obligations of THL Buildco, Inc. as issuer of the outstanding notes and substantially all of our wholly-owned domestic subsidiaries became guarantors of the notes.

      We sold the outstanding notes to UBS Securities LLC, Credit Suisse First Boston LLC, Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Sovereign Securities Corporation, LLC, which are collectively referred to in this prospectus as the “initial purchasers”. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

      In connection with the sale of the outstanding notes, we and the guarantors entered into a registration rights agreement with the initial purchasers, which we refer to in this prospectus as the “registration rights agreement.” Under the terms of that agreement, we and the guarantors agreed to use reasonable best efforts to consummate the exchange offer contemplated by this prospectus. If we and the guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the guarantors will file and cause to become effective a shelf registration statement relating to resales of the outstanding notes. If we do not comply with these obligations, we and the guarantors will be required to pay additional interest to the holders of the outstanding notes, which we refer to in this prospectus as the “holders.” The exchange offer contemplated by this prospectus is intended to satisfy that obligation.

      The following is a brief summary of the material terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	$625,000,000 in aggregate principal amount of 8 1/2% senior subordinated notes due 2014, which have been registered under the Securities Act. We are also hereby offering to exchange the guarantees of the outstanding notes for the guarantees of the exchange notes described herein.

Registration Rights Agreement	Under the registration rights agreement, we and the guarantors are obligated to exchange the outstanding notes for registered notes with terms identical in all material respects to the outstanding notes. The exchange offer contemplated by this prospectus is intended to satisfy that obligation. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

Exchange Offer	The exchange notes are being offered in exchange for a like principal amount of outstanding notes. We will accept any and all outstanding notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on , 2004. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer,

• the exchange notes bear a different CUSIP number than the outstanding notes, and

• the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

See “The Exchange Offer.”

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission, which we refer to as the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business,

• you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and

• you are not an “affiliate” (within the meaning of Rule 405 of the Securities Act) of Nortek, Inc.

Each participating broker-dealer that receives exchange notes for its own account during the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Prospectus delivery requirements are discussed in greater detail in the section captioned “Plan of Distribution.”

Any holder of outstanding notes who:

• is an affiliate of Nortek, Inc.,

• does not acquire exchange notes in the ordinary course of its business, or

• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2004, unless we decide to extend the exchange offer. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. See “The Exchange Offer — Exchange Agent.” You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the applicable letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of business,

• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the provisions of the Securities Act,

• you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Nortek, Inc. or if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act, and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

See “The Exchange Offer” and “Plan of Distribution.”

Effect of Not Tendering in the Exchange Offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes which are not registered in your name, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedure.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will accrue interest from the most recent interest payment date on which interest has been paid on the outstanding notes, or if no interest has been paid, from August 27, 2004. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Material United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer is not a taxable event for U.S. federal income tax purposes. Please read the section of this prospectus captioned “Material United States Federal Income Tax Consequences” for more information on tax considerations of the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer — Exchange Agent.”

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

      The following is a brief summary of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes.”

Issuer	Nortek, Inc.

Securities Offered	$625,000,000 in principal amount of 8 1/2% senior subordinated notes due 2014, which have been registered under the Securities Act. We are also hereby offering to exchange the guarantees of the outstanding notes for the guarantees of the exchange notes described herein.

Interest	The exchange notes will accrue interest at the rate of 8 1/2% per year from the most recent interest payment date on which interest has been paid on the outstanding notes, or if no interest has been paid, from August 27, 2004. Interest on the exchange notes will be payable semi-annually in arrears on each of March 1 and September 1, commencing on March 1, 2005.

Maturity Date	September 1, 2014.

Ranking	The exchange notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior debt, including borrowings under our senior secured credit facility.

As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, we would have had approximately $760.6 million of senior debt, and we would have had an additional approximately $67.4 million available to be borrowed under the revolving portion of our senior secured credit facility. See “Capitalization” and “Unaudited Pro Forma Condensed Consolidated Financial Data.”

Guarantees	Each of our U.S. restricted subsidiaries that guarantee other indebtedness jointly and severally guarantee the exchange notes on a senior subordinated basis. Future direct and indirect U.S. subsidiaries that guarantee other indebtedness, excluding subsidiaries that are designated unrestricted subsidiaries in accordance with the indenture, are required to guarantee the exchange notes.

The guarantees are general unsecured obligations of the guarantors and are subordinated in right of payment to all existing and future senior debt of the guarantors, which includes their guarantees of our senior secured credit facility. See “Description of Outstanding Indebtedness — Senior Secured Credit Facility.”

As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the guarantors would have had approximately $738.5 million of senior debt. See “Capitalization” and “Unaudited Pro Forma Condensed Consolidated Financial Data.”

Optional Redemption	At any time on or after September 1, 2009 we may redeem the exchange notes, in whole or part, at a redemption price equal to 100% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest.

In addition, at any time prior to September 1, 2007 we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of equity offerings at a redemption price equal to 108.5% of the principal amount, plus accrued and unpaid interest.

Change of Control	If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. We might not be able to pay you the required price for exchange notes you present us at the time of a change of control because our senior secured credit facility or other indebtedness may prohibit payment or we might not have enough funds at that time.

Certain Covenants	The indenture that will govern the exchange notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things:

• incur additional indebtedness,

• pay dividends or make other distributions or repurchase or redeem our stock,

• make loans and investments,

• sell assets,

• incur certain liens,

• enter into agreements restricting our subsidiaries’ ability to pay dividends,

• enter into transactions with affiliates, and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions as described under “Description of the Exchange Notes.”

Absence of a Public Market	The exchange notes are freely transferable but will also be a new issue of securities for which there initially will not be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes. However, they are not obligated to do so, and any market-making with respect to the exchange notes may be discontinued at any time without notice. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer.

Risk Factors	See “Risk Factors” beginning on page 12 for a discussion of factors you should carefully consider before deciding to exchange your outstanding notes.

RISK FACTORS

      You should carefully consider the following factors, in addition to other information in this prospectus, before deciding to exchange your outstanding notes for exchange notes.

Risks Related to the Notes

Our substantial debt could negatively impact our business and prevent us from fulfilling our obligations under the notes.

      We have a substantial amount of debt. At July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, we had approximately $1,385.7 million of total debt outstanding and a debt to equity ratio of approximately 3.5 to 1.0. The terms of the notes and our other outstanding debt limit, but do not prohibit, us from incurring additional debt.

      The amount of total debt that we incur could have important consequences to you, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, refinancing indebtedness, or other purposes could be impaired,

•	a substantial portion of our cash flow from operations will be dedicated to paying principal and interest on our debt, thereby reducing funds available for expansion or other purposes,

•	we may be more leveraged than some of our competitors, which may result in a competitive disadvantage,

•	our failure to comply with the restrictions in our financing agreements would have a material adverse effect on us, and

•	our significant amount of debt could make us more vulnerable to changes in general economic conditions or increases in prevailing interest rates.

      We believe that we will need to access the capital markets in the future to raise the funds to repay our debt. We have no assurance that we will be able to complete a refinancing or that we will be able to raise any additional financing, particularly in view of our anticipated high levels of debt and the restrictions under our current debt agreements and the indenture which governs the notes. If we are unable to satisfy or refinance our current debt as it comes due, we may default on our debt obligations. If we default on our debt obligations, virtually all of our other debt, including the notes, could become immediately due and payable.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

      The agreements which govern the terms of our debt, including the indenture, contain covenants that restrict our ability to:

•	incur additional indebtedness,

•	pay dividends or make other distributions or repurchase or redeem our stock,

•	make loans or investments,

•	sell assets,

•	incur certain liens,

•	enter into agreements restricting our subsidiaries’ ability to pay dividends,

•	enter into transactions with affiliates, and

•	consolidate, merge or sell all or substantially all of our assets.

      In addition, we have a senior secured credit facility that contains financial maintenance covenants that apply under certain conditions, and we cannot assure you that such covenants will always be met. See “Description of Outstanding Indebtedness — Senior Secured Credit Facility.” A breach of our covenants under the indenture that will govern the notes or under the senior secured credit facility could result in an event of default under the applicable indebtedness and trigger cross-defaults under other indebtedness. Upon an event of default under the indenture that governs the notes or under our senior secured credit facility, all amounts outstanding under the senior secured credit facility could be declared immediately due and payable. Any such acceleration of maturity of the amounts outstanding under our senior secured credit facility would result in an event of default under the indenture governing the notes and could result in an acceleration of all amounts outstanding under the notes. An event of default under the senior secured credit facility could also terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our senior secured credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of their borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness.

      Our future financing arrangements and future agreements governing the debt of our parent will likely contain similar or more restrictive covenants. As a result of these restrictions, we may be:

•	limited in how we conduct our business,

•	unable to raise additional debt or equity financing to operate during general economic or business downturns, and

•	unable to compete effectively or to take advantage of new business opportunities.

      These restrictions may affect our ability to grow in accordance with our plans.

Your right to receive payments on the notes and the guarantees is subordinated to our and the guarantors’ senior debt.

      Payment on the notes and the guarantees are subordinated in right of payment to all of our and the guarantors’ senior debt, including indebtedness under our senior secured credit facility and the guarantees thereof. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes and the guarantees. In these cases, we may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, holders of senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.

      As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the notes would have been subordinated to $731.0 million of senior debt of the issuer and the guarantees would have been subordinated to approximately $738.5 million of senior debt of the guarantors. As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto and after giving effect to approximately $16.2 million of letters of credit issued under our senior secured credit facility, on or about the issue date $67.4 million would have been available for borrowing as additional senior debt under the revolving portion of our senior secured credit facility. We and the guarantors are permitted to incur additional indebtedness, including senior debt, in the future under the terms of the indenture.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

      Upon the occurrence of a “change of control,” as defined in the indenture, each holder of the notes has the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under our senior secured credit facility. In addition, a change of control may constitute an event of default under our senior secured credit facility. A default under our senior secured credit facility would result in an event of default under the indenture if the lenders accelerate the debt under our senior secured credit facility.

      If a change of control occurs, we may not have enough assets to satisfy all obligations under our senior secured credit facility and the indenture that governs the notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under our senior secured credit facility and the notes or obtain a waiver from the lenders and holders of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Any guarantees of the notes by our subsidiaries may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.

      Under federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, a guarantee of the notes by any guarantor could be voided, if, among other things, at the time the guarantor issued its guarantee, the applicable guarantor:

•	intended to hinder, delay or defraud any present or future creditor, or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	was insolvent or rendered insolvent by reason of such incurrence,

•	was engaged in a business or transaction for which such guarantor’s remaining assets constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets,

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay its debts as they become due.

The notes are not guaranteed by all of our subsidiaries. The claims of creditors of our non-guarantor subsidiaries generally have priority with respect to the assets and earnings of non-guarantor subsidiaries over your claims.

      The notes are not guaranteed by a number of our subsidiaries. No payments are required to be made to us or holders of the notes from the assets of our non-guarantor subsidiaries in respect of the notes. As a result, if we default on our obligations under the notes, you will not have any claims against any of our subsidiaries that do not provide guarantees of the notes. In the event of a bankruptcy, reorganization, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, our non-guarantor subsidiaries would have had approximately $117.3 million of total liabilities outstanding. The notes are effectively subordinated to all such liabilities and are also effectively subordinated to any other indebtedness or obligations, including trade payables, incurred or assumed by such non-guarantor subsidiaries in the future. For the six-month period ended July 3, 2004, the operating earnings of our non-guarantor subsidiaries were approximately $12.9 million, which represented approximately 12.0% of our subsidiary operating earnings.

The notes and guarantees are effectively subordinated to all existing and future secured debt of Nortek and its subsidiaries.

      Amounts borrowed under our senior secured credit facility are secured by liens on the accounts receivable, inventory, intellectual property and other assets of Nortek and its subsidiaries. In addition, the indenture governing the notes and our senior secured credit facility permits Nortek and its subsidiaries to incur additional debt, including secured debt, under certain circumstances. See “Description of the Exchange Notes” and “Description of Outstanding Indebtedness — Senior Secured Credit Facility.” Holders of such secured debt have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other debt. In the event of bankruptcy, liquidation or a reorganization or similar proceeding relating to Nortek or any guarantor, holders of secured debt have a prior claim to the assets that constitute their collateral. At July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, Nortek and its subsidiaries had approximately $744.7 million of secured debt and an additional $67.4 million available for borrowing under its senior secured credit facility after giving effect to approximately $16.2 million of letters of credit issued under our senior secured credit facility on or about the issue date.

We may not have access to the cash flows and other assets of our subsidiaries that may be needed to make payment on the notes.

      Our operations are conducted through our subsidiaries and our ability to make payment on the notes is dependent on the earnings and the distribution of funds to us from our subsidiaries. Foreign government regulations may prevent, delay or require the payment of additional taxes in connection with the repatriation of funds. Other provisions of law, such as those requiring that dividends be paid only out of surplus, will also limit the ability of our subsidiaries to make distributions, loans or other payments to us. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

      Our ability to make scheduled payments on or to refinance our debt obligations depends on our subsidiaries’ financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that our subsidiaries will maintain a level of cash flows from operating activities sufficient to permit us to pay or refinance our indebtedness, including the notes. If our subsidiaries’ cash flows and capital resources are insufficient to fund our debt service obligations, we and our subsidiaries may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our subsidiaries may not be able to consummate those dispositions or to obtain the proceeds which could be realized from them and these proceeds may not be adequate to meet any debt service obligations then due.

There is no public trading market for the notes and your ability to transfer them is limited.

      No active trading market currently exists for the notes. If these securities are traded, they may trade at a discount from the outstanding notes’ initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects, as well as recommendations of securities analysts. The initial purchasers have informed us that they intend to make a market in the notes. They are not obligated to do so, however, and may discontinue such market-making at any time without notice. In addition, any market-making activities will be subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the Exchange Act) and may be limited during the effectiveness of a registration statement relating to the notes. We cannot assure you that an active trading market for the notes will develop, or if one does develop, that it will be sustained.

      In addition, changes in the overall market for high yield securities and changes in our financial performance or prospects or in the prospects for companies in our industry generally may adversely affect the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes.

      All resales must be made in compliance with state securities or “blue sky” laws. Compliance with these laws may require that the exchange notes be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with these requirements.

Risks Related to Our Business

Our business is sensitive to economic cycles and to the availability and pricing of raw materials, and adverse changes in these factors could have a negative impact on our business.

      A significant percentage of our sales of residential and commercial building products is attributable to new residential and nonresidential construction, which are affected by cyclical factors such as interest rates, seasonality, inflation, consumer spending habits and employment. In addition, we are dependent upon raw materials including, among others, steel, copper, packaging material, plastics and aluminum and components that we purchase from third parties. Accordingly, our results of operations and financial condition have in the past been, and may again in the future be, adversely affected by such cyclicality and increases in raw material or component costs or their lack of availability.

If we fail to integrate the businesses we have acquired or will acquire in the future, it could negatively impact our business.

      Historically, we have engaged in a significant number of acquisitions. We will continue to review future acquisition opportunities. We cannot assure you that we will continue to locate and secure acquisition candidates on terms and conditions that are acceptable to us. There are several risks in acquisitions, including:

•	the difficulty and expense that we incur in connection with the acquisition,

•	the difficulty and expense that we incur in the subsequent assimilation of the operations of the acquired company into our operations,

•	adverse accounting consequences of conforming the acquired company’s accounting policies to ours,

•	the difficulty in operating acquired businesses,

•	the diversion of management’s attention from our other business concerns, and

•	the potential loss of key employees previously employed at acquired companies.

      We cannot assure you that any acquisition we may make will be successfully integrated into our on-going operations or that we will achieve our estimated cost savings from the acquisition. If the operations of an acquired business do not meet expectations, we may be required to restructure the acquired business or write-off the value of some or all of the assets of the acquired business.

Because we compete against competitors with substantially greater resources, we face external competitive risks that may negatively impact our business.

      Substantially all of the markets in which we operate are highly competitive and many of our competitors and potential competitors have substantially greater financial and marketing resources than we have. These competitive factors could require us to reduce prices or increase spending on product development, marketing and sales that would adversely affect our operating results.

A significant portion of our workforce is unionized and labor disruptions could adversely affect our business.

      As of July 3, 2004, approximately 13.2% of our workforce was subject to various collective bargaining agreements. Collective bargaining agreements covering approximately 2.5% of our workforce will expire through the end of 2004 and those covering an additional 7.5% will expire through the end of 2005. As these agreements expire, we do not know whether we will be able to negotiate replacement agreements on the same or more favorable terms as the current agreements or at all and without production interruptions, including labor stoppages.

We face risks of litigation and liability claims on environmental, product liability, workers compensation and other matters, the extent of which exposure can be difficult or impossible to estimate and which can negatively impact our business, financial condition and results of operations.

      We are subject to legal proceedings and claims arising out of our businesses that cover a wide range of matters, including environmental matters, contract and employment claims, product liability claims, warranty claims and claims for modification, adjustment or replacement of component parts of units sold. Product liability, environmental and other legal proceedings include those related to businesses or properties we have previously owned or operated. We have used and continue to use various substances in our products and manufacturing operations and we have generated and continue to generate waste which have been or may be deemed to be hazardous or dangerous. As such, our business is subject to and may be materially and adversely affected by compliance obligations and other liabilities under environmental, health and safety laws and regulations to which it is subject. These laws and regulations affect ongoing operations and require capital costs and operating expenses in order to achieve and maintain compliance and, if violated, may result in fines, penalties and other sanctions. These laws and regulations also impose liability, without regard to knowledge or fault, relating to the existence of contamination at or associated with properties used in our current and former operations or those of our predecessors, or at locations to which our current or former operations or those of our predecessors have shipped waste. We cannot be certain that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory agencies, enactment of more stringent laws and regulations, or other unanticipated events will not arise in the future and give rise to material environmental liabilities which could have a material adverse effect on our business, financial condition or results of operations. The extent of our potential liability under environmental, product liability and workers’ compensation statutes, rules, regulations and case law cannot be quantified at this time. Further, due to the lack of adequate information and the potential impact of present and future regulations, there are circumstances where no range of potential exposure can be reasonably estimated.

Our business operations could be significantly disrupted if we lost members of our management team.

      Our success depends to a significant degree upon the continued contributions of our executive officers and key employees and consultants, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate them. The loss of the services of any of our executive officers or key employees and consultants, particularly our chairman and chief executive officer Richard L. Bready and our other executive officers named in “Management — Executive Officers,” could prevent us from executing our business strategy. See “Management.”

A significant equity investor controls us and its interests may not be in line with your interests.

      Thomas H. Lee Equity Fund V, L.P. and its co-investors beneficially own substantially all of the outstanding Class A units and approximately 76% of the outstanding Class B units of the Investors LLC, which is our ultimate parent company, and exercise control over matters requiring approval of our stockholders and board of directors. Thomas H. Lee Equity Fund V, L.P. has the right to designate a majority of the members of our board of directors. In addition, THL Managers V, LLC, an affiliate of Thomas H. Lee Equity Fund V, L.P., provides us with financial advisory and management consulting services. Because of this control, transactions may be pursued that could enhance this equity investment while involving risks to your interests. There can be no assurance that the interests of our controlling equity investor will not conflict with your interests. See “Certain Relationships and Related Transactions.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, words such as “intends,” “plans,” “estimates,” “believes,” “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements. These statements are based on our current plans and expectations as of the date of this prospectus and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, glass and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, and product and warranty liability claims.

      Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to carefully review and consider the various disclosures made by us in our periodic reports filed with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

      This exchange offer is intended to satisfy our and the guarantors’ obligations under the registration rights agreement, dated August 27, 2004, by and among us, the guarantors, and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for the exchange notes, we will receive outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer that are accepted by us and not withdrawn prior to the expiration date of the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

      On August 27, 2004, we issued and sold the outstanding notes. We used the proceeds from the offering of the outstanding notes, borrowings under our senior secured credit facility and the proceeds of an equity investment by affiliates of Thomas H. Lee Partners, L.P. to finance the acquisition, to refinance certain existing notes of Nortek and the former Nortek Holdings and to pay related transaction costs. See “Description of Outstanding Indebtedness.”

      A summary of the approximate sources and uses of funds in connection with the THL Transactions is as follows (in millions):

Sources:
Term loan facility	$700.0
Proceeds from the issuance of 8 1/2% senior subordinated notes due 2014	625.0
Sponsor and co-investor cash equity investment(1)	361.8
Cash from the former Nortek Holdings	153.3

$1,840.1

Uses:
Purchase price paid to selling stockholders and redemption of stock options	$816.3
Repayment of existing debt, including interest and redemption premiums	925.5
Other transaction fees and expenses	98.3

$1,840.1

(1)	Excludes approximately $111.8 million of equity in the former Nortek Holdings that Nortek management reinvested into Investors LLC and a deferred compensation plan of Nortek Holdings.

CAPITALIZATION

      The following table shows the capitalization of the former Nortek Holdings as of July 3, 2004 on an actual basis, and Nortek on a pro forma basis to reflect the THL Transactions and on an as adjusted basis to reflect the exchange of the exchange notes for the outstanding notes. The actual amounts in the capitalization table presented below reflect the financial information of the former Nortek Holdings for the periods presented. The former Nortek Holdings was merged with and into Nortek in connection with the THL Transactions and is therefore the predecessor company to the current Nortek.

      You should read this table in conjunction with our unaudited and audited consolidated financial statements and the related notes thereto included in this prospectus.

	July 3, 2004

	Actual
	Nortek	Pro Forma	As Adjusted
	Holdings	Nortek	Nortek

	(Dollars in millions)
Cash and cash equivalents(1):	$136.2	$15.5 (2)	$15.5 (2)

Short-term debt:
Short-term obligations	$6.2	$6.2	$6.2
Current maturities of long-term debt	7.2	14.2	14.2

Total short-term debt	$13.4	$20.4	$20.4

Long-term debt:
Nortek Senior Secured Credit Facility — revolving loan(3)	$—	$16.4	$16.4
Nortek Senior Secured Credit Facility — term loan	—	693.0	693.0
Currently outstanding 8 1/2% Senior Subordinated Notes due 2014	—	625.0	—
Exchange 8 1/2% Senior Subordinated Notes due 2014	—	—	625.0
Existing Nortek Senior Secured Credit Facility	—	—	—
Notes, mortgage notes and obligations	20.9	20.9	20.9
9 7/8% Senior Subordinated Notes due 2011	250.0	10.0	10.0
Premium on 9 7/8% Senior Subordinated Notes due 2011	0.5	—	—
Senior Floating Rate Notes due 2010	200.0	—	—
10% Senior Discount Notes	370.5	—	—

Total long-term debt	841.9	1,365.3	1,365.3

Stockholders’ investment:
Preferred Stock	8.1	—	—
Common Stock	0.4	—	—
Additional paid-in capital	177.5	401.4	401.4
Retained earnings	87.0	—	—
Accumulated other comprehensive income	15.7	—	—

Total stockholders’ investment	288.7	401.4	401.4

Total capitalization	$1,130.6	$1,766.7	$1,766.7

(1)	Includes $8.5 million of restricted cash.

(2)	Reflects an assumed reduction of $125.7 million in connection with the THL Transactions. Approximately $153.3 million of available existing cash as of August 27, 2004 was used in connection with the THL Transactions. See “Use of Proceeds.”

(3)	The total revolving loan availability under our senior secured credit facility totals $100.0 million. No borrowings were actually drawn under our senior secured credit facility revolving loan in connection with the THL Transactions. Prior to the THL Transactions, we used $16.2 million of availability under our senior secured credit facility in connection with outstanding letters of credit. See “Description of Outstanding Indebtedness — Senior Secured Credit Facility.”

THE THL TRANSACTIONS

      On July 15, 2004, THL Buildco Holdings, Inc. (referred to in this prospectus as “THL Buildco Holdings”) and THL Buildco, Inc. (referred to in this prospectus as “THL Buildco”), newly formed Delaware corporations affiliated with Thomas H. Lee Partners L.P., entered into a stock purchase agreement with the owners of Nortek Holdings, Inc., our former parent company (referred to in this prospectus as “the former Nortek Holdings”) including affiliates of Kelso & Company, L.P., which we refer to in this prospectus as “Kelso”, and certain members of our management, pursuant to which THL Buildco agreed to purchase all the outstanding capital stock of the former Nortek Holdings. Prior to the completion of the THL Transactions, Nortek, Inc. was a wholly-owned direct subsidiary of the former Nortek Holdings and THL Buildco was a wholly-owned direct subsidiary of THL Buildco Holdings.

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the stock purchase agreement in a transaction valued at approximately $1.75 billion. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings, with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek, Inc. with Nortek, Inc. continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc. (referred to in this prospectus as “Nortek Holdings”). Nortek Holdings is wholly-owned by THL-Nortek Investors, LLC, a Delaware limited liability company (referred to in this prospectus as “Investors LLC”). For more information on the ownership of Investors LLC, see “Security Ownership of Certain Beneficial Owners and Management.”

      In connection with the THL Transactions, the former Nortek Holdings and Nortek purchased for cash through a tender offer or redeemed for cash pursuant to the applicable indenture governing such notes all of the former Nortek Holdings’ 10% senior discount notes due 2011 and Nortek’s outstanding senior floating rate notes due 2010. In addition, Nortek purchased for cash through a tender offer approximately 96% of the aggregate principal amount of its 9 7/8% senior subordinated notes due 2011. Because the indenture governing the 9 7/8% senior subordinated notes due 2011 does not allow for redemption, after completion of the tender offer on August 27, 2004, approximately $10.0 million in aggregate principal of such notes remained outstanding. See “Description of Outstanding Indebtedness — Non-Tendered 9 7/8% Senior Subordinated Notes.”

      In connection with the THL Transactions, on August 27, 2004, Nortek entered into a senior secured credit facility providing for aggregate borrowings of up to $800 million consisting of a term loan of $700 million and a revolving credit facility of $100 million. For more information, see “Description of Outstanding Indebtedness — Senior Secured Credit Facility.”

      To partially finance the purchase price of the THL Transactions, affiliates of Thomas H. Lee Partners, L.P. invested approximately $361.8 million and certain members of our senior management made a roll-over investment of approximately $111.8 million. These funds, together with approximately $153.3 million of cash of the former Nortek Holdings, the proceeds of the term loan under the senior secured credit facility and the proceeds of the sale of the outstanding notes, were used to finance the THL Transactions, to refinance certain existing notes of Nortek and the former Nortek Holdings and to pay related transaction costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      On July 15, 2004, THL Buildco Holdings and THL Buildco, newly formed Delaware corporations affiliated with Thomas H. Lee Partners L.P., entered into a stock purchase agreement with the stockholders of the former Nortek Holdings, including affiliates of Kelso and certain members of our management, pursuant to which THL Buildco agreed to purchase all the outstanding capital stock of the former Nortek Holdings. Prior to the completion of this acquisition and the related mergers described below, we were a wholly-owned direct subsidiary of the former Nortek Holdings and THL Buildco was a wholly-owned direct subsidiary of THL Buildco Holdings.

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the stock purchase agreement. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings and subsequently the former Nortek Holdings was merged with and into Nortek, with Nortek continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc. (referred to herein as “Nortek Holdings”). As a result of these mergers, the former Nortek Holdings became the predecessor company to Nortek. Accordingly, the selected historical consolidated financial information presented below reflects the consolidated financial information of the former Nortek Holdings for all periods presented.

      On February 12, 2004, Nortek sold the capital stock of its wholly-owned subsidiary, Ply Gem Industries, Inc. (“Ply Gem”) for net cash proceeds of approximately $506.7 million after excluding approximately $21.4 million of proceeds provided to fund liabilities of Ply Gem indemnified by Nortek and recorded a net after-tax gain of approximately $72.3 million in the first quarter of 2004. The former Nortek Holdings treated the sale of Ply Gem as a discontinued operation and, accordingly, the results of Ply Gem were excluded from continuing operations in the statements of operations and the assets and liabilities of Ply Gem were reflected as assets and liabilities from discontinued operations in the consolidated balance sheets in the former Nortek Holdings’ consolidated financial statements included elsewhere herein. Accordingly, the selected historical consolidated financial data presented below reflects Ply Gem as a discontinued operation for all periods presented.

      On November 20, 2002, Nortek engaged in a reorganization transaction pursuant to which each outstanding share of capital stock of Nortek was converted into an identical share of capital stock of the former Nortek Holdings with Nortek becoming a wholly owned subsidiary of the former Nortek Holdings. On January 9, 2003, the former Nortek Holdings completed a recapitalization transaction, which resulted in the acquisition of the former Nortek Holdings by certain affiliates and designees of Kelso and certain members of Holdings and Nortek management (the “2003 Recapitalization”). Beginning on January 9, 2003, the former Nortek Holdings accounted for the 2003 Recapitalization as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), which resulted in a new valuation for the assets and liabilities of the former Nortek Holdings based upon their fair values as of the date of the 2003 Recapitalization (the “Purchase Accounting”). Accordingly, the selected historical consolidated financial data presented below includes the results of operations for the pre-2003 Recapitalization periods prior to January 10, 2003 and the post-2003 Recapitalization period subsequent to January 9, 2003. The Purchase Accounting was finalized by the former Nortek Holdings in the fourth quarter of 2003.

      As the predecessor company to Nortek, the former Nortek Holdings’ selected historical consolidated financial data for the periods indicated during the five years ended December 31, 2003 is summarized in the following table. The selected historical consolidated data for the periods from January 1, 2001 to December 31, 2001, January 1, 2002 to December 31, 2002, January 1, 2003 to January 9, 2003 and January 10, 2003 to December 31, 2003 have been derived from the former Nortek Holdings’ consolidated financial statements, which were audited by Ernst & Young LLP, independent auditors and included elsewhere herein. The selected historical consolidated financial data for the periods from January 1, 1999 to December 31, 1999 and January 1, 2000 to December 31, 2000 have been derived from the former Nortek Holdings’ consolidated financial statements, as restated on an unaudited basis to reflect Ply Gem as a discontinued operation. The summary consolidated historical financial data for the periods from January 10, 2003 to July 5, 2003 and six months ended July 3, 2004 have been derived from the unaudited condensed consolidated financial statements of the former Nortek Holdings, which reflect, in the opinion of the former Nortek Holdings, all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented.

      The results of operations for the periods from January 1, 2003 to January 9, 2003 and January 10, 2003 to July 5, 2003, and the six months ended July 3, 2004, are not necessarily indicative of the results of operations to be expected for any other interim period or the full year.

      The selected historical consolidated financial data should be read in conjunction with the unaudited and audited consolidated financial statements and the notes thereto included in the registration statement of which this prospectus forms a part and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Capitalization” and “Unaudited Pro Forma Condensed Consolidated Financial Data” included elsewhere herein.

	For the Periods

	Post-2003 Recapitalization			Pre-2003 Recapitalization

	Jan. 1, 2004-	Jan. 10, 2003-	Jan. 10, 2003-	Jan. 1, 2003-	Jan. 1, 2002-	Jan. 1, 2001-	Jan. 1, 2000-	Jan. 1, 1999-
	July 3, 2004	July 5, 2003	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001	Dec. 31, 2000	Dec. 31, 1999

	(In millions except ratios)
Consolidated
Summary of Operations(1)(2):
Net sales	$855.8	$726.1	$1,490.1	$24.9	$1,384.1	$1,293.8	$1,297.4	$1,180.2
Operating earnings (loss)	88.1	78.4	159.5	(81.8)	119.6	109.7	140.2	138.3
Earnings (loss) from continuing operations	19.6	29.5	62.0	(60.9)	43.6	32.8	58.3	56.4
Earnings (loss) from discontinued operations	67.4	1.9	12.2	(1.0)	18.9	(24.8)	(16.7)	(7.1)
Net earnings (loss)	87.0	31.4	74.2	(61.9)	62.5	8.0	41.6	49.3
Financial Position(1)(2):
Unrestricted cash, investments and marketable securities	$132.7	$116.0	$194.1	$283.6	$294.8	$255.6	$138.5	$111.4
Working capital	314.2	720.4	686.4	711.6	813.3	742.3	727.9	723.5
Total assets	1,654.7	2,094.3	2,100.0	1,781.2	1,830.8	1,819.9	1,836.8	1,791.4
Total debt — Current	13.4	7.5	15.3	4.4	5.5	10.0	20.5	12.9
Long-term	841.9	970.4	1,324.6	953.7	953.8	959.7	919.4	918.2
Current ratio	1.9:1	2.7:1	2.6:1	2.7:1	3.0:1	2.6:1	2.4:1	2.4:1
Debt to equity ratio	3.0:1	2.0:1	6.7:1	6.1:1	3.0:1	3.6:1	3.3:1	3.6:1
Depreciation and amortization expense including non-cash interest	38.2	20.0	38.3	0.8	39.2	40.7	36.1	35.1
Amortization of goodwill included in depreciation and amortization expense	—	—	—	—	—	8.7	8.8	8.2
Capital expenditures	9.6	7.2	24.7	0.2	19.1	27.1	29.7	21.8

	For the Periods

	Post-2003 Recapitalization						Pre-2003 Recapitalization

	Jan. 1, 2004-		Jan. 10, 2003-		Jan. 10, 2003-		Jan. 1, 2003-	Jan. 1, 2002-		Jan. 1, 2001-		Jan. 1, 2000-		Jan. 1, 1999-
	July 3, 2004		July 5, 2003		Dec. 31, 2003		Jan. 9, 2003	Dec. 31, 2002		Dec. 31, 2001		Dec. 31, 2000		Dec. 31, 1999

	(In millions except ratios)
Stockholders’ investment(3)	288.7		488.3		200.2		272.1	317.5		271.3		282.2		259.8
Ratio of earnings to fixed charges(4)	1.7	x	2.6	x	2.7	x	—	2.3	x	2.1	x	2.9	x	2.9x

(1)	See Notes 1, 2, 3, 10 and 11 to the Notes to the Consolidated Financial Statements and Notes A, B, E, H and I to the Notes to the Unaudited Condensed Consolidated Financial Statements of Nortek Holdings, Inc. and Subsidiaries included elsewhere in this prospectus for additional information with respect to the 2003 Recapitalization, other acquisitions and discontinued operations.

(2)	See Notes 6 and 16 to the Notes to the Consolidated Financial Statements and Note D of the Notes to the Unaudited Condensed Consolidated Financial Statements of Nortek Holdings, Inc. and Subsidiaries and the information contained in “Capitalization” included elsewhere in this prospectus for additional information related to certain debt offerings and redemptions completed in late 2003 and 2004 by the former Nortek Holdings and Nortek, including the outstanding notes and exchange notes described in this prospectus.

(3)	See Notes 1 and 7 to the Notes to the Consolidated Financial Statements of Nortek Holdings, Inc. and Subsidiaries included elsewhere in this prospectus for a discussion of dividends paid to common stockholders and other distributions made to certain stock option holders from the net proceeds received in connection with the sale of the outstanding notes.

(4)	For purposes of calculating this ratio, “earnings” consist of earnings from continuing operations before provision for income taxes and fixed charges. “Fixed charges” consist of interest expense and the estimated interest portion of rental payments on operating leases. Such earnings were insufficient to cover fixed charges by approximately $81.6 million for the period from January 1, 2003 to January 9, 2003.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

      In connection with the THL Transactions, THL Buildco merged with and into the former Nortek Holdings, with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings then merged with and into Nortek, with Nortek continuing as the surviving corporation. As a result of these mergers, Nortek succeeded to the rights and obligations of the former Nortek Holdings.

      Presented below is unaudited pro forma condensed consolidated financial data for Nortek as the surviving corporation of the mergers described above. Because Nortek succeeded to the rights and obligations of the former Nortek Holdings as a result of these mergers the following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to the former Nortek Holdings historical consolidated financial statements included herein. The unaudited pro forma condensed consolidated balance sheet data presented below gives effect to the THL Transactions and the other related transactions described in this prospectus, including the offering of the notes and the other financing transactions described in this prospectus, as if they had all occurred on July 3, 2004. The unaudited pro forma condensed consolidated statements of operations data for the periods presented gives effect to these transactions and the elimination of the 2003 Recapitalization, as if they had all occurred on January 1, 2003. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the following unaudited pro forma condensed consolidated financial statements.

      The pro forma adjustments related to the purchase price allocation and financing of the THL Transactions are preliminary and based on information obtained to date, and are subject to revision as additional information becomes available. The actual purchase accounting adjustments described in the accompanying notes will be made as of the closing date of the THL Transactions, which was August 27, 2004, and may differ from those reflected in the following unaudited pro forma condensed consolidated financial statements. Revisions to the preliminary purchase price allocation and financing of the THL Transactions may have a significant impact on the pro forma amounts of total assets, total liabilities, stockholder’s investment, cost of sales, selling, general and administrative expenses, depreciation and amortization and interest expense.

      The unaudited pro forma adjustments are based upon available information and certain assumptions that Nortek management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial data should not be considered indicative of actual results that would have been achieved had the 2003 Recapitalization and the THL Transactions and other related transactions been consummated on the dates indicated and does not purport to indicate consolidated balance sheet data or results of operations as of any future date or future period.

      The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “The THL Transactions,” “Use of Proceeds” and “Capitalization” included elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of July 3, 2004

	Historical
	Former
	Nortek	Pro Forma		Pro Forma
	Holdings, Inc.	Adjustments		Nortek, Inc.

	(Dollars in millions)
ASSETS
Current Assets:
Unrestricted:
Cash and cash equivalents	$127.7	$(120.7	)(a)	$7.0
Marketable securities available for sale	5.0	(5.0	)(b)	—
Restricted:
Cash and marketable securities	8.5	—		8.5
Accounts receivable	263.2	—		263.2
Inventories, net	202.0	7.8	(c)	209.8
Prepaid expenses	11.5	(0.1	)(d)	11.4
Other current assets	16.7	(0.3	)(e)	16.4
Prepaid income taxes	20.7	113.4	(f)	134.1

Total current assets	655.3	(5.0)		650.3
Property, plant and equipment, net	190.2	—		190.2
Goodwill	686.9	628.6	(g)	1,315.5
Intangible assets	89.1	—		89.1
Deferred debt expense	16.0	24.9	(h)	40.9
Other assets	17.2	(9.1	)(i)	8.1

Total assets	$1,654.7	$639.4		$2,294.1

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short term obligations	$6.2	$—		$6.2
Current maturities of long-term debt	7.2	7.0	(j)	14.2
Accounts payable	159.7	—		159.7
Accrued expenses and taxes, net	168.0	(2.9	)(k)	165.1

Total current liabilities	341.1	4.1		345.2
Deferred income taxes	32.6	—		32.6
Other long-term liabilities	150.4	(0.8	)(l)	149.6
Notes, mortgages, capital leases and obligations payable less current maturities	841.9	523.4	(m)	1,365.3
Stockholders’ investment	288.7	112.7	(n)	401.4

Total liabilities and stockholders’ investment	$1,654.7	$639.4		$2,294.1

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

July 3, 2004
Pro Forma
Adjustments

(Dollars in
millions)
ADJUSTMENTS RELATED TO THE THL TRANSACTIONS:
(a) Cash and cash equivalents
Former Nortek Holdings, Inc. cash used to consummate transaction	$(120.7)

(b) Marketable securities available for sale
Former Nortek Holdings, Inc. marketable securities used to consummate transaction	$(5.0)

(c) Inventories, net
Inventory fair value adjustment	$7.8

(d) Prepaid expenses
Elimination of certain contractual management compensation arrangements	$(0.1)

(e) Other current assets
Elimination of certain contractual management compensation arrangements	$(0.3)

(f) Prepaid income taxes
Deferred tax consequences of purchase accounting adjustments related to current assets and liabilities	$113.4

(g) Goodwill
Excess of fair value over net assets acquired	$628.6

(h) Deferred debt expense
Elimination of prior deferred financing costs related to debt redeemed and a terminated senior secured credit facility	$(16.0)
Financing costs related to the sale of the notes and the new senior secured credit facility	40.9

$24.9

(i) Other assets
Elimination of certain contractual management compensation arrangements	$(9.1)

(j) Current maturities of long term debt
Current portion of borrowings under the new senior secured credit facility	$7.0

(k) Accrued expenses and taxes, net
Payment of accrued interest expense upon debt redemption	$(1.1)
Loss on termination and modification of employee benefits	0.9
Elimination of certain contractual management compensation arrangements	(2.7)

$(2.9)

(l) Other long-term liabilities
Elimination of certain contractual management compensation arrangements	$(0.8)

(m) Notes, mortgages and obligations payable, less current maturities
Sale of the notes	$625.0
Borrowings under term loan of the new senior secured credit facility	693.0
Borrowings under revolver of the new senior secured credit facility	16.4
Elimination of principal and debt premium related to debt redemptions	(811.0)

$523.4

July 3, 2004
Pro Forma
Adjustments

(Dollars in
millions)
(n) Stockholders’ Investment
Purchase of Series B preference stock	$(8.1)
Purchase of Class A common stock	(0.4)
Effect of payment for cancellation of stock options, net	(75.4)
Loss from fees and expenses of Nortek	(25.6)
Loss from redemption premiums and elimination of prior deferred financing costs related to debt redemption, net of tax	(77.4)
Loss from retention and severance payments to certain executive officers	(2.4)
Loss from elimination of certain contractual management compensation arrangements	(6.2)
Loss on termination and modification of employee benefits	(0.5)
Impact due to transaction being accounted for as a purchase	308.7

$112.7

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended July 3, 2004

	Historical
	Former		Transaction
	Nortek		Pro Forma		Pro Forma
	Holdings, Inc.		Adjustments		Nortek, Inc.

	(Dollars in millions)
Net sales	$855.8		$—		$855.8
Cost and expenses:
Cost of products sold	605.1		—	(a)	605.1
Selling, general and administrative expense	155.8		(2.5	)(b)	153.3
Amortization of intangible assets	6.8		—	(c)	6.8

	767.7		(2.5)		765.2

Operating earnings	88.1		2.5		90.6
Interest expense	(44.0)		(1.0	)(d)	(45.0)
Loss on debt redemption	(12.0)		12.0	(e)	—
Investment income	1.3		(0.8	)(f)	0.5

Earnings from continuing operations before provision for income taxes	33.4		12.7		46.1
Provision for income taxes	13.8		4.4	(g)	18.2

Earnings from continuing operations	$19.6		$8.3		$27.9

Ratio of earnings to fixed charges(m)	1.7	x			2.0	x

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

Historical	Historical
Former	Former
Nortek	Nortek
Holdings, Inc.	Holdings, Inc.
for the	for the	2003
Period from	Period from	Recapitalization	Transaction
Jan. 1, 2003 to	Jan. 10, 2003 to	Pro Forma	Pro Forma	Pro Forma
Jan. 9, 2003	Dec. 31, 2003	Adjustments	Subtotal	Adjustments	Nortek, Inc.

(Dollars in millions)
Net sales	$24.9	$1,490.1	$—	$1,515.0	$—	$1,515.0
Cost and expenses:
Cost of products sold	18.6	1,060.0	(0.1	)(h)	1,078.5	4.5	(a)	1,083.0
Selling, general and administrative expense	88.0	261.6	(82.7	)(i)	266.9	(4.2	)(b)	262.7
Amortization of intangible assets	0.1	9.1	0.2	(j)	9.4	4.0	(c)	13.4

106.7	1,330.7	(82.6)	1,354.8	4.3	1,359.1

Operating earnings (loss)	(81.8)	159.4	82.6	160.2	(4.3)	155.9
Interest expense	(1.0)	(57.6)	0.1	(k)	(58.5)	(33.9	)(d)	(92.4)
Investment income	0.1	1.5	—	1.6	(1.5	)(f)	0.1

Earnings (loss) from continuing operations before provision (benefit) for income taxes	(82.7)	103.3	82.7	103.3	(39.7)	63.6
Provision (benefit) for income taxes	(21.8)	41.3	22.2	(l)	41.7	(14.0	)(g)	27.7

Earnings (loss) from continuing operations	$(60.9)	$62.0	$60.5	$61.6	$(25.7)	$35.9

Ratio of earnings to fixed charges(m)	—	2.7	x	1.7	x

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended July 5, 2003

Historical	Historical
Former	Former
Nortek	Nortek
Holdings, Inc.	Holdings, Inc.
for the	for the	2003
Period from	Period from	Recapitalization	Transaction
Jan. 1, 2003 to	Jan. 10, 2003 to	Pro Forma	Pro Forma	Pro Forma
Jan. 9, 2003	July 5, 2003	Adjustments	Subtotal	Adjustments	Nortek, Inc.

(Dollars in millions)
Net sales	$24.9	$726.1	$—	$751.0	$—	$751.0
Cost and expenses:
Cost of products sold	18.6	520.4	(0.1	)(h)	538.9	3.0	(a)	541.9
Selling, general and administrative expense	88.0	123.5	(82.7	)(i)	128.8	(1.2	)(b)	127.6
Amortization of intangible assets	0.1	3.8	0.2	(j)	4.1	2.7	(c)	6.8

106.7	647.7	(82.6)	671.8	4.5	676.3

Operating earnings (loss)	(81.8)	78.4	82.6	79.2	(4.5)	74.7
Interest expense	(1.0)	(29.4)	0.1	(k)	(30.3)	(16.8	)(d)	(47.1)
Investment income	0.1	0.6	—	0.7	(0.7	)(f)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	(82.7)	49.6	82.7	49.6	(22.0)	27.6
Provision (benefit) for income taxes	(21.8)	20.1	22.2	(l)	20.5	(7.9	)(g)	12.6

Earnings (loss) from continuing operations	$(60.9)	$29.5	$60.5	$29.1	$(14.1)	$15.0

Ratio of earnings to fixed charges(m)	—	2.6	x	1.6	x

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months		Six Months
	Ended	Year Ended	Ended
	July 3, 2004	Dec. 31, 2003	July 5, 2003
	Pro Forma	Pro Forma	Pro Forma
	Adjustments	Adjustments	Adjustments

	(Dollars in millions)
ADJUSTMENTS RELATED TO THE TRANSACTION:
(a) Cost of products sold
Amortization of inventory fair value adjustment	$—	$0.7	$0.7
Change in depreciation expense related to property, plant and equipment fair value adjustment and changes in lives	—	3.8	2.3

	$—	$4.5	$3.0

(b) Selling, general and administrative expense
Elimination of certain contractual management compensation arrangements	$(2.8)	$(4.7)	$(1.5)
Additional contractual management fees	0.3	0.5	0.3

	$(2.5)	$(4.2)	$(1.2)

(c) Amortization of intangible assets
Change in amortization expense related to intangible asset fair value adjustment and changes in lives	$—	$4.0	$2.7

(d) Interest expense
Interest expense of notes issued in this offering	$27.5	$55.1	$27.5
Interest expense of new senior secured credit facility	16.3	33.0	16.6
Deferred financing costs of a bridge facility	—	2.2	2.2
Reduction in interest expense for debt redemptions	(42.8)	(56.4)	(29.5)

	$1.0	$33.9	$16.8

(e) Loss on debt redemption
Elimination of loss on prior debt redemption	$12.0	$—	$—

(f) Investment income
Reduction in investment income related to a reduction in cash, cash equivalents and marketable securities to fund the Acquisition and related transactions	$(0.8)	$(1.5)	$(0.7)

(g) Provision (benefit) for income taxes
Amortization of inventory fair value adjustment	$—	$(0.3)	$(0.3)
Change in depreciation expense	—	(1.4)	(0.9)
Elimination of certain contractual management compensation arrangements	1.0	1.8	0.6
Additional contractual management fees	(0.1)	(0.2)	(0.1)
Change in intangible amortization expense	—	(1.5)	(1.0)
Changes in interest expense	(0.3)	(11.9)	(5.9)
Elimination of loss on prior debt redemption	4.1	—	—
Reduction in investment income	(0.3)	(0.5)	(0.3)

	$4.4	$(14.0)	$(7.9)

	Six Months		Six Months
	Ended	Year Ended	Ended
	July 3, 2004	December 31, 2003	July 5, 2003
	Pro Forma	Pro Forma	Pro Forma
	Adjustments	Adjustments	Adjustments

	(Dollars in millions)
ADJUSTMENTS RELATED TO THE 2003 RECAPITALIZATION:
(h) Cost of products sold
Amortization of inventory fair value adjustment	$—	$(0.1)	$(0.1)

(i) Selling, general and administrative expense
Elimination of expenses of a supplemental executive retirement plan (“SERP”)	$—	$(0.4)	$(0.4)
Elimination of a life insurance policy to partially fund expenses related to a SERP	—	0.2	0.2
Curtailment loss related to the termination of a SERP	—	(70.1)	(70.1)
Management retention payments	—	(0.4)	(0.4)
Insurance costs of 2003 Recapitalization	—	(1.2)	(1.2)
Expenses of Nortek related to the consummation of the 2003 Recapitalization	—	(10.8)	(10.8)

	$—	$(82.7)	$(82.7)

(j) Amortization of intangible assets
Change in amortization of intangible assets related to intangible asset fair value adjustment and changes in lives	$—	$0.2	$0.2

(k) Interest expense
Change in interest expense related to fair value adjustments to debt	$—	$(0.1)	$(0.1)

(l) Provision (benefit) for income taxes
Elimination of expenses of a SERP	$—	$0.1	$0.1
Change in interest expense	—	0.1	0.1
Curtailment loss related to the termination of a SERP	—	21.3	21.3
Management retention payments	—	0.1	0.1
Insurance costs of 2003 Recapitalization	—	0.4	0.4
Expenses of Nortek related to the consummation of the 2003 Recapitalization	—	0.2	0.2

	$—	$22.2	$22.2

RATIO OF EARNINGS TO FIXED CHARGES:
(m) Ratio of Earnings to Fixed Charges

      For purposes of calculating this ratio, “earnings” consist of earnings from continuing operations before provision for income taxes and fixed charges. “Fixed charges” consist of interest expense and the estimated interest portion of rental payments on operating leases. Such earnings were insufficient to cover fixed charges by approximately $81.6 million for the historical results for the period from January 1, 2003 to January 9, 2003.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

      Nortek, Inc. and its continuing wholly-owned subsidiaries (which we refer to in this section, individually and collectively, as the “Company” or “Nortek”) are diversified manufacturers of residential and commercial building products, operating within two principal segments: the Residential Building Products Segment and the Air Conditioning and Heating Products Segment. Through these principal segments, the Company manufactures and sells, primarily in the United States, Canada and Europe, a wide variety of products for the residential and commercial construction, manufactured housing, and the do-it-yourself, or DIY, and professional remodeling and renovation markets. Such terms as “Company” and “Nortek” are used for convenience only and are not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

      The Residential Building Products Segment manufactures and distributes built-in products primarily for the residential new construction and DIY and professional remodeling and renovation markets. The principal products sold by the segment include:

•	kitchen range hoods,

•	built-in exhaust fans (such as bath fans and fan, heater and light combination units),

•	indoor air quality products,

•	bath cabinets,

•	door chimes,

•	radio intercoms,

•	central vacuum systems,

•	surround sound systems, and

•	multi-room audio and video distribution equipment.

      The Air Conditioning and Heating Products Segment manufactures and sells heating, ventilating and air conditioning systems (“HVAC”) for site-built residential and manufactured housing structures, custom-designed commercial applications and standard light commercial products.

      On July 15, 2004, THL Buildco Holdings and THL Buildco, newly formed Delaware corporations affiliated with Thomas H. Lee Partners L.P., entered into a stock purchase agreement with the owners of Nortek Holdings, Inc., our former parent company including affiliates of Kelso and certain members of our management, pursuant to which THL Buildco agreed to purchase all the outstanding capital stock of the former Nortek Holdings. Prior to the THL Transactions Nortek, Inc. was a wholly-owned direct subsidiary of the former Nortek Holdings and THL Buildco was a wholly-owned direct subsidiary of THL Buildco Holdings.

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the Stock Purchase Agreement, dated July 15, 2004. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings, with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek, Inc. with Nortek, Inc. continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc. In connection with the acquisition, members of Nortek management reinvested a portion of their equity interest in the former Nortek Holdings for an equity interest in Investors LLC, a Delaware limited liability company and the ultimate parent entity of Nortek, Inc., and interests in a deferred compensation plan established by Nortek Holdings. The Company expects to account for the THL Transactions as a purchase in accordance with SFAS No. 141 and the push down accounting rules and regulations. (See Note N of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      On March 9, 2004, the Company, through its wholly-owned indirect subsidiary, Linear LLC (“Linear”), acquired OmniMount Systems, Inc. (“OmniMount”). OmniMount is located in Phoenix, AZ and manufactures and designs speaker mountings and other products to maximize the home theater experience. On December 15, 2003, the Company, through Linear, acquired all of the capital stock of Operator Specialty Company, Inc. (“OSCO”). OSCO is located in Casnovia, MI and manufactures and sells gate operators and door openers. On July 11, 2003, the Company, through Linear, acquired SpeakerCraft, Inc. (“SPC”). SPC is located in Riverside, CA and manufactures and sells in-wall and in-ceiling speakers, amplifiers and subwoofers. On January 17, 2003, the Company, through Linear, acquired Elan Home Systems L.L.C. (“Elan”). Elan is located in Lexington, KY and manufactures and sells home automation and audio video distribution equipment. These acquisitions have been accounted for under the purchase method of accounting and are included in the Company’s Residential Building Products Segment. Accordingly, the results of OmniMount, OSCO, SPC and Elan are included in the Company’s consolidated results since the date of their acquisition. (See “— Liquidity and Capital Resources” and Note 3 of the Notes to the Consolidated Financial Statements and Notes E and I of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein).

      On February 12, 2004, the Company’s wholly-owned subsidiary, WDS, LLC, sold all of the capital stock of Ply Gem; on April 2, 2002, Ply Gem sold the capital stock of its subsidiary Hoover Treated Wood Products, Inc. (“Hoover”); on November 22, 2002, Ply Gem sold the capital stock of its subsidiary Richwood Building Products, Inc. (“Richwood”); and on September 21, 2001, Ply Gem sold the capital stock of its subsidiaries Peachtree Doors and Windows, Inc. (“Peachtree”) and SNE Enterprises, Inc. (“SNE”). The results of operations of the operating subsidiaries of Ply Gem, with the exception of Hoover, comprised the Company’s entire Windows, Doors and Siding Products (“WDS”) reporting segment while Hoover and the corporate expenses of Ply Gem were previously included in Unallocated Other, net in the Company’s segment reporting. The results of Ply Gem, Hoover, Richwood, Peachtree and SNE have been excluded from earnings from continuing operations and are classified separately as discontinued operations for all periods presented. Accordingly, for purposes of this presentation of Management’s Discussion and Analysis of Financial Condition and Results of Operations, all discussion relates to the results from continuing operations. (See Notes 1, 10 and 11 of the Notes to the Consolidated Financial Statements and Notes A, H and I of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      On November 20, 2002, the Company was reorganized into a holding company structure and each outstanding share of capital stock of the Company was converted into an identical share of capital stock of the former Nortek Holdings, a Delaware corporation formed in 2002, with former Nortek Holdings becoming the successor public company and the Company becoming a wholly-owned subsidiary of the former Nortek Holdings (the “Nortek Holdings Reorganization”). On January 9, 2003, former Nortek Holdings completed a recapitalization transaction, which resulted in the acquisition of the former Nortek Holdings by certain affiliates and designees of Kelso and certain members of the Company’s management (the “2003 Recapitalization”). (See “— Liquidity and Capital Resources” and Notes 1, 2 and 7 of the Notes to the Consolidated Financial Statements and Notes A and B of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

Critical Accounting Policies

      The Company’s discussion and analysis of its financial condition and results of operations are based upon the Company’s Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. (See the Notes to the Consolidated Financial Statements included elsewhere herein.) Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. The Company periodically evaluates the judgments and estimates used for its critical accounting policies to ensure that such judgments and estimates are reasonable for its interim and year-end reporting requirements. These judgments and estimates are based on the Company’s historical experience, current trends and other information available, as appropriate. If different conditions result from those assumptions used in the Company’s judgments, the results could be materially different from the Company’s estimates. The Company’s critical accounting policies include:

     Revenue Recognition and Related Expenses

      The Company recognizes sales based upon shipment of products to its customers and has procedures in place at each of its subsidiaries to ensure that an accurate cut-off is obtained for each reporting period.

      Allowances for cash discounts, volume rebates, and other customer incentive programs, as well as gross customer returns, among others, are recorded as a reduction of sales at the time of sale based upon the estimated future outcome. Cash discounts, volume rebates and other customer incentive programs are based upon certain percentages agreed to with the Company’s various customers, which are typically earned by the customer over an annual period. The Company records periodic estimates for these amounts based upon the historical results to date, estimated future results through the end of the contract period and the contractual provisions of the customer agreements. For calendar year customer agreements, the Company is able to adjust its periodic estimates to actual amounts as of December 31 each year based upon the contractual provisions of the customer agreements. For those customers who have agreements that are not on a calendar year cycle, the Company records estimates at December 31 consistent with the above described methodology. As a result, at the end of any given reporting period, the amounts recorded for these allowances are based upon estimates of the likely outcome of future sales with the applicable customers and may require adjustment in the future if the actual outcome differs. The Company believes that its procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are adjusted to the actual amounts.

      Customer returns are recorded on an actual basis throughout the year and also include an estimate at the end of each reporting period for future customer returns related to sales recorded prior to the end of the period. The Company generally estimates customer returns based upon the time lag that historically occurs between the date of the sale and the date of the return while also factoring in any new business conditions that might impact the historical analysis such as new product introduction. The Company believes that its procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are adjusted to the actual amounts.

      Provisions for the estimated costs for future product warranty claims and bad debts are recorded in cost of sales and selling, general and administrative expense, respectively, at the time a sale is recorded. The amounts recorded are generally based upon historically derived percentages while also factoring in any new business conditions that might impact the historical analysis such as new product introduction for warranty and bankruptcies of particular customers for bad debts. The Company also periodically evaluates the adequacy of its reserves for warranty and bad debts recorded in its consolidated balance sheet as a further test to ensure the adequacy of the recorded provisions. Warranty claims can extend far into the future and bad debt analysis often involves subjective analysis of a particular customer’s ability to pay. As a result, significant judgment is required by the Company in determining the appropriate amounts to record and such judgments may prove to be incorrect in the future. The Company believes that its procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are adjusted to the actual amounts.

     Inventory Valuation

      The Company values inventories at the lower of cost or market with approximately 57% as of December 31, 2003 valued using the last-in, first-out (“LIFO”) method and the remainder valued using the first-in, first-out (“FIFO”) method. In connection with both LIFO and FIFO inventories, the Company will record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potential may cause the actual results to differ from the estimates at the time such inventory is disposed or sold. The Company believes that its procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are adjusted to the actual amounts.

     Prepaid Income Tax Assets and Deferred Tax Liabilities

      The Company accounts for income taxes using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”), which requires that the deferred tax consequences of temporary differences between the amounts recorded in the Company’s Consolidated Financial Statements and the amounts included in the Company’s federal, state and foreign income tax returns be recognized in the balance sheet. As the Company generally does not file its income tax returns until well after the closing process for the December 31 financial statements is complete, the amounts recorded at December 31 reflect estimates of what the final amounts will be when the actual income tax returns are filed for that fiscal year. In addition, estimates are often required with respect to, among other things, the appropriate state income tax rates to use in the various states that the Company and its subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for tax assets that may not be realizable in the future. The Company requires each of its subsidiaries to submit year-end tax information packages as part of the year-end financial statement closing process so that the information used to estimate the deferred tax accounts at December 31 is reasonably consistent with the amounts expected to be included in the filed tax returns. SFAS No. 109 requires balance sheet classification of current and long-term deferred income tax assets and liabilities based upon the classification of the underlying asset or liability that gives rise to a temporary difference. As such, the Company has historically had prepaid income tax assets due principally to the unfavorable tax consequences of recording expenses for required book reserves for such things as, among others, bad debts, inventory valuation, insurance, product liability and warranty that cannot be deducted for income tax purposes until such expenses are actually paid. The Company believes that the amounts recorded as prepaid income tax assets will be recoverable through future taxable income generated by the Company, although there can be no absolute assurance that all recognized prepaid income tax assets will be fully recovered. The Company believes the procedures and estimates used in its accounting for income taxes are reasonable and in accordance with established tax law. The income tax estimates used have historically not resulted in material adjustments to income tax expense in subsequent periods when the estimates are adjusted to the actual filed tax return amounts, although there may be reclassifications between the current and long-term portion of the deferred tax accounts.

     Goodwill and Other Long-Lived Assets

      Subsequent to June 30, 2001, the Company accounts for acquired goodwill and intangible assets in accordance with SFAS No. 141. Prior to July 1, 2001, the Company accounted for acquired goodwill and intangible assets in accordance with APB No. 16, “Business Combinations” (“APB No. 16”). Purchase accounting required by SFAS No. 141 and APB No. 16 involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. The Company believes that the estimates that it has used to record prior acquisitions were reasonable and in accordance with SFAS No. 141 and APB No. 16.

      On January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). As a result, the Company accounts for acquired goodwill and goodwill impairment in accordance with SFAS No. 142. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein). This pronouncement requires considerable judgment in the valuation of acquired goodwill and the ongoing evaluation of goodwill impairment. The Company primarily utilizes a discounted cash flow approach in order to value the Company’s operating segments required to be tested for impairment by SFAS No. 142, which requires that the Company forecast future cash flows of the operating segments and discount the cash flow stream based upon a weighted average cost of capital that is derived from comparable companies within similar industries. The discounted cash flow calculations also include a terminal value calculation that is based upon an expected long-term growth rate for the applicable operating segment. The Company believes that its procedures for applying the discounted cash flow methodology, including the estimates of future cash flows, the weighted average cost of capital and the long-term growth rate, are reasonable and consistent with market conditions at the time of the valuation. The Company has evaluated the carrying value of segment goodwill and determined that no impairment existed at either the date of adoption of the standard, January 1, 2002, or as of its annual evaluation date of October 1. Accordingly, no adjustments were required to be recorded in the Company’s Consolidated Financial Statements as a result of adopting SFAS No. 142 or as a result of its annual evaluation on October 1, 2003.

      The Company performs an annual evaluation for the impairment of long-lived assets, other than goodwill, based on expectations of non-discounted future cash flows compared to the carrying value of the subsidiary in accordance with SFAS No. 144. The Company’s cash flow estimates are based upon historical cash flows, as well as future projected cash flows received from subsidiary management in connection with the annual Company wide planning process, and include a terminal valuation for the applicable subsidiary based upon a multiple of earnings before interest expense, net, depreciation and amortization expense and income taxes (“EBITDA”). The Company estimates the EBITDA multiple by reviewing comparable company information and other industry data. The Company believes that its procedures for estimating gross future cash flows, including the terminal valuation, are reasonable and consistent with current market conditions. The Company historically has not had any material impairment adjustments.

     Pensions and Post Retirement Health Benefits

      The Company’s accounting for pensions, including supplemental executive retirement plans, and post retirement health benefit liabilities requires the estimating of such items as the long-term average return on plan assets, the discount rate, the rate of compensation increase and the assumed medical cost inflation rate. Such estimates require a significant amount of judgment. As evidenced during 2002 and 2001, items such as stock market declines, changes in interest rates and plan amendments can have a significant impact on the assumptions used and therefore on the ultimate final actuarial determinations for a particular year. The Company believes the procedures and estimates used in its accounting for pensions and post retirement health benefits are reasonable and consistent with acceptable actuarial practices in accordance with accounting principles generally accepted in the United States. In certain years, such as 2002 and 2001, revisions to actuarial assumptions caused by adverse financial market conditions, changes in discount rates and increased compensation levels have resulted in significant increases to pension and post-retirement liabilities and other comprehensive loss from amounts recognized in prior years.

     Insurance Liabilities

      The Company records insurance liabilities and related expenses for health, workers compensation, product and general liability losses and other insurance reserves and expenses in accordance with either the contractual terms of its policies or, if self-insured, the total liabilities that are estimable and probable as of the reporting date. Insurance liabilities are recorded as current liabilities to the extent they are expected to be paid in the succeeding year with the remaining requirements classified as long-term liabilities. The accounting for self-insured plans requires that significant judgments and estimates be made both with respect to the future liabilities to be paid for known claims and incurred but not reported claims as of the reporting date. The Company considers historical trends when determining the appropriate insurance reserves to record in the consolidated balance sheet. In certain cases where partial insurance coverage exists, the Company must estimate the portion of the liability that will be covered by existing insurance policies to arrive at the net expected liability to the Company. The Company believes that its procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimated amounts are adjusted to the actual insurance claims paid.

     Contingencies

      The Company is subject to contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, workers compensation claims, product liability, warranty and modification, adjustment or replacement of component parts of units sold, which may include product recalls. Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned.

      The Company provides accruals for direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Costs accrued have been estimated based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes.

      While it is impossible to ascertain the ultimate legal and financial liability with respect to contingent liabilities, including lawsuits, the Company believes that the aggregate amount of such liabilities, if any, in excess of amounts provided or covered by insurance, will not have a material adverse effect on the consolidated financial position or results of operations of the Company. It is possible, however, that future results of operations for any particular future period could be materially affected by changes in our assumptions or strategies related to these contingencies or changes out of the Company’s control.

     Overview For the Year Ended December 31, 2003 and Significant Subsequent Events

      We are a leading, diversified manufacturer and distributor of building products used in the residential remodeling, replacement and new construction markets (including the manufactured housing industry) and to a lesser extent the commercial construction and replacement markets. We have a diverse number of products that serve multiple markets through various distribution channels. We operate through two segments: the Residential Building Products Segment (“RBP”) and the Air Conditioning and Heating Products Segment (“HVAC”). For the year ended December 31, 2003 RBP accounted for about 55% of consolidated net sales and 71% of operating earnings before unallocated expense. HVAC accounted for the balance. A little more than half of our business is believed to be used in the replacement and remodeling markets and the balance serves the new construction markets. The manufactured housing and commercial construction industries have seen significant declines in the level of business activity over the past several years, which have had an adverse effect on our business, particularly for our HVAC Segment. The level of new construction, replacement and remodeling activity in site-built residential markets has been strong over the past several years and has contributed positively to our operating performance. Key industry activity affecting our businesses in the United States for the past three years was as follows:

		% Increase (Decrease)
	Source
	of Data	2003	2002	2001

Residential construction spending	1	11.0%	9.0%	4.0%
Single family housing starts	1	10.0	7.0	4.0
New home sales	1	12.0	7.0	3.0
Residential improvement spending	1	2.0	13.0	(1.0)
Air conditioning and heat pump shipments	2	1.0	7.0	(6.0)
Manufactured housing shipments	1,3	(22.0)	(13.0)	(23.0)
Non-residential construction spending	1	(1.5)%	(13.3)%	(5.6)%

Source of data:

(1) U.S. Census Bureau

(2) Air Conditioning and Refrigeration Institute

(3) Manufactured Housing Institute

      Our manufactured housing business for 2003 was about 7% of total sales versus about 13% in 2000. Our HVAC business serving the commercial construction market was about 18% (including foreign commercial sales) of consolidated sales in 2003. A large portion of our manufacturing activity and customers are located in the United States although we do have manufacturing activity and customers in Canada, Europe and China among other countries. Including Canada, our foreign sales in 2003 were about 20% of total sales. About 14% of total sales is through retail distribution and about 50% is to distributors and wholesalers and similar channels of distribution. Principal RBP products include kitchen range hoods, bath fans and indoor air quality products where we have large market shares. Principal HVAC products include residential air conditioners, heat pumps and furnaces and large custom and semi-custom commercial air handlers and cooling equipment. We have leading market shares in HVAC products in both the manufactured housing and custom and semi-custom commercial markets that we serve. In both segments we have employed a strategy of using well-recognized and respected brand names (both owned and licensed) and have introduced new products and made selected acquisitions to improve growth and profitability. As a result we have experienced stable and strong cash flow from continuing operations during the past three years. In both our manufactured housing and commercial HVAC products businesses, we have maintained our market shares and we believe that we can quickly respond to rebounds in these markets over the long term. In 2004 we expect manufactured housing and commercial construction markets to remain weak, residential new construction to decline moderately and remodeling and replacement activity to grow moderately. We also expect that our brand strategy for residential site-built HVAC products will allow us to gain market share. In RBP in 2004 we expect to continue to grow and improve the profitability of our electronics products through the integration of our acquisitions. In 2004 we also expect to achieve further cost reductions in raw material and purchased components in all our businesses through our strategic sourcing software and systems development. During 2002, 2003 and again in the first quarter of 2004 we have periodically experienced significant increases in the price we pay for raw steel and steel fabricated parts. Overall our annual purchases in this category are about 6% of total cost of products sold. We also buy some component parts from suppliers that use steel in their manufacturing process. While we have had some success in raising prices to our customers for some products, as a result of higher steel costs, there is no assurance that we will be able to offset all steel increases in 2004 due to the extremely tight steel supply in the United States. We also rely on our strategic sourcing initiatives to mitigate the effect of higher steel costs. Material cost as a percentage of net sales improved, in part from these initiatives, from approximately 45.4% in 2001 to 44.0% in 2002 and 43.7% in 2003. In the following discussion of the results of operations for the year 2003 as compared to 2002 we will talk about the significance of a number of factors that affected our operations including, among others, the following:

•	The effect of the 2003 Recapitalization by Kelso and certain members of management and changes in our accounting,

•	The strong growth of our residential site-built HVAC business from our brand strategy,

•	The effect of acquisitions in RBP for our electronics businesses,

•	The softness in manufactured housing and commercial markets, and

•	The effect of changes in foreign exchange.

      In our discussion of liquidity and capital resources we have reviewed a number of transactions and summarized and analyzed our cash flow activity during the past year. We began the year with about $295,000,000 of unrestricted cash and investments and ended the year with about $194,100,000. We have also enclosed information with respect to our future cash flow requirements. During the past year we had a number of transactions that significantly affected our financial position beginning with the 2003 Recapitalization with Kelso on January 9, 2003 whereby we used about $160,700,000 of our existing cash and significant equity investments were made by both Kelso and management (through the rollover of stock and options) to take the Company private in a transaction valued at approximately $1.6 billion. In the fourth quarter of 2003 the Company sold $515,000,000 aggregate principal amount at maturity ($349,400,000 gross proceeds) of the Company’s Senior Discount Notes and used these proceeds to pay a dividend of about $298,500,000 to holders of the Company’s capital stock and about $41,000,000 to purchase additional capital stock of Nortek. Nortek used these proceeds to fund the majority of a cash distribution of about $41,600,000 to option holders of the rollover options. During the year we worked on the sale of Ply Gem, which was completed in early 2004. Net proceeds of about $450,000,000 from the sale of Ply Gem together with cash from the sale of $200,000,000 principal amount of senior variable interest rate notes, and existing cash allowed us to redeem $695,000,000 principal amount of fixed rate senior notes in the first quarter of 2004. We also used about $76,000,000 in 2003 and about $16,500,000 of our cash in the first quarter of 2004 for acquisitions to further grow our electronics businesses in our RBP segment.

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the stock purchase agreement in a transaction valued at approximately $1.75 billion. This transaction included the repurchase of substantially all of the existing debt of each of the former Nortek Holdings and Nortek. To partially finance the purchase price of the transaction, Thomas H. Lee Partners, L.P. invested approximately $361.8 million and certain members of our senior management made a roll-over equity investment of approximately $111.8 million. These funds, together with approximately $153.3 million of cash of the former Nortek Holdings, the proceeds of the term loan under the senior secured credit facility and proceeds of Nortek’s sale of the outstanding notes, were used to finance the purchase of the outstanding capital stock of the former Nortek Holdings, to refinance certain existing notes of Nortek and the former Nortek Holdings and to pay related transaction costs.

      The “— Results of Operations” and “— Liquidity and Capital Resources” sections which follow contain various tables that are intended to assist the reader in reconciling current results with the prior period.

Results of Operations

      The combined year ended December 31, 2003 pre- and post-2003 Recapitalization periods have been compared to the year ended December 31, 2002 for purposes of management’s discussion and analysis of financial condition and results of operations. Any references, below, to the year ended December 31, 2003 shall refer to the combined periods. Material fluctuations in operations resulting from the effect of purchase accounting have been highlighted.

	Pre-2003	Post-2003
	Recapitalization	Recapitalization
			Combined
	January 1, 2003 -	January 10, 2003	Year Ended
	January 9, 2003	December 31, 2003	December 31, 2003

	(Dollar amounts in millions)
Net sales:
Residential Building Products	$16.3	$814.8	$831.1
Air Conditioning and Heating Products	8.6	675.3	683.9

Consolidated net sales	$24.9	$1,490.1	$1,515.0

Operating earnings (loss)*:
Residential Building Products	$2.7	$137.3	$140.0
Air Conditioning and Heating Products	(1.2)	58.4	57.2

Subtotal	$1.5	$195.7	$197.2
Unallocated:
Expenses and charges arising from the 2003 Recapitalization	(83.0)	—	(83.0)
Strategic sourcing software and systems development expense	(0.1)	(3.4)	(3.5)
Stock based compensation charges	—	(1.8)	(1.8)
Other, net	(0.2)	(31.0)	(31.2)

Consolidated operating earnings (loss)	$(81.8)	$159.5	$77.7

Depreciation and amortization expense*:
Residential Building Products	$0.3	$19.6	$19.9
Air Conditioning and Heating Products	0.3	11.8	12.1
Other	—	0.6	0.6

	$0.6	$32.0	$32.6

Operating earnings (loss) margin:
Residential Building Products	16.6%	16.9%	16.8%
Air Conditioning and Heating Products	(14.0)	8.6	8.4
Consolidated	(328.5)%	10.7%	5.1%
Depreciation and amortization expense as a % of net sales:
Residential Building Products	1.8%	2.4%	2.4%
Air Conditioning and Heating Products	3.5	1.7	1.8
Consolidated	2.4%	2.1%	2.2%

*	During the period from January 10, 2003 to December 31, 2003, the Company recorded approximately $5,400,000 of amortization of purchase price allocated to inventory as a non-cash charge to cost of products sold. Approximately $4,800,000 related to the Residential Building Products Segment and approximately $600,000 related to the Air Conditioning and Heating Products Segment.

      The tables that follow present the net sales from continuing operations, operating earnings from continuing operations and depreciation and amortization expense from continuing operations for the Company’s principal segments for the combined period ended December 31, 2003 and the years ended December 31, 2002 and 2001, the dollar amount and percentage change of such results as compared to the prior year and the percentage to net sales of operating earnings and depreciation and amortization expense for the combined period ended December 31, 2003 and the years ended December 31, 2002 and 2001:

				Net Change

	Year-ended December 31,			2003 to 2002		2002 to 2001

	2003(1)	2002	2001	$	%	$	%

	(Dollar amounts in millions)
Net Sales:
Residential Building Products	$831.1	$729.6	$660.0	$101.5	13.9%	$69.6	10.5%
Air Conditioning and Heating Products	683.9	654.5	633.8	29.4	4.5	20.7	3.3

	$1,515.0	$1,384.1	$1,293.8	$130.9	9.5%	$90.3	7.0%

Operating Earnings:
Residential Building Products	$140.0	$122.9	$93.7	$17.1	13.9%	$29.2	31.2%
Air Conditioning and Heating Products	57.2	61.5	53.8	(4.3)	(7.0)	7.7	14.3

Subtotal	197.2	184.4	147.5	12.8	6.9	36.9	25.0
Unallocated:
2003 Recapitalization fees and expenses	(83.0)	(6.6)	—	(76.4)	*	(6.6)	*
Re-audit fees and expenses	—	(2.1)	—	2.1	*	(2.1)	*
1999 equity performance plan incentive	—	(4.4)	—	4.4	*	(4.4)	*
Strategic sourcing software and systems development expense	(3.5)	(3.7)	(5.5)	0.2	5.4	1.8	32.7
Stock based compensation charges	(1.8)	(0.7)	—	(1.1)	(157.1)	(0.7)	*
Other, net	(31.2)	(47.3)	(32.3)	16.1	34.0	(15.0)	(46.4)

Consolidated operating earnings (loss)	$77.7	$119.6	$109.7	$(41.9)	(35.0)%	$9.9	9.0%

Depreciation and Amortization Expense:
Residential Building Products	$19.9	$15.6	$22.9	$4.3	27.6%	$(7.3)	(31.9)%
Air Conditioning and Heating Products	12.1	13.2	13.8	(1.1)	(8.3)	(0.6)	(4.3)
Other	0.6	0.3	0.4	0.3	100.0	(0.1)	(25.0)

	$32.6	$29.1	$37.1	$3.5	12.0%	$(8.0)	(21.6)%

Operating Earnings Margin:
Residential Building Products	16.8%	16.8%	14.2%
Air Conditioning and Heating Products	8.4	9.4	8.5
Consolidated	5.1%	8.6%	8.5%
Depreciation and Amortization Expense as a % of Net Sales:
Residential Building Products	2.4%	2.1%	3.5%
Air Conditioning and Heating Products	1.8	2.0	2.2
Consolidated	2.2%	2.1%	2.9%

(1)	The year ended December 31, 2003 represents the combined pre- and post-2003 Recapitalization periods of January 1, 2003 to January 9, 2003 and January 10, 2003 to December 31, 2003, respectively.

*	not applicable or not meaningful

      The combined year ended December 31, 2003 pre- and post-2003 Recapitalization periods have been compared to the year ended December 31, 2002 for purposes of management’s discussion and analysis of financial condition and results of operations. Any references, below, to the year ended December 31, 2003 shall refer to the combined periods. Material fluctuations in operations resulting from the effect of purchase accounting have been highlighted.

	Pre-2003	Post-2003
	Recapitalization	Recapitalization
			Combined
	Jan. 1, 2003 -	Jan. 10, 2003 -	Year Ended
	Jan. 9, 2003	December 31, 2003	December 31, 2003

	(Dollar amounts in millions)
Net sales	$24.9	$1,490.1	$1,515.0
Cost of products sold	18.6	1,060.0	1,078.6
Selling, general and administrative expenses, net	5.0	261.6	266.6
Amortization of intangible assets	0.1	9.0	9.1
Expenses and charges arising from the 2003 Recapitalization	83.0	—	83.0

Operating earnings (loss)	(81.8)	159.5	77.7
Interest expense	(1.0)	(57.7)	(58.7)
Investment income	0.1	1.5	1.6

Earnings (loss) before provision (benefit) for income taxes	(82.7)	103.3	20.6
Provision (benefit) for income taxes	(21.8)	41.3	19.5

Earnings (loss) from continuing operations	(60.9)	62.0	1.1
Earnings (loss) from discontinued operations	(1.0)	12.2	11.2

Net earnings (loss)	$(61.9)	$74.2	$12.3

	Percentage of Net Sales

	Pre-2003	Post-2003
	Recapitalization	Recapitalization
			Combined
	Jan. 1, 2003 -	Jan. 10, 2003 -	Year Ended
	Jan. 9, 2003	December 31, 2003	December 31, 2003

Net sales	100.0%	100.0%	100.0%
Cost of products sold	74.7	71.1	71.2
Selling, general and administrative expenses, net	20.1	17.6	17.6
Amortization of intangible assets	0.4	0.6	0.6
Expenses and charges arising from the 2003 Recapitalization	333.3	—	5.5

Operating earnings (loss)	(328.5)	10.7	5.1
Interest expense	(4.0)	(3.9)	(3.8)
Investment income	0.4	0.1	0.1

Earnings (loss) before provision (benefit) for income taxes	(332.1)	6.9	1.4
Provision (benefit) for income taxes	(87.5)	2.7	1.3

Earnings (loss) from continuing operations	(244.6)	4.2	0.1
Earnings (loss) from discontinued operations	(4.0)	0.8	0.7

Net earnings (loss)	(248.6)%	5.0%	0.8%

      The tables that follow set forth, for each of the three years in the period ended December 31, 2003, (a) certain consolidated operating results, (b) the percentage change of such results as compared to the prior year, (c) the percentage which such results bear to net sales and (d) the change of such percentages as compared to the prior year:

				Percentage Change
	Year-ended December 31,
				2003 to	2002 to
	2003(1)	2002	2001	2002	2001

	(Dollar amounts in millions)
Net sales	$1,515.0	$1,384.1	$1,293.8	9.5%	7.0%
Cost of products sold	1,078.6	992.3	945.6	(8.7)	(4.9)
Selling, general and administrative expense	266.6	262.6	226.5	(1.5)	(15.9)
Amortization of goodwill and intangible assets	9.1	3.0	12.0	(203.3)	75.0
Expenses and charges arising from the 2003 Recapitalization	83.0	6.6	—	*	*

Operating earnings	77.7	119.6	109.7	(35.0)	9.0
Interest expense	(58.7)	(52.4)	(51.8)	(12.0)	(1.2)
Loss from debt retirement	—	—	(5.5)	*	100.0
Investment income	1.6	5.9	8.2	(72.9)	(28.0)

Earnings from continuing operations before provision for income taxes	20.6	73.1	60.6	(71.8)	20.6
Provision for income taxes	19.5	29.5	27.8	33.9	(6.1)

Earnings from continuing operations	1.1	43.6	32.8	(97.5)	32.9
Earnings (loss) from discontinued operations	11.2	18.9	(24.8)	(40.7)	176.2

Net earnings	$12.3	$62.5	$8.0	(80.3)%	681.2%

	Percentage of Net Sales			Percentage Change
	Year-ended December 31,
				2003 to	2002 to
	2003(1)	2002	2001	2002	2001

Net sales	100.0%	100.0%	100.0%	—%	—%
Cost of products sold	71.2	71.7	73.1	0.5	1.4
Selling, general and administrative expense	17.6	19.0	17.5	1.4	(1.5)
Amortization of goodwill and intangible assets	0.6	0.2	0.9	(0.4)	0.7
Expenses and charges arising from the 2003 Recapitalization	5.5	0.5	—	(5.0)	(0.5)

Operating earnings	5.1	8.6	8.5	(3.5)	0.1
Interest expense	(3.8)	(3.8)	(4.0)	—	0.2
Loss from debt retirement	—	—	(0.4)	—	0.4
Investment income	0.1	0.5	0.6	(0.4)	(0.1)

Earnings from continuing operations before provision for income taxes	1.4	5.3	4.7	(3.9)	0.6
Provision for income taxes	1.3	2.1	2.1	0.8	—

Earnings from continuing operations	0.1	3.2	2.6	(3.1)	0.6
Earnings (loss) from discontinued operations	0.7	1.3	(2.0)	(0.6)	3.3

Net earnings	0.8%	4.5%	0.6%	(3.7)%	3.9%

(1)	The year ended December 31, 2003 represents the combined pre- and post-2003 Recapitalization periods of January 1, 2003 to January 9, 2003 and January 10, 2003 to December 31, 2003, respectively.

*	not applicable or not meaningful

Year Ended December 31, 2003 as Compared to the Year Ended December 31, 2002

      Combined consolidated net sales from continuing operations increased approximately $130,900,000 or 9.5% for the year ended December 31, 2003 as compared to the year ended December 31, 2002. The Company’s segments have a significant number of different products across a wide range of price points and numerous distribution channels that do not always allow meaningful quantitative analysis to be performed with respect to the effect on net sales of changes in units sold or the price per unit sold. The Company, however, does ensure that whenever the underlying causes of material increases or decreases in consolidated net sales can be adequately analyzed and quantified, appropriate disclosure of such reasons, including changes in price, volume and the mix of products sold is made. The effect of changes in foreign currency exchange rates accounted for approximately $38,600,000 of the increase in net sales from continuing operations for the year ended December 31, 2003 as compared to the year ended December 31, 2002. Net sales increased for the year ended December 31, 2003 as compared to the year ended December 31, 2002 as a result of the acquisitions of Elan and SPC, price increases and higher net sales volume. In the Residential Building Products Segment, net sales increased approximately $101,500,000 or 13.9% and include an increase of approximately $29,300,000 attributable to the effect of changes in foreign currency exchange rates. The acquisition of Elan in January of 2003 and SPC in July of 2003 contributed approximately $46,000,000 of the increase in net sales for the Residential Building Products Segment. In the Air Conditioning and Heating Products Segment, net sales increased approximately $29,400,000 or 4.5% and include an increase of approximately $9,300,000 attributable to the effect of changes in foreign currency exchange rates.

      Overall, increases in sales levels in the year ended December 31, 2003 reflect the ongoing stability of the housing construction and remodeling markets and our expanded branding effort in our line of air conditioning and heating products, partially offset by the general slowdown in commercial construction activity and the continued softness in the manufactured housing market. For the years ended December 31, 2003 and 2002, the Company’s net sales to customers serving the manufactured housing markets, principally consisting of air conditioners and furnaces, constituted approximately 7.1% and 8.5%, respectively, of the Company’s consolidated net sales. The increase in net sales volume in the Residential Building Products Segment in the year ended December 31, 2003 as compared to the year ended December 31, 2002 was, in part, the result of new products and the ongoing stability in the residential housing construction and remodeling markets. Increased sales volume of bathroom exhaust fans, range hoods and garage door openers was also a factor in the increase in this segment. Net sales in the Air Conditioning and Heating Products Segment for HVAC products sold to residential site-built customers constituted the largest category of products sold to a particular group of customers within this segment in 2003 and increased approximately 22% over 2002. The increase in net sales in this segment in the year ended December 31, 2003 as compared to 2002 was due to continued growth principally from this segment’s brand-name strategy of HVAC products to the residential site built market. In the year ended December 31, 2003, this segment benefited from the introduction of our Westinghouse® and Maytag® brands which were introduced in the third quarter of 2002 and from the ongoing success of existing brands. To a lesser extent, increased sales prices of HVAC residential products were also a factor in the increase in net sales. These increases were partially offset by the general slowdown in commercial construction activity, which reduced sales of the Company’s commercial HVAC products by approximately 6% and an approximate 9% decrease in sales to the manufactured housing market in this segment, as continued softness is being experienced by this industry. The trend of lower levels of orders and shipments of commercial HVAC products, particularly in the office building and telecommunications markets, is expected to continue into 2004.

      Combined cost of products sold was approximately $1,078,600,000 for the year ended 2003 and approximately $992,300,000 for the year ended 2002. Cost of products sold, as a percentage of net sales, decreased from approximately 71.7% in the year ended December 31, 2002 to approximately 71.2% in the year ended December 31, 2003. Cost of products sold for 2003 includes approximately $23,600,000 of cost of products sold from the acquisitions of Elan and SPC, including non-cash charges of approximately $800,000 related to the amortization of purchase price allocated to inventory, an increase of approximately $30,600,000 related to the effect of changes in foreign currency exchange rates, a non-cash charge of approximately $4,600,000 related to the amortization of purchase price allocated to inventory as a result of the 2003 Recapitalization, approximately $8,100,000 of lower depreciation expense as a result of the fair value adjustment to property, plant and equipment and approximately $6,900,000 of restructuring charges and plant start-up costs. A more complete discussion on depreciation and its impact on the year ended December 31, 2003 and the expected impact on 2004 is available below. In the Residential Building Products Segment, cost of products sold for 2003 was approximately $541,800,000, as compared to approximately $480,000,000 in 2002, and includes approximately $23,600,000 of cost of products sold from the acquisitions of Elan and SPC, including non-cash charges of approximately $800,000 related to the amortization of purchase price allocated to inventory, an increase of approximately $22,700,000 related to the effect of changes in foreign currency exchange rates, a non-cash charge of approximately $4,000,000 related to the amortization of purchase price allocated to inventory related to the 2003 Recapitalization, and approximately $4,600,000 of lower depreciation expense as a result of the fair value adjustment to property, plant and equipment. In the Air Conditioning and Heating Products Segment cost of products sold in 2003 was approximately $536,800,000, as compared to approximately $512,300,000 in 2002, and includes an increase of approximately $7,900,000 related to the effect of changes in foreign currency exchange rates, a non-cash charge of approximately $600,000 related to the amortization of purchase price allocated to inventory, approximately $6,900,000 of restructuring charges and start up costs and approximately $3,500,000 of lower depreciation expense as a result of the fair value adjustment to property, plant and equipment.

      Material costs were approximately 43.7% and 44.0% of net sales for the years ended December 31, 2003 and 2002, respectively. Cost reductions due to strategic sourcing software and systems development were primarily responsible for the decrease in material costs as a percentage of net sales in 2003 as compared to 2002. Manufacturing cost reduction measures implemented in 2002 and 2003 combined with net sales increases contributed to the decrease in cost of products sold as a percentage of net sales in the year ended December 31, 2003 as compared to 2002. Increased sales volume of HVAC products to residential site built customers in the Air Conditioning and Heating Products Segment, without a proportionate increase in cost (in part, reflecting increased sales without an increase in fixed costs) was a factor in the decrease in costs in the year ended December 31, 2003. Cost of products sold for the Air Conditioning and Heating Products Segment for the year ended December 31, 2003 include approximately $5,800,000 of severance and other costs associated with the closure of certain manufacturing facilities and include approximately $1,100,000 of expenses associated with the start-up of a new manufacturing facility.

      In connection with both the initial and final allocations of purchase price to property, plant and equipment acquired as part of the 2003 Recapitalization, the Company assigned new useful lives based upon the initial estimated and then the final useful lives adopted from the date of the 2003 Recapitalization, respectively, in order to determine depreciation expense for all periods subsequent to the 2003 Recapitalization. For the period from January 10, 2003 to December 31, 2003, the Company reflected approximately $8,100,000 of lower depreciation expense in continuing operations in cost of sales as compared to the Company’s historical basis of accounting prior to the 2003 Recapitalization. The lower depreciation expense reflects the favorable impact of approximately $12,200,000 related to revisions to the remaining useful lives, which was partially offset by the unfavorable impact of approximately $4,100,000 related to the increase in property, plant and equipment related to the allocation of purchase price. In 2004, the Company expects to record approximately $5,100,000 of lower depreciation expense in cost of products sold as compared to the Company’s historical basis of accounting prior to the 2003 Recapitalization. Depreciation expense related to property, plant and equipment acquired as part of the 2003 Recapitalization was recorded based upon the initial allocation of purchase price and initial estimated useful lives for the period from January 10, 2003 to October 4, 2003 and based upon the final allocation of purchase price and final useful lives adopted for the period from October 5, 2003 to December 31, 2003. Depreciation expense would have been approximately $3,600,000 higher for the period from January 10, 2003 to December 31, 2003 if the final allocation of purchase price and final remaining useful lives adopted had been used to record depreciation expense for the period from January 10, 2003 to October 4, 2003, primarily due to the final remaining useful lives adopted being shorter than the initial estimates, which was partially offset by the reduction in the amount of the final purchase price allocation. During the period from January 10, 2003 to December 31, 2003, the Company reflected amortization of purchase price allocated to inventory of approximately $4,600,000 in continuing operations in cost of sales related to inventory acquired as part of the 2003 Recapitalization. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein.) Additionally, amortization of purchase price allocated to inventory of approximately $800,000 was reflected in continuing operations in cost of sales relating to the acquisition of Elan and SPC. No similar amortization was required for such inventory in 2002 under the Company’s historical basis of accounting. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      Had all year-end inventory values been stated on a FIFO basis, year-end inventory would have been approximately $7,800,000 lower in 2003 and $800,000 higher in 2002. Overall, changes in the cost of products sold as a percentage of net sales for one period as compared to another period may reflect a number of factors including changes in the relative mix of products sold, the effect of changes in sales prices, material costs and changes in productivity levels.

      Combined selling, general and administrative expense (“SG&A”) was approximately $266,600,000 for the year ended 2003 and approximately $262,600,000 for the year ended 2002. SG&A as a percentage of net sales decreased from approximately 19.0% in 2002 to approximately 17.6% in 2003. SG&A in 2003 includes approximately $15,200,000 of SG&A from the acquisitions of Elan and SPC in the Residential Building Products Segment, and an increase of approximately $6,400,000 related to the effect of changes in foreign currency exchange rates, of which approximately $4,200,000 is included in the Residential Building Products Segment and $2,200,000 is included in the Air Conditioning and Heating Products Segment. SG&A also includes in unallocated, approximately $3,500,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development. SG&A in 2003 is also higher due to approximately $1,400,000 of stock based compensation from adopting SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and $600,000 of compensation expense in the fourth quarter of 2003 from the sale of stock. SG&A in 2002 includes approximately $3,700,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development, approximately $2,100,000 of fees and expenses incurred in connection with the Company’s re-audit of its Consolidated Financial Statements for each of the three years in the period ended December 31, 2001, a $4,400,000 charge relating to an incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan and approximately $700,000 of stock based-compensation charges, all of which are recorded in unallocated and approximately $1,000,000 in the fourth quarter of 2002 relating to restructuring charges in the Residential Building Products Segment. The direct expenses and fees associated with the Company’s strategic sourcing software and systems development, the fees and expenses related to the re-audit of the Company’s Consolidated Financial Statements and the charge relating to incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan are set forth separately in the segment data. The decrease in the percentage is principally due, in part, to lower compensation and benefit expenses of certain members of management subsequent to the 2003 Recapitalization and higher sales without a proportionate increase in expense (in part, reflecting increased sales without an increase in fixed expenses) in the Air Conditioning and Heating Products segment in the fourth quarter and in the year ended December 31, 2003 in the Residential Building Products Segment. These decreases were partially offset by increased expense levels associated with the Company’s brand name strategy of HVAC products sold to the residential site built market.

      Amortization of intangible assets, as a percentage of net sales from continuing operations, increased from approximately 0.2% in the year ended December 31, 2002 to approximately 0.6% in the year ended December 31, 2003 principally as a result of approximately $6,300,000 of higher amortization of intangible assets arising from the 2003 Recapitalization as compared to the Company’s historical basis of accounting prior to the 2003 Recapitalization, of which approximately $3,600,000 and $2,700,000 relates to the Residential Building Products Segment and the Air Conditioning and Heating Products Segment, respectively. This higher amortization reflects the combination of the unfavorable impact of approximately $1,400,000 related to revisions to the remaining useful lives and the unfavorable impact of approximately $4,900,000 related to the increase in intangible assets as a result of the allocation of purchase price. The acquisitions of Elan and SPC in the Residential Building Products Segment accounted for an additional increase of approximately $700,000. In 2004, the Company expects to record approximately $8,400,000 of higher amortization of intangible assets as compared to the Company’s historical basis of accounting prior to the 2003 Recapitalization. Amortization expense related to intangible assets acquired as part of the 2003 Recapitalization was recorded based upon the initial allocation of purchase price and estimated useful lives for the period from January 10, 2003 to October 4, 2003 and based upon the final allocation of purchase price and final useful lives for the period from October 5, 2003 to December 31, 2003. Amortization expense would have been approximately $1,800,000 higher for the period from January 10, 2003 to December 31, 2003 if the final allocation of purchase price and final remaining useful lives adopted had been used to record amortization expense for the period from January 10, 2003 to October 4, 2003, primarily due to the final remaining useful lives being shorter than the initial estimates, which was partially offset by the reduction in the amount of the allocation of purchase price. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      Expenses and charges arising from the 2003 Recapitalization were $83,000,000 or 5.5%, as a percentage of net sales, and $6,600,000 or 0.5%, as a percentage of net sales, in 2003 and 2002, respectively. See “— Liquidity and Capital Resources” and Notes 1, 2 and 14 of the Notes to the Consolidated Financial Statements included elsewhere herein, for further discussion of these expenses and charges.

      Consolidated operating earnings decreased by approximately $41,900,000 from approximately $119,600,000, or 8.6% as a percent of net sales, in 2002 to approximately $77,700,000, or 5.1% as a percent of net sales, in 2003 as a result of the factors discussed above.

      Consolidated operating earnings have been reduced by depreciation and amortization expense (other than amortization of deferred debt expense and debt premium and discount) of approximately $32,600,000 and $29,100,000 for the years ended December 31, 2003 and 2002, respectively. Consolidated operating earnings for the year ended December 31, 2003 includes approximately $5,400,000 of amortization expense from purchase price allocated to inventory and approximately $6,300,000 of additional amortization expense of intangible assets, partially offset by approximately $8,100,000 of lower depreciation expense of property, plant and equipment as a result of the fair value adjustments arising from acquisitions and the 2003 Recapitalization.

      Operating earnings of the Residential Building Products Segment were approximately $140,000,000 in 2003 compared to approximately $122,900,000 in 2002 and include an increase of approximately $2,400,000 from the effect of foreign currency exchange rates, $7,600,000 of operating earnings contributed by the acquisition of Elan and SPC and an increase of approximately $4,600,000 of lower depreciation expense as a result of the fair value adjustment to property, plant and equipment in 2003. These increases were offset by decreased operating earnings from approximately $4,800,000 of amortization expense from purchase price allocated to inventory in 2003 and $3,600,000 of increased amortization from the estimated amount of fair value adjustment to intangible assets in 2003. Operating earnings in 2002 include a decrease of $1,000,000 relating to restructuring charges recorded in the fourth quarter of 2002. Operating earnings of the Air Conditioning and Heating Products Segment were approximately $57,200,000 in 2003 as compared to approximately $61,500,000 in 2002 and include an increase of approximately $3,500,000 of lower depreciation expense as a result of the fair value adjustment to property, plant and equipment in 2003. This increase was offset by decreased operating earnings of approximately $800,000 from the effect of foreign currency exchange rates, approximately $600,000 of amortization expense from purchase price allocated to inventory in 2003, $2,700,000 of increased amortization from the estimated amount of fair value adjustment to intangible assets in 2003 and $6,900,000 of restructuring charges and plant start-up costs in 2003. The operating expense in unallocated was approximately $119,500,000 for the year ended December 31, 2003 compared to expense of approximately $64,800,000 in 2002 and includes the effect of approximately $83,000,000 of fees and expenses associated with the 2003 Recapitalization, approximately $3,500,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development incurred in 2003 and approximately $1,800,000 of stock based compensation expense in 2003. The operating expense in unallocated for 2002 includes approximately $6,600,000 of fees and expenses associated with the 2003 Recapitalization, the effect of the incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan of approximately $4,400,000 in the second quarter of 2002, the effect of the fees and expenses incurred in connection with the Company’s re-audit of its Consolidated Financial Statements for each of the three years in the period ended December 31, 2001 of approximately $2,100,000 in the third quarter of 2002, $3,700,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development and approximately $700,000 of stock based compensation expense.

      The increase in operating earnings in the Residential Building Products Segment in 2003 was primarily as a result of increased sales volume, principally bathroom exhaust fans and kitchen range hoods, due to the continued stability of new home construction and remodeling markets and increased sales of garage door openers. The increase in operating earnings in the Air Conditioning and Heating Products Segment in 2003 was principally due to increased sales volume of HVAC products to customers serving the residential site built market without a proportionate increase in costs and expenses (in part, reflecting increased sales without an increase in fixed costs and expenses), strategic sourcing software and systems development and cost reduction measures implemented in 2002 and, partially offset by a decrease in operating earnings of certain product lines due to the general slowdown in the commercial construction and manufactured housing markets. The operating results of the Air Conditioning and Heating Products Segment for the year ended December 31, 2003 include approximately $5,800,000 of severance and other costs associated with the closure of certain manufacturing facilities and include approximately $1,100,000 of costs associated with the start-up of a new manufacturing facility.

      Operating earnings of foreign operations, consisting primarily of the results of operations of the Company’s Canadian and European subsidiaries were approximately 6.6% and 7.2% of operating earnings (before unallocated and corporate expense) in 2003 and 2002, respectively. Sales and earnings derived from international markets are subject to, among others, the risks of currency fluctuations.

      Interest expense increased approximately $6,300,000 or approximately 12.0% in 2003 as compared to 2002. The increase in interest expense in 2003 is primarily due to approximately $3,600,000 of interest expense associated with the sale, on November 24, 2003 of $515,000,000 aggregate principal amount at maturity of its 10% Senior Discount Notes due May 15, 2011 and approximately $4,100,000 of interest expense from the amortization of the Bridge Facility commitment fees and related expenses and reflects the effect of a net increase in debt and approximately $3,200,000 of lower interest expense allocated to discontinued operations in 2003. These increases were partially offset by approximately $5,700,000 in the year ended December 31, 2003 of lower interest expense from the amortization of premium arising from the fair value adjustment on the date of the 2003 Recapitalization allocated to indebtedness as compared to the Company’s historical basis of accounting prior to the 2003 Recapitalization. Interest allocated to discontinued operations was approximately $38,600,000 and $41,800,000 for the years ended December 31, 2003 and 2002, respectively. (See “— Liquidity and Capital Resources” and Notes 2 and 10 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      Investment income decreased approximately $4,300,000 or 72.9% in 2003 as compared to 2002 primarily as a result of lower average invested balances in 2003 as a result of the funds utilized in the 2003 Recapitalization and for acquisitions. Included in investment income in the year ended December 31, 2002 was approximately $2,600,000 related to restricted investments and marketable securities held by certain pension trusts (including related party amounts) which funds were distributed to participants on the date of the 2003 Recapitalization. (See Note 8 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      The provision for income taxes from continuing operations was approximately $19,500,000 for the year ended December 31, 2003 as compared to approximately $29,500,000 for the year ended December 31, 2002. The income tax rates in both 2003 and 2002 differed from the United States Federal statutory rate of 35% principally as a result of the effect of non-deductible expenses, foreign income tax on foreign source income, state income tax provisions, and in 2003 due to the 2003 Recapitalization. (See Notes 1, 2 and 5 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      The table that follows presents a summary of the operating results of discontinued operations for the periods presented. (See Note 10 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

	For the Periods

	Post-2003
	Recapitalization	Pre-2003 Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002

	(Amounts in thousands)
Net sales	$522,600	$8,800	$529,700

Operating earnings (loss) of discontinued operations*	58,237	(368)	70,401
Interest expense, net	(38,537)	(1,232)	(42,701)

Earnings (loss) before provision (benefit) for income taxes	19,700	(1,600)	27,700
Provision (benefit) for income taxes	7,500	(600)	10,600

Earnings (loss) from discontinued operations	12,200	(1,000)	17,100

Gain on sale of discontinued operations	—	—	2,400
Tax provision on sale of discontinued operations	—	—	600

	—	—	1,800

Earnings (loss) from discontinued operations	$12,200	$(1,000)	$18,900

Depreciation and amortization expense	$16,101	$315	$14,902

*	Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to December 31, 2003 include approximately $600,000 of severance and other costs associated with the closure of certain manufacturing facilities. Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to December 31, 2003 also include approximately $1,300,000 of costs and expenses for expanded distribution including new customers.

      The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to the “— Liquidity and Capital Resources” section for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

      In accordance with the adoption of SFAS No. 142, the Company ceased recording goodwill amortization expense as of January 1, 2002. The table that follows presents earnings from continuing operations and net earnings for the year ended December 31, 2001, as adjusted, to reflect the elimination of goodwill amortization expense and the related income tax impact:

	For the Year Ended
	December 31, 2001

	Earnings from
	Continuing
	Operations	Net Earnings

	(Amounts in thousands)
As reported in the accompanying consolidated statement of operations	$32,800	$8,000
Eliminate goodwill amortization expense	8,718	16,394
Eliminate related tax impact	(118)	(294)

As adjusted	$41,400	$24,100

      Comprehensive income included in stockholders’ investment was approximately $44,700,000 for 2002. Included in comprehensive income was a loss of approximately $22,700,000 (net of tax benefit of approximately $12,900,000) primarily as a result of actuarial losses due to market declines in plan assets, compensation increases and changes in discount rates and a gain recorded on the change in the cumulative amount of currency translation adjustment of approximately $5,250,000. (See Notes 1 and 8 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net income (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net income (loss) for a more complete analysis of the Company’s profitability, as net income (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

      Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in the Company’s senior secured credit facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with the 2003 Recapitalization, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this “Results of Operations” section for a complete evaluation of the Company’s operating performance.

      The following table presents a reconciliation from net earnings (loss), which is the most directly comparable GAAP operating performance measure, to EBITDA:

	For the Periods

	Post-2003
	Recapitalization	Pre-2003 Recapitalization

	Jan. 10, 2003 -	Jan. 003 -	Jan. 1, 2002 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002

	(Am	ounts in thousands)
Net earnings (loss)*	$74,200	$(61,900)	$62,500
Provision (benefit) for income taxes from continuing operations	41,300	(21,800)	29,500
Provision (benefit) for income taxes from discontinued operations	7,500	(600)	11,200
Interest expense from continuing operations	57,627	1,054	52,410
Interest expense from discontinued operations	38,733	1,234	44,224
Investment income from continuing operations	(1,482)	(119)	(5,943)
Investment income from discontinued operations	(196)	(2)	(1,523)
Depreciation expense from continuing operations	17,502	586	26,130
Depreciation expense from discontinued operations	10,865	245	11,784
Amortization expense from continuing operations	14,460	67	2,988
Amortization expense from discontinued operations	5,236	70	3,118

EBITDA	$265,745	$(81,165)	$236,388

*	Includes approximately $12,200,000, $(1,000,000) and $18,900,000 of earnings (loss) from discontinued operations for the periods from January 10, 2003 to December 31, 2003 and from January 1, 2003 to January 9, 2003 and the year ended December 31, 2002, respectively. (See Note 10 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

EBITDA includes approximately $83,000,000 and $6,600,000 of expenses and charges arising from the 2003 Recapitalization recorded in the period from January 1, 2003 to January 9, 2003 and the year ended December 31, 2002, respectively (see Notes 2 and 11 of the Notes to the Consolidated Financial Statements included elsewhere herein) and approximately $1,500,000 of stock based compensation from adopting SFAS No. 123 and $600,000 of compensation expense in the fourth quarter of 2003 from the sale of stock (see Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein).

Year Ended December 31, 2002 as Compared to the Year Ended December 31, 2001

      Consolidated net sales increased approximately $90,300,000 or 7.0% for 2002 as compared to 2001. The Company’s segments have a significant number of different products across a wide range of price points and numerous distribution channels that do not always allow meaningful quantitative analysis to be performed with respect to the effect on net sales of changes in units sold or the price per unit sold. The Company, however, does ensure that whenever the underlying causes of material increases or decreases in consolidated net sales can be adequately analyzed and quantified, appropriate disclosure of such reasons, including changes in price, volume and the mix of products sold is made. The effect of changes in foreign currency exchange rates accounted for approximately $5,600,000 of the increase in net sales in 2002. In the Residential Building Products Segment, net sales increased approximately $69,600,000 or 10.5% and include an increase of approximately $3,800,000 attributable to the effect of changes in foreign currency exchange rates. In the Air Conditioning and Heating Products Segment, net sales increased approximately $20,700,000 or 3.3% and include an increase of approximately $1,800,000 attributable to the effect of changes in foreign currency exchange rates.

      Overall, increases in sales levels in 2002 reflect continued strength in new home construction and remodeling markets and favorable weather conditions, partially offset by the continued slowdown in the manufactured housing market. For the years ended December 31, 2002 and 2001, the Company’s net sales to customers serving the manufactured housing markets, principally consisting of air conditioners and furnaces, constituted approximately 8.5% and 9.8%, respectively, of the Company’s consolidated net sales. The increase in net sales volume in the Residential Building Products Segment was, in part, the result of steady new home construction and strong remodeling business, increases in average unit sales prices of range hoods due to changes in product mix and increased sales of garage door openers. The increase in net sales in the Air Conditioning and Heating Products Segment, was principally due to continued growth resulting from this segment’s brand-name strategy resulting in increased sales volume of HVAC products to the residential site built market, partially offset by the general slowdown in commercial construction activity which reduced the level of shipments of the Company’s commercial HVAC products and lower sales to the manufactured housing market in this segment in 2002 as continued softness was being experienced by this industry.

      Cost of products sold, as a percentage of net sales, decreased from approximately 73.1% for the year ended 2001 to approximately 71.7% for the year ended 2002. In the Residential Building Products Segment, cost of products sold for 2002 was approximately $480,000,000 compared to $443,200,000 for 2001 and includes an increase of approximately $3,200,000 related to the effect of changes in foreign currency exchange rates. In the Air Conditioning and Heating Products Segment cost of products sold was approximately $512,300,000 for 2002 compared to approximately $502,400,000 for 2001. Cost of products sold for 2002 includes an increase of approximately $1,500,000 related to the effect of changes in foreign currency exchange rates while cost of products sold for 2001 includes an increase of $2,700,000 over 2000 attributable to costs incurred in the start-up of a residential HVAC manufacturing facility.

      Material costs represented approximately 44.0% and 45.4% of net sales for the years 2002 and 2001, respectively. Material costs as a percentage of net sales decreased for the year 2002 as compared to the year 2001, primarily due to increased net sales levels and decreases in product costs including lower costs achieved from the Company’s strategic sourcing software and systems development discussed further below.

      The decrease in the percentage in 2002 as compared to 2001 principally resulted from reductions realized in the cost of certain purchased materials and component parts, in part, due to lower prices and the effect of lower costs from cost reduction measures implemented in 2001. The Company realized slightly lower prices on steel products for the first half of 2002 as compared to 2001, but higher steel prices in the second half of 2002 began to mitigate cost savings achieved. In addition, increased sales volume of HVAC products to residential site built customers in the Air Conditioning and Heating Products Segment and increased sales volume and higher average unit sales prices of range hoods due to changes in product mix toward higher priced units in the Residential Building Products Segment, all without a proportionate increase in cost (in part, reflecting increased sales without an increase in fixed costs) were also a factor. During 2002 the Company estimates that it realized benefits related to its strategic sourcing software and systems development of between approximately $9,000,000 and $17,000,000 of lower cost of sales, before implementation costs as compared to between approximately $4,000,000 and $6,000,000 of lower cost of sales, before implementation costs in 2001. Cost savings achieved from this strategy were partially offset by the effect of increases in steel prices noted above. Had all year-end inventory values been stated on a FIFO basis, year-end inventory would have been approximately $800,000 higher in 2002 and $2,700,000 higher in 2001. Overall, changes in the cost of products sold as a percentage of net sales for one period as compared to another period may reflect a number of factors including changes in the relative mix of products sold, the effect of changes in sales prices, material costs and changes in productivity levels.

      Selling, general and administrative expense increased from $226,500,000 or approximately 17.5% as a percentage of net sales in the year 2001 to approximately $262,600,000 or approximately 19.0% as a percentage of net sales in the year 2002. SG&A in 2002 includes approximately $3,700,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development, approximately $2,100,000 of fees and expenses incurred in connection with the Company’s re-audit of its

Consolidated Financial Statements for each of the three years in the period ended December 31, 2001, and a $4,400,000 charge relating to an incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan all of which are recorded in unallocated and approximately $1,000,000 in the fourth quarter of 2002 relating to restructuring charges in the Residential Building Products Segment. The direct expenses and fees associated with the Company’s strategic sourcing software and systems development, the fees and expenses related to the re-audit of the Company’s Consolidated Financial Statements and the charge relating to an incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan are set forth separately in the segment data. SG&A in 2001 included approximately $5,500,000 of fees and expenses related to the Company’s strategic sourcing software and systems development recorded in unallocated. All of the above amounts are set forth separately in the segment data except for the restructuring charges in the fourth quarter of 2002, which were recorded in the Residential Building Products Segment.

      The increase in the percentage is due, in part, to compensation and benefit expenses of certain members of management prior to the 2003 Recapitalization in 2002.

      Amortization of goodwill and intangible assets, as a percentage of net sales, decreased from approximately 0.9% in 2001 to approximately 0.2% in 2002. Beginning January 1, 2002, goodwill is no longer being amortized by the Company in accordance with the adoption of SFAS No. 142. Amortization of goodwill of continuing operations was approximately $8,700,000 for 2001, as determined under accounting principles generally accepted in the United States in effect in the year 2001. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein).

      Expenses and charges arising from the 2003 Recapitalization were $6,600,000 or 0.5%, as a percentage of net sales, in 2002. See “— Liquidity and Capital Resources” and Notes 1, 2 and 14 of the Notes to the Consolidated Financial Statements included elsewhere herein, for further discussion of these expenses and charges.

      Consolidated operating earnings increased approximately $9,900,000 or approximately 9.0% from approximately $109,700,000 in 2001 to approximately $119,600,000 in 2002 as a result of the factors discussed above.

      Consolidated operating earnings have been reduced by depreciation and amortization expense (other than amortization of deferred debt expense and debt discount) of approximately $29,100,000 and $37,100,000 for 2002 and 2001, respectively.

      Operating earnings of the Residential Building Products Segment were approximately $122,900,000 in 2002 compared to approximately $93,700,000 in 2001 and include an increase of approximately $200,000 from the effect of foreign currency exchange rates in 2002, and a decrease of $1,000,000 relating to restructuring charges recorded in the fourth quarter of 2002. Operating earnings of the Air Conditioning and Heating Products Segment were approximately $61,500,000 in 2002 compared to approximately $53,800,000 in 2001 and include a decrease of approximately $100,000 from the effect of foreign currency exchange rates in 2002 and approximately $2,700,000 attributable to costs incurred in the start-up of a residential HVAC manufacturing facility in 2001. The operating expense in unallocated was approximately $64,800,000 for the year ended December 31, 2002 compared to expense of approximately $37,800,000 in 2001 and includes the effect of approximately $6,600,000 of fees and expenses in 2002 associated with the 2003 Recapitalization of the Company, the effect of the incentive earned by certain of the Company’s officers under the Company’s 1999 Equity Performance Plan of approximately $4,400,000 in the second quarter of 2002, the effect of the fees and expenses incurred in connection with the Company’s re-audit of its Consolidated Financial Statements for each of the three years in the period ended December 31, 2001 of approximately $2,100,000 in the third quarter of 2002 and $3,700,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development incurred in 2002.

      The increase in operating earnings in the Residential Building Products Segment was primarily as a result of increased sales volume due to continued strength in 2002 in new home construction and remodeling markets, favorable weather conditions, increases in sales volume and higher average unit sales prices of range hoods due to changes in product mix and increased sales of garage door openers. The increase in operating earnings in the Air Conditioning and Heating Products Segment in 2002 was principally due to increased sales volume of HVAC products to customers serving the residential site built market, partially offset by a decrease in operating earnings of commercial products principally due to the softness in the commercial construction market. During 2002, both segments realized benefits associated with the Company’s strategic sourcing software and systems development.

      Operating earnings of foreign operations, consisting primarily of the results of operations of the Company’s Canadian and European subsidiaries, were approximately 7.2% and 6.3% of operating earnings (before unallocated and corporate expense) in 2002 and 2001, respectively. Sales and earnings derived from international markets are subject to, among others, the risks of currency fluctuations.

      Interest expense in 2002 increased approximately $600,000 or approximately 1.2% as compared to 2001. The increase in interest expense is primarily due to approximately $2,200,000 in 2002 associated with the refinancing of the Company’s 9 7/8% senior subordinated notes due 2011 and increased interest and deferred debt amortization associated with the Company’s senior secured credit facility entered into in 2002 partially offset by duplicative interest expense of approximately $1,750,000 incurred in 2001 in connection with the refinancing of the Company’s 9 7/8% senior subordinated notes due 2004 since the redemption of the 9 7/8% senior subordinated notes due 2004 did not occur on the same day as the financing. Interest allocated to discontinued operations remained unchanged at approximately $41,800,000 for the years ended December 31, 2002 and 2001. (See “— Liquidity and Capital Resources” and Notes 6, 10 and 16 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      On July 11, 2001, the Company redeemed $204,822,000 principal amount of the Company’s 9 7/8% senior subordinated notes due 2004, plus an approximate $2,900,000 redemption premium thereon. As a result of this redemption, the Company recorded a pre-tax loss of approximately $5,500,000 in the third quarter of 2001. (See Note 6 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      Investment income decreased approximately $2,300,000 or 28.0% in 2002 as compared to 2001 primarily as a result of (a) approximately $1,700,000 of interest income resulting from the favorable abatement of state income taxes in 2001, (b) additional interest income of approximately $500,000 in 2001, earned on the funds from the financing held in escrow for the subsequent redemption of the 9 7/8% senior subordinated notes due 2004 and (c) lower investment income rates in 2002. Included in investment income was approximately $2,600,000 in 2002 and $2,200,000 in 2001, respectively, related to restricted investments and marketable securities held by certain pension trusts (including related party amounts). (See Note 8 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      The provision for income taxes from continuing operations was approximately $29,500,000 for 2002 as compared to approximately $27,800,000 for 2001. The income tax rates in both years differed from the United States Federal statutory rate of 35% principally as a result of the effect of non-deductible expenses, foreign income tax on foreign source income, state income tax provisions and, in 2002, by the effect of approximately $2,000,000 of income taxes no longer required as a result of the Company’s Hong Kong subsidiary permanently investing un-remitted foreign earnings outside the United States and, in 2001 non-deductible amortization expense (for tax purposes). Beginning January 1, 2002, goodwill and intangible assets determined to have an indefinite life are no longer being amortized (non-deductible for tax purposes). (See Notes 1 and 5 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      The table that follows presents a summary of the operating results of discontinued operations for 2002 and 2001. (See Notes 1 and 10 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

	For the Years Ended
	December 31,

	2002	2001

	(Amounts in thousands)
Net sales	$529,700	$787,400

Operating earnings of discontinued operations*	$70,401	$43,188
Interest expense, net	(42,701)	(47,688)

Earnings (loss) before provision for income taxes	27,700	(4,500)
Provision for income taxes	10,600	300

Earnings (loss) from discontinued operations	17,100	(4,800)

Gain (loss) on sale of discontinued operations	2,400	(34,000)
Tax provision (benefit) on sale of discontinued operations	600	(14,000)

	1,800	(20,000)

Earnings (loss) from discontinued operations	18,900	(24,800)

Depreciation and amortization expense	$14,902	$26,291

*	Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated Other, net in the Company’s segment reporting.

      Operating earnings (loss) of discontinued operations for the year ended December 31, 2001 include approximately $600,000 of direct expenses and fees associated with the Company’s strategic sourcing software and systems development and approximately $3,200,000 of net death benefit insurance proceeds related to life insurance maintained on former managers, both of which were previously included within Unallocated other, net in the Company’s segment reporting. Operating earnings (loss) of discontinued operations for the year ended December 31, 2001 also include approximately $300,000 of manufacturing costs incurred in connection with the start-up of a vinyl fence and decking facility, which were previously included in the WDS Segment in the Company’s segment reporting.

      In accordance with the adoption of SFAS No. 142, the Company ceased recording goodwill amortization expense as of January 1, 2002. The table that follows presents earnings from continuing operations and net earnings for the year ended December 31, 2001, as adjusted, to reflect the elimination of goodwill amortization expense and the related income tax impact:

	For the Year Ended
	December 31, 2001

	Earnings from
	Continuing
	Operations	Net Earnings

	(Amounts in thousands)
As reported in the accompanying consolidated statement of operations	$32,800	$8,000
Eliminate goodwill amortization expense	8,718	16,394
Eliminate related tax impact	(118)	(294)

As adjusted	$41,400	$24,100

      Comprehensive income included in stockholder’s investment was approximately $44,700,000 for 2002. Included in comprehensive income was a loss of approximately $22,700,000 (net of tax benefit of approximately $12,900,000) primarily as a result of actuarial losses due to market declines in plan assets, compensation increases and changes in discount rates and a gain recorded on the change in the cumulative amount of currency translation adjustment of approximately $5,250,000. (See Notes 1 and 8 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to the “— Liquidity and Capital Resources” section for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

      EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under GAAP and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net income (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S. federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net income (loss) for a more complete analysis of the Company’s profitability, as net income (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

      Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s board of directors, shareholders, various banks participating in the Company’s senior secured credit facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with the 2003 Recapitalization, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this “Results of Operations” section for a complete evaluation of the Company’s operating performance.

      The following table presents a reconciliation from net earnings, which is the most directly comparable GAAP operating performance measure, to EBITDA:

	For the Years Ended
	December 31,

	2002	2001

	(Amounts in thousands)
Net earnings*	$62,500	$8,000
Provision for income taxes from continuing operations	29,500	27,800
Provision (benefit) for income taxes from discontinued operations	11,200	(13,700)
Interest expense from continuing operations	52,410	51,748
Interest expense from discontinued operations	44,224	50,150
Investment income from continuing operations	(5,943)	(8,189)
Investment income from discontinued operations	(1,523)	(2,462)
Depreciation expense from continuing operations	26,130	25,166
Depreciation expense from discontinued operations	11,784	15,148
Amortization expense from continuing operations	2,988	11,955
Amortization expense from discontinued operations	3,118	11,143

EBITDA	$236,388	$176,759

*	Includes approximately $18,900,000 and $(24,800,000) of earnings (loss) from discontinued operations for the years ended December 31, 2002 and 2001, respectively. (See Note 10 of the Notes to the Consolidated Financial Statements included elsewhere herein).

EBITDA includes approximately $6,600,000 of expenses and charges arising from the 2003 Recapitalization recorded for the year ended December 31, 2002. (See Notes 2 and 11 of the Notes to the Consolidated Financial Statements included elsewhere herein).

      This “Results of Operations” and the “— Liquidity and Capital Resources” section which follows contain various tables that are intended to assist the reader in reconciling current results with the prior period.

Six Months Ended July 3, 2004 as Compared to Six Months Ended July 5, 2003

      The first six months of 2004 has been compared to the combined first six months of 2003 pre- and post-2003 Recapitalization periods for purposes of management’s discussion and analysis of financial condition and results of operations. Any references below to the first six months of 2003 shall refer to the combined periods. Material fluctuations in operations resulting from the effect of purchase accounting have been highlighted.

	Pre-2003	Post-2003
	Recapitalization	Recapitalization
			Combined Six
	January 1, 2003 -	January 10, 2003 -	Months Ended
	January 9, 2003	July 5, 2003	July 5, 2003

	(Dollar amounts in thousands)
	(Unaudited)
Net sales:
Residential Building Products	$16,338	$379,461	$395,799
Air Conditioning and Heating Products	8,613	346,645	355,258

Consolidated net sales	$24,951	$726,106	$751,057

Operating earnings (loss):
Residential Building Products	$2,731	$58,547	$61,278
Air Conditioning and Heating Products	(1,258)	35,492	34,234

Subtotal	1,473	94,039	95,512
Unallocated:
Expenses and charges arising from the 2003 Recapitalization	(83,000)	—	(83,000)
Strategic sourcing software and systems development expense	(100)	(1,700)	(1,800)
Stock based compensation charges	—	(800)	(800)
Other, net	(138)	(13,168)	(13,306)

Consolidated operating earnings (loss)	$(81,765)	$78,371	$(3,394)

Depreciation and amortization expense:
Residential Building Products	$348	$10,583	$10,931
Air Conditioning and Heating Products	290	5,745	6,035
Other	15	193	208

	$653	$16,521	$17,174

Operating earnings (loss) margin:
Residential Building Products	16.7%	15.4%	15.5%
Air Conditioning and Heating Products	(14.6)	10.2	9.6
Consolidated	(327.7)%	10.8%	(0.5)%
Depreciation and amortization expense as a % of net sales:
Residential Building Products	2.1%	2.8%	2.8%
Air Conditioning and Heating Products	3.4	1.7	1.7
Consolidated	2.6%	2.3%	2.3%

      The tables that follow present the unaudited net sales from continuing operations, operating earnings from continuing operations and depreciation and amortization expense from continuing operations for the Company’s principal segments for the six months ended July 3, 2004 and the combined period ended July 5, 2003, the dollar amount and percentage change of such results as compared to the prior comparable period and the percentage to net sales of operating earnings and depreciation and amortization expense for the six months ended July 3, 2004 and the combined period ended July 5, 2003:

			Change in Earnings in
			the First Six Months
	Six Months Ended		2004 as Compared to
			2003
	July 3,	July 5,
	2004	2003(1)	$	%

	(Dollar amounts in thousands)
Net sales:
Residential Building Products	$482,148	$395,799	$86,349	21.8%
Air Conditioning and Heating Products	373,688	355,258	18,430	5.2

Consolidated net sales	$855,836	$751,057	$104,779	14.0%

Operating earnings (loss):
Residential Building Products*	$81,714	$61,278	$20,436	33.3%
Air Conditioning and Heating Products*	25,290	34,234	(8,944)	(26.1)

Subtotal	107,004	95,512	11,492	12.0
Unallocated:
Expenses and charges arising from the 2003 Recapitalization	—	(83,000)	83,000	100.0
Strategic sourcing software and systems development expense	—	(1,800)	1,800	100.0
Stock based compensation charges	(2,300)	(800)	(1,500)	(187.5)
Other, net	(16,637)	(13,306)	(3,323)	(25.0)

Consolidated operating earnings (loss)	$88,067	$(3,394)	$91,469	2,695.0%

Depreciation and amortization expense**:
Residential Building Products	$11,881	$10,931	$950	8.7%
Air Conditioning and Heating Products	7,722	6,035	1687	28.0
Other	305	208	97	46.6

	$19,908	$17,174	$2,734	15.9%

Operating earnings margin:
Residential Building Products	16.9%	15.5%
Air Conditioning and Heating Products	6.8	9.6
Consolidated	10.3%	(0.5)%
Depreciation and amortization expense as a % of net sales:
Residential Building Products	2.5%	2.8%
Air Conditioning and Heating Products	2.1	1.7
Consolidated	2.3%	2.3%

(1)	The six months ended July 5, 2003 represents the combined pre- and post-2003 Recapitalization periods of January 1, 2003 through January 9, 2003 and January 10, 2003 through July 5, 2003, respectively.

*	The operating results of the Air Conditioning and Heating Products Segment for the first six months ended July 3, 2004 include approximately $1,900,000 of costs associated with the closure of certain manufacturing facilities and approximately $5,900,000 of estimated inefficient production costs and expenses associated with the start-up of a new manufacturing facility. The operating results of the Air Conditioning and Heating Products Segment for the period from January 10, 2003 to July 5, 2003 include approximately $1,400,000 of costs associated with the closure of certain manufacturing facilities and approximately $550,000 of costs and expenses associated with the start-up of a new manufacturing facility. There were no costs recorded in the period from January 1, 2003 to January 9, 2003 related to the closure of certain manufacturing facilities within the Air Conditioning and Heating Products Segment. The operating results of the Residential Building Products Segment for the six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003 include approximately $600,000 and $100,000, respectively, of compensation expense related to stock options issued to employees of this segment in accordance with SFAS No. 123 and the operating results of the Air Conditioning and Heating products Segment for the six months ended July 3, 2004 include approximately $400,000 of compensation expense related to stock options issued to employees of this segment in accordance with SFAS No. 123.

**	During the six months ended July 3, 2004 and the period from January 10, 2003, the Company reflected approximately $200,000 and $4,900,000, respectively, of excess purchase price allocated to inventory as a non-cash charge to cost of products sold. In the first six months ended July 3, 2004, all $200,000 was allocated to the Residential Buildings Products Segment and for the period from January 10, 2003 to July 5, 2003, approximately $4,300,000 was allocated to the Residential Building Products Segment and approximately $600,000 was allocated to the Air Conditioning and Heating Products Segment.

      The first six months of 2004 has been compared to the combined first months of 2003 pre- and post-2003 Recapitalization periods for purposes of management’s discussion and analysis of financial condition and results of operations. Any references, below, to the first six months of 2003 shall refer to the combined periods. Material fluctuations in operations resulting from the effect of purchase accounting have been highlighted.

	Pre-2003	Post-2003
	Recapitalization	Recapitalization	Combined First
			Six Months
	Jan. 1, 2003 -	Jan. 10, 2003 -	Ended
	Jan. 9, 2003	July 5, 2003	July 5, 2003

	(Dollar amounts in millions)
	(Unaudited)
Net sales	$24.9	$726.1	$751.0
Cost of products sold	18.6	520.4	539.0
Selling, general and administrative expenses, net	5.0	123.5	128.5
Amortization of intangible assets	0.1	3.8	3.9
Expenses and charges arising from the 2003 Recapitalization	83.0	—	83.0

Operating earnings (loss)	(81.8)	78.4	(3.4)
Interest expense	(1.0)	(29.5)	(30.5)
Investment income	0.1	0.7	0.8

Earnings (loss) before provision (benefit) for income taxes	(82.7)	49.6	(33.1)
Provision (benefit) for income taxes	(21.8)	20.1	(1.7)

Earnings (loss) from continuing operations	(60.9)	29.5	(31.4)
Loss from discontinued operations	(1.0)	1.9	0.9

Net earnings (loss)	$(61.9)	$31.4	$(30.5)

	Percentage of Net Sales

	Pre-2003	Post-2003	Combined First
	Recapitalization	Recapitalization	Six Months
	Jan. 1, 2003 -	Jan. 10, 2003 -	Ended
	Jan. 9, 2003	July 5, 2003	July 5, 2003

Net sales	100.0%	100.0%	100.0%
Cost of products sold	74.7	71.7	71.8
Selling, general and administrative expenses, net	20.1	17.0	17.1
Amortization of intangible assets	0.4	0.5	0.5
Expenses and charges arising from the 2003 Recapitalization	333.3	—	11.1

Operating earnings (loss)	(328.5)	10.8	(0.5)
Interest expense	(4.0)	(4.1)	(4.0)
Investment income	0.4	0.1	0.1

Earnings (loss) before provision (benefit) for income taxes	(332.1)	6.8	(4.4)
Provision (benefit) for income taxes	(87.5)	2.8	(0.2)

Earnings (loss) from continuing operations	(244.6)	4.0	(4.2)
Loss from discontinued operations	(4.0)	0.3	(0.1)

Net earnings (loss)	(248.6)%	4.3%	(4.1)%

      The tables that follow set forth, for the periods presented, (a) certain unaudited consolidated operating results, (b) the change in the amount and the percentage change of such results as compared to the prior comparable period, (c) the percentage which such results bear to net sales, and (d) the change of such percentages as compared to the prior comparable period. The results of operations for the first six months ended July 3, 2004 are not necessarily indicative of the results of operations to be expected for any other interim period or the full year.

			Change in Earnings
	First Six Months		in the First Six
	Ended		Months 2004 as
			Compared to 2003
	July 3,	July 5,
	2004	2003(1)	$	%

	(Dollar amounts in millions)
Net sales	$855.8	$751.0	$104.8	14.0%
Cost of products sold	605.1	539.0	(66.1)	(12.3)
Selling, general and administrative expenses, net	155.8	128.5	(27.3)	(21.2)
Amortization of intangible assets	6.8	3.9	(2.9)	(74.4)
Expenses and charges arising from the 2003 Recapitalization	—	83.0	83.0	100.0

Operating earnings (loss)	88.1	(3.4)	91.5	*
Interest expense	(44.0)	(30.5)	(13.5)	(44.3)
Loss from debt retirement	(11.9)	—	(11.9)	*
Investment income	1.2	0.8	0.4	50.0

Earnings (loss) from continuing operations before provision (benefit) for income taxes	33.4	(33.1)	66.5	200.9
Provision (benefit) for income taxes	13.8	(1.7)	15.5	*

Earnings (loss) from continuing operations	19.6	(31.4)	51.0	162.4
Earnings (loss) from discontinued operations	67.4	(0.9)	66.5	*

Net earnings (loss)	$87.0	$(30.5)	$117.5	385.2%

	Percentage of
	Net Sales
	First Six Months
	Ended		Change in Percentage
			for the First Six
	July 3,	July 5,	Months 2004 as
	2004	2003(1)	Compared to 2003

Net sales	100.0%	100.0%	—%
Cost of products sold	70.7	71.8	1.1
Selling, general and administrative expenses, net	18.2	17.1	(1.1)
Amortization of intangible assets	0.8	0.5	(0.3)
Expense and charges arising from the 2003 Recapitalization	—	11.1	11.1

Operating earnings (loss)	10.3	(0.5)	10.8
Interest expense	(5.1)	(4.0)	(1.1)
Loss from debt retirement	(1.4)	—	(1.4)
Investment income	0.1	0.1	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	3.9	(4.4)	8.3
Provision (benefit) for income taxes	1.6	(0.2)	1.8

Earnings (loss) from continuing operations	2.3	(4.2)	6.5
Earnings (loss) from discontinued operations	7.9	(0.1)	7.8

Net earnings (loss)	10.2%	(4.1)%	14.3%

(1)	The six month period ended July 5, 2003 represents the combined pre-and post-2003 Recapitalization periods of January 1, 2003 through January 9, 2003 and January 10, 2003 through July 5, 2003, respectively.

*	not meaningful

      The Company’s segments have a significant number of different products across a wide range of price points and numerous distribution channels that do not always allow meaningful quantitative analysis to be performed with respect to the effect on net sales of changes in units sold or the price per unit sold. The Company however, does ensure that whenever the underlying causes of material increases or decreases in consolidated net sales can be adequately analyzed and quantified, that appropriate disclosure of such reasons, including changes in price, volume and the mix of products sold is made.

      Consolidated net sales from continuing operations increased approximately $58,400,000 or 15.0% for the second quarter of 2004 as compared to the second quarter of 2003 and increased approximately $104,800,000 or 14.0% for the first six months of 2004 as compared to the first six months of 2003. Net sales increased for the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 as a result of the effect of changes in foreign currency exchange rates, the acquisitions of Elan, SPC, OSCO and OmniMount in the Residential Building Products Segment, as well as, price increases and higher net sales volume.

      In the Residential Building Products Segment, net sales increased approximately $50,700,000 or 26.0% for the second quarter of 2004 as compared to the second quarter of 2003 and increased approximately $86,300,000 or 21.8% for the first six months of 2004 as compared to the first six months of 2003. The second quarter and first six months of 2004 include increases of approximately $3,200,000 and $11,000,000, respectively, attributable to the effect of changes in foreign currency exchange rates and approximately $21,900,000 and $37,300,000, respectively, attributable to the acquisitions of Elan in January of 2003, SPC in July of 2003, OSCO in December of 2003 and OmniMount in March of 2004. The increase in net sales volume in the Residential Building Products Segment in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 was primarily due to increased volume of bathroom exhaust fans and range hoods as a result of the ongoing stability in the residential housing construction and remodeling markets and from the introduction of new products. To a lesser extent, net sales increased due to sales price increases.

      In the Air Conditioning and Heating Products Segment, net sales increased approximately $7,700,000 or 3.9% for the second quarter of 2004 as compared to the second quarter of 2003 and increased approximately $18,500,000 or 5.2% for the first six months of 2004 as compared to the first six months of 2003. The second quarter and first six months of 2004 include increases of approximately $1,900,000 and $5,800,000, respectively, attributable to the effect of changes in foreign currency exchange rates. Net sales in the Air Conditioning and Heating Products Segment for HVAC products sold to residential site-built customers constituted the largest category of product sold to a particular group of customers within this segment in the second quarter and first six months of 2004 and increased approximately 4.2% over the second quarter of 2003 and increased approximately 7.1% over the first six months of 2003. The increase in net sales in this segment in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 was due principally to continued growth from this segment’s brand-name strategy of HVAC products sold to customers serving the residential site built market. To a lesser extent, net sales increased due to sales price increases. These increases were partially offset by the general slowdown in commercial construction activity, which reduced sales of the Company’s commercial HVAC products by less than 1% before considering the effect of foreign exchange as continued softness is being experienced by this industry. The Company does not believe that it will see any meaningful recovery in the manufactured housing and commercial HVAC markets in 2004.

      Overall, increases in sales levels in the second quarter and first six months of 2004 reflect the ongoing stability of the housing construction and remodeling markets and our expanded branding effort in our line of air conditioning and heating products, partially offset by a slight decrease in net sales of certain products affected by the general slowdown in commercial construction activity and the continued softness in the manufactured housing market. For the second quarter of 2004 and 2003, the Company’s net sales to customers serving the manufactured housing markets, principally consisting of air conditioners and furnaces, constituted approximately 6.9% and 7.3%, respectively, of the Company’s consolidated net sales and for the first six months of 2004 and 2003, the Company’s net sales to customers serving the manufactured housing markets, principally consisting of air conditioners and furnaces, constituted approximately 6.5% and 7.1%, respectively, of the Company’s consolidated net sales.

      Cost of products sold was approximately $316,400,000 and $605,100,000 for the second quarter and first six months of 2004, respectively, as compared to approximately $280,700,000 and $539,000,000 for the second quarter and first six months of 2003, respectively. Cost of products sold, as a percentage of net sales, decreased from approximately 72.0% in the second quarter of 2003 to approximately 70.6% in the second quarter of 2004 and decreased from approximately 71.8% in the first six months of 2003 to approximately 70.7% in the first six months of 2004. Cost of products sold for the second quarter and first six months of 2004 includes: (1) approximately $12,400,000 and $20,900,000, respectively, of cost of products sold from the acquisitions of Elan, SPC, OSCO and OmniMount, (2) approximately $600,000 and $1,900,000, respectively, of severance and other costs associated with the closure of certain manufacturing facilities, (3) approximately $1,800,000 and $5,900,000, respectively, of estimated inefficient production costs and expenses associated with the start-up of a new manufacturing facility, (4) approximately $3,300,000 and $4,900,000, respectively, of increased depreciation expense of property, plant and equipment in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 arising from finalizing the fair value adjustments in the fourth quarter of 2003 as a result of the 2003 Recapitalization, (5) an increase of approximately $4,000,000 and $13,100,000, respectively, related to the effect of changes in foreign currency exchange rates and (6) a non-cash charge of approximately $200,000 for the second quarter and first six months of 2004 related to the amortization of purchase price allocated to inventory as a result of the OmniMount acquisition. Cost of products sold for the second quarter and first six months of 2003 include a non-cash charge of approximately $900,000 and $4,900,000, respectively, primarily related to the amortization of purchase price allocated to inventory as a result of the 2003 Recapitalization, approximately $1,400,000 of severance and other costs associated with the closure of certain manufacturing facilities and approximately $550,000 of costs and expenses associated with the startup of a new manufacturing facility.

      In the Residential Building Products Segment, cost of products sold for the second quarter and first six months of 2004 was approximately $156,700,000 and $306,000,000, respectively, as compared to approximately $129,000,000 and $264,800,00 in the second quarter and first six months of 2003, respectively. Cost of products sold in this segment for the second quarter and first six months of 2004 includes: (1) approximately $12,400,000 and $20,900,000, respectively, of cost of products sold from the acquisitions of Elan, SPC, OSCO and OmniMount, (2) approximately $2,100,000 and $2,700,000, respectively, of increased depreciation expense of property, plant and equipment in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 arising from finalizing the fair value adjustments in the fourth quarter of 2003 as a result of the 2003 Recapitalization, (3) an increase of approximately $2,500,000 and $8,300,000, respectively, related to the effect of changes in foreign currency exchange rates and (4) a non-cash charge of approximately $200,000 for the second quarter and first six months of 2004 related to the amortization of purchase price allocated to inventory as a result of the OmniMount acquisition. Cost of products sold in this segment for the second quarter and first six months of 2003 include approximately $900,000 and $4,300,000, respectively, related to the amortization of purchase price allocated to inventory related primarily to the 2003 Recapitalization.

      In the Air Conditioning and Heating Products Segment cost of products sold in the second quarter and first six months of 2004 was approximately $159,800,000 and $299,100,000, respectively, as compared to approximately $151,700,000 and $274,200,000, respectively, in the second quarter and first six months of 2003. Cost of products sold in this segment in the second quarter and first six months of 2004 includes: (1) an increase of approximately $1,500,000 and $4,800,000, respectively, related to the effect of changes in foreign currency exchange rates, (2) approximately $600,000 and $1,900,000, respectively, of costs associated with the closure of certain manufacturing facilities, (3) approximately $1,800,000 and $5,900,000, respectively, of estimated inefficient production costs and expenses associated with the start-up of a new manufacturing facility and (4) approximately $1,200,000 and $2,200,000, respectively, of increased depreciation expense of property, plant and equipment in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 arising from finalizing the fair value adjustments in the fourth quarter of 2003 as a result of the 2003 Recapitalization. Cost of products sold in this segment for the second quarter and first six months of 2003 include approximately $1,400,000 of severance and other costs associated with the closure of certain manufacturing facilities, approximately $550,000 of costs and expenses associated with the startup of a new manufacturing facility and also includes in the first six months of 2003 a non-cash charge of approximately $600,000 related to the amortization of purchase price allocated to inventory related to the 2003 Recapitalization. There were no additional charges to cost of products sold in this segment related to the amortization of purchase price allocated to inventory related to the 2003 Recapitalization in 2004 and the second quarter of 2003.

      Material costs were approximately 44.7% and 45.4% of net sales for the second quarter of 2004 and 2003, respectively and were approximately 44.0% and 44.5% of net sales for the first six months of 2004 and 2003, respectively. Both of the Company’s segments experienced material cost increases related primarily to purchases of steel, copper and aluminum in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003. These cost increases were offset by the effect of increased sales prices of certain of the Company’s products and material cost improvements due to the Company’s strategic sourcing initiatives.

      Overall, changes in the cost of products sold as a percentage of net sales for one period as compared to another period may reflect a number of factors including changes in the relative mix of products sold, the effect of changes in sales prices, material costs and changes in productivity levels.

      Selling, general and administrative expense was approximately $81,900,000 and $155,800,000 for the second quarter and first six months of 2004, respectively, as compared to approximately $63,400,000 and $128,500,000 for the second quarter and first six months of 2003, respectively. SG&A as a percentage of net sales increased from approximately 16.3% in the second quarter of 2003 to approximately 18.2% in the second quarter of 2004 and from approximately 17.1% in the first six months of 2003 to approximately 18.2% in the first six months of 2004. SG&A in the second quarter and first six months of 2004 includes: (1) approximately $5,600,000 and $10,600,000, respectively, of SG&A from the acquisitions of Elan, SPC, OSCO and OmniMount in the Residential Building Products Segment, (2) approximately $3,100,000 (of which approximately $2,100,000 is included in unallocated) and $3,300,000 (of which approximately $2,300,000 is included in unallocated), respectively, of stock based compensation expense and (3) increases of approximately $700,000 and $2,600,000, respectively, related to the effect of changes in foreign currency exchange rates. Approximately $400,000 and $1,600,000 of the increase in SG&A related to the effect of changes in foreign currency exchange is included in the Residential Building Products Segment in the second quarter and first six months of 2004, respectively, and approximately $300,000 and $1,000,000 of the increase in SG&A related to the effect of foreign currency exchange rates is included in the Air Conditioning and Heating Products Segment for the second quarter and first six months of 2004, respectively. SG&A in the second quarter of 2004 includes a non-cash foreign exchange gain of approximately $100,000, included in the Residential Building Products Segment and in the first six months of 2004 includes a non-cash foreign exchange loss of approximately $500,000 on intercompany debt not permanently invested between the Company’s subsidiaries, of which approximately $300,000 is included in the Residential Building Products Segment and $200,000 is included in unallocated. SG&A in the second quarter and first six months of 2003 includes approximately $300,000 and $1,800,000, respectively, of direct expenses and fees associated with the Company’s strategic sourcing software and systems development and approximately $200,000 and $900,000 (of which approximately $800,000 is included in unallocated), respectively, of stock based compensation from adopting SFAS No. 123. The direct expenses and fees associated with the Company’s strategic sourcing software and systems development, as well as the stock based compensation charges for the second quarter of 2003, are set-forth separately in the segment data. The second quarter and first six months of 2003 includes a non-cash foreign exchange loss of approximately $600,000 and $700,000, respectively, on intercompany debt not permanently invested between the Company’s subsidiaries, all of which is included in unallocated. The increase in the percentage in the second quarter and first six months of 2004 is principally due to acquisitions in the Residential Building Products Segment, which have a substantially higher level of SG&A than the overall segment.

      Amortization of intangible assets, as a percentage of net sales from continuing operations, increased from approximately 0.5% in the second quarter and first six months of 2003 to approximately 0.8% in the second quarter and first six months of 2004. This increase in the second quarter and first six months of 2004 is principally as a result of approximately $1,600,000 and $3,200,000, respectively, of increased amortization of intangible assets in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 arising from finalizing the fair value adjustments in the fourth quarter of 2003 related to the 2003 Recapitalization. Approximately $1,300,000 and $2,600,000 of this increase relates to the Residential Building Products Segment in the second quarter and first six months of 2004, respectively, and approximately $300,000 and $600,000 of this increase relates to the Air Conditioning and Heating Products Segment in the second quarter and first six months of 2004, respectively. (See Note A of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      Expenses and charges arising from the 2003 Recapitalization were approximately $83,000,000 in the first six months of 2003. See “— Liquidity and Capital Resources” and Notes A, B and F of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein, for further discussion of these expenses and charges.

      Consolidated operating earnings increased by approximately $2,700,000 from approximately $43,900,000, or 11.2% as a percent of net sales, in the second quarter of 2003 to approximately $46,600,000, or 10.4% as a percent of net sales, in the second quarter of 2004 and increased by approximately $91,500,000 from a loss of approximately $3,400,000, or 0.5% as a percent of net sales, in the first six months of 2003 to earnings of approximately $88,100,000, or 10.3% as a percent of net sales, in the first six months of 2004 as a result of the factors discussed above.

      Consolidated operating earnings have been reduced by depreciation and amortization expense (other than amortization of deferred debt expense and debt premium and discount) of approximately $10,600,000 and $6,900,000 for the second quarter of 2004 and 2003, respectively and by approximately $19,900,000 and $17,200,000 for the first six months of 2004 and 2003, respectively. Acquisitions accounted for approximately $200,000 and $300,000 of the increase in such depreciation and amortization expense in the second quarter and first six months of 2004, respectively. Consolidated operating earnings in the second quarter and first six months of 2004 include approximately $3,300,000 and $4,900,000, respectively, of increased depreciation expense of property, plant and equipment and approximately $1,600,000 and $3,200,000, respectively, of increased amortization of intangible assets in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 arising from finalizing the fair value adjustments of each in the fourth quarter of 2003 related to the 2003 Recapitalization. Consolidated operating earnings for the second quarter and first six months of 2004 include approximately $200,000 of amortization expense from purchase price allocated to inventory as a result of the OmniMount acquisition and consolidated operating earnings for the second quarter and first six months of 2003 include approximately $900,000 and $4,900,000, respectively, of amortization expense from purchase price allocated to inventory. Consolidated operating earnings for the second quarter of 2004 include a non-cash foreign exchange gain of approximately $100,000 and operating earnings for the first six months of 2004 include a non-cash foreign exchange loss of approximately $500,000 on intercompany debt not permanently invested between the Company’s subsidiaries. For the second quarter and first six months of 2003 operating earnings include a non-cash foreign exchange gain of approximately $600,000 and $700,000, respectively, on intercompany debt not permanently invested.

      Operating earnings of the Residential Building Products Segment in the second quarter and first six months of 2004 were approximately $41,700,000 and $81,700,000, respectively, as compared to approximately $31,600,000 and $61,300,000 in the second quarter and first six months of 2003, respectively. Operating earnings of this segment in the second quarter and first six months of 2004 include: (1) an increase of approximately $300,000 and $1,100,000, respectively, from the effect of foreign currency exchange rates, (2) approximately $4,000,000 and $5,900,000, respectively, of operating earnings contributed by the acquisitions of Elan, SPC, OSCO and OmniMount, (3) approximately $2,100,000 and $2,700,000, respectively, of increased depreciation expense of property, plant and equipment and approximately $1,300,000 and $2,600,000, respectively, of increased amortization of intangible assets in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 from finalizing the fair value adjustments of each in the fourth quarter of 2003 as a result of the 2003 Recapitalization, (4) approximately $600,000 in the second quarter and first six months of 2004 of stock-based compensation charges, (5) a non-cash charge of approximately $200,000 for the second quarter and first six months of 2004 related to the amortization of purchase price allocated to inventory as a result of the OmniMount acquisition and (6) a non-cash foreign exchange gain of approximately $100,000 and a non-cash foreign exchange loss of approximately $300,000, for the second quarter and first six months of 2004, respectively, on intercompany debt not permanently invested between the Company’s subsidiaries. Operating earnings of this segment in the second quarter and first six months of 2003 include approximately $900,000 and $4,300,000, respectively, of amortization expense from purchase price allocated to inventory related to the 2003 Recapitalization and approximately $100,000 of stock-based compensation charges in the second quarter and first six months of 2003. The increase in operating earnings in the Residential Building Products Segment in the second quarter and first six months of 2004 was primarily as a result of increased sales volume, principally bathroom exhaust fans and kitchen range hoods, due to the continued stability of new home construction and remodeling markets.

      Operating earnings of the Air Conditioning and Heating Products Segment were approximately $16,200,000 and $25,300,000 in the second quarter and first six months of 2004, respectively, as compared to approximately $19,000,000 and $34,200,000 in the second quarter and first six months of 2003, respectively. Operating earnings of this segment in the second quarter and first six months of 2004 include: (1) approximately $600,000 and $1,900,000, respectively, of costs associated with the closure of certain manufacturing facilities, (2) approximately $1,800,000 and $5,900,000, respectively, of estimated inefficient production costs and expenses associated with the start-up of a new manufacturing facility, (3) a decrease of approximately $100,000 from the effect of foreign currency exchange rates in the first six months of 2004, (4) approximately $1,200,000 and $2,200,000, respectively, of increased depreciation expense of property, plant and equipment and approximately $300,000 and $600,000, respectively, of increased amortization of intangible assets in the second quarter and first six months of 2004 as compared to the second quarter and first six months of 2003 from finalizing the fair value adjustments of each in the fourth quarter of 2003 related to the 2003 Recapitalization and (5) approximately $400,000 in the second quarter and first six months of 2004 of stock-based compensation charges. Operating earnings of this segment in the second quarter and first six months of 2003 include approximately $1,400,000 of costs associated with the closure of certain manufacturing facilities, approximately $550,000 of costs and expenses associated with the startup of a new manufacturing facility and in the first six months of 2004 include approximately $600,000 of amortization expense from purchase price allocated to inventory related to the 2003 Recapitalization. The decrease in operating earnings in the Air Conditioning and Heating Products Segment in the second quarter and first six months of 2004 was principally due to the general slowdown in the manufactured housing markets of certain product lines, as well as, costs in the residential sector related to the relocation of production to new manufacturing facilities and lower levels of efficiency and productivity related to the ramp up of production, partially offset by increased shipments of products to customers serving the residential site built market.

      The operating expense in Unallocated was approximately $11,300,000 and $18,900,000 for the second quarter and first six months of 2004, respectively, as compared to approximately $6,700,000 and $98,900,000 in the second quarter and first six months of 2003, respectively. Operating expense in Unallocated for the second quarter and first six months of 2004 includes approximately $2,100,000 and $2,300,000, respectively, of stock based compensation charges and a non-cash foreign exchange loss of approximately $200,000 in the first six months of 2004 on intercompany debt not permanently invested between the Company’s subsidiaries. Operating expense in Unallocated for the second quarter and first six months of 2003 includes approximately $200,000 and $800,000, respectively, of stock-based compensation charges and approximately $300,000 and $1,800,000, respectively, of direct expenses and fees associated with the Company’s strategic sourcing software and systems development. The second quarter and first six months of 2003 includes a non-cash foreign exchange loss of approximately $600,000 and $700,000, respectively, on intercompany debt not permanently invested between the Company’s subsidiaries. Operating expense in Unallocated for the first six months of 2003 also includes approximately $83,000,000 of fees and expenses associated with the 2003 Recapitalization.

      Operating earnings of foreign operations, consisting primarily of the results of operations of the Company’s Canadian and European subsidiaries were approximately 9.6% and 4.8% of operating earnings (before unallocated and corporate expense) in the second quarter of 2004 and 2003, respectively, and were approximately 10.2% and 4.6% in the first six months of 2004 and 2003, respectively. Sales and earnings derived from international markets are subject to, among others, the risks of currency fluctuations.

      Interest expense increased approximately $5,700,000 or approximately 44.9% in the second quarter of 2004 as compared to the second quarter of 2003 and increased approximately $13,500,000 or approximately 44.3% in the first six months of 2004 as compared to the first six months of 2003. The increase in interest expense in the second quarter and first six months is primarily due to approximately $9,100,000 and $18,100,000 related to the Company’s $515,000,000 aggregate principal amount at maturity ($340,000,000 gross proceeds) of its 10% Senior Discount Notes due May 15, 2011 (“Senior Discount Notes”) that were issued in the fourth quarter of 2003, duplicative interest arising during the waiting period from the call for redemption to the date of redemption of the 8 7/8% Senior Notes and interest allocated to discontinued operations of approximately $9,600,000 for the second quarter of 2003 and approximately $4,400,000 and $19,300,000 for the first six months of 2004 and 2003, respectively, partially offset by the effect of approximately $4,100,000 of interest expense in the first quarter of 2003 from the amortization of the Bridge Facility, a reduction of indebtedness from the debt redemptions and open market purchases and lower interest rates from the sale of Floating Rate Notes used to refinance the 8 7/8% Senior Notes. (See “— Liquidity and Capital Resources” and Notes B, D and H of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      During the first quarter of 2004, the Company called for redemption of all of the Company’s outstanding 9 1/4% Senior Notes due 2007 (“9 1/4% Notes”), all of its outstanding 9 1/8% Senior Notes due 2007 (“9 1/8% Notes”) and all of its outstanding 8 7/8% Senior Notes due 2008 (“8 7/8% Notes”). The redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes resulted in a pre-tax loss of approximately $11,958,000 in the first quarter of 2004, based upon the difference between the respective redemption prices and the estimated carrying values at the redemption dates of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes, which include the principal amount redeemed and the estimated remaining unamortized premium recorded in connection with the recapitalization. (See Note D of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      Investment income was approximately $300,000 in the second quarter of 2004 and 2003 and increased approximately $400,000 or 50.0% in the first six months of 2004 as compared to the first six months of 2003 primarily as a result of higher average invested balances.

      The provision for income taxes from continuing operations was approximately $11,800,000 and $13,000,000 for the second quarter of 2004 and 2003, respectively, and the provision for income taxes from continuing operations was approximately $13,800,000 for the first six months of 2004 as compared to a benefit for income taxes from continuing operations of approximately $1,700,000 for the first six months of 2003. The income tax rates in both the second quarter and first six months of 2004 and 2003 differed from the United States Federal statutory rate of 35% principally as a result of the effect of non-deductible expenses, foreign income tax on foreign source income, state income tax provisions, and in 2003 due to the 2003 Recapitalization. (See Notes A, B and J of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      The table that follows presents a summary of the operating results of discontinued operations for the periods presented. (See Note H of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

	For the Periods

			Pre-2003
	Post-2003 Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

	(Unaudited)
Net sales	$40,600	$253,600	$8,800

Operating earnings (loss) of discontinued operations*	$(3,244)	$21,771	$(368)
Interest expense, net	(4,556)	(18,671)	(1,232)

Loss before income tax benefit	(7,800)	3,100	(1,600)
Income tax benefit	(2,900)	1,200	(600)

Loss from discontinued operations	(4,900)	1,900	(1,000)

Gain on sale of discontinued operations	122,700	—	—
Income tax provision on sale of discontinued operations	50,400	—	—

	72,300	—	—

Earnings (loss) from discontinued operations	$67,400	$1,900	$(1,000)

Depreciation and amortization expense	$1,359	$8,478	$315

*	Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to July 5, 2003 include approximately $600,000 of severance and other costs associated with the closure of certain manufacturing facilities. Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to July 5, 2003 also include approximately $1,300,000 of costs and expenses for expanded distribution including new customers.

Operating earnings for the six months ended July 3, 2004 reflect the pre-tax impact of stock-based employee compensation charges of approximately $1,900,000 related to former Nortek Holdings’ stock options retained by employees of Ply Gem subsequent to the sale of Ply Gem. (See Note A of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein).

      SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”) addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 with early adoption permitted. The Company adopted SFAS No. 143 on January 1, 2003. Adoption of this accounting standard was not material to the Company’s Consolidated Financial Statements.

      SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” (“SFAS No. 145”), was issued in April 2002 and addresses the reporting of gains and losses resulting from the extinguishment of debt, accounting for sale-leaseback transactions and rescinds or amends other existing authoritative pronouncements. SFAS No. 145 requires that any gain or loss on extinguishment of debt that does not meet the criteria of APB 30 for classification as an extraordinary item shall not be classified as extraordinary and shall be included in earnings from continuing operations. The Company adopted SFAS No. 145 on January 1, 2003. Adoption of this accounting standard was not material to the results presented in the consolidated financial statements but did require reclassification of the Company’s $5,500,000 pre tax extraordinary loss recorded in 2001 to earnings from continuing operations.

      Effective January 1, 2003, the Company adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”), which addresses the accounting and reporting for costs associated with exit or disposal activities, nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”) and substantially nullifies EITF Issue No. 88-10, “Costs Associated with Lease Modification or Termination” (“EITF 88-10”). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material effect on the Company’s Consolidated Financial Statements (see Note 13 of the Notes to the Consolidated Financial Statements included elsewhere herein).

      On December 31, 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation.

      SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, “Interim Financial Reporting”. In the fourth quarter of 2003, the Company adopted the fair value method of accounting for stock based employee compensation in accordance with SFAS No. 123. (See Note 1 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

      In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). Along with new disclosure requirements, FIN 45 requires guarantors to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. This differs from the prior practice to record a liability only when a loss is probable and reasonably estimable. The recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted the disclosure provisions of FIN 45 as of December 31, 2002 and adopted the entire interpretation on January 1, 2003. Adoption of FIN 45 was not material to the Company’s Consolidated Financial Statements. (See Note 9 of the Notes to the Consolidated Financial Statements included elsewhere herein).

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements on FIN 46 apply to the Company immediately for all variable interest entities created after December 31, 2003 and begin on January 1, 2005 for all variable interest entities created prior to January 1, 2004. The adoption of FIN 46 on January 1, 2004 did not have any impact on the Company’s consolidated financial statements and is not expected to have a material impact in the future.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”), which clarifies the financial accounting and reporting proscribed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) for derivative instruments, including certain derivative instruments embedded in other contracts. Certain provisions of SFAS No. 149 related to implementation issues of SFAS No. 133 are already effective and other provisions related to forward purchases or sales are effective for both existing contracts and new contracts entered into after June 30, 2003. The Company has previously adopted SFAS No. 133, including the implementation issues addressed in SFAS No. 149, and the adoption of the new provisions of SFAS No. 149 on July 1, 2003 did not have an impact on the Company’s consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”), which addresses the accounting and reporting for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for all existing financial instruments beginning in the first interim period after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2003. The Company adopted SFAS No. 150 on July 1, 2003. Adoption of this accounting standard did not have an impact on the Company’s consolidated financial statements.

      In December 2003, the FASB reissued SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (“SFAS No. 132”) to require additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The revised SFAS No. 132 provides only for additional disclosures and does not change the accounting for pension and postretirement plans. The Company has previously adopted SFAS No. 132 and has provided the required new disclosures of the revised SFAS No. 132 in Note M of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.

      The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to “—Liquidity and Capital Resources” for liquidity measure disclosures with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

      EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net income (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net income (loss) for a more complete analysis of the Company’s profitability, as net income (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

      Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s board of directors, shareholders, various banks participating in the Company’s senior secured credit facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with the 2003 Recapitalization, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this Results of Operations section for a complete evaluation of the Company’s operating performance.

      The following table presents a reconciliation from net earnings (loss), which is the most directly comparable GAAP operating performance measure, to EBITDA:

	For the Periods

			Pre-2003
	Post-2003 Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
Net earnings (loss)*	$87,000	$31,400	$(61,900)
Provision (benefit) for income taxes from continuing operations	13,800	20,100	(21,800)
Provision (benefit) for income taxes from discontinued operations	47,500	1,200	(600)
Interest expense from continuing operations	43,993	29,427	1,054
Interest expense from discontinued operations	4,585	18,774	1,234
Investment income from continuing operations	(1,284)	(656)	(119)
Investment income from discontinued operations	(29)	(103)	(2)
Depreciation expense from continuing operations	12,836	7,703	586
Depreciation expense from discontinued operations	1,158	5,033	245
Amortization expense from continuing operations	7,072	8,818	67
Amortization expense from discontinued operations	201	3,445	70

EBITDA	$216,832	$125,141	$(81,165)

*	Includes approximately $67,400,000, $1,900,000 and $(1,000,000) of earnings (loss) from discontinued operations for the first six months ended July 3, 2004 and the periods from January 10, 2003 to July 5, 2003 and from January 1, 2003 to January 9, 2003, respectively. (See Note H of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

EBITDA includes approximately $83,000,000 of expenses and charges arising from the 2003 Recapitalization recorded in the period from January 1, 2003 to January 9, 2003 and approximately $5,200,000 and $1,000,000 of stock based compensation from adopting SFAS No. 123 recorded in the first six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003, respectively. (See Notes A, F and I of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

Liquidity and Capital Resources

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to a stock purchase Agreement among THL Buildco, THL Buildco Holdings and the stockholders of the former Nortek Holdings, dated July 15, 2004. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings, with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek with Nortek continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc., which we refer to in this prospectus as “Nortek Holdings”. In connection with the acquisition, members of Nortek management reinvested a portion of their equity interest in the former Nortek Holdings for an equity interest in Investors LLC, a Delaware limited liability company and the ultimate parent entity of Nortek, Inc., and interests in a deferred compensation plan established by Nortek Holdings.

      In connection with the acquisition, on August 27, 2004, THL Buildco completed an offering of $625,000,000 in aggregate principal amount of 8 1/2% senior subordinated notes due 2014, which was exempt from registration under the Securities Act. Immediately following the offering of these outstanding notes and as a result of the mergers described above, Nortek succeeded to all of the obligations as issuer of the outstanding notes.

      On July 20, 2004, the former Nortek Holdings and Nortek commenced tender offers to purchase for cash all of the former Nortek Holdings’ outstanding Senior Discount Notes, Nortek’s outstanding 9 7/8% senior subordinated notes due 2011 (the “9 7/8% Notes”) and Nortek’s outstanding floating rate notes due 2010 (the “Floating Rate Notes”). In connection with the acquisition, all of the former Nortek Holdings’ outstanding Senior Discount Notes and Nortek’s outstanding Floating Rate Notes that were not tendered pursuant to the tender offers were redeemed in accordance with the provisions of the indentures governing such notes permitting redemption. Nortek’s 9 7/8% Notes are not redeemable. Approximately $10 million in aggregate principal amount of Nortek’s 9 7/8% Notes remain outstanding. Approximately $925.3 million was used to repurchase $515 million in principal amount at maturity of the former Nortek Holdings’ Senior Discount Notes, $199 million in principal amount of Nortek’s Floating Rate Notes and $240 million in principal amount of Nortek’s 9 7/8% Notes.

      In connection with the acquisition, on August 27, 2004, Nortek entered into a senior secured credit facility with a syndicate of financial institutions and institutional lenders. Under the facility, Nortek borrowed $700 million under a term loan which will be amortized through quarterly payments equal to 0.25% of the original principal amount of the term loan or $1.75 million per quarter for the first six years, with the balance paid in four equal quarterly installments thereafter. The facility also provides for a revolving credit facility, with a maturity in August 2010, in an aggregate principal amount of $100 million, including both a letter of credit sub-facility and a swing line loan sub-facility. The proceeds of the term loan, together with the proceeds of the sale of the outstanding notes and the proceeds of a cash equity investment by an investor group lead by affiliates of Thomas H. Lee Partners, L.P., were used in connection with the THL Transactions, to refinance certain existing notes of Nortek and the former Nortek Holdings and to pay related transaction costs. Proceeds of revolving loans, swing line loans and letters of credit are available to provide financing for working capital and general corporate purposes.

      The interest rates applicable to loans under Nortek’s senior secured credit facility are, at Nortek’s option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period (or a nine or 12 month period, if available) chosen by Nortek, plus an applicable margin percentage. The alternate base rate will be the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which Nortek’s lenders are subject. Swing line loans will bear interest at the interest rate applicable to alternate base rate revolving loans.

      The applicable margin percentage is initially a percentage per annum equal to (1) 1.50% for alternate base rate term loans and 1.25% for alternate base rate revolving loans and (2) 2.50% for adjusted LIBOR rate term loans and 2.25% for adjusted LIBOR rate revolving loans. Nortek is also obligated to pay a commitment fee, quarterly in arrears, initially equal to 0.50% per annum in respect of any unused commitments under the revolving credit facility. Following the delivery of Nortek’s financial statements for the second full fiscal quarter after the closing, the applicable margin percentages and the commitment fee are subject to adjustment based upon its leverage ratio.

      The obligations under the senior secured credit facility are guaranteed by Nortek Holdings and by all of Nortek’s existing and future significant domestic “restricted subsidiaries” (as defined in the credit facility) and are secured by substantially all of our assets and the assets of the guarantors, whether now owned or later acquired, including a pledge of all of our capital stock, the capital stock of certain of our domestic subsidiaries and 65% of the capital stock of each of our significant foreign subsidiaries that is directly owned by us or a guarantor subsidiary.

      A summary of the approximate sources and uses of funds in connection with the acquisition and related transactions described above is as follows (in millions):

Sources:
Term loan facility	$700.0
Proceeds from the issuance of 8 1/2% senior subordinated notes	625.0
Sponsor and co-investor cash equity investment(1)	361.8
Cash from the former Nortek Holdings	153.3

$1,840.1

Uses:
Purchase price paid to selling stockholders	$816.3
Repayment of existing debt, including interest and redemption premiums	925.5
Other transaction fees and expenses	98.3

$1,840.1

(1)	Excludes approximately $111.8 million of equity in the former Nortek Holdings that Nortek management reinvested into Investors LLC and a deferred compensation plan of Nortek Holdings.

      From January 1, 2004 through February 3, 2004, the Company purchased approximately $14,800,000 of its 9 1/4% Notes and approximately $10,700,000 of its 9 1/8% Notes in open market transactions. On March 15, 2004, the Company redeemed all of the Company’s outstanding 9 1/4% Notes (approximately $160,200,000 in principal amount) and on March 14, 2004 redeemed all of its outstanding 9 1/8% Notes (approximately $299,300,000 in principal amount). The 9 1/4% Notes and 9 1/8% Notes were redeemed at a redemption price of 101.542% and 103.042%, respectively, of the principal amount thereof plus accrued and unpaid interest. The 9 1/4% Notes and 9 1/8% Notes ceased to accrue interest as of the respective redemption dates indicated above. The Company used the net after tax proceeds from the sale of Ply Gem of approximately $450,000,000, together with existing cash on hand, to fund the redemption of the 9 1/4% Notes and 9 1/8% Notes. On March 14, 2004, the Company redeemed $60,000,000 of the Company’s outstanding 8 7/8% Notes. On March 31, 2004, the Company redeemed the remaining $150,000,000 of its outstanding 8 7/8% Notes (see below). The 8 7/8% Notes were called at a redemption price of 104.438% of the principal amount thereof plus accrued and unpaid interest.

      On March 1, 2004, the Company completed the sale of $200,000,000 of Floating Rate Notes. The Company incurred fees and expenses, including the initial purchaser’s discount, of approximately $4,000,000 in connection with the sale, which will be amortized over the life of the Floating Rate Notes. The Company used the net proceeds of approximately $196,000,000 from the sale of the Floating Rate Notes, together with existing cash on hand, to fund the redemption of the 8 7/8% Notes. All of the outstanding Floating Rate Notes have been tendered through a tender offer or redeemed in accordance with the indenture for such notes.

      The open market purchases and the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes noted above resulted in a pre-tax loss of approximately $11,958,000 in the first quarter of 2004, based upon the difference between the respective redemption prices indicated above and the estimated carrying values at the redemption dates.

      On November 24, 2003, the Company completed the sale of $515,000,000 aggregate principal amount at maturity ($349,400,000 gross proceeds) of its Senior Discount Notes. The Senior Discount Notes, which are structurally subordinate to all debt and liabilities of the Company’s subsidiaries, were issued and sold in a private Rule 144A offering to institutional investors. The net proceeds of the offering were used to pay a dividend of approximately $298,474,000 to holders of the Company’s capital stock and approximately $41,000,000 of these proceeds were used by the Company to purchase additional capital stock of Nortek. Nortek used these proceeds to fund the majority of a cash distribution of approximately

$41,600,000 to option holders of the rollover options in the fourth quarter of 2003. All of the Senior Discount Notes have been tendered through a tender offer or redeemed in accordance with the indenture governing such notes.

      At July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the Company had consolidated debt of approximately $1,385.7 million consisting of (i) approximately $20.4 million of short-term borrowings and current maturities of long-term debt and, (ii) approximately $1,365.3 million of long-term notes, mortgage notes and other indebtedness.

      The indenture and other agreements governing Nortek and its subsidiaries’ indebtedness (including the credit agreement for the senior secured credit facility) contain certain restrictive financial and operating covenants including covenants that restrict the ability of the Company and its subsidiaries to complete acquisitions, pay dividends, incur indebtedness, make investments, sell assets and take certain other corporate actions.

      At July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the Company had consolidated unrestricted cash, cash equivalents and marketable securities of approximately $7.0 million as compared to approximately $194.1 million at December 31, 2003. The Company’s debt to equity ratio was approximately 3.5:1 at July 3, 2004 as compared to approximately 6.7:1 at December 31, 2003. The change in the ratio was primarily due to a slight increase in indebtedness and an increase in stockholder’s investment, primarily as a result of net earnings for the first six months of 2004 and the impact of the THL Transactions.

      The Company’s ability to pay interest on or to refinance its indebtedness depends on the Company’s future performance, working capital levels and capital structure, which are subject to general economic, financial, competitive, legislative, regulatory and other factors which may be beyond its control. There can be no assurance that the Company will generate sufficient cash flow from the operation of its subsidiaries or that future financings will be available on acceptable terms or in amounts sufficient to enable the Company to service or refinance its indebtedness, or to make necessary capital expenditures.

      At October 2, 2004, approximately $10,000,000 was available for the payment of cash dividends, stock purchases or other restricted payments by the Company as defined under the terms of the Company’s credit agreement.

      The Company has evaluated and expects to continue to evaluate possible acquisition transactions and possible dispositions of certain of its businesses on an ongoing basis and at any given time may be engaged in discussions or negotiations with respect to possible acquisitions or dispositions.

      As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, approximately $3.5 million of letters of credit have been issued as additional security for capital leases outstanding (included in notes, mortgage notes and obligations payable in the accompanying condensed consolidated balance sheet at July 3, 2004) relating to one of the Company’s manufacturing facilities, approximately $11.0 million of letters of credit have been issued as additional security for certain of the Company’s insurance programs and approximately $1.7 million of letters of credit have been issued as additional security for certain of the subsidiaries purchases and other requirements.

      The Company and its subsidiaries have entered into a number of operating lease obligations, purchase obligations and have guaranteed certain obligations of various third parties. No significant changes in these obligations have occurred since December 31, 2003.

      Unrestricted cash and cash equivalents and marketable securities decreased from approximately $194,120,000 at December 31, 2003 to approximately $132,704,000 at July 3, 2004. The Company has classified as restricted in the accompanying unaudited condensed consolidated balance sheet certain investments that are not fully available for use in its operations. At July 3, 2004, approximately

$10,480,000 (of which $8,523,000 is included in current assets) of cash, investments and marketable securities is held primarily as collateral to fund construction costs of an addition to a facility within the Company’s Air Conditioning and Heating Products Segment, as well as for insurance and letter of credit requirements.

      Capital expenditures were approximately $9,648,000 in the first six months of 2004 as compared to approximately $7,453,000 in the first six months of 2003. Capital expenditures were approximately $17,400,000 for the year ended December 31, 2003 and are expected to be between $30,000,000 and $35,000,000 in 2004.

      The Company’s working capital and current ratio decreased from approximately $686,400,000 and 2.6:1, respectively, at December 31, 2003 to approximately $314,200,000 and 1.9:1, respectively, at July 3, 2004, principally as a result of the sale of Ply Gem on February 12, 2004 reducing the amount of assets and liabilities of discontinued operations.

      Accounts receivable increased approximately $48,889,000 or approximately 22.8%, between December 31, 2003 and July 3, 2004, while net sales increased approximately $82,979,000 or approximately 22.7% in the second quarter of 2004 as compared to the fourth quarter of 2003. These increases are primarily a result of increased sales levels, timing of cash collections and acquisitions which contributed approximately $8,100,000 to net sales in the second quarter of 2004 and approximately $4,200,000 to accounts receivable at July 3, 2004. The rate of change in accounts receivable in certain periods may be different than the rate of change in sales in such periods principally due to the timing of net sales. Increases or decreases in net sales near the end of any period generally result in significant changes in the amount of accounts receivable on the date of the balance sheet at the end of such period, as was the situation on July 3, 2004 as compared to December 31, 2003. The Company did not experience any significant overall changes in credit terms, collection efforts, credit utilization or delinquency in accounts receivable in the first six months of 2004.

      Inventories increased approximately $42,573,000 or approximately 26.7%, between December 31, 2003 and July 3, 2004, primarily as a result of seasonality related to products sold to customers serving the residential site built market within the HVAC segment, increases in inventory levels in the Residential Building Products Segment, in part, due to strong demand and the acquisitions which contributed approximately $6,600,000 to the increase in inventories.

      Accounts payable increased approximately $46,914,000 or approximately 41.6%, between December 31, 2003 and July 3, 2004 due primarily to increased inventory levels and timing of payments. The acquisitions contributed approximately $2,200,000 to this increase.

      Changes in certain working capital accounts, as noted above, between December 31, 2003 and July 3, 2004, differ from the changes reflected in the Company’s Unaudited Condensed Consolidated Statement of Cash Flows for such period as a result of the specific items mentioned in the three preceding paragraphs and from other non-cash items, including among others, the effect of changes in foreign currency exchange rates.

      Unrestricted cash and cash equivalents decreased approximately $66,427,000 from December 31, 2003 to July 3, 2004, principally as a result of the following:

Condensed
Consolidated Cash
Flows*

Operating Activities:
Cash flow from operations, net	$11,047,000
Increase in accounts receivable, net	(48,250,000)
Increase in inventories	(38,165,000)
Decrease in prepaid and other current assets	4,878,000
Increase in net assets of discontinued operations	(3,134,000)
Increase in accounts payable	45,822,000
Increase in accrued expenses and taxes	(1,479,000)
Investing Activities:
Net cash paid for acquisitions	(16,500,000)
Purchase of investments and marketable securities	(5,000,000)
Proceeds from the sale of discontinued businesses	520,138,000
Capital expenditures	(9,648,000)
Increase in restricted cash and investments	(111,000)
Financing Activities:
Decrease in borrowings, net	(4,011,000)
Sale of Floating Rate Notes	196,000,000
Redemption of Senior Notes	(716,700,000)
Other, net	(1,314,000)

$(66,427,000)

*	Summarized from the Company’s Condensed Consolidated Statement of Cash Flows for the first half ended July 3, 2004. (See the Unaudited Financial Statements included elsewhere herein.)

      The impact of changes in foreign currency exchange rates on cash was not material and has been included in Other, net.

      The Company uses EBITDA as both a liquidity and operating performance measure. Liquidity measure disclosures with respect to EBITDA are provided below. Refer to “—Results of Operations” for operating performance measure disclosures with respect to EBITDA and a reconciliation from net income (loss) to EBITDA.

      EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of cash flow under generally accepted accounting principles in the United States (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities. EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance. The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation. The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation. The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

      Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital. EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions. In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s board of directors, shareholders, various banks participating in the Company’s senior secured credit facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance. The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization. The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies. The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed earlier in this Liquidity and Capital Resources section for a complete evaluation of the Company’s cash flow performance.

      The following table presents a reconciliation from net cash provided by (used in) operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA for the periods presented:

	For the Periods

			Pre-2003
	Post-2003 Recapitalization		Recapitalization

	Jan. 1, 2004	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
Net cash used in operating activities*	$(30,517)	$(5,632)	$(5,705)
Cash used by working capital and other long-term asset and liability changes	41,564	45,943	12,880
Effect of the 2003 Recapitalization, net	—	—	(62,397)
Non-cash stock-based compensation	(5,241)	(952)	—
Deferred federal income tax provision from continuing operations	(9,800)	12,000	(5,900)
Deferred federal income tax credit from discontinued operations	18,500	—	—
Gain on sale of discontinued operations	122,700	—	—
Non-cash interest expense, net	(18,340)	(3,438)	(125)
Loss from debt retirement	(11,958)	—	—
Provision (benefit) for income taxes from continuing operations	13,800	20,100	(21,800)
Provision (benefit) for income taxes from discontinued operations	47,500	1,200	(600)
Interest expense from continuing operations	43,993	29,427	1,054
Interest expense from discontinued operations	4,585	18,774	1,234
Investment income from continuing operations	(1,284)	(656)	(119)
Investment income from discontinued operations	(29)	(103)	(2)
Depreciation expense from discontinued operations	1,158	5,033	245
Amortization expense from discontinued operations	201	3,445	70

EBITDA	$216,832	$125,141	$(81,165)

*	Includes approximately $67,400,000, $1,900,000 and $(1,000,000) of earnings (loss) from discontinued operations for the first six months ended July 3, 2004 and the periods from January 10, 2003 to July 5, 2003 and from January 1, 2003 to January 9, 2003, respectively. (See Note H of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

      EBITDA includes approximately $83,000,000 of expenses and charges arising from the 2003 Recapitalization recorded in the period from January 1, 2003 to January 9, 2003 and approximately $5,200,000 and $1,000,000 of stock based compensation from adopting SFAS No. 123 recorded in the first six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003, respectively. (See Notes A, F and I of the Notes to the Unaudited Condensed Consolidated Financial Statements included elsewhere herein.)

Inflation, Trends and General Considerations

      The Company has evaluated and expects to continue to evaluate possible acquisition transactions and the possible dispositions of certain of its businesses on an ongoing basis and at any given time may be engaged in discussions or negotiations with respect to possible acquisitions or dispositions.

      The Company’s performance is dependent to a significant extent upon the levels of new residential construction, residential replacement and remodeling and non-residential construction, all of which are affected by such factors as interest rates, inflation, consumer confidence and unemployment.

      The demand for the Company’s products is seasonal, particularly in the Northeast and Midwest regions of the United States where inclement weather during the winter months usually reduces the level of building and remodeling activity in both the home improvement and new construction markets. The Company’s lower sales levels usually occur during the first and fourth quarters. Since a high percentage of the Company’s manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income and net earnings tend to be lower in quarters with lower sales levels. In addition, the demand for cash to fund the working capital of the Company’s subsidiaries is greater from late in the first quarter until early in the fourth quarter.

      The Department of Energy announced on April 2, 2004 that effective January 26, 2006, the minimum seasonal energy efficiency rating for residential central air conditioners (“SEER”) will be raised to 13 SEER. The current minimum is 10 SEER. Approximately 97% of the Company’s residential central air conditioner sales are currently below the 13 SEER efficiency rating. The Company’s Air Conditioning and Heating Products Segment currently produces residential central air conditioners with a 13 SEER efficiency rating and continues to focus on product improvements including energy efficiency as part of its engineering and manufacturing planning.

      As of July 3, 2004, approximately 13.2% of the Company’s workforce was subject to various collective bargaining agreements. Collective bargaining agreements covering approximately 2.5% of the Company’s workforce will expire through the end of 2004 and those covering an additional 7.5% will expire through the end of 2005. As agreements expire and until negotiations are completed, it is not known whether the Company will be able to negotiate collective bargaining agreements on the same or more favorable terms as the current agreements or at all and without production interruptions, including labor stoppages.

Market Risk

      As discussed more specifically below, the Company is exposed to market risks related to changes in interest rates, foreign currencies and commodity pricing. The Company does not use derivative financial instruments, except on a limited basis, to periodically mitigate certain economic exposures. The Company does not enter into derivative financial instruments or other financial instruments for trading purposes.

      There have been no significant changes in market risk from the December 31, 2003 disclosures included in the Company’s annual report on Form 10-K.

Interest Rate Risk

      The Company is exposed to market risk from changes in interest rates primarily through its investing and borrowing activities. In addition, the Company’s ability to finance future acquisition transactions may be impacted if the Company is unable to obtain appropriate financing at acceptable interest rates.

      The Company’s investing strategy, to manage interest rate exposure, is to invest in short-term, highly liquid investments and marketable securities. Short-term investments primarily consist of federal agency discount notes, treasury bills and bank issued money market instruments with original maturities of 90 days or less.

      The Company has historically managed its borrowing exposure to changes in interest rates by optimizing the use of fixed rate debt with extended maturities. During the first quarter of 2004, the Company sold $200,000,000 of Floating Rate Notes with a variable interest rate (4.87% at July 3, 2004) and redeemed $695,000,000 of Senior Notes which had fixed interest rates. Of the Company’s total outstanding debt, approximately 24.2% have variable interest rates at July 3, 2004.

Foreign Currency Risk

      Sales and earnings derived from international markets and net assets within international markets are subject to, among others, the risks of currency fluctuations primarily related to changes in the Euro, the Canadian Dollar and the British Pound. In the first half of 2004, the net impact of foreign currency changes was not material to the Company’s financial condition or results of operations, but may not be indicative of future results. The impact of foreign currency changes related to translation resulted in a decrease in stockholder’s investment of approximately $511,000 and $3,761,000 for the second quarter and first six months of 2004, respectively. The Company manages its exposure to foreign currency exchange risk principally by trying to minimize the Company’s net investment in foreign assets through the use of strategic short and long-term borrowings at the foreign subsidiary level. The Company generally does not enter into derivative financial instruments to manage foreign currency exposure. At July 3, 2004, the Company did not have any significant outstanding foreign currency hedging contracts.

Commodity Pricing Risk

      The Company is subject to significant market risk with respect to the pricing of its principal raw materials, which include, among others, steel, copper, packaging material, plastics and aluminum. If prices of these raw materials were to increase dramatically, the Company may not be able to pass such increases on to its customers and, as a result, gross margins could decline significantly. The Company manages its exposure to commodity pricing risk by continuing to diversify its product mix, strategic buying programs and vendor partnering.

      The Company generally does not enter into derivative financial instruments to manage commodity pricing exposure. At July 3, 2004, the Company did not have any material outstanding commodity forward contracts.

Long-term Debt

      The table that follows sets forth as of December 31, 2003, the Company’s long-term debt obligations, principal cash flows by scheduled maturity, weighted average interest rates and estimated fair market values. 0.3% of the Company’s total long-term indebtedness is denominated in foreign currencies. The weighted average interest rates for variable rate debt are based on December 31, 2003 interest rates. See “— Liquidity and Capital Resources” for discussion of changes in the Company debt subsequent to December 31, 2003.

Long-term Debt:

	Scheduled Maturity			Average Interest Rate

	Fixed	Variable		Fixed	Variable
Year-ending	Rate	Rate	Total	Rate	Rate	Total

	(Dollar amounts in millions)
December 31, 2004	$5.3	$1.9	$7.2	7.5%	3.6%	6.5%
2005	1.1	1.6	2.7	7.0	3.7	5.0
2006	1.2	0.2	1.4	7.1	3.3	6.7
2007	485.9	—	485.9	9.2	—	9.2
2008	210.9	—	210.9	8.9	—	8.9
Thereafter(1)	612.9	—	612.9	9.9	—	9.9

Total Principal	1,317.3	3.7	1,321.0	9.5%	3.6%	9.4%
Unamortized Debt Premium	10.9	—	10.9

Total Long-term Debt at December 31, 2003	$1,328.2	$3.7	$1,331.9

Fair Market Value of Long-term Debt at December 31, 2003	$1,387.1	$3.7	$1,390.8

(1)	Senior Notes and Senior Subordinated Notes with a total principal of $1,297,000 and a weighted average interest rate of 9.5% mature at various times from 2007 through 2011. A substantial portion of the Company’s fixed rate debt was called for redemption or refinanced with variable rate debt in the first quarter of 2004. (See “— Liquidity and Capital Resources” and Notes 6 and 16 of the Notes to the Consolidated Financial Statements included elsewhere herein.)

BUSINESS

Corporate History

      Nortek, Inc. is a Delaware corporation which was originally established in 1967, which we refer to in this prospectus as “Nortek”. In June 2002, Nortek Holdings, Inc. was incorporated as a Delaware corporation, which we refer to in this prospectus as the “former Nortek Holdings.” In November 2002 each outstanding share of capital stock of Nortek was converted into an identical share of the former Nortek Holdings’ capital stock, with Nortek becoming a wholly-owned subsidiary of the former Nortek Holdings. On January 9, 2003, the former Nortek Holdings completed a recapitalization transaction, which resulted in the acquisition of the former Nortek Holdings by certain affiliates and designees of Kelso and certain members of our management. We refer to these transactions in this prospectus as the “2003 Recapitalization.” For more information on the 2003 Recapitalization, see “Certain Relationships and Related Transactions — 2003 Recapitalization.” On August 27, 2004, the former Nortek Holdings and Nortek completed a series of transactions which resulted in the acquisition of all of the capital stock of the former Nortek Holdings by entities controlled by affiliates of Thomas H. Lee Partners, L.P. and certain members of our management. We refer to these transactions in this prospectus as the “THL Transactions.” As a result of the THL Transactions, all of the capital stock of Nortek is owned by a new Delaware corporation named “Nortek Holdings, Inc.” which is a wholly-owned subsidiary of THL-Nortek Investors, LLC. Through a series of mergers consummated in connection with the THL Transactions, Nortek succeeded to THL Buildco, Inc.’s obligation as issuer of the outstanding notes and substantially all of our wholly-owned domestic subsidiaries became guarantors of the notes. See “THL Transactions” and “Security Ownership of Certain Beneficial Owners and Management.”

General

      We are a diversified manufacturer of residential and commercial building products, operating within two principal segments: the residential building products segment and the air conditioning and heating products segment. Through these segments, we manufacture and sell, primarily in the United States, Canada and Europe, a wide variety of products for the residential and commercial construction, the manufactured housing, and the do-it-yourself or DIY, and professional remodeling and renovation markets.

      The levels of residential replacement and remodeling, new residential construction and non-residential construction significantly impact our performance. Interest rates, seasonality, inflation, consumer spending habits and unemployment are several factors that affect these levels.

      On February 12, 2004, we sold our wholly-owned subsidiary, Ply Gem Industries, Inc., or “Ply Gem.” Ply Gem consisted of the operating subsidiaries that comprised our former Windows, Doors and Siding Products, or WDS, segment and Ply Gem’s corporate entity that was formerly part of unallocated in our segment reporting. Prior to the sale of Ply Gem, we sold certain subsidiaries of Ply Gem. The sale of Ply Gem and these subsidiaries and their related operating results have been excluded from earnings (loss) from continuing operations and are classified as discontinued operations for all periods presented as set forth in Notes 1 and 10 of the “Notes to the Consolidated Financial Statements” and Note H of the “Notes to the Unaudited Condensed Consolidated Financial Statements” included in this prospectus.

      Additional information concerning our business is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus and incorporated herein by reference. Information on foreign and domestic operations, including financial data regarding our two principal segments, is set forth in Note 11 of the “Notes to the Consolidated Financial Statements” and Note I of the “Notes to the Unaudited Condensed Consolidated Financial Statements” included in this prospectus.

Residential Building Products Segment

      We manufacture and distribute built-in products primarily for the residential new construction, DIY and professional remodeling and renovation markets. The principal products that we sell through this segment are:

•	kitchen range hoods,

•	built-in exhaust fans (such as bath fans and fan, heater and light combination units),

•	indoor air quality products,

•	bath cabinets,

•	door chimes,

•	radio intercoms,

•	central vacuum systems,

•	surround sound speaker systems, and

•	multi-room audio and video distribution equipment.

      We are the largest supplier in North America of range hoods, bath fans and combination units, indoor air quality products (such as continuous-ventilation systems and energy-recovery ventilators) and one of the leading suppliers in Western Europe and South America of luxury “Eurostyle” range hoods. We sell these products to distributors and dealers of electrical lighting products, kitchen and bath dealers, retail home centers and original equipment manufacturers under the Broan®, NuTone®, Nautilus®, Venmar®, vanEE®, Best®, Channel Plus®, Elan®, SpeakerCraft® and OmniMount® brand names, among others. A key component of our operating strategy for this segment is to introduce new products that capitalize on our strong brand names and on our extensive distribution system. Other products we sell through this segment include, among others, trash compactors, attic and whole house ventilators, air quality and HEPA whole-house filtration systems, ceiling fans, as well as, wireless security products, garage door and gate operators and infrared control equipment (marketed under the Linear®, Westinghouse®, Open House® and Xantech® brand names). Our sales of kitchen range hoods and exhaust fans accounted for approximately 18.5% and 17.2%, respectively, of our consolidated net sales in 2003, 18.5% and 17.6%, respectively, of our consolidated net sales in 2002 and 16.8% and 17.1%, respectively, of our consolidated net sales in 2001.

      A key component of our operating strategy is the introduction of new products which capitalize on the strong Broan®, NuTone®, Nautilus®, Venmar®, vanEE®, and Best® brand names and the extensive distribution system of the segment’s businesses. Products sold under these brand names include the Broan Allure® and Rangemaster® range hoods, Sensaire®, Solitaire® and Solitaire Ultra Silent® fans and fan lights, LoSone Select® fans, Best by Broan® “Eurostyle” luxury range hoods, the Venmar®, Guardian PlusTM Air Systems and vanEE® line of indoor air quality systems, NuTone SenSonicTM stereo speakers, Whispaire®range hoods and the Broan 12” wide trash compactor.

      With respect to certain product lines, private label customers accounted for approximately 16.8% of our total sales for this segment in 2003.

      Production generally consists of fabrication from coil and sheet steel and formed metal utilizing stamping, pressing and welding methods, assembly with components and subassemblies purchased from outside sources (principally motors, fan blades, heating elements, wiring harnesses, controlling devices, glass, wood, mirrors, lighting fixtures and polyethylene components, speakers, grilles and electronic components) and painting, finishing and packaging. See the discussion on “Raw Materials” under “General Considerations” below.

      We offer a broad array of products with various features and styles across a range of price points. We believe that our variety of product offerings helps us maintain and improve our market position for our principal products. At the same time, we believe that our status as a low-cost producer, which is in large part due to our advanced manufacturing processes, provides us with a competitive advantage.

      Our primary residential building products compete with many domestic and international suppliers in their various markets. We compete with suppliers of competitive products primarily on the basis of quality, distribution, delivery and price. Although we believe we compete favorably with other suppliers of residential building products, some of our competitors in this area have greater financial and marketing resources than we do.

      The segment had 19 manufacturing plants and employed approximately 4,201 full-time people as of July 3, 2004, 215 of whom are covered by collective bargaining agreements which expire in 2004, 485 of whom are covered by collective bargaining agreements which expire in 2005 and 198 of whom are covered by collective bargaining agreements which expire between 2007 and 2008. We believe that our relationships with our employees are satisfactory.

Air Conditioning and Heating Products Segment

      We manufacture and sell heating, ventilating and air conditioning, or HVAC, systems and products for site-built residential and manufactured housing structures, custom-designed commercial applications, and standard light commercial products.

Residential HVAC Products

      We manufacture and sell air conditioners, heat pumps and furnaces for the residential and light commercial markets. Within the residential market, we believe that we are one of the largest suppliers of these products for manufactured homes in the United States and Canada. In the manufactured housing market, we market our products under the Intertherm® and Miller® brand names. For site-built homes and light commercial structures, we market these products under the licensed names Frigidaire®, Tappan®, Philco®, Kelvinator®, Gibson®, Westinghouse® and Maytag® and certain private label names.

      Demand for replacing and modernizing existing equipment and the level of housing starts and manufactured housing shipments are the principal factors that affect the market for our residential HVAC products. We anticipate that the replacement market will continue to expand as a large number of previously installed heating and cooling products become outdated or reach the end of their useful lives. This growth may be accelerated by a tendency among consumers to replace older heating and cooling products with higher efficiency models prior to the end of such equipment’s useful life. The market for residential cooling products, including those sold by us, is affected by spring and summer temperatures. We do not sell window air conditioners, a segment of the market which is highly seasonal and significantly impacted by spring and summer temperatures. We believe that our ability to offer both heating and cooling products helps offset the effects of seasonality on this segment’s sales.

      We sell our manufactured housing products to builders of manufactured housing and, through distributors, to manufactured housing retailers and owners. The majority of our sales to builders of manufactured housing consists of furnaces designed and engineered to meet or exceed certain standards mandated by the U.S. Department of Housing and Urban Development and other federal agencies. These standards differ in several important respects from the standards for furnaces used in site-built residential homes. The aftermarket channel of distribution includes sales of both new and replacement air conditioning units and heat pumps and replacement furnaces. We believe that we have one major competitor in the manufactured housing furnace market, York International Corporation, which markets its products primarily under the “Coleman” name. We compete with most major industry manufacturers in the manufactured housing air conditioning market.

      We sell residential HVAC products for use in site-built homes through independently-owned distributors who sell to HVAC contractors. The site-built residential HVAC market is very competitive. In this market, we compete with, among others, Carrier Corporation (a subsidiary of United Technologies Corporation), Rheem Manufacturing Company, Lennox Industries, Inc., The Trane Company (a

subsidiary of American Standard Inc.), York International Corporation and Goodman Manufacturing. We estimate that more than half of our sales of residential HVAC products in 2003 were attributable to the replacement market, which tends to be less cyclical than the new construction market.

      We compete in both the site-built and manufactured housing markets on the basis of breadth and quality of our product line, distribution, product availability and price. Although we believe that we compete favorably with respect to certain of these factors, most of our competitors have greater financial and marketing resources and certain competitors may enjoy greater brand awareness than we do.

Commercial HVAC Products

      We manufacture and sell HVAC systems that are custom-designed to meet customer specifications for commercial offices, manufacturing and educational facilities, hospitals, retail stores and governmental buildings. We design these systems primarily to operate on building rooftops (including large self-contained walk-in-units) or on individual floors within a building, and to have cooling capacities ranging from 40 to 600 tons. We market our commercial HVAC products under the Governair®, Mammoth®, Temtrol®, Venmar®, Ventrol® and WebcoTM brand names. Also, our subsidiary Eaton-Williams Group Limited manufactures and markets custom and standard air conditioning and humidification equipment throughout Western Europe under the Vapac®, Cubit®, Qualitair®, Edenaire®, ColmanTM and ModucelTM brand names.

      The market for commercial HVAC equipment is divided into standard and custom-designed equipment. Standard equipment can be manufactured at a lower cost and therefore offered at substantially lower initial prices than custom-designed equipment. As a result, standard equipment suppliers generally have a larger share of the overall commercial HVAC market than custom-designed equipment suppliers, including us. However, because of certain building designs, shapes or other characteristics, we believe there are many applications for which custom-designed equipment is required or is more cost effective over the life of the building. Unlike standard equipment, our commercial HVAC equipment can be designed to match a customer’s exact space, capacity and performance requirements. Our packaged rooftop and self-contained walk-in equipment rooms maximize a building’s rentable floor space because this equipment is located outside the building. In addition, the manner of construction and timing of installation of commercial HVAC equipment can often favor custom-designed over standard systems. As compared with site-built and factory built HVAC systems, our systems are factory assembled according to customer specifications and then installed by the customer or third parties, rather than assembled on site, permitting extensive testing prior to shipment. As a result, our commercial systems can be installed later in the construction process than site-built systems, thereby saving the owner or developer construction and labor costs. We sell our commercial HVAC products primarily to contractors, owners and developers of commercial office buildings, manufacturing and educational facilities, hospitals, retail stores and governmental buildings. We seek to maintain strong relationships nationwide with design engineers, owners and developers, and the persons who are most likely to value the benefits and long-term cost efficiencies of our custom-designed equipment.

      We estimate that about one-third of our air conditioning and heating product commercial sales in 2003 came from replacement and retrofit activity, which typically is less cyclical than new construction activity. We continue to develop product and marketing programs to increase penetration in the growing replacement and retrofit market.

      Our commercial products are marketed through independently-owned manufacturers’ representatives and approximately 300 sales, marketing and engineering professionals as of July 3, 2004. The independent representatives are typically HVAC engineers, a factor which is significant in marketing our commercial products because of the design intensive nature of the market segment in which we compete.

      We believe that we are among the largest suppliers of custom-designed commercial HVAC products in the United States. Our four largest competitors in the commercial HVAC market are Carrier Corporation, York International, McQuay International (a subsidiary of OYL Corporation), and The Trane Company. We compete primarily on the basis of engineering support, quality, design and construction flexibility and total installed system cost. Although we believe that we compete favorably with respect to certain of these factors, most of our competitors have greater financial and marketing resources than we do and enjoy greater brand awareness. However, we believe that our ability to produce equipment that meets the performance characteristics required by the particular product application provides us with advantages that some of our competitors do not enjoy.

      This segment had 14 manufacturing plants and employed approximately 3,312 full-time people as of July 3, 2004, 163 of whom are covered by a collective bargaining agreement which expires in 2005. We believe that our relationships with our employees are satisfactory.

General Considerations

Employees

      We employed approximately 7,567 persons at July 3, 2004.

Backlog

      Backlog expected to be filled during 2004 was approximately $138,200,000 at December 31, 2003 ($131,900,000 at December 31, 2002). Backlog is not regarded as a significant factor for operations where orders are generally for prompt delivery. While backlog stated for December 31, 2003 is believed to be firm, the possibility of cancellations makes it difficult to assess the firmness of backlog with certainty.

Research and Development

      Our research and development activities are principally new product development and represent approximately 1.5%, 1.4% and 1.4% of our consolidated net sales in 2003, 2002 and 2001, respectively.

Environmental Considerations

      See the discussion under the caption “— General Considerations — Legal Proceedings” for more information regarding the material effects that compliance with federal, state and local provisions regulating the discharge of materials into the environment may have upon the capital expenditures, earnings and competitive position of Nortek.

Patents and Trademarks

      We hold numerous design and process patents that we consider important, but no single patent is material to the overall conduct of our business. It is our policy to obtain and protect patents whenever such action would be beneficial to us. We own or license numerous trademarks that we consider material to the marketing of our products, including Broan®, NuTone®, Nautilus®, Venmar®, Guardian PlusTM Air Systems, vanEE®, Best®, Governair®, Mammoth®, Temtrol®, Miller®, Intertherm®, Frigidaire®, Tappan®, Philco®, Kelvinator®, Gibson®, Westinghouse®, Maytag®, Ventrol®, WebcoTM, Vapac®, Cubit®, Qualitair®, Edenaire®, Linear®, Channel Plus®, Open House®, Xantech®, Elan®, Via!®, SpeakerCraft®, OSCO® and OmniMount®. We believe that our rights in these trademarks are adequately protected.

Raw Materials

      We purchase raw materials and most components used in our various manufacturing processes. The principal raw materials purchased by us are rolled sheet steel, formed and galvanized steel, copper, aluminum, plate mirror glass, various chemicals, paints and plastics.

      The materials, molds and dies, subassemblies and components purchased from other manufacturers, and other materials and supplies used in manufacturing processes have generally been available from a variety of sources. From time to time increases in raw material costs can affect future supply availability due in part to raw material demands by other industries. Whenever practical, we establish multiple sources for the purchase of raw materials and components to achieve competitive pricing, ensure flexibility and protect against supply disruption. In 2001, we instituted a company-wide material procurement strategy designed to reduce the purchase price of raw materials and purchased components. The strategy focuses on adopting world-class procurement practices and company-wide negotiation leverage to reduce the costs of purchased materials. As part of this program, we have invested in strategic procurement software. We expect that completion of the development of this software and systems will occur in early 2005. We believe the use of strategic sourcing software and systems development by our procurement personnel will continue to enhance our competitive position by reducing costs from our vendors and limiting cost increases for goods and services in sectors experiencing rising prices.

      We are subject to significant market risk with respect to the pricing of our principal raw materials. If prices of these raw materials were to increase dramatically, we may not be able to pass such increases on to our customers and, as a result, gross margins could decline significantly. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus and incorporated herein by reference, for further discussion.

Working Capital

      The carrying of inventories to support customers and to permit prompt delivery of finished goods requires substantial working capital. Substantial working capital is also required to carry receivables. The demand for our products is seasonal, particularly in the Northeast and Midwest regions of the United States and in Canada where inclement weather during the winter months usually reduces the level of building and remodeling activity in both the home improvement and new construction markets. Certain of the residential product businesses in our air conditioning and heating products segment have in the past been more seasonal in nature than our other businesses’ product categories. As a result, the demand for working capital of our subsidiaries is greater from late in the first quarter until early in the fourth quarter. See the “— Liquidity and Capital Resources” section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus and incorporated herein by reference.

Website

      Our periodic and current reports are available on our website, www.nortek-inc.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Properties

      Set forth below is a brief description of the location and general character of the principal administrative and manufacturing facilities and other material real properties of our continuing operations, all of which we consider to be in satisfactory repair. All properties are owned, except for those indicated by an asterisk, which are leased under operating leases and those with a double asterisk, which are leased under capital leases.

		Approximate
Location	Description	Square Feet

Residential Building Products Segment:
Union, IL	Manufacturing/Warehouse/Administrative	197,000	(1)
Hartford, WI	Manufacturing/Warehouse/Administrative	498,000	(4)
Mississauga, ONT, Canada	Manufacturing/Administrative	110,000
Sylmar, CA	Manufacturing/Administrative	35,000	*
Xixang, Bao An County, Shenzhen, PRC	Manufacturing	113,000	*
Fabriano, Italy	Manufacturing/Administrative	168,000
Cerreto D’Esi, Italy	Manufacturing/Administrative	135,000
Montefano, Italy	Manufacturing/Administrative	84,000
Cleburne, TX	Manufacturing/Administrative	210,000	(4)

		Approximate
Location	Description	Square Feet

Los Angeles, CA	Manufacturing/Administrative	177,000	(3)
Drummondville, QUE, Canada	Manufacturing/Administrative	126,000
Cincinnati, OH	Manufacturing	836,000
Lexington, KY	Manufacturing/Administrative	26,000	*
Carlsbad, CA	Manufacturing/Administrative	31,000	(1)
Riverside, CA	Manufacturing/Administrative	66,000	*
Casnovia, MI	Manufacturing/Administrative	27,000	*
Phoenix, AZ	Manufacturing/Administrative	45,000	*
Air Conditioning and Heating Products Segment:
St. Leonard d’Aston, QUE, Canada	Manufacturing/Administrative	95,000	*
O’Fallon, MO	Administrative	70,000	*
St. Peters, MO	Warehouse/Administrative	250,000	*
St. Louis, MO	Manufacturing	214,000	(2)
St. Louis, MO	Manufacturing	103,000	*(2)
Holland, MI	Manufacturing/Warehouse	45,000	*
Boonville, MO	Manufacturing	250,000	(4)
Tipton, MO	Manufacturing	50,000	(4)
Poplar Bluff, MO	Manufacturing	445,000	**
Dyersburg, TN	Manufacturing	368,000	**
Chaska, MN	Manufacturing/Administrative	230,000	*
Oklahoma City, OK	Manufacturing/Administrative	127,000	(4)
Okarche, OK	Manufacturing/Administrative	210,000	(4)
Saskatoon, Saskatchewan Canada	Manufacturing	49,000	*
Springfield, MO	Manufacturing	77,000	*
Anjou, QUE, Canada	Manufacturing	122,000	*
Edenbridge, Kent, U.K.	Manufacturing	93,000	*
Fenton, Stoke-on-Trent, U.K.	Manufacturing/Administrative	104,000	*
Other:
Providence, RI	Administrative	23,900	*

(1)	These facilities are pledged as security under various subsidiary debt agreements. (See Note 6 of the Notes to the Consolidated Financial Statements included elsewhere in this prospectus.)

(2)	During 2003, we initiated restructuring activities related to the closure of two facilities in St. Louis, Missouri, in order to relocate the operations to other facilities by the end of the first quarter of 2004. One of these facilities is subject to a contract to sell the property, however, there can be no assurance that a transaction will occur. (See Note 13 of the Notes to the Consolidated Financial Statements included elsewhere in this prospectus.)

(3)	This facility is subject to a contract to sell the property and lease it back, however, there can be no such assurance that a transaction will occur.

(4)	These facilities are pledged as security under our senior secured credit facility.

Legal Proceedings

      We and our subsidiaries are subject to numerous federal, state and local laws and regulations, including environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. We believe that we are in substantial compliance with the material laws and regulations applicable to us.

We are involved in current, and may become involved in future, remedial actions under federal and state environmental laws and regulations which impose liability on companies to clean up, or contribute to the cost of cleaning up, sites at which their hazardous wastes or materials were disposed of or released. Such claims may relate to properties or business lines acquired by us after a release has occurred. In other instances, we may be partially liable under law or contract to other parties that have acquired businesses or assets from us for past practices relating to hazardous substances management. We believe that all such claims asserted against us, or such obligations incurred by us, will not have a material adverse effect upon our financial condition or results of operations. Expenditures in 2003, 2002 and 2001 to evaluate and remediate such sites were not material. However, we are presently unable to estimate accurately our ultimate financial exposure in connection with identified or yet to be identified remedial actions due among other reasons to: (i) uncertainties surrounding the nature and application of environmental regulations, (ii) our lack of information about additional sites to which it may be listed as a potentially responsible party or PRP, (iii) the level of clean-up that may be required at specific sites and choices concerning the technologies to be applied in corrective actions and (iv) the time periods over which remediation may occur. Furthermore, since liability for site remediation is joint and several, each PRP is potentially wholly liable for other PRP’s that become insolvent or bankrupt. Thus, the solvency of other PRP’s could directly affect our ultimate aggregate clean-up costs. In certain circumstances, our liability for clean-up costs may be covered in whole or in part by insurance or indemnification obligations of third parties.

      One of our previously owned subsidiaries is a defendant in a number of lawsuits alleging damage caused by alleged defects in certain pressure treated wood products. We have assumed the liability and are entitled to insurance coverage proceeds related to specific pressure treated wood product claims. Many of the suits have been resolved by dismissal or settlement with amounts being paid out of insurance proceeds or other recoveries. We continue to vigorously defend the remaining suits. Certain defense and indemnity costs are being paid out of insurance proceeds and proceeds from a settlement with suppliers of material used in the production of the pressure treated wood products. We have engaged in coverage litigation with certain insurers and have settled all coverage claims with such insurers on a satisfactory basis.

      In addition to the legal matters described above, we and our subsidiaries are named as defendants in a number of legal proceedings, including a number of product liability lawsuits, incident to the conduct of our businesses.

      We do not expect that any of the above described proceedings will have a material adverse effect, either individually or in the aggregate, on our financial position, results of operations, liquidity or competitive position. (See Note 9 of the Notes to the Consolidated Financial Statements and Note K of the Notes to the Unaudited Condensed Consolidated Financial Statements, included elsewhere in this prospectus and incorporated herein by reference.)

MANAGEMENT

Directors

      Nortek is a wholly-owned subsidiary of Nortek Holdings, a corporation owned by Investors LLC, whose members include affiliates of Thomas H. Lee Partners, L.P. and members of our senior management. Each member of the management committee of Investors LLC is also a director of Nortek. For more information, see “Certain Relationships and Related Transactions — Securityholders Agreement.”

      The following table sets forth the names of our directors, their positions, ages and the year each of them became a director of Nortek:

			Nortek
			Director
Name	Position	Age	Since

Richard L. Bready	Chairman, President and Chief Executive Officer	60	1976
David B. Hiley	Director; Consultant to Nortek	66	2003
Joseph M. Cianciolo	Director	65	2003
Anthony J. DiNovi	Director	42	2004
Kent R. Weldon	Director	37	2004
David V. Harkins	Director	63	2004

      Richard L. Bready has served as Chairman of the Board, Chief Executive Officer and President of Nortek since December 1990. Mr. Bready joined Nortek as Treasurer in 1975 and was elected Director in 1976. Prior to joining Nortek, Mr. Bready was an independent financial consultant and an audit manager at a major public accounting firm.

      David B. Hiley has been a member of the Board of Directors of Nortek since 2003 and has been a financial consultant, including a financial consultant to Nortek, since 1991. From April 1, 1998 through March 1, 2000, Mr. Hiley served as Executive Vice President and Chief Financial Officer of Koger Equity, Inc., a real estate investment trust. Prior to that, he was head of investment banking at Thomson McKinnon Securities. Mr. Hiley currently serves as a director of CRT Properties, Inc., which was formerly known as Koger Equity, Inc.

      Joseph M. Cianciolo has been a member of the Board of Directors of Nortek since 2003. Mr. Cianciolo retired in June 1999 as the managing partner of the Providence, Rhode Island office of KPMG LLP. At the time of his retirement, Mr. Cianciolo had been a partner of KPMG LLP since 1970. Mr. Cianciolo currently serves as a director of United Natural Foods, Inc.

      Anthony J. DiNovi has been a member of the Board of Directors of Nortek since August 27, 2004. Mr. DiNovi is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. in 1988, Mr. DiNovi was in the corporate finance departments of Goldman, Sachs & Co. and Wertheim Schroder & Co., Inc. Mr. DiNovi currently serves as a director of American Media, Inc., Endurance Specialty Holdings, Inc., Eye Care Centers of America, Inc., FairPoint Communications, Inc., Michael Foods, Inc., National Waterworks, Inc., US LEC Corporation and Vertis, Inc.

      Kent R. Weldon has been a member of the Board of Directors of Nortek since August 27, 2004. Mr. Weldon is a Managing Director of Thomas H. Lee Partners, L.P. Mr. Weldon was employed by Thomas H. Lee Partners, L.P. from 1991 until 1993 and has been employed by THL since 1995, when he rejoined the firm. Prior to joining Thomas H. Lee Partners, L.P., Mr. Weldon worked in the corporate finance department at Morgan Stanley & Co. Incorporated. Mr. Weldon currently serves as a director of FairPoint Communications, Inc., Michael Foods, Inc, Progressive Moulded Products, Ltd. and Syratech Corporation.

      David V. Harkins has been a member of the Board of Directors of Nortek since August 27, 2004. Mr. Harkins has served as President of Thomas H. Lee Partners, L.P. for the past five years. Mr. Harkins also served briefly as the interim Chief Executive Officer of Conseco, Inc., an insurance and financial services company, from April 2000 until June 2000. Mr. Harkins currently serves as a director of Metris Companies, Inc., National Dentex Corporation, Syratech Corporation and New Refco Group Ltd., LLC.

Executive Officers

      The following table sets forth the names of our executive officers, their positions, and ages:

Name	Position	Age

Richard L. Bready	Chairman, President and Chief Executive Officer	60
Almon C. Hall	Vice President and Chief Financial Officer	57
Edward J. Cooney	Vice President and Treasurer	57
Kevin W. Donnelly	Vice President, General Counsel and Secretary	50

      Robert E.G. Ractliffe served as Executive Vice President and Chief Operating Officer of Nortek from January 2002 until he retired from Nortek on August 26, 2004. Prior to joining Nortek, Mr. Ractliffe served as President and Chief Executive Officer of Ply Gem Industries, Inc., a former subsidiary of Nortek, and as Chief Executive Officer of Nordyne, Inc., a subsidiary of Nortek. See “Executive Compensation — Employment Contracts and Termination of Employment and Change in Control Agreements — Agreement with Robert E.G. Ractliffe.”

      Messrs. Bready, Hall and Donnelly have served in the same or substantially similar executive positions with Nortek for at least the past five years. Mr. Cooney served as Senior Vice President-Chief Financial Officer and Executive Vice President Sales and Marketing at Amtrol Inc. and as Chief Financial Officer at Speidel Inc. prior to joining Nortek in August 2001. Executive officers are elected annually by our board of directors and serve until their successors are chosen and qualified. Our executive officers include only those officers of the Company who perform policy-making functions for Nortek as a whole and have managerial responsibility for major aspects of our overall operations. A number of other individuals who serve as officers of our subsidiaries perform policy-making functions and have managerial responsibilities for the subsidiary or division by which they are employed, although not for Nortek overall. Certain of these individuals could, depending on earnings of such unit, be more highly compensated than some executive officers of Nortek.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, on an accrual basis, information concerning the compensation for services to us and our subsidiaries for 2003, 2002 and 2001 of those persons who were, at December 31, 2003, our Chief Executive Officer and our other four most highly compensated executive officers.

					Long-Term
					Compensation

					Awards	Payouts
	Annual Compensation
					Securities
Name and				Other Annual	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Payouts	Compensation(2)

Richard L. Bready(3)	2003	$2,500,000	$5,000,000	$295,351	1,869,149	—	$127,331
Chairman, President and	2002	1,068,768	8,230,780	61,184	50,000	$2,586,489	1,012,214
Chief Executive Officer	2001	1,051,932	6,259,140	—	—	—	612,961
Robert E.G. Ractliffe(4)	2003	$600,000	$532,380	$105,669	167,000	—	$465,445
Former Executive Vice President and	2002	600,000	500,000	—	15,000	$776,122	72,945
Chief Operating Officer	2001	—	—	—	—	—	—
Almon C. Hall(3)	2003	$410,000	$725,000	—	147,900	—	$114,760
Vice President and	2002	393,750	600,000	—	15,000	$776,122	42,447
Chief Financial Officer	2001	375,000	450,000	—	—	—	28,501
Kevin W. Donnelly(3)	2003	$265,000	$350,000	—	96,047	—	$69,000
Vice President, General	2002	252,000	450,000	—	10,000	$258,561	16,000
Counsel and Secretary	2001	240,000	175,000	—	—	—	13,600
Edward J. Cooney(5)	2003	$240,000	$250,000	—	42,500	—	$64,000
Vice President and	2002	210,000	200,000	—	—	—	16,000
Treasurer	2001	73,913	30,000	—	15,000	—	—

(1)	Except for Messrs. Bready and Ractliffe in 2003 and Mr. Bready in 2002, the aggregate amount of any compensation in the form of perquisites and other personal benefits paid in each of the years, based on our incremental cost, did not exceed the lesser of 10% of any executive officer’s annual salary and bonus or $50,000. The amount for Messrs. Bready and Ractliffe in 2003 includes $246,142 and $78,346, respectively, relating to installation of our products. The amount for Mr. Bready in 2002 includes $49,410 relating to personal use of automobiles provided by us.

(2)	The amounts in 2003, for each of Messrs. Bready and Hall, include premiums paid by us for split dollar life insurance agreements between us and each of them, of which $31,791 and $49 represent the term life portion of the premiums and $79,540 and $16,711 represent the non-term portion, in each case for Messrs. Bready and Hall, respectively. Subsequent to 2003, these agreements were terminated.

For each of Messrs. Ractliffe, Hall, Donnelly and Cooney, includes change in control payments of $120,000, $82,000, $53,000 and $48,000, respectively, made in 2003 in connection with the 2003 Recapitalization. See “Certain Relationships and Related Transactions — 2003 Recapitalization.”

Includes in 2003, $329,445 in relocation expenses for Mr. Ractliffe.

Includes $6,000 in matching contributions and $10,000 in profit sharing contributions by us in 2003 for each of Messrs. Bready, Ractliffe, Hall, Donnelly and Cooney under our 401(k) Savings Plan, which is a defined contribution retirement plan.

(3)	On August 27, 2004, each of Messrs. Bready, Hall and Donnelly entered into amended and restated employment agreements with Nortek and Nortek Holdings. For more information, see “— Employment Contracts and Termination of Employment and Change in Control Agreements — Amended and Restated Employment Agreement of Richard L. Bready” and “— Employment Contracts and Termination of Employment and Change in Control Agreements — Amended and Restated Employment Agreements of Almon C. Hall and Kevin W. Donnelly.”

(4)	Mr. Ractliffe’s date of hire was January 1, 2002. Mr. Ractliffe retired from Nortek on August 26, 2004.

(5)	Mr. Cooney’s date of hire was August 20, 2001.

Options Sold or Surrendered in Connection with the THL Transactions

      Prior to the THL Transactions, members of Nortek management held stock options to purchase shares of common stock of the former Nortek Holdings issued to them under the former Nortek Holdings, Inc. 2002 Stock Option Plan. These members of Nortek management, who would have been entitled to receive cash payments upon consummation of the THL Transactions in respect of these options, instead sold a portion of those options to THL Buildco and surrendered the remainder of these options held by them for cancellation without immediate payment. In consideration for this cancellation of options without immediate payment these option holders received an equity interest in Investors LLC and, Nortek Holdings established a deferred compensation plan and credited for the account of each of these management participants under the plan a number of notional Class A units of Investors LLC equal in value to the value of the old stock options so cancelled. For purposes of the plan, the value of the stock options cancelled was equal to the excess of the fair market value of the stock underlying the options at the time of the THL Transactions over the aggregate exercise price of the options. The plan is a non-qualified, unfunded obligation of Nortek Holdings. Distributions to participants under the plan will proportionately track distributions made to the Class A units of the Investors LLC. In connection with the THL Transactions, the former Nortek Holdings, Inc. 2002 Stock Option Plan was terminated. See “Capitalization,” “— Employment Contracts and Termination of Employment and Change in Control Arrangements — Deferred Compensation Plan of Nortek Holdings” and “Certain Relationships and Related Transactions — Limited Liability Company Agreement of Investors LLC.”

Options Granted in Last Fiscal Year

      The following table provides information regarding stock options for the common stock of the former Nortek Holdings granted to named executive officers in 2003, all of which were granted under the former Nortek Holdings, Inc. 2002 Stock Option Plan, which was terminated in connection with the THL Transactions.

			% of Total
	No. of Shares		Options
	Underlying		Granted to		Exercise
	Options		Employees	Exercise	Price as of		Expiration	Grant Date
Name	Granted		in 2003	Price(1)	Grant Date		Date(2)	Present Value(3)

Richard L. Bready	1,398,849	(4)	44.29%	$10.50	$23.31	(5)	01/09/2013	$39,250,164
	470,300	(5)	14.89	11.00	46.00		01/09/2013	3,226,258
Robert E.G. Ractliffe(6)	87,000	(4)	2.75	10.50	24.38	(7)	01/09/2013	2,384,279
	80,000	(5)	2.53	11.00	46.00		01/09/2013	548,800
Almon C. Hall	67,900	(4)	2.15	10.50	25.95	(7)	01/09/2013	1,808,326
	80,000	(5)	2.53	11.00	46.00		01/09/2013	548,800
Kevin W. Donnelly	46,047	(4)	1.46	10.46 (7)	24.72	(7)	01/09/2013	1,251,746
	50,000	(5)	1.58	11.00	46.00		01/09/2013	343,000
Edward J. Cooney	7,500	(4)	0.24	10.50	20.25		01/09/2013	225,975
	35,000	(5)	1.11	11.00	46.00		01/09/2013	240,100

(1)	On November 26, 2003, the former Nortek Holdings declared a dividend of $35.00 per share to the holders of the common stock of Nortek Holdings. In connection with this shareholder dividend, the former Nortek Holdings adjusted (a) the exercise price of each of its rollover options to equal the lesser of (i) $10.50 and (ii) the exercise price of such rollover option as of November 26, 2003 and (b) the exercise price of each of its other options to purchase Class A common stock to equal $11.00 per share. In addition, each holder of rollover options received a cash distribution equal to the number of shares represented by such options multiplied by the difference between $35.00 and the amount by which the exercise price of such holder’s rollover options was reduced.

(2)	Except for the options to purchase shares of the common stock of the former Nortek Holdings held by Mr. Ractliffe, all of the options to purchase shares of the common stock of the former Nortek Holdings held by the named executive officers were either sold to THL Buildco for cash or surrendered in connection with the THL Transactions in exchange for an equity interest in Investors LLC and interests in a deferred compensation plan of Nortek Holdings. Mr. Ractliffe’s options to purchase shares of the common stock of the former Nortek Holdings were cancelled in exchange for cash. See “— Options Sold or Surrendered in Connection with the THL Transactions.”

(3)	Pre-tax amounts based on Black-Scholes option pricing model with the following assumptions: interest rates are based on the risk-free interest rate at grant date, a maximum expected life of 5 years, expected volatility of 38% for rolled-over options and 0% for Class A and B options and a dividend yield of 0%. In connection with the THL Transactions, Messrs. Bready, Hall, Donnelly and Cooney surrendered all of their outstanding stock options valued at approximately $134.9 million, $10.7 million, $6.9 million and $3.1 million, respectively, in exchange for cash, equity interests in Investors LLC and for interests in a deferred compensation plan of Nortek Holdings.

(4)	Represent options for the common stock of the former Nortek Holdings issued in connection with the 2003 Recapitalization in exchange for options of Nortek. Such options for the common stock of the former Nortek Holdings were exercisable in full as of the date of the grant.

(5)	One-third of the shares underlying these options were Class A options (time based vesting options) and two-thirds were Class B options (performance based vesting options) to purchase shares of the stock of the former Nortek Holdings. In connection with the THL Transactions, all Class A options and Class B options were vested and surrendered in exchange for cash or equity interests in Investors LLC, a Delaware limited liability company and the ultimate parent entity of Nortek, Inc. and interests in a deferred compensation plan established by Nortek Holdings.

(6)	Mr. Ractliffe retired from Nortek on August 26, 2004. In connection with Mr. Ractliffe’s retirement, Mr. Ractliffe agreed to the cancellation of all of his options to purchase stock of the former Nortek Holdings in connection with the THL Transactions, rather than surrender such options in exchange for an equity interest in Nortek Holdings. Mr. Ractliffe received in the aggregate approximately $12.0 million in exchange for the cancellation of his options. See “— Employment Contracts and Termination of Employment and Change in Control Arrangements — Agreement with Robert E.G. Ractliffe.”

(7)	This exercise price is based upon a weighted average.

Aggregated Option Exercises in 2003 and Year-End Option Values

	Aggregated				Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options at
	Acquired		Options at Year-End		Year-End(1)
	on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(3)	Exercisable	Unexercisable

Richard L. Bready	—	—	1,438,041	431,108	$84,465,313	$25,112,041
Robert E.G. Ractliffe	—	—	93,667	73,333	5,499,603	4,271,647
Almon C. Hall	—	—	74,567	73,333	4,377,478	4,271,647
Kevin W. Donnelly	—	—	50,214	45,833	2,947,989	2,669,772
Edward J. Cooney	7,500	$193,125	10,417	32,083	610,540	1,868,835

(1)	Calculated by multiplying the relevant number of unexercised options by the difference between the stock price for the common stock of the former Nortek Holdings on December 31, 2003 of $69.25 (based upon a valuation prepared on November 19, 2003) and the exercise price of the options. Except for the options to purchase shares of the common stock of the former Nortek Holdings held by Mr. Ractliffe, all of the options to purchase shares of the common stock of the former Nortek Holdings held by the named executive officers were either sold to THL Buildco for cash or surrendered in connection with the THL Transactions in exchange for an equity interest in Investors

LLC and interests in a deferred compensation plan of Nortek Holdings. Mr. Ractliffe’s options to purchase shares of the common stock of the former Nortek Holdings were cancelled in exchange for cash. See “— Options Sold or Surrendered in Connection with the THL Transactions.”

(2)	Includes rolled-over options for the named individuals for the following amounts: Bready, 1,398,849; Ractliffe, 87,000; Hall, 67,900; Donnelly, 46,047; and Cooney, 7,500 and exercisable Class A options.

(3)	Includes unexercisable Class A options and all of the Class B options to purchase shares of the former Nortek Holdings’ common stock.

Pension and Similar Plans

      Our qualified pension plan (the “Pension Plan”) was frozen as of December 31, 1995, and no further increases in benefits may occur as a result of increases in service or compensation. The benefit payable to a participant at normal retirement equals the accrued benefit as of December 31, 1995 and will be payable as a joint and 50% survivor annuity in the case of a married employee and as a single-line annuity in the case of an unmarried employee. The annual pension benefits entitled to be paid to the executive officers beginning at age 65 under the Pension Plan are as follows: Mr. Bready $160,000, Mr. Hall $52,163, Mr. Donnelly $15,574 and Mr. Ractliffe $7,004.

      In 1996, we established a supplemental executive retirement plan (the “SERP”), pursuant to which participants were entitled to supplemental pension payments equal to a specified percentage of their highest consecutive three-year average W-2 compensation, less amounts payable to the participant under the Pension Plan. Messrs. Bready, Hall and Donnelly were participants in the SERP. The SERP provided that, upon a change of control of Nortek, each participant would be paid a lump sum payment equal to the actuarially determined present value of the benefits payable under the SERP calculated at the time of the change in control as though retirement benefits had commenced on such date without reduction for early retirement. The 2003 Recapitalization was considered a change of control and, accordingly, Messrs. Bready, Hall and Donnelly received distributions of $73,658,948, $8,563,677 and $3,156,380, respectively, and the SERP was subsequently terminated.

      Mr. Ractliffe is a participant in a Nortek supplemental executive retirement plan. Upon his resignation, the plan was amended to allow him to receive benefits as of September 1, 2006 with no reduction for early retirement. His annual pension benefit under this plan entitled to be paid to him beginning on September 1, 2006 is projected to be $181,416.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Amended and Restated Employment Agreement of Richard L. Bready

      Upon the consummation of the THL Transactions, Mr. Bready’s existing employment agreement was amended and restated. As amended and restated, his agreement has an initial term commencing on August 27, 2004 and concluding on December 31, 2009, renewable thereafter for successive one-year terms unless Nortek and Nortek Holdings provide Mr. Bready with written notice of their intent not to renew the agreement at least 90 days prior to the end of the initial term or any successive term. The amended and restated employment agreement provides that during the employment term Mr. Bready will serve as Chairman and Chief Executive Officer of Nortek and Nortek Holdings.

      The amended and restated employment agreement provides that the basic annual salary for Mr. Bready during the employment term will be not less than $3.5 million, subject to increase at the board of directors’ discretion. Mr. Bready was paid a cash performance bonus award under the amended and restated employment agreement for the period beginning on January 1, 2004 and ending on the closing date of the THL Transactions of approximately $3.3 million. Mr. Bready will not be eligible for any cash performance bonus awards for any period subsequent to the closing date of the THL Transactions, unless the board in its sole discretion determines otherwise. In addition, Mr. Bready is entitled to receive all other benefits, including medical and dental plan participation, generally available to executive personnel. Mr. Bready also is entitled to two automobiles and reimbursement of associated costs and the use, or reimbursement of the cost, of private aircraft transportation for business travel and up to 50 hours per year of personal travel. Under the amended and restated employment agreement, Mr. Bready received one-third of the 70,767.07 Class C-1 units and Class C-2 units initially authorized by the Investors LLC. For more information on the allocation of units initially authorized by Investors LLC, please see “Certain Relationships and Related Transactions — Limited Liability Company Agreement of the Investors LLC.”

      Under the amended and restated employment agreement, if the employment of Mr. Bready is terminated:

•	by Nortek and Nortek Holdings without “cause,” as defined in the amended and restated employment agreement,

•	by Mr. Bready for “good reason,” as defined in the amended and restated employment agreement,

•	as a result of any notice from Nortek and Nortek Holdings not to renew his employment as described above, or

•	as a result of his disability or death,

then Nortek and Nortek Holdings are obligated to provide Mr. Bready or, in the event of death, his designated beneficiary or estate, severance pay at the rate of $1.75 million per year and other specified benefits and perquisites, including long-term disability insurance, for the period equal to the longer of:

•	one year from the date of such termination, and

•	the remaining period of the initial employment term.

      Under the amended and restated employment agreement, (i) if Mr. Bready’s employment is terminated by Nortek and Nortek Holdings without cause, or as a result of non-renewal by Mr. Bready for good reason or as a result of disability, he will be prohibited from competing with Nortek and Nortek Holdings for the longer of one year or the period from the date of termination through December 31, 2009 and (ii) if Mr. Bready’s employment is terminated by Nortek and Nortek Holdings with cause or as a result of resignation without good reason, he will be prohibited from competing with Nortek and Nortek Holdings for one year.

      Under the amended and restated employment agreement, following the termination of employment of Mr. Bready for any reason, Nortek and Nortek Holdings are required to provide, at no additional cost to Mr. Bready, up to $1.0 million (not including any additional tax gross-up payment as described below) in lifetime medical coverage to Mr. Bready, his spouse and dependents. In lieu of lifetime medical coverage, Mr. Bready or his spouse may request a lump-sum payment in an amount to be established by the board of directors as reasonably sufficient to provide such coverage. Nortek and Nortek Holdings are also required to make a “gross-up” payment to Mr. Bready to cover any and all state and federal income taxes that may be due as a result of the provision of such lifetime medical coverage or lump-sum payment.

      If it is determined that any payment or benefit provided by Nortek, Nortek Holdings or any of their predecessors to Mr. Bready under his amended and restated employment agreement or any other agreement or plan, whether paid before or after the date of his amended and restated employment agreement, is subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, Nortek and Nortek Holdings are required to make an additional lump-sum “gross-up” payment to Mr. Bready sufficient, after giving effect to all federal, state and other taxes and charges with respect to that payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

      Pursuant to Mr. Bready’s amended and restated employment agreement, the outstanding principal balance (and accrued interest thereon) totaling approximately $0.9 million of a ten-year loan made to Mr. Bready by Nortek in 1997 in the original principal amount of $3.0 million was forgiven upon consummation of the THL Transactions. Upon consummation of the THL Transactions, four “split dollar” life insurance policies, with an aggregate cash surrender value of approximately $8.6 million, held by Nortek were transferred to Mr. Bready. Also upon consummation of the THL Transactions, Mr. Bready received a lump-sum cash payment in the amount of approximately $0.6 million in respect of obligations by Nortek under a deferred compensation agreement.

     Amended and Restated Employment Agreements of Almon C. Hall and Kevin W. Donnelly

      Upon the consummation of the THL Transactions, the existing employment agreements of Messrs. Hall and Donnelly were amended and restated. Each such amended and restated employment agreement is on terms substantially similar to the prior employment agreements of Messrs. Hall and Donnelly and substantially similar to each other, except as otherwise noted below. Each such amended and restated employment agreement became effective upon the consummation of the THL Transactions and remains effective until the termination of the employee’s employment. The amended and restated employment agreements provide that Mr. Hall will serve as Vice President and Chief Financial Officer of Nortek and Nortek Holdings and that Mr. Donnelly will serve as Vice President, General Counsel and Secretary of Nortek and Nortek Holdings.

      The amended and restated employment agreement for Mr. Hall provides that the basic annual salary for Mr. Hall is not less than $430,000. The amended and restated employment agreement for Mr. Donnelly provides that the basic annual salary for Mr. Donnelly is not less than $280,000. Messrs. Hall and Donnelly are also eligible for incentive compensation in each year of the employment period as recommended by the Chief Executive Officer of Nortek and approved by the compensation committee of the board of directors of Nortek Holdings. In addition, Messrs. Hall and Donnelly are entitled to receive all other benefits, including medical and dental plan participation, generally available to Nortek executive personnel. Messrs. Hall and Donnelly are also entitled to reimbursement of the costs of automobile transportation for personal and business use consistent with their employment agreements prior to the THL Transactions. Messrs. Hall and Donnelly were also issued approximately 4,246 and 2,830 Class C Units of Investors LLC, respectively.

      Under each amended and restated employment agreement, if employment is terminated:

•	by Nortek and Nortek Holdings without “cause,” as defined in the amended and restated employment agreement,

•	by the employee for “good reason,” as defined in the amended and restated employment agreement, or

•	as a result of the employee’s death or disability,

then Nortek and Nortek Holdings are obligated to provide the employee or, in the event of death, his designated beneficiary or estate, severance pay and other specified benefits and perquisites, including long-term disability insurance, for the period equal to the longer of:

•	two years from the date of termination, and

•	three years from the closing date of the THL Transactions.

      Under each amended and restated employment agreement annual severance pay for the employee is equal to his annual salary as of the date of termination plus the highest amount of bonus or incentive compensation, exclusive of the Nortek 1999 equity performance plan, paid or payable in cash to the employee in any one of the three calendar years immediately prior to the completion of the THL Transactions or, if higher, the three calendar years immediately prior to such termination.

      Under each amended and restated employment agreement, (i) if the employment of the employee is terminated by Nortek and Nortek Holdings without cause, by the employee for good reason or as a result of disability, the employee will be prohibited from competing with Nortek and Nortek Holdings for the longer of the period of two years from the date of termination or three years from the closing of the THL Transactions and (ii) if the employment of the employee is terminated by Nortek and Nortek Holdings with cause or by the employee as a result of resignation without good reason, the employee will be prohibited from competing with Nortek and Nortek Holdings for one year.

      Under each such amended and restated employment agreement, following the termination of employment of the employee for any reason, Nortek and Nortek Holdings are required to provide, at no additional cost to the employee, up to $1.0 million (not including any additional tax gross-up payments as described below) in lifetime medical coverage to the employee, his spouse and dependents. In lieu of lifetime medical coverage, at or following the date of termination or a “change in control,” as defined in the amended and restated employment agreement, the employee or his spouse may request a lump-sum payment in an amount established by the board of directors as reasonably sufficient to provide such coverage, but not less than $650,000 (not including any additional tax gross-up payment as described in the following sentence). Nortek and Nortek Holdings are also required to make “gross-up” payments to these employees to cover any and all state and federal income taxes that may be due as a result of the provision of such lifetime medical coverage or lump-sum payment. If it is determined that any payment or benefit provided by Nortek, Nortek Holdings or any of their predecessors to either of Messrs. Hall or Donnelly, under his respective amended and restated employment agreement or any other agreement or plan, whether paid before or after the date of their respective amended and restated employment agreements, is subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, Nortek and Nortek Holdings are required to make an additional lump-sum “gross-up” payment to the employee sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to restore him to the same after-tax position that he would have been in if the excise tax had not been imposed.

      Upon consummation of the THL Transactions, a “split dollar” life insurance policy, with a cash surrender value of approximately $0.5 million, held by Nortek was transferred to Mr. Hall. Also upon consummation of the THL Transactions, Mr. Hall received a lump-sum cash payment in the amount of approximately $0.2 million in respect of obligations by Nortek under a deferred compensation agreement.

     Consulting Agreement with David B. Hiley

      Upon the consummation of the THL Transactions, Nortek and Nortek Holdings entered into a consulting agreement with Mr. Hiley. Under the agreement, Nortek and Nortek Holdings agreed to continue to engage Mr. Hiley as a consultant through December 31, 2004 at a fee of $16,667 per month plus a discretionary year-end bonus. Nortek and Nortek Holdings also agreed to provide Mr. Hiley with a service bonus in the amount of $1 million following the completion of his consulting services on December 31, 2004, which will be payable on January 3, 2005. Nortek and Nortek Holdings also agreed that following the conclusion of his consulting services, and continuing for so long thereafter as he remains a member of the board of directors of Nortek and Nortek Holdings, Mr. Hiley is entitled to receive such compensation (cash and/or equity) as is provided by Nortek and Nortek Holdings to their non-management directors.

     Agreement with Robert E.G. Ractliffe

      On August 26, 2004, Nortek and the former Nortek Holdings entered into a separation agreement with Mr. Ractliffe, Nortek’s former Executive Vice President and Chief Operating Officer, by which his employment ended on that date. Under the agreement, Mr. Ractliffe’s supplemental executive retirement plan was amended to permit him to receive benefits as of September 1, 2006 with no reduction for early retirement. In addition, under Nortek’s Change of Control Severance Benefit Plan for Key Employees, Mr. Ractliffe received a payment of $120,000 (20% of his salary) in connection with the THL Transactions and is entitled to receive severance payments in the amount of $122,917 per month for 24 months as well as the continuation of certain benefits, or a lump sum in lieu thereof, for that period. Also, Mr. Ractliffe agreed that in the THL Transactions he would surrender all of his equity interests in the former Nortek Holdings in exchange for cash. Mr. Ractliffe was paid approximately $13.1 million for his equity interests in connection with the THL Transactions.

     Second Amended and Restated Change in Control Severance Benefit Plan

      Nortek has a retention plan for certain of its key employees and consultants which provides that, in consideration of each covered individual agreeing not to voluntarily terminate his employment or service as a consultant the individual will be entitled to payment equal to 20% of his base annual salary within 30 days following the THL Transactions, and, if, within the 24 month period following the change of control, the employment or engagement of the individual is terminated by Nortek for any reason or by the individual by reason of a material adverse change in the terms of employment or service as a consultant as provided in the plan, the individual also will be entitled at the time of termination to severance pay for a period of 24 months following termination at an annual rate equal to his base annual salary plus the highest amount of bonus or incentive compensation paid or payable to him for any one of the three preceding calendar years, and to continued medical, life insurance and other benefits for the 24 month period (or a payment of an amount equal to the cost of providing these benefits). Messrs. Bready, Hall, Donnelly and Hiley are not currently participants under this plan. Edward J. Cooney, Nortek’s Vice President and Treasurer is currently among the participants under the plan.

      At the closing of the THL Transactions, Nortek made cash payments in an aggregate amount equal to $311,000 to participants under the plan, including $51,000 to Mr. Cooney and $40,000 to Mr. Hiley. In addition, in the event of the termination of employment of Mr. Cooney within 24 months following the closing date of the THL Transactions, he will be entitled to severance benefits under the plan as described above. Mr. Hiley has agreed to forego all payments owing to him under the plan in connection with the termination of his engagement as a consultant to Nortek in consideration of the $1.0 million payment to be made to him in January 2005 as described above in “— Employment Contracts and Termination of Employment and Change in Control Arrangements — Consulting Agreement with David B. Hiley.”

      Prior to August 27, 2004, Nortek had a retention plan that was substantially similar to the current plan except that it provided for an immediate payment equal to 20% of the base annual salary of certain key employees and consultants if there was an attempted change in control, as that term is defined in the plan. The 2003 Recapitalization was a change of control for purposes of the former retention plan. Accordingly, upon the completion of the 2003 Recapitalization, we made immediate cash payments to participants in the retention plan in the following amounts: Mr. Cooney, $48,000; Mr. Donnelly, $53,000; Mr. Hall, $82,000; Mr. Hiley, $30,000; and Mr. Ractliffe, $120,000.

Deferred Compensation Plan of Nortek Holdings

      In connection with the THL Transactions, members of Nortek management became participants in a newly adopted deferred compensation plan of Nortek Holdings. These management participants, who would have been entitled to receive cash payments upon consummation of the THL Transactions in respect of all options previously granted to them under the former Nortek Holdings, Inc. 2002 Stock Option Plan, instead sold a portion of those options to THL Buildco and surrendered the remainder of the options held by them for cancellation without immediate payment. In consideration for this cancellation of options without immediate payment, Nortek Holdings established this deferred compensation plan and credited for the account of each of these management participants under the plan a notional amount equal to the value of the old stock options so cancelled. For purposes of the plan, the value of the stock options cancelled equals the excess of the value of the stock underlying the options at the time of the THL Transactions over the aggregate exercise price of the options. The plan is a non-qualified, unfunded obligation of Nortek Holdings. Distributions to participants under the plan will track proportionate distributions that are made to the Class A units of Investors LLC. The maximum aggregate amount of distributions that are payable to any participant under the plan equals the total value of the stock options surrendered by the participant for cancellation without payment, or an aggregate of approximately $111.8 million for all participants. The approximate maximum amounts of distributions that are payable to each of the named executive officers are: Mr. Bready, $78.2 million; Mr. Hall, $6.0 million; Mr. Donnelly, $3.7 million; Mr. Cooney, $1.5 million; and Mr. Hiley, $1.0 million.

Director Compensation

      For their services as directors of Nortek, directors who are not officers, employees or consultants of Nortek or its subsidiaries, or of Thomas H. Lee Partners, L.P., receive directors’ fees from Nortek. The fees payable to those directors are a $50,000 annual retainer, payable quarterly in advance, a $1,500 per meeting ($1,000 if director participates by telephone) fee and a $1,000 per committee meeting ($750 if director participates by telephone) fee.

Compensation Committee Interlocks and Insider Participation

      From January 1, 2003 through the completion of the 2003 Recapitalization on January 9, 2003, the Compensation Committee of our board of directors consisted of William I. Kelly and Phillip L. Cohen. After January 9, 2003 and through August 27, 2004, our board’s Compensation Committee consisted of Mr. Bready and Mr. Berney, a former member of the board of directors who resigned from the board of directors on August 27, 2004. Mr. Bready is currently the only member of our board’s Compensation Committee. Our board of directors anticipates appointing at least one additional member of the board of directors to the Compensation Committee. The committee determines compensation of our executive officers other than Mr. Bready. Mr. Bready’s compensation is determined by the full board of directors.

Audit Committee Financial Expert

      The Company’s board of directors has an audit committee currently comprised of Joseph M. Cianciolo. Our board of directors anticipates appointing at least one additional member of the board of directors to the Audit Committee. Although the Company is not a “listed issuer” within the meaning of Rule 10A-3 under the Exchange Act, the board of directors of the Company has determined that Mr. Cianciolo would be considered an “independent” director within the meaning of the rules of the New York Stock Exchange for listed companies and within the meaning of Rule 10A-3 under the Exchange Act. In addition, Mr. Cianciolo is an audit committee financial expert as that term is used in Item 401(h)(2) of Regulation S-K adopted by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Nortek is a wholly-owned direct subsidiary of Nortek Holdings. Nortek Holdings is a wholly-owned direct subsidiary of Investors LLC. The following table sets forth information regarding the beneficial ownership, as of October 15, 2004, of outstanding membership interests, or units, of Investors LLC by: (i) each person or group known to us to own more than five percent of the Class B units of Investors LLC, (ii) each member of the management committee of Investors LLC (the composition of which is identical to the board of directors of Nortek and the board of directors of Nortek Holdings) and each of our named executive officers and (iii) all members of the Investors LLC management committee and our executive officers as a group.

      The outstanding membership interests of Investors LLC consist of 361,841.07 non-voting Class A units (not including “notional” Class A units allocated to members of our senior management), 473,595.10 voting Class B units and 63,304.74 non-voting Class C units. The Class C units are divided into two series: Class C-1 time-vesting units and Class C-2 performance-vesting units. The relative rights and preferences of the Class A units, Class B units and Class C units are described in “Certain Relationships and Related Transactions — Limited Liability Company Agreement of Investors LLC.” A Securityholders Agreement governs the exercise of voting rights with respect to the Class B units of Investors LLC as described in “Certain Relationships and Related Transactions — Securityholders Agreement.” Unless otherwise noted, to our knowledge, each of the persons listed below has sole voting and investment power as to the units shown. Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

		Percentage of		Percentage of		Percentage of
	Number of	Class A	Number of	Class B	Number of	Class C
Name and Address	Class A Units	Units	Class B Units	Units	Class C Units(1)	Units(2)

Principal Securityholders:
Thomas H. Lee Partners L.P. and affiliates(1)	360,800.02	79.72%	360,800.02	76.18%	—	—
Management Committee Members and Named Executive Officers:
Richard L. Bready(4)†‡	78,150.21	17.27%	78,150.21	16.50%	23,586.66	37.26%
Joseph M. Cianciolo(4)†	359.05	*	359.05	*	530.76	*
Edward J. Cooney(4)‡	1,527.84	*	1,527.84	*	2,123.01	3.35%
Anthony J. DiNovi(3)†	—	—	—	—	—	—
Kevin W. Donnelly(4)‡	3,697.42	*	3,697.42	*	2,830.68	4.47%
Almon C. Hall(4)‡	6,031.21	1.33%	6,031.21	1.27%	4,246.02	6.71%
David V. Harkins(3)†	—	—	—	—	—	—
David B. Hiley(4)†	988.01	*	988.01	*	1,061.51	1.68%
Kent R. Weldon(3)†	—	—	—	—	—	—
All management committee members and executive officers as a group (9 persons)(4)	90,753.74	20.05%	90,753.74	19.16%	34,378.64	54.31%

*	Less than 1%

†	Director

‡	Named executive officer

(1)	Includes Class C-1 units that will vest within sixty (60) days after October 15, 2004 for each of the named individuals for the following amounts: Bready, 655.185; Cianciolo, 14.743; Cooney, 58.972; Donnelly, 78.630; Hall, 117.945; and Hiley, 29.487. Includes Class C-1 units that have not vested and will not vest within sixty (60) days after October 15, 2004 for each of the named individuals for the following amounts: Bready, 7,207.035; Cianciolo, 162.177; Cooney, 648.698; Donnelly, 864.93; Hall, 1,297.395; and Hiley, 324.353. Includes Class C-2 units that have not vested for each of the named individuals for the following amounts: Bready, 15,724.44; Cianciolo, 353.84; Cooney, 1,415.34; Donnelly, 1,887.12; Hall, 2,830.68; and Hiley, 707.67. There are currently no outstanding vested Class C-2 units. See “Certain Relationships and Related Transactions — Limited Liability Company Agreement of the Investors LLC.”

(2)	Includes both vested and unvested Class C-1 units and Class C-2 units.

(3)	Includes interests owned by each of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I, LLC, Putnam Investments Employees’ Securities Company II, LLC, 1997 Thomas H. Lee Nominee Trust, and Thomas H. Lee Investors Limited Partnership. Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P. and Thomas H. Lee Equity (Cayman) Fund V, L.P. are Delaware limited partnerships, whose general partner is THL Equity Advisors V, LLC, a Delaware limited liability company. Thomas H. Lee Advisors, LLC, a Delaware limited liability company, is the general partner of Thomas H. Lee Partners, L.P., a Delaware limited partnership, which is the sole member of THL Equity Advisors V, LLC. Thomas H. Lee Investors Limited Partnership is a Massachusetts limited partnership, whose general partner is THL Investment Management Corp., a Massachusetts corporation. The 1997 Thomas H. Lee Nominee Trust is a trust with US Bank, N.A. serving as Trustee. Thomas H. Lee, a managing director of Thomas H. Lee Partners, L.P. has voting and investment control over common shares owned of record by the 1997 Thomas H. Lee Nominee Trust. David V. Harkins, Anthony J. DiNovi and Kent R. Weldon are managing directors of Thomas H. Lee Partners, L.P. Each of Messrs. Harkins, DiNovi and Weldon may be deemed to beneficially own member units of Investors LLC held of record by Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. and Thomas H. Lee Investors Limited Partnership. Each of these individuals disclaims beneficial ownership of these units except to the extent of their pecuniary interest therein. The address of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, the 1997 Thomas H. Lee Nominee Trust, Anthony J. DiNovi, David V. Harkins and Kent R. Weldon is 100 Federal Street, Boston, MA 02110. Putnam Investments Holdings LLC, Putnam Investments Employees’ Securities Company I, LLC and Putnam Investments Employees’ Securities Company II, LLC each disclaims beneficial ownership of any securities other than the securities held directly by such entity. The address for the Putnam entities is One Post Office Square, Boston, MA 02109.

(4)	Includes “notional” Class A units allocated to such person pursuant to the Nortek Holdings 2004 Deferred Compensation Plan. See “Executive Compensation — Deferred Compensation Plan of Nortek Holdings and “Certain Relationships and Related Transactions — Limited Liability Company Agreement of the Investors LLC.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2003 Recapitalization

      On January 9, 2003, the former Nortek Holdings completed a recapitalization transaction which resulted in the acquisition of the former Nortek Holdings by affiliates of Kelso and certain members of our management. We refer to this recapitalization and the related transactions in this prospectus as the “2003 Recapitalization.” Pursuant to the terms of Exchange Agreements by and among Nortek, the former Nortek Holdings and each of Richard L. Bready, Robert E.G. Ractliffe and Edward J. Cooney, such directors and executive officers received amounts in connection with the 2003 Recapitalization as follows: Mr. Bready, $17,166,372; Mr. Ractliffe, $556,048; and Mr. Cooney, $193,125. Immediately after the 2003 Recapitalization, affiliates of Kelso held approximately 79.4% of the fully-diluted equity of the former Nortek Holdings, and Nortek’s directors and executive officers held approximately 18.4% (with approximately 16.0% held by Mr. Bready). In addition, in connection with the 2003 Recapitalization, our directors and executive officers received payments in respect of the termination of our Supplemental

Executive Retirement Plan as follows: Mr. Bready, $73,658,948; Mr. Hall, $8,563,677; and Mr. Donnelly $3,156,380; and payments under our retention plan as follows: Mr. Cooney, $48,000; Mr. Donnelly, $53,000; Mr. Hall, $82,000; Mr. Hiley, $30,000; and Mr. Ractliffe, $120,000. See “Executive Compensation — Pension and Similar Plans” and “Executive Compensation — Employment Contracts and Termination of Employment and Change in Control Arrangements” above. Mr. Hiley received a fee of $3,000,000 in connection with the 2003 Recapitalization.

2003 Dividend

      On November 26, 2003, the former Nortek Holdings declared a cash dividend of $35.00 per share on each outstanding share of capital stock totaling approximately $298,474,000 which was paid to the former Nortek Holdings’ shareholders in the fourth quarter of 2003. Option holders of the rollover options received a cash distribution of approximately $41,600,000, which was treated as a charge to additional paid-in capital in the accompanying consolidated statement of stockholders’ investment. The distribution to each individual option holder of the rollover options was equal to the number of shares held multiplied by the lesser of (i) $35 per share or (ii) $46 per share minus the amount per share the exercise price was reduced. In conjunction with this shareholder distribution, the former Nortek Holdings adjusted the exercise price of all of the rollover options to equal $10.50 per share and all of the other options to purchase Class A stock to equal $11.00 per share.

The THL Transactions

      On August 27, 2004, THL Buildco purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the Stock Purchase Agreement among THL Buildco, THL Buildco Holdings and the stockholders of the former Nortek Holdings, dated July 15, 2004. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings, with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek with Nortek continuing as the surviving corporation and a wholly owned subsidiary of THL Buildco Holdings. THL Buildco Holdings was then renamed Nortek Holdings, Inc. (referred to in this prospectus as “Nortek Holdings”). In connection with this acquisition, members of Nortek management reinvested a portion of their equity interest in the former Nortek Holdings and received equity interests in Investors LLC and interests in a deferred compensation plan established by Nortek Holdings. See “Executive Compensation — Deferred Compensation Plan of Nortek Holdings.”

Limited Liability Company Agreement of Investors LLC

      The limited liability company agreement of Investors LLC authorizes Investors LLC to issue three classes of limited liability company interests designated as Class A units, Class B units and Class C units.

      A management committee elected by holders of the Class B units of Investors LLC has the exclusive authority to manage and control the business and affairs of Investors LLC. The management committee’s size and composition is determined in accordance with the provisions of a Securityholders Agreement, which states that the management committee initially will consist of six managers. See “— Securityholders Agreement.”

      All distributions of property by Investors LLC are made first to the holders of Class A units and Class B units until such holders receive a return of all their invested capital in respect of their units, second, to the holders of Class C units until such holders receive any amounts from any prior distribution that they would have received in such prior distribution with respect to Class C units that have vested since the time of such prior distribution had such Class C units been vested at the time of such prior distribution; and thereafter to the holders of Class B units and Class C units (to the extent the Class C units are vested at the time of such distribution, as discussed below) proportionately based on the number of Class B units and vested Class C units held by such holders.

      The Class C units are divided into two series: Class C-1 time-vesting units and Class C-2 performance-vesting units. One-third of the total number of Class C units are designated as time-vesting units and two-thirds of the total number of Class C units are designated as performance-vesting units. The

Class C units are issued to officers, directors, employees and consultants of Nortek Holdings and its subsidiaries as determined by the management committee of Investors LLC.

      The Class C-1 time-vesting units vest over a three-year period on a quarterly basis in equal amounts. The vesting of the Class C-1 time-vesting units will be accelerated and such units will become fully vested if:

•	Investors LLC has sold 90% of the capital stock of Nortek Holdings held by it in exchange for cash or marketable securities, or

•	following an initial public offering of equity securities of Investors LLC or its subsidiaries, Investors LLC has distributed 90% of the capital stock of Nortek Holdings to the unitholders of Investors LLC and the unitholders of Investors LLC that are affiliated with Thomas H. Lee Equity Fund V, L.P. have distributed such shares of capital stock to their limited partners or members.

      In addition, the Class C-1 time-vesting units will become fully vested upon a liquidity event that results in the Class C-2 performance-vesting units becoming fully vested. The Class C-2 performance-vesting units will vest only in connection with certain liquidity events and only upon and to the extent of satisfaction in connection with such liquidity events of minimum internal rate of return and multiple of investment hurdles relating to the Class A and Class B units held by Thomas H. Lee Equity Fund V, L.P. and its affiliates. Unvested Class C units will be subject to forfeiture in the event of termination of the employment or engagement of the holder of such Class C units.

      In addition, as described under “Executive Compensation — Deferred Compensation Plan of Nortek Holdings” as distributions are made to holders of Class A units, management participants in Nortek Holdings’s new deferred compensation plan will be entitled to receive from Nortek Holdings corresponding amounts in respect of the notional Class A units credited to their deferred compensation accounts.

Securityholders Agreement

      Upon the consummation of the THL Transactions, Investors LLC and the holders of its Class A, Class B and Class C units entered into a securityholders agreement.

      Under the securityholders agreement, the management committee of Investors LLC will consist of not less than five and not more than eleven managers, as from time to time determined by Thomas H. Lee Equity Fund V, L.P. and its affiliates. The management committee initially will consist of six managers. Under the terms of the securityholders agreement, for so long as Richard L. Bready is the holder of five percent or more of the outstanding Class B Units and Class C Units of Investors LLC or the fully diluted equity of any successor entity, Mr. Bready will be entitled to designate two managers to serve on the management committee and certain transactions between Investors LLC, Nortek Holdings, Nortek or its subsidiaries, on the one hand, and Thomas H. Lee Fund V, L.P. and its affiliates, on the other hand, will require the approval of Mr. Bready or a majority of the independent managers of the management committee, if any, of Investors LLC. This securityholders agreement also governs the election of directors to the boards of directors of Nortek Holdings and Nortek and requires that such boards be identical to the management committee of Investors LLC.

      Under the securityholders agreement, transfers of equity securities of Investors LLC by securityholders are permitted only to specified types of related parties who agree to sign the securityholders agreement.

      The securityholders agreement provides for customary tag-along rights, drag along rights and registration rights which would apply to shares of capital stock of Nortek Holdings that are distributed to the holders of Investors LLC membership units in the event of any dissolution of Investors LLC or to shares of any corporate entity succeeding to Investors LLC upon its conversion to a corporation.

      Under the securityholders agreement, Thomas H. Lee Equity Fund V, L.P. and its affiliates and any members of Nortek’s management that hold at least 5% of the fully diluted equity of Investors LLC will be granted the right to participate in any future equity financings by Investors LLC, subject to customary exceptions, in an amount necessary to maintain the investor’s fully diluted ownership interest in Investors LLC or any successor company.

Transaction Fee; Management Agreement with Affiliate of Thomas H. Lee Partners, L.P.

      Upon the closing of the THL Transactions, Nortek Holdings and Nortek entered into a management agreement with THL Managers V, LLC, an affiliate of Thomas H. Lee Partners, L.P., pursuant to which THL Managers V, LLC provides certain financial and strategic advisory and consultancy services. Nortek paid to THL Managers V, LLC a transaction fee of $25.0 million upon the closing of the THL Transactions. In addition, Nortek is obligated to pay to THL Managers V, LLC or a designee thereof an annual management fee equal to the greater of:

•	$2.0 million per annum, and

•	an amount equal to 0.75% of the consolidated earnings before interest, taxes, depreciation and amortization of Nortek and its subsidiaries, before deduction for such fee,

such annual management fee will be payable semi-annually in advance on the first business date of each January and July, commencing January 2005. A pro rated portion of such fee equal to $688,889 was paid on the closing date of the THL Transactions with respect to the period from August 27, 2004 through the end of 2004. Under the management agreement, Nortek also paid all costs and expenses incurred by THL Managers V, LLC and its affiliates in connection with the THL Transactions of approximately $6 million and is obligated to pay such expenses in connection with the provision of future services under the management agreement.

      Under the management agreement Nortek has also agreed to indemnify THL Managers V, LLC and its affiliates from and against all losses, claims, damages and liabilities arising out of or related to the performance by THL Managers V, LLC of the services pursuant to the management agreement.

      The management agreement became effective upon the closing of the THL Transactions and will continue in effect until terminated by THL Managers V, LLC. Upon any termination in connection with an initial public offering of equity securities of Nortek or Nortek Holdings, Nortek will be required to pay to THL Managers V, LLC a lump-sum termination fee equal to the net present value of all annual management fees that would have otherwise been payable under the management agreement during the seven years following the date of such termination.

Transaction Fees; Financial Advisory Arrangement with Kelso

      Upon the closing of the THL Transactions, we paid a $10.5 million transaction fee to an affiliate of Kelso.

      Philip E. Berney, one of our former directors, is also a managing director of Kelso. Upon completion of the 2003 Recapitalization, we paid Kelso and its designees a transaction fee of $10.5 million and reimbursed Kelso and its designees for their expenses and entered into a financial advisory agreement with Kelso with respect to services provided by Kelso or some of its related parties to us in return for financial advisory fees paid annually to Kelso by us. From January 1, 2003 to July 3, 2004 we paid Kelso a total of approximately $3 million as financial advisory fees pursuant to the financial advisory agreement. The financial advisory agreement was terminated on August 27, 2004 in connection with the THL Transactions.

Forgiveness of 1997 Loan to Richard L. Bready

      In 1997, Nortek made a ten-year loan to Mr. Bready in the amount of $3,000,000, repayable annually, in arrears, in installments of $300,000 principal plus accrued interest. The interest on this loan accrued daily at the applicable federal long-term rate in effect on each day the loan was outstanding, determined in accordance with Section 1274 of the Internal Revenue Code. Pursuant to Mr. Bready’s amended and restated employment agreement, the outstanding principal balance of the loan and all accrued interest totaling approximately $900,000 was forgiven upon consummation of the THL Transactions.

Transfer of Life Insurance Policies

      Pursuant to the terms of the stock purchase agreement for the THL Transactions, upon the consummation of the THL Transactions, four “split-dollar” life insurance policies, with an aggregate cash surrender value of approximately $8.6 million, held by Nortek were transferred to Richard L. Bready and one such life insurance policy, with a cash surrender value of approximately $500,000, was transferred to Almon C. Hall. From January 1, 2003 to July 3, 2004 we paid an aggregate amount of approximately $1.1 million in premium payments with respect to such insurance policies. Subsequent to the closing of the THL Transactions, Nortek has not and will not make any further premium payments with respect to such insurance policies.

Fees Paid to Consultant

      David B. Hiley, one of our directors, provided us with consulting services in 2003 for a fee of $12,500 per month, plus a $300,000 year-end bonus and continues to provide us with such services in 2004 for a fee of $16,667 per month, plus a discretionary year-end bonus. Mr. Hiley will continue to provide consulting services to us through December 31, 2004 at the same compensation and bonus levels. It is contemplated that Mr. Hiley will retire as a consultant on January 1, 2005 and will receive a payment of $1.0 million in connection with such retirement. So long as Mr. Hiley continues as a director of Nortek Holdings and Nortek following such retirement he will be entitled to receive compensation payable to non-management directors.

Equity Purchase by Director

      In October 2003, Mr. Jeffrey C. Bloomberg, who was then a member of our board of directors, purchased, individually and in the name of a family trust, directly from the former Nortek Holdings, 10,869 shares of class A common stock of the former Nortek Holdings for a purchase price of $499,974.

DESCRIPTION OF OUTSTANDING INDEBTEDNESS

      The following is a description of the agreements that govern our principal debt obligations for borrowed money other than the outstanding notes. This summary is not a complete description of all the material terms of such agreements.

Senior Secured Credit Facility

      In connection with the THL Transactions, we entered into a senior secured credit facility provided by a syndicate of financial institutions and institutional lenders. The credit agreement governing our senior secured credit facility provides for senior secured financing of up to $800.0 million, consisting of

•	a $100.0 million revolving credit facility with a maturity of six years, including both a letter of credit sub-facility and a swing line loan sub-facility, and

•	a $700.0 million term loan facility with a maturity of seven years that was drawn in full in connection with the consummation of the THL Transactions.

      A portion of the revolving credit facility is available to one or more Canadian subsidiaries of Nortek in United States or Canadian dollars.

      In addition, we may request incremental tranches of term loans or increases to the revolving credit facility in an aggregate amount not exceeding $200.0 million, subject to certain conditions and the receipt of lending commitments from existing or additional lenders.

      All borrowings under our senior secured credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

      Proceeds of the term loans, together with other sources of funds described under “Certain Relationships and Related Transactions — The THL Transactions” were used to finance the THL

Transactions, the related repurchases of notes and the payment of transaction fees and expenses. Proceeds of revolving loans, swing line loans and letters of credit are available to provide financing for working capital and general corporate purposes.

     Interest and Fees

      The interest rates applicable to loans under our senior secured credit facility are, at our option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three or six month interest period (or a nine or 12 month period, if available) chosen by us, plus an applicable margin percentage. The alternate base rate is the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject. Swing line loans bear interest at the interest rate applicable to alternate base rate revolving loans.

      The applicable margin percentage is a percentage per annum equal to (1) 1.50% for alternate base rate term loans and 1.25% for alternative base rate revolving loans and (2) 2.50% for adjusted LIBOR rate term loans and 2.25% for adjusted LIBOR rate revolving loans. We pay a commitment fee, quarterly in arrears, initially equal to 0.50% per annum in respect of any unused commitments under the revolving credit facility. Following the delivery of our financial statements for the second full fiscal quarter after the closing, the applicable margin percentages and the commitment fee will be subject to adjustment based upon our leverage ratio.

     Prepayments

      Subject to exceptions, our senior secured credit facility requires mandatory prepayments of term loans in amounts equal to:

•	50% (as may be reduced based upon our leverage ratio) of our annual “excess cash flow”,

•	100% of the net cash proceeds from certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions,

•	100% of the net cash proceeds from certain incurrences of debt, and

•	50% (as may be reduced based upon our leverage ratio) of the net cash proceeds from specified issuances of equity securities.

      Voluntary prepayments and commitment reductions are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR rate loans.

     Amortization of Principal

      Beginning November 27, 2004, our senior secured credit facility will require scheduled quarterly payments on the term loans each equal to 0.25% of the original principal amount of the term loans for the first six years, with the balance paid in four equal quarterly installments thereafter.

     Collateral and Guarantors

      The obligations under our senior secured credit facility are guaranteed by our parent and by all of our existing and future significant domestic “restricted subsidiaries” (as defined in the credit facility) and are secured by substantially all of our assets and the assets of the guarantors, whether now owned or later acquired, including a pledge of all of our capital stock, the capital stock of certain of our domestic subsidiaries and 65% of the capital stock of each of our significant foreign subsidiaries that is directly owned by us or a guarantor subsidiary. The obligations of our subsidiaries that are borrowers under the Canadian sub-facility of our revolving credit facility are guaranteed by us, our parent, the guarantors described above and certain of our other Canadian subsidiaries, and secured by certain assets of such Canadian borrowers and guarantors.

     Restrictive Covenants and Other Matters

      Our senior secured credit facility requires that we comply on a quarterly basis with certain financial covenants, including a minimum interest coverage ratio test and a maximum leverage ratio test, which financial covenants will become more restrictive over time. In addition, our senior secured credit facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our parent and subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees,

•	incur liens and engage in sale leaseback transactions,

•	make capital expenditures,

•	make investments and loans,

•	pay dividends, make payments or redeem or repurchase capital stock,

•	engage in mergers, acquisitions and asset sales,

•	prepay, redeem or purchase certain indebtedness including the notes,

•	amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements,

•	enter into agreements limiting subsidiary distributions,

•	engage in certain transactions with affiliates, and

•	alter the business that we conduct.

      Our senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our senior secured credit facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under our senior secured credit facility would be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facility and all actions permitted to be taken by a secured creditor.

Non-Tendered 9 7/8% Senior Subordinated Notes

      Nortek’s 9 7/8% senior subordinated notes were issued on June 12, 2001 in an original aggregate principal amount of $250.0 million. In connection with the THL Transactions, Nortek commenced a debt tender offer on July 20, 2004 to acquire all of its 9 7/8% senior subordinated notes and obtain holder consent to eliminate substantially all of the affirmative and restrictive covenants, certain events of default and other related provisions in the indenture governing such notes, and reduce the minimum required notice period for redemptions to five days. Holders of approximately 96% of the aggregate principal amount of the 9 7/8% senior subordinated notes tendered their notes in connection with the tender offer. The 9 7/8% senior subordinated notes are not currently redeemable. After completion of the tender offer on August 27, 2004, approximately $10.0 million in aggregate principal amount remained outstanding. We amended the indenture governing the 9 7/8% senior subordinated notes to remove substantially all the restrictive covenants pursuant to a supplemental indenture dated as of August 5, 2004. Interest on such notes accrues at 9 7/8% per annum, with such interest payable semi-annually in arrears on each June 15 and December 15 to holders of record of such notes as of each May 15 and November 15 prior to each such respective payment date. Such notes will mature on June 15, 2011. There is no sinking fund with respect to such notes. Nortek may redeem these notes on or after June 15, 2006, at specified redemption prices.

DESCRIPTION OF THE EXCHANGE NOTES

General

      THL Buildco, Inc. (and Nortek, Inc. as successor issuer) issued the outstanding notes, and Nortek will issue the exchange notes, pursuant to an indenture (the “Indenture”) dated as of August 27, 2004 among Nortek, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the Indenture. We refer to the outstanding notes and exchange notes collectively in this section as the “Notes.”

      The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement (as hereinafter defined). It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. You may request a copy of the Indenture and Registration Rights Agreement by following the procedures outlined under the caption “Where You Can Find More Information.”

      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “issuer” refers only to Nortek, Inc. and not to any of its subsidiaries.

Brief Description of the Notes and the Note Guarantees

The Notes

•	are unsecured, senior subordinated obligations of the issuer,

•	are subordinated in right of payment to all existing and future Senior Debt of the issuer,

•	are pari passu in right of payment with any future senior subordinated Indebtedness of the issuer, and

•	are guaranteed by the Guarantors.

      As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the Notes would have been subordinated to approximately $731.0 million of Senior Debt of the issuer, of which approximately $716.4 million would have consisted of borrowings under the issuer’s senior secured credit facility excluding approximately $16.2 million of letters of credit issued under our senior secured credit facility on or about the Issue Date.

The Note Guarantees

      The Notes are guaranteed by all of the current and certain future Domestic Subsidiaries of the issuer, other than a Receivables Subsidiary or any Immaterial Subsidiary. See “Certain Covenants — Additional Note Guarantees.” None of the issuer’s subsidiaries organized outside of the United States guarantee the Notes.

      Each Note Guarantee:

•	is an unsecured, senior subordinated obligation of the Guarantor,

•	is subordinated in right of payment to all existing and future Senior Debt of the Guarantor, and

•	is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

      As of July 3, 2004, after giving pro forma effect to the matters described under “Unaudited Pro Forma Condensed Consolidated Financial Data” and the notes thereto, the Note Guarantees would have been subordinated to approximately $753.1 million of Senior Debt of the Guarantors, approximately $716.4 million of which would have consisted of guarantees of borrowings under our new senior secured credit facility excluding approximately $16.2 million of letters of credit issued under our new senior secured credit facility on or about the Issue Date. As indicated above and as discussed in detail below under the subheading “— Subordination,” payments on the Notes and under the Note Guarantees are subordinated to the prior payment in full in cash of all Senior Debt. The Indenture permits the issuer and the Guarantors to incur additional Senior Debt.

      As of the date of this prospectus, all of the issuer’s subsidiaries are “Restricted Subsidiaries.” However, none of the issuer’s Foreign Restricted Subsidiaries are guarantors of the Notes. See “Risk Factors — Risks Related to the Notes — The notes are not guaranteed by all of our subsidiaries.” In addition, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the issuer is permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” The issuer’s Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. The issuer’s Unrestricted Subsidiaries are not guarantors of the Notes.

Principal, Maturity and Interest

      THL Buildco issued $625,000,000 in aggregate principal amount of Notes on August 27, 2004. Immediately after the issuance of the Notes and through a series of mergers, Nortek succeeded to the obligations under the Indenture as the issuer of the Notes. The Notes will mature on September 1, 2014.

      The Indenture provides for the issuance by the issuer of Notes with an unlimited principal amount. The issuer may issue additional notes (the “Additional Notes”) from time to time after this offering, subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Notes were issued in denominations of $1,000 and integral multiples of $1,000.

      Interest on the Notes accrues at the rate of 8 1/2% per annum and is payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2005. The issuer will make each interest payment to the holders of record on the immediately preceding February 15 and August 15.

      Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

      The Trustee is currently acting as Paying Agent and Registrar. The issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The issuer is not required to transfer or exchange any Note selected for redemption.

      Also, the issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered holder of a Note is treated as the owner of it for all purposes.

Note Guarantees

      The Guarantors jointly and severally guarantee the issuer’s obligations under the Notes. Each Note Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors — Risks Related to the Notes — Any guarantees of the notes by our subsidiaries may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.”

      The Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

      The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale of all such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(3) if the issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(4) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Subsidiary of the issuer, if the sale of such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(5) if the issuer exercises its legal defeasance option or its covenant defeasance option as described under “— Certain Covenants — Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(6) the Guarantee by such Guarantor, if any, of, and all pledges and security interests, if any, granted by such Guarantor in connection with all Indebtedness of the issuer or any Restricted

Subsidiary the Guarantee of which by such Guarantor (or the pledge of assets by such Guarantor in connection therewith) would have required such Guarantor to guarantee the Notes pursuant to the covenant described under “— Certain Covenants — Limitation on issuance of Guarantees of Indebtedness” (including, without limitation, the Credit Agreement), have been released.

Subordination

      The payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment in full in cash of all Senior Debt of the issuer, including Senior Debt of the issuer incurred after the date of the Indenture.

      The holders of Senior Debt of the issuer are entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt of the issuer (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the issuer, whether or not such interest is an allowed claim under applicable law) before the Holders of Notes are entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “— Certain Covenants — Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of the issuer:

(1) in a liquidation or dissolution of the issuer,

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the issuer or its property,

(3) in an assignment for the benefit of creditors, or

(4) in any marshaling of the issuer’s assets and liabilities.

      The issuer also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “— Certain Covenants — Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt of the issuer occurs and is continuing beyond any applicable grace period, or

(2) any other default occurs and is continuing on any series of Designated Senior Debt of the issuer that permits holders of that series of Designated Senior Debt of the issuer to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of any Designated Senior Debt of the issuer.

      Payments on the Notes may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of the issuer, upon the date on which such default is cured or waived, and

(2) in case of any default referred to in clause (2) of the immediately preceding paragraph on Designated Senior Debt of the issuer, the earlier of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless in each case the maturity of such Designated Senior Debt of the issuer has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice, and

(2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

      No default referred to in clause (2) of the third immediately preceding paragraph that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

      If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “— Certain Covenants — Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions, and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited; provided that such actual knowledge shall not be required in the case of any payment default on Designated Senior Debt of the Issuer;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the issuer. Upon the proper written request of the holders of Senior Debt of the issuer or if there is any payment default on any Designated Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the issuer or their proper representative.

      The issuer and the Trustee must promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the issuer, Holders of Notes may recover less ratably than creditors of the issuer who are holders of Senior Debt of the issuer.

      Payments under the Note Guarantee of each Guarantor are subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the Notes by the issuer to the prior payment in full of Senior Debt of the issuer. See “Risk factors — Risks Related to the Notes — Your right to receive payments on the notes and the guarantees is subordinated to our and the subsidiary guarantors’ senior debt.”

      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the issuer as “Designated Senior Debt.”

      “Permitted Junior Securities” means:

(1) Equity Interests in the issuer or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt at least to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

      “Senior Debt” means:

(1) all Indebtedness of the issuer or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the date of the Indenture or incurred thereafter;

(2) any other Indebtedness of the issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the issuer;

(2) any Indebtedness of the issuer to any of its Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the Indenture.

      In the case of Indebtedness incurred under clause (1)(b) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and issuance of preferred stock,” an Officers’ Certificate of the issuer as to the amount of the Borrowing Base shall be conclusive absent manifest error for purposes of clause (4) above.

Optional Redemption

      At any time prior to September 1, 2007, the issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 108.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Designated Offerings of the issuer (or of the Parent to the extent such proceeds are contributed to the equity capital of the issuer, other than in the form of Disqualified Stock); provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Designated Offering.

      Except pursuant to the preceding paragraph, the Notes are not redeemable at the issuer’s option prior to September 1, 2009. The issuer is not prohibited, however, from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market transactions or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

      On or after September 1, 2009, the issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage

2009	104.250%
2010	102.833%
2011	101.417%
2012 and thereafter	100%

      The issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Repurchase at the Option of Holders

     Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require the issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

      On the Change of Control Payment Date, the issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the issuer.

      The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Credit Agreement prohibits the issuer from purchasing any Notes, and also provides that certain change of control events with respect to the issuer would constitute a default under that agreement. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

      The provisions described above that require the issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The issuer is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change in Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,

(2) in the case of Asset Sales involving consideration in excess of $10 million, such fair market value is determined by the issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, and

(3) at least 75% of the consideration therefor received by the issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the issuer and all Restricted Subsidiaries are released from any further liability in connection therewith,

(b) any securities, notes or other obligations received by the issuer or any such Restricted Subsidiary from such transferee that are converted by the issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion), and

(c) any Designated Noncash Consideration received by the issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50 million or (y) 5.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of

Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

For purposes of paragraph (3) above, any liabilities of the issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the issuer may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto,

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business,

(3) to acquire other assets, including investments in property, or to make capital expenditures, that, in either case, are used or useful in a Permitted Business, or

(4) any combination of the foregoing,

provided that the issuer shall be deemed to have applied Net Proceeds in accordance with this paragraph within such 365-day period if, within such 365-day period, it has entered into a binding commitment or agreement to invest such Net Proceeds and continues to use all reasonable efforts to so apply such Net Proceeds as soon as practicable thereafter but in any event within 180 days after the end of such 365-day period; provided, further, that upon the earlier of (x) any abandonment or termination of such commitment or agreement or (y) the end of such 180-day period, the Net Proceeds not applied will constitute Excess Proceeds (as defined below).

      Pending the final application of any such Net Proceeds, the issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

      The Credit Agreement prohibits the issuer from purchasing any Notes. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     Selection and Notice

      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2) if the Notes are not so listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption.

      On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

     Restricted Payments

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the issuer or to the issuer or a Restricted Subsidiary of the issuer,

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the issuer) any Equity Interests of the issuer or any Parent,

(3) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (14), (15) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the issuer for the period (taken as one accounting period) beginning on the date of the Indenture and ending on the date of the issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (provided, that, if the amount of Consolidated Net Income as so calculated divided by the number of full fiscal quarters in such period exceeds $5.25 million, then such amount shall equal (i) 50% of the product of $5.25 million multiplied by the number of full fiscal quarters in such period plus (ii) 75% of the amount in excess of the product of $5.25 million multiplied by the number of full fiscal quarters in such period) (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net proceeds (including the fair market value of property) received by the issuer subsequent to the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the issuer), plus

(c) an amount equal to the net reduction in Investments by the issuer and its Restricted Subsidiaries, subsequent to the date of the Indenture, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that 50% (or, if subclause (a)(ii) of this clause (3) is applicable to the period in which such amounts are received, 75%) of amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (c) to make Restricted Investments pursuant to this clause (3).

      The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture,

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the issuer or any Restricted Subsidiary or of any Equity Interests of the issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the issuer) of, Equity Interests of the issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph,

(3) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness,

(4) the payment of any dividend by a Restricted Subsidiary of the issuer to the holders of any series or class of its common Equity Interests on a pro rata basis,

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $7.5 million in any calendar year; provided, that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the issuer) to employees, officers, directors or consultants of the issuer and its Restricted Subsidiaries that occurs after the date of the Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the issuer and its Restricted Subsidiaries after the date of the Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to the issuer from employees, officers, directors and consultants of the issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture to the extent that the proceeds received from the sale of such Equity Interests were excluded from clause 3(b) of the preceding paragraph; provided further that the net cash proceeds from such sales of Equity Interests described in clause (i) of this clause (5) shall be excluded from clause 3(b) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5),

(6) the payment of dividends or other distributions or the making of loans or advances to any Parent in amounts required for any Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of any Parent to the extent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC plus any indemnification claims made by directors or officers of any Parent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries,

(7) the payment of dividends or other distributions by the issuer to any Parent in amounts required to pay the tax obligations of any Parent attributable to the issuer and its Subsidiaries determined as if the issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by any Parent attributable to the issuer or any of its Subsidiaries shall promptly be returned by any Parent to the issuer through a contribution to the common equity of, or the purchase of common stock (other than Disqualified Stock) of the issuer from, the issuer; and provided further that the amount of any such contribution or purchase shall be excluded from clause (3)(b) of the preceding paragraph,

(8) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants,

(9) other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $50 million,

(10) Restricted Payments to holders of equity interests of former Nortek Holdings contemplated by the Stock Purchase Agreement as in effect on the date hereof, including in connection with any post-closing purchase price adjustments and any release of reserves against any indemnification or other post-closing financial obligations funded with the proceeds of the La Cornue Disposition pursuant to the Stock Purchase Agreement,

(11) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”,

(12) Investments that are made with Excluded Contributions,

(13) following the first Public Equity Offering of the issuer or any Parent after the date of the Indenture, the payment of dividends on the issuer’s common stock (and, in the case of a Public Equity Offering of any Parent, solely for the purpose of paying dividends on any Parent’s common stock) in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by or contributed to the common equity capital of, the issuer (other than any such gross proceeds constituting Excluded Contributions),

(14) upon the occurrence of a Change of Control or Asset Sale and within 60 days after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “— Repurchase at the option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset sales” (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest),

(15) the payment of dividends or other distributions by the issuer to any Parent in amounts required for any Parent to pay any expenses incurred in connection with unconsummated offerings of debt securities or Equity Interests of any Parent, and

(16) the payment of dividends or other distributions by the issuer to any Parent in an amount equal to any reduction in taxes realized by the issuer and its Restricted Subsidiaries in the form of refunds or deductions realized in connection with or otherwise resulting from the Transactions, provided, however, that in the case of clauses (2), (3), (5), (9), (11), (13), (14), (15) and (16) above, no Default or Event of Default has occurred and is continuing.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall, if the fair market value thereof exceeds $10.0 million, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. If any fairness opinion or appraisal is required by the Indenture in connection with any Restricted Payments, the issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of such fairness opinion or appraisal.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the issuer will not issue any Disqualified Stock and the issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) (a) the incurrence by the issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed $1.0 billion and (b) the incurrence by the issuer or any Guarantor of additional Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed the amount, if any, by which (x) the amount of the Borrowing Base as of the date of such incurrence exceeds (y) the aggregate amount of Indebtedness permitted to be incurred pursuant to the immediately preceding clause (a) as of the date of such incurrence, less, in the case of clause (a), the aggregate amount of all Net Proceeds of Asset Sales applied by the issuer or any Guarantor to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described above under the caption “— Repurchase at the option of Holders — Asset sales” and, in the case of each of clauses (a) and (b), less amounts outstanding under any Qualified Receivables Transactions,

(2) the incurrence by the issuer or any Guarantor of the Existing Indebtedness,

(3) the incurrence by the issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes to be issued on the date of the Indenture and the related Note Guarantees, the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement; and any exchange notes issued by the issuer in exchange for Additional Notes, if any, issued in compliance with the Indenture and pursuant to a registered exchange offer and the related note Guarantees,

(4) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the issuer or any of its Restricted Subsidiaries (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $30 million or (y) 3% of Consolidated Tangible Assets of the issuer,

(5) the incurrence by the issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (15), or (16) of this paragraph,

(6) the incurrence by the issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the issuer or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the issuer, or the Note Guarantee, in the case of a Guarantor, and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6),

(7) the incurrence by the issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder,

(8) the guarantee by the issuer or any Restricted Subsidiary of Indebtedness of the issuer or a Restricted Subsidiary of the issuer that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption “— Certain Covenants — Limitations on Issuances of Guarantees of Indebtedness”,

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the issuer as accrued,

(10) the incurrence by the issuer’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the issuer that was not permitted by this clause (10),

(11) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence,

(12) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(a) that Indebtedness is not reflected on the balance sheet of the issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)), and

(b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the issuer and/or that Restricted Subsidiary in connection with that disposition,

(13) the issuance of Disqualified Stock or preferred stock by any of the issuer’s Restricted Subsidiaries issued to the issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any Equity Securities that results in such Disqualified Stock or preferred stock being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13),

(14) the incurrence by the issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the issuer or such Restricted Subsidiary in the ordinary course of business,

(15) the incurrence by the issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $75 million,

(16) the incurrence by the Foreign Restricted Subsidiaries of the issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $50 million,

(17) the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the issuer or any other Restricted Subsidiary of the issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; provided, that, the aggregate amount of Indebtedness under this clause (17), when aggregated with all Indebtedness outstanding under clause (1), will not exceed the maximum amount permitted under clause (1),

(18) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business,

(19) the incurrence by the issuer of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to clause (5) of the covenant described under the caption “Certain Covenants — Restricted Payments”,

(20) the incurrence of Indebtedness of the issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit, and

(21) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this covenant at such time. Indebtedness under the Credit Agreement on date of the Indenture was deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Limitation on Senior Subordinated Debt

      The issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the issuer and senior in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Note Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated or junior in the right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the issuer or any of its Restricted Subsidiaries,

(2) make loans or advances to the issuer or any of its Restricted Subsidiaries, or

(3) transfer any of its properties or assets to the issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness and the Credit Agreement,

(2) the Indenture, the Notes and the Note Guarantees or by other Indebtedness of the issuer or of a Guarantor which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in the Indenture,

(3) applicable law or regulation,

(4) any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,

(5) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business,

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

(7) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold),

(8) Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

(9) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(10) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,

(11) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary,

(12) cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business,

(13) customary provisions in joint venture agreements,

(14) Indebtedness of a Foreign Subsidiary permitted to be incurred under the Indenture, and

(15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the issuer’s board of directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the issuer’s board of directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

      The issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the issuer is the surviving corporation), and the issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1) either: (a) the issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in the case such Person is a limited liability company or a partnership, a co-obligor of the Notes is a corporation,

(2) the Person formed by or surviving any such consolidation or merger (if other than the issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the issuer, as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee,

(3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists, and

(4) the issuer or the Person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or if not, the Fixed Charge Coverage Ratio on such basis is higher than the Fixed Charge Coverage Ratio immediately prior to such transactions.

      Notwithstanding clauses (3) and (4) of the preceding paragraph, the issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the issuer in another jurisdiction. The Indenture also provides for similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance or disposal of all or substantially all of the properties or assets of a Guarantor, excluding clause (4) above.

      In addition, neither the issuer nor any Restricted Subsidiary shall, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, consolidation or sale of assets” covenant does not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuer and any of its Restricted Subsidiaries.

Transactions with Affiliates

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million on or after the Issue Date (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the issuer or such Restricted Subsidiary with an unrelated Person, and

(2) the issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing (an “Independent Financial Advisor”).

      The following items shall not be deemed to be Affiliate Transactions and, therefore, are not subject to the provisions of the prior paragraph:

(1) any consulting or employment agreement or arrangement entered into by the issuer or any of its Restricted Subsidiaries approved by a majority of the disinterested members of the Board of Directors of the issuer,

(2) transactions between or among the issuer and/or its Restricted Subsidiaries,

(3) payment of reasonable directors fees to directors of the issuer and any Parent and the provision of customary indemnities to directors, officers employees or consultants of the issuer, and any Parent or any Restricted Subsidiary,

(4) issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuer,

(5) any tax sharing agreement or arrangement and payments pursuant thereto among the issuer and its Subsidiaries and any other Person with which the issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by the Indenture,

(6) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Certain Covenants — Restricted Payments” or any Permitted Investment,

(7) the payment (directly or through any Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsor and its respective Affiliates pursuant to management agreements entered into in connection with the Transactions and as described in this prospectus,

(8) payments by the issuer or any of its Restricted Subsidiaries to the Equity Sponsor and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the issuer in good faith, provided that the maximum aggregate amount of any such fees in any 12-month period shall not exceed 1.25% of the aggregate transaction value (including enterprise value in connection with acquisitions or divestitures) (or portion thereof) in respect of which such services are rendered (excluding, in any case, commitment or similar fees for providing financing),

(9) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $5.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business,

(10) agreements (and payments relating thereto) entered into in connection with the Stock Purchase Agreement and as described in this prospectus, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the issuer and its Restricted Subsidiaries than the agreement described in this prospectus and in effect on the date of the Indenture,

(11) transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the issuer,

(12) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment,

(13) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business, and

(14) transactions which have been approved by a majority of the disinterested members of the Board of Directors and with respect to which an Independent Financial Advisor has delivered an opinion as to the fairness to the issuer or such Restricted Subsidiary of such transaction from a financial point of view.

Additional Note Guarantees

      If the issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) that Guarantees any Indebtedness of the issuer or any Restricted Subsidiary, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created. At the issuer’s option, the issuer may cause any Foreign Restricted Subsidiary to Guarantee the Notes.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors of the issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments” or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments.” That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees of Indebtedness

      The issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the issuer or any other Restricted Subsidiary (other than a Guarantee or pledge by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

      Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption “— Note Guarantees.” The form of the Note Guarantee is attached as an exhibit to the Indenture.

Business Activities

      The issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the issuer and its Subsidiaries, taken as a whole.

Payments for Consent

      The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

      Whether or not required by the Commission, so long as any Notes are outstanding the issuer shall furnish to the Trustee and Cede & Co., as the nominee of the DTC, on behalf of the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the issuer’s certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the issuer were required to file such reports;

provided, that if the issuer files such reports electronically with the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the issuer shall not be required under the Indenture to furnish such reports as specified above.

      In addition, following the date by which the issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuer and the Guarantors have agreed that, for so long as any Notes (but not the Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      In addition, if at any time Parent becomes a Guarantor (there being no obligation of Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the issuer or any direct or indirect parent of the issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the issuer, be filed by and be those of any Parent rather than the issuer.

      Notwithstanding the foregoing, such requirements shall be deemed satisfied with respect to the furnishing of a Form 10-K for the issuer’s fiscal year 2004 by the filing with the Commission of the Exchange Offer Registration Statement which is a part of this prospectus (as defined under “— Certain Covenants — Registration Rights; Additional Interest”), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act with respect to fiscal year 2004.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture,

(2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture,

(3) failure by the issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the option of Holders — Change of Control,” “— Repurchase at the option of Holders — Asset sales,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”,

(4) failure by the issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture,

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a “Payment Default”), or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more,

(6) failure by the issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed,

(7) except as permitted by the Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor or group of Guarantors, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm its obligations under its Note Guarantee, and

(8) certain events of bankruptcy or insolvency with respect to the issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together) would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the issuer specifying the respective Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under the Credit Agreement; or (2) five business days after receipt by the issuer and the Agent under Credit Agreement of written notice of the acceleration of the Notes.

      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

      The issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator, member, partner, or stockholder of the issuer or any Subsidiary, or any Parent have any liability for any obligations of the issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      The issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below,

(2) the issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the issuer’s and the Guarantor’s obligations in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the issuer may, at its option and at any time, elect to have the obligations of the issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date,

(2) in the case of Legal Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the issuer or any of its Subsidiaries is a party or by which the issuer or any of its Subsidiaries is bound,

(6) the issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the issuer with the intent of preferring the Holders of Notes over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others, and

(7) the issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the principal of or change the Stated Maturity of any Note or alter the provisions relating to the redemption price of any Note at any time,

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5) make any Note payable in money other than U.S. dollars,

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes,

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture, or

(8) make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding. Any amendment to, or waiver of, the provisions of the Indenture relating to subordination or legal or covenant defeasance will require the consent of the Agent under the Credit Agreement.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency,

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes,

(3) to provide for the assumption of the issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the issuer’s or such Guarantor’s assets,

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder,

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act,

(6) to provide for the issuance of Additional Notes in accordance with the Indenture,

(7) to add Guarantors with respect to the Notes or to secure the Notes,

(8) to comply with the rules of any applicable securities depositary,

(9) to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture, or

(10) to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision was intended to be a verbatim recitation of the text of this Description of the Notes.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when the issuer or any Guarantor have paid or caused to be paid all sums payable by it under the Indenture and, either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to the Indenture, and the issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any Guarantor is a party or by which the issuer or any Guarantor is bound; and (c) the issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

      In addition, the issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of the issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      The Trustee is also the trustee under the indenture governing our 9 7/8% senior subordinated notes due 2011.

Registration Rights; Additional Interest

      The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of the outstanding notes. See “Where You Can Find More Information.”

      The issuer, the Guarantors and the initial purchasers entered into the Registration Rights Agreement (the “Registration Rights Agreement”), for the benefit of the holders of these notes, dated as of August 27, 2004. Pursuant to the Registration Rights Agreement, the issuer and the Guarantors will file with the Commission a registration statement (the “Exchange Offer Registration Statement”) on the appropriate form under the Securities Act with respect to new notes of the issuer, Guaranteed by the Guarantors (the “Exchange Notes”), and having terms identical in all material respects to the outstanding notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or Additional Interest (as defined in the Registration Rights Agreement)). Upon the effectiveness of the Exchange Offer Registration Statement, the issuer and the Guarantors will offer to the holders of outstanding notes pursuant to a registered exchange offer (the “Exchange Offer”) who are able to make certain representations the opportunity to exchange their outstanding notes for exchange notes.

      If:

(1) the issuer and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or

(2) any Holder of Notes notifies the issuer prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer, or

(b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or

(c) that it is a broker-dealer and owns Notes acquired directly from the issuer or an affiliate of the issuer,

the issuer and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

      The issuer and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

      The Registration Rights Agreement provides that:

(1) the issuer and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 180 days after the closing of this offering,

(2) the issuer and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 240 days after the closing of this offering,

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the issuer and the Guarantors will

(a) commence the Exchange Offer, and

(b) issue Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer, and

(4) if obligated to file the Shelf Registration Statement, the issuer and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 180 days after such filing obligation arises and will use their reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 240 days after such obligation arises.

      If:

(1) the issuer and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement prior to the date specified for such filing, or

(2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”), or

(3) the issuer and the Guarantors fail to consummate the Exchange Offer within 280 days of the closing of this offering with respect to the Exchange Offer Registration Statement, or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the issuer and the Guarantors will pay Additional Interest to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of Notes held by such Holder.

      The amount of the Additional Interest will increase by an additional 0.25% per annum of the principal amount of such Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured. The maximum amount of Additional Interest for all Registration Defaults will not exceed 1.0% per annum of the principal amount of such Notes.

      All accrued Additional Interest will be paid by the issuer and the Guarantors on each Additional Interest Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

      Holders of outstanding notes will be required to make certain representations to the issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the

Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring exchange notes, a Holder will be deemed to have agreed to indemnify the issuer and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the issuer.

Governing Law

      The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

      “Asset Acquisition” means (a) an Investment by the issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the issuer, or shall be merged with or into the issuer or any Restricted Subsidiary of the issuer, or (b) the acquisition by the issuer or any Restricted Subsidiary of the issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of the issuer or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant, and

(2) the issuance or sale of Equity Interests in or by any of the issuer’s Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by Persons other than the issuer or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million,

(2) a transfer of assets between or among the issuer and its Restricted Subsidiaries,

(3) an issuance of Equity Interests by a Restricted Subsidiary to the issuer or to another Restricted Subsidiary,

(4) the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business,

(5) the sale or other disposition of cash or Cash Equivalents,

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments”,

(7) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith,

(8) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction,

(9) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the issuer and its Restricted Subsidiaries,

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

(11) any foreclosures of assets, and

(12) any disposition of an account receivable in connection with the collection or compromise thereof.

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a sub sequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation,

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership, and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the face amount of all accounts receivable owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due, plus

(2) 65% of the book value of all inventory owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date,

all calculated on a consolidated basis and in accordance with GAAP.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States, Canada or any member nation of the European Union having maturities of not more than 360 days from the date of acquisition,

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million,

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper having the rating of P-1 or better from Moody’s Investors Service, Inc. (“Moody’s”) or A-1 or better from Standard & Poor’s Rating Services (“S&P”) and in each case maturing within twelve months after the date of acquisition,

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s of S&P with maturities of twelve months or less from the date of acquisition,

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, and

(8) investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition,

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals,

(2) the adoption of a plan relating to the liquidation or dissolution of the issuer,

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the issuer or the direct parent company of the issuer, as the case may be,

(4) the first day on which a majority of the members of the Board of Directors of the direct parent company of the issuer or the issuer are not Continuing Directors, or

(5) the direct parent company of the issuer or the issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the direct parent company of the issuer or the issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the direct parent company of the issuer, the issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the direct parent company of the issuer or the issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee person.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus

(4) any management fees paid by the issuer to Kelso & Company L.P. or Thomas H. Lee Partners L.P., as the case may be, or their respective Affiliates, in such period pursuant to management agreements entered into in connection with the Transactions pursuant to the Stock Purchase Agreement, to the extent that any such management fees were deducted in computing such Consolidated Net Income; provided that the maximum aggregate amount of such management fees in any 12-month period payable to Thomas H. Lee Partners L.P. or its Affiliates shall not exceed the amount described in the prospectus, plus

(5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income, plus

(6) other non-recurring cash charges not to exceed in the aggregate $3.0 million in any fiscal year, minus

(7) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided, that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof,

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2) during such period, to the extent not previously included therein,

(3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

(4) the cumulative effect of a change in accounting principles shall be excluded,

(5) non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such noncash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded,

(6) any non-cash goodwill or other impairment charges resulting from the application of FAS 142 or FAS 144, and non-cash charges relating to the amortization of intangibles resulting from the application of FAS 141, shall be excluded,

(7) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with the Transactions or any acquisition consummated after the date of the Indenture, net of taxes, shall be excluded,

(8) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded, and

(9) all restructuring charges, including severance, relocation and transition costs, shall be excluded.

      “Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the issuer or any Parent, as the case may be, who:

(1) was a member of such Board of Directors on the date of the Indenture or the date of the Transactions,

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or

(3) was designated or appointed by the Principals and the Related Parties of the Principals.

      “Credit Agreement” means that certain Credit Agreement, dated as of August 27, 2004, by and among the issuer, UBS AG Stamford Branch, as U.S. Administrative Agent and Canadian Administrative Agent, and the other Lenders named therein providing for up to $700.0 million in term loan borrowings and $100.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Noncash Consideration” means the fair market value of noncash consideration received by the issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

      “Designated Offering” means an Equity Offering or an IDS Offering.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

      “Equity Sponsor” means Thomas H. Lee Partners, L.P., a Delaware limited partnership.

      “Excluded Contributions” means the net cash proceeds received by the issuer after the date of the Indenture from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in the second clause (3) of the first paragraph of the covenant described above under the “— Certain Covenants — Restricted Payments.”

      “Existing Indebtedness” means Indebtedness outstanding on the date of the Indenture, other than under the Credit Agreement and the Indenture.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes,

Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) the Transactions, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the issuer or any Restricted Subsidiary of the issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the issuer or was merged with or into the issuer or any Restricted Subsidiary of the issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period, and

(2) in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of,

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, plus

(4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Stock) or to the issuer or a Restricted Subsidiary of the issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, minus

(5) the amortization or expensing of financing fees incurred by the issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period, minus

(6) interest income actually received by the issuer or any Restricted Subsidiary in cash for such period.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary of the issuer incorporated in any jurisdiction outside the United States.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantors” means any Person that incurs a Guarantee of the Notes; provided, that, upon the release and discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

      “IDS Offering” means a bona fide offering in the United States or Canada of units consisting of common stock and notes of the issuer or any Parent; provided, that the net cash proceeds of such offering that are used to redeem notes pursuant to the first paragraph under the caption “— Description of the Exchange Notes — Subordination — Optional Redemption” shall only consist of the net cash proceeds attributable to the proceeds of the common stock issued in such offering.

      “Immaterial Subsidiary” means any Subsidiary of the issuer that has less than $100,000 in total assets.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money,

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof),

(3) banker’s acceptances,

(4) representing Capital Lease Obligations,

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness.

      The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount,

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, and

(3) with respect to Indebtedness of another Person secured by a Lien on the assets of the issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the issuer or any Restricted Subsidiary of the issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the issuer, the issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the issuer or any Restricted Subsidiary of the issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      For purposes of the definition of “Unrestricted Subsidiary” and the covenant described above under the caption “— Certain Covenants — Restricted Payments,” (i) Investments shall include the portion (proportionate to the issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the issuer at the time such Subsidiary is designated an Unrestricted Subsidiary;

provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the issuer.

      “Issue Date” shall mean August 27, 2004.

      “La Cornue Disposition” means the sale by the issuer of LC Holdings USA LLC, La Cornue International, Inc. and their respective subsidiaries on July 30, 2004 for a net purchase price of approximately $5 million.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries,

(2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge, and

(3) any gains, losses, or charges of the issuer and its Subsidiaries incurred in connection with the Transactions, including severance, bonus, change of control payments and other compensation charges arising therefrom, together with any related provision for taxes on such gain, loss, or charge.

      “Net Proceeds” means the aggregate cash proceeds received by the issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise, and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the issuer or any of its Restricted Subsidiaries.

      “Note Guarantee” shall mean the Guarantee of the Notes by the Guarantor.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

      “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and by the Treasurer, Chief Financial Officer or Chief Accounting Officer of such Person.

      “Parent” means any direct or indirect parent company of the issuer.

      “Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the issuer and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

      “Permitted Investments” means:

(1) any Investment in the issuer or in a Restricted Subsidiary of the issuer,

(2) any Investment in Cash Equivalents,

(3) any Investment by the issuer or any Restricted Subsidiary of the issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the issuer, or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the issuer or a Restricted Subsidiary of the issuer,

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the option of Holders — Asset Sales”,

(5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the issuer; provided that any such contribution shall be excluded from subclause (b) of the second clause (3) of the first paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments”),

(6) Hedging Obligations,

(7) Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, do not exceed the greater of (x) $50.0 million or (y) 5% of Consolidated Tangible Assets of the issuer,

(8) any Investment of the issuer or any of its Restricted Subsidiaries existing on the date of the Indenture; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date),

(9) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $5.0 million outstanding at any time,

(10) any Investment acquired by the issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

(b) as a result of a foreclosure by the issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default,

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons,

(12) Investments in joint ventures engaged in a Permitted Business not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the issuer, in the aggregate outstanding at any one time,

(13) Investments in Unrestricted Subsidiaries not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the issuer, in the aggregate outstanding at any one time,

(14) Investments by the issuer or a Restricted Subsidiary of the issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, and

(15) any Guarantee otherwise permitted under the Indenture.

The amount of Investments outstanding at any time pursuant to clauses (7), (12) and (13) shall be reduced by an amount equal to the net reduction in Investments by the issuer and its Restricted Subsidiaries, subsequent to the date of the Indenture, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, not to exceed, in the case of any Investment, the amount of the Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

      “Permitted Liens” means:

(1) Liens on the assets of the issuer and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred,

(2) Liens in favor of the issuer or any Restricted Subsidiary of the issuer,

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the issuer or the Restricted Subsidiary,

(4) Liens on property existing at the time of acquisition thereof by the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the issuer or the Restricted Subsidiary,

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness,

(6) Liens of the issuer and its Restricted Subsidiaries existing on the date of the Indenture,

(7) Liens incurred in the ordinary course of business of the issuer or any Restricted Subsidiary of the issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding,

(8) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business,

(9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods,

(10) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith,

(11) Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by clause (16) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of such Foreign Restricted Subsidiary,

(12) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction,

(13) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore,

(14) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore,

(15) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the issuer or any of its Subsidiaries, taken as a whole,

(16) leases or subleases or licenses granted to others in the ordinary course of business of the issuer or any of its Restricted Subsidiaries, taken as a whole,

(17) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the issuer or any of its Restricted Subsidiaries relating to such property or assets,

(18) any interest or title of a lessor in the property subject to any Capital Lease Obligation,

(19) Liens arising from filing Uniform Commercial Code financing statements regarding leases,

(20) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the issuer or (B) such Person or such property is acquired by the issuer or any Restricted Subsidiary,

(21) Liens arising from the rendering of a final judgment or order against the issuer or any Restricted Subsidiary that does not give rise to an Event of Default,

(22) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof,

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(24) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Credit Facilities, in each case securing Indebtedness under commodity agreements, interest rate agreements and currency agreements,

(25) Liens solely on any cash earnest money deposits made by the issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture,

(26) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith),

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and

(4) such Indebtedness is incurred either by the issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, limited liability issuer or government or other entity.

      “Principals” means the Equity Sponsor and its Affiliates.

      “Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the issuer’s Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

      “Public Equity Offering” means an offer and sale for cash of common stock (other than Disqualified Stock) of the issuer or any Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the issuer).

      “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the issuer or any Restricted Subsidiary of the issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

      “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the issuer or by any Restricted Subsidiary of the issuer pursuant to which the issuer or any Restricted Subsidiary of the issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the issuer or any Restricted Subsidiary of the issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

      “Receivables Subsidiary” means a Subsidiary of the issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the issuer or any other Restricted Subsidiary of the issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the issuer or any other Restricted Subsidiary of the issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the issuer or any other Restricted Subsidiary of the issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the issuer nor any other Restricted Subsidiary of the issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the issuer or such other Restricted Subsidiary of the issuer than those that might be obtained at the time from Persons that are not Affiliates of the issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the issuer nor any other Restricted Subsidiary of the issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

      “Related Party” means:

(1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal, or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

      “Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

      “Standard Securitization Undertakings” means representations, warrantees, covenants and indemnities entered into by the issuer or any Restricted Subsidiary of the issuer that are reasonably customary in an accounts receivable transaction.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of July 15, 2004, by and among Kelso Investment Associates VI, L.P., the other sellers named therein, THL Buildco Holdings, Inc. and THL Buildco, Inc.

      “Subsidiary or Subsidiaries” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Transactions” means (1) the purchase by THL Buildco, Inc. of all the outstanding Capital Stock of former Nortek Holdings pursuant to the Stock Purchase Agreement, (2) the merger of THL Buildco, Inc. with and into former Nortek Holdings with former Nortek Holdings continuing as the surviving corporation, and the subsequent merger of former Nortek Holdings with and into the issuer, with the issuer continuing as the surviving corporation, (3) the tender offers to purchase for cash all of former Nortek Holdings’ outstanding 10% senior discount notes due 2011, the issuer’s outstanding senior floating rate notes due 2010 and the issuer’s outstanding 90% senior subordinated notes due 2011, (4) the repurchase or rollover of management stock options and severance, transaction bonuses and change of control payments to management, and all related transactions, all as more fully described in this prospectus.

      “Unrestricted Subsidiary” means any Subsidiary of the issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt,

(2) is a Person with respect to which neither the issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, and

(3) is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the issuer or any of its Restricted Subsidiaries at the time of such designation unless such guarantee or credit support is released upon such designation.

Any designation of a Restricted Subsidiary of the issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the issuer shall be in default of such covenant.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

THE EXCHANGE OFFER

General

      We, the note guarantors and the initial purchasers of the notes entered into a registration rights agreement on August 27, 2004, the original issue date of the outstanding notes, under which we and the note guarantors agreed that we and the note guarantors will, at our expense, for the benefit of the holders of the outstanding notes, unless the exchange offer would violate applicable law or interpretation of the staff of the SEC,

(i) file a registration statement with the SEC on an appropriate registration form with respect to a registered offer to exchange any and all of the outstanding notes for a like aggregate principal amount of notes that are identical in all material respects to the outstanding notes (except that the exchange notes shall not contain restrictive legends, terms with respect to transfer restrictions or additional interest upon a default under the registration rights agreement) on or prior to February 23, 2005,

(ii) use reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or prior to April 25, 2005 and

(iii) use reasonable best efforts to consummate the exchange offer on or prior to June 3, 2005.

Pursuant to the registration rights agreement we have also agreed that upon the exchange offer registration statement being declared effective by the SEC, to offer the exchange notes in exchange for surrender of the outstanding notes and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to holders of the outstanding notes. For each of the outstanding notes surrendered to us pursuant to the exchange offer, the holder who surrendered such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Interest on each exchange note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor, or (ii) if the outstanding note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such outstanding note, from August 27, 2004.

      Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes will be freely transferable by holders thereof (other than our affiliates) after the exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its outstanding notes for exchange notes will be required to represent to us and the note guarantors in writing that:

(i) any exchange notes to be acquired in the exchange offer will be acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is such holder itself,

(ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act,

(iii) it is not an affiliate of ours or any Guarantor as defined by Rule 405 of the Securities Act or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

(iv) if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of exchange notes and

(v) if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities (each a

“participating broker-dealer”), it will comply with the applicable provision of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) in connection with any resale of such exchange notes.

      We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

      In the event that

(i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we and the note guarantors are not permitted to effect the exchange offer, or

(ii) the initial purchasers of the outstanding notes or any other holder of outstanding notes notifies us in writing within 20 days after the consummation of the exchange offer that

(A) it is prohibited by law or SEC policy from participating in the exchange offer,

(B) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or

(C) that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours,

then we and the note guarantors shall

(1) file a shelf registration statement covering resales of the outstanding notes on or prior to 180 days after the date of the event giving rise to the obligation to file the shelf registration statement,

(2) use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 240th day after the date of the event giving rise to the obligation to file the shelf registration, and

(3) keep the shelf registration continuously effective under the Securities Act until August 27, 2006, subject to extension under specified circumstances, or such shorter period ending when all notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement.

      A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

      If:

(1) we and the note guarantors fail to file any of the registration statements required by the registration rights agreement prior to the date specified for such filing,

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (each an “effectiveness target date”),

(3) we and the note guarantors fail to consummate the exchange offer on or prior to June 3, 2005, or

(4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “registration default”), then we and the note guarantors will pay additional interest to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first registration default, in an amount equal to 0.25% per annum of the principal amount of notes held by such holder.

      The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such notes with respect to each subsequent 90-day period until all registration defaults have been cured. The maximum amount of additional interest for all registration defaults will not exceed 1.0% per annum of the principal amount of such notes.

      Following the cure of all registration defaults, the accrual of additional interest will cease.

      All additional interest shall be payable in cash to holders on each scheduled interest payment date.

      In the event the exchange offer is consummated, we will not be required to file a shelf registration statement relating to any outstanding notes other than those held by persons not eligible to participate in the exchange offer, and the interest rate on such outstanding notes will remain at its initial level.

      Following the completion of the exchange offer, holders of outstanding notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See “Risk Factors — Your failure to exchange your notes in the exchange offer will restrict your ability to resell them.”

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all outstanding notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

      Based on no-action letters issued by the Staff of the SEC to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such outstanding notes directly from us to resell or (ii) a person that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the exchange notes in its ordinary course of business, is not one of our affiliates and is not participating, and has no arrangements or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding notes wishing to accept the exchange offer must represent to us that such conditions have been met. If our belief is inaccurate, holders who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration may bear liability under the Securities Act. We do not assume or indemnify holders against such liability.

      Each broker-dealer that receives exchange notes in exchange for outstanding notes held for its own account, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      As of the date of this prospectus, $625,000,000 aggregate principal amount of the outstanding notes is outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes initially purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

      This prospectus, together with the accompanying letter of transmittal, is being sent to all registered holders of the outstanding notes as of the close of business on                     , 2004, which is the record date for purposes of the exchange offer. We fixed the record date accordingly solely for reasons of administration.

      We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. See “— Exchange Agent.” The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

      If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

      Holders of outstanding notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “— Fees and Expenses.”

      The holders of outstanding notes do not have any appraisal or dissenters’ rights under the General Corporation Law of Delaware or the indenture governing the notes.

Expiration Dates, Extensions, and Amendments

      The term “Expiration Date” shall mean                     , 2004 unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date to which the exchange offer is extended.

      In order to extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of outstanding notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time and will state the approximate aggregate principal amount of the outstanding notes tendered in the exchange offer as of the original expiration date.

      We reserve the right (i) to delay acceptance of any outstanding notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if any of the conditions set forth in this prospectus under “— Termination” shall have occurred and shall not have been waived by us (if permitted to be waived by us), by giving oral or written notice of such delay, extension or termination to the exchange agent, and (ii) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the outstanding notes. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the record holders of the outstanding notes of such amendment and, if necessary, the expiration date will be extended.

      Without limiting the manner by which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial service.

Procedure for Tendering

      To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter, have the signature on it guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or facsimile of it, together with the outstanding notes (unless the tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent so that it is received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or ATOP. To tender in the exchange offer, the DTC participant must transmit its acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send a computer-generated message, or Agent’s Message, to the exchange agent for its acceptance in which the DTC participant acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, the letter of transmittal as fully as if it had completed the information required by the letter of transmittal and executed and delivered the letter of transmittal to the exchange agent. Delivery of the Agent’s Message by DTC to the exchange agent will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal and must occur prior to 5:00 p.m., New York City time, on the Expiration Date.

      The tender by a holder of outstanding notes will constitute an agreement between that Holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      Delivery of all documents must be made to the exchange agent at its address set forth in this prospectus. Holders may also request that their respective brokers, dealers, commercial banks, trust companies, or nominees effect the tender for those holders.

      The method of delivery of outstanding notes and the letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No letter of transmittal or outstanding notes should be sent to us.

      Only a holder of outstanding notes may tender those outstanding notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name outstanding notes are registered on the books of the company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by DTC who desires to deliver such outstanding notes by book-entry transfer at DTC.

      Any beneficial holder whose outstanding notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact that registered holder promptly and instruct that registered holder to tender on his behalf. If the beneficial holder wishes to tender on his own behalf, that beneficial holder must, prior to completing and executing the letter of transmittal and delivering his outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (an “eligible guarantor institution”) unless the outstanding notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in that letter, those outstanding notes must be endorsed or accompanied by appropriate bond powers, which authorize that person to tender the outstanding notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding notes, and also must be accompanied by opinions of counsel, certifications and other information required by us.

Signatures on the outstanding notes or bond powers must be guaranteed by an eligible guarantor institution.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      All the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all outstanding notes not validly tendered or any outstanding notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such outstanding notes unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

      In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the Expiration Date, or, as set forth under “— Termination,” to terminate the exchange offer and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

      By tendering, each holder of outstanding notes will represent to us that, among other things, the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor such other person intends to distribute or has an arrangement or understanding with any person to participate in the distribution of the exchange notes and that neither the holder nor such other person is our “affiliate” within the meaning of Rule 405 under the Securities Act.

Guaranteed Delivery Procedure

      Holders who wish to tender their outstanding notes and (i) whose outstanding notes are not immediately available, (ii) who cannot deliver their outstanding notes, the letter of transmittal, and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

(a) the tender is made through an eligible guarantor institution,

(b) prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the outstanding notes, the certificate number or numbers of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the outstanding notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent, and

(c) such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered outstanding notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent’s account at DTC of outstanding notes delivered electronically), and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the Expiration Date.

Withdrawal of Tenders

      Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date and prior to acceptance for exchange thereof by us. The notice of withdrawal must (i) specify the name of the person having deposited the outstanding notes to be withdrawn (the “Depositor”), (ii) identify the outstanding notes to be withdrawn (including the certificate number or numbers and principal amount of such outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) include a statement that the holder is withdrawing its election to have its outstanding notes exchanged, (iv) be signed by the depositor of the notes to be withdrawn in the same manner as the original signature on the letter of transmittal, including any required signature guarantees or be accompanied by documents of transfers sufficient to permit the trustee with respect to the outstanding notes to register the transfer of such outstanding notes into the name of the depositor of the notes to be withdrawn and (v) specify the name in which any such outstanding notes are to be registered, if different from that of the depositor of the notes to be withdrawn. All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly tendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as promptly as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be tendered by following one of the procedures described above under “— Procedure for Tendering” at any time prior to the Expiration Date.

Termination

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any outstanding notes not previously accepted for exchange, and may terminate or amend the exchange offer as provided herein before the acceptance of such outstanding notes if any law, statute, rule or regulation is adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the SEC in a manner, which, in our judgment, might materially impair our ability to proceed with the exchange offer.

      If we determine that we may terminate the exchange offer, as set forth above, we may (i) refuse to accept any outstanding notes and return any outstanding notes that have been tendered to the holders thereof, (ii) extend the exchange offer and retain all outstanding notes that have been tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered outstanding notes to withdraw their tendered outstanding notes, or (iii) waive such termination event with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Consequences of Failure to Exchange

      Holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and

•	otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.

      In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

      We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred. The costs of the exchange offer will be amortized over the term of the exchange notes.

Exchange Agent

      U.S. Bank National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail or Hand Delivery:

U.S. Bank National Association
60 Livingston Avenue
Specialized Finance
St. Paul, Minnesota 55107
Facsimile Transmission: 651-495-8158
Confirm by Telephone: 800-934-6802

Fees and Expenses

      The expense of soliciting tenders pursuant to the exchange offer will be borne by us. We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of ours and our affiliates in person, by facsimile or telephone.

      The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, will be paid by us.

      We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any other person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, partnerships or other pass-through entities, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (in other words, the first price at which a substantial amount of notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

      As used herein, “United States Holder” means a beneficial owner of the notes who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code,

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence before August 20, 1996, was treated as a United States person prior to such date and has elected to continue to be treated as a United States person.

      We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

      If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

      PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

United States Holders

Interest

      Payments of stated interest on the notes are taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder’s method of tax accounting. In certain circumstances we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to U.S. Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional interest pursuant to the registration rights provisions or the potential payment of a premium pursuant to the optional redemption or change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, a United States Holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a United States Holder. If we pay additional interest on the notes pursuant to the registration rights provisions or a premium pursuant to the optional redemption or change of control provisions, United States Holders will be required to recognize such amounts as income.

Sale or Other Taxable Disposition of the Notes

      A United States Holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to an exchange offer or a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally is the United States Holder’s cost therefor, less any principal payments received by such holder. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if the United States Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss.

Exchange Offer

      The exchange of the notes for identical debt securities registered under the Securities Act should not constitute a taxable exchange. See “Description of the Exchange Notes — Certain Covenants — Registration Rights; Additional Interest.” As a result, (i) a United States Holder should not recognize a taxable gain or loss as a result of exchanging such holder’s notes; (ii) the holding period of the notes received should include the holding period of the notes exchanged therefore; and (iii) the adjusted tax basis of the notes received should be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

Backup Withholding

      A United States Holder may be subject to a backup withholding tax upon the receipt of interest and principal payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and tax-exempt organizations) are generally not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which for an individual is ordinarily his or her social security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it has failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified that United States Holder that it is subject to backup withholding.

      United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-United States Holders

Definition of Non-United States Holder

      A non-United States Holder is a beneficial owner of the notes who is neither a United States Holder nor a partnership.

Interest Payments

      Interest paid to a non-United States Holder (other than “contingent interest” as defined for purposes of the portfolio interest rules) is not subject to U.S. federal withholding tax provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock,

•	such holder is not a controlled foreign corporation that is related to us through stock ownership,

•	such holder is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

•	either (1) the non-United States Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address (generally on IRS Form W-8BEN), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the non-United States Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

      Even if the above conditions are not met, a non-United States Holder may be entitled to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-United States Holder generally must complete an IRS Form W-8BEN and claim the reduction or exemption on that form. In some cases, a non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may have some or all of the necessary evidence in its files.

      The certification requirements described above may require a non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

      Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Sale or Other Taxable Disposition of the Notes

      A non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note.

However, a non-United States Holder may be subject to tax on such gain if the gain is effectively connected to a U.S. trade or business or, if an income tax treaty applies, attributable to a U.S. permanent establishment, as described below, or if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

United States Trade or Business

      If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder’s conduct of a U.S. trade or business, or if an income tax treaty applies and the non-United States Holder maintains a U.S. “permanent establishment” to which the interest or gain is generally attributable, the non-United States Holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. A non-United States Holder is not considered to be engaged in an U.S. trade or business solely by reason of holding notes.

Backup Withholding and Information Reporting

      Backup withholding likely will not apply to payments made by us or our paying agents, in their capacities as such, to a non-United States Holder of a note if the holder has provided the required certification that it is not a United States person as described above. However, certain information reporting may still apply with respect to interest payments even if certification is provided. Payments of the proceeds from a disposition by a non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may not apply to those payments if the broker is:

•	a United States person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in applicable U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

      Payment of the proceeds from a disposition by a non-United States Holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner has provided the required certification that it is not a United States person as described above.

      Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. In this regard, the current U.S. Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer, the purchasers of any such exchange notes or both. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      The initial purchasers of the outstanding notes have advised us that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer. However, the initial purchasers are under no obligation to do so and any market activities with respect to the exchange notes may be discontinued at any time.

LEGAL MATTERS

      The validity of the issuance of, and the enforceability of the obligations created by, the exchange notes and the guarantees offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Some partners of Ropes & Gray LLP are members of RGIP, LLC, which owns 500 Class A units and 500 Class B units of Investors LLC.

EXPERTS

      The consolidated financial statements of Nortek Holdings, Inc. and its subsidiaries as of December 31, 2003 and 2002, and for the periods from January 10, 2003 to December 31, 2003, the period January 1, 2003 to January 9, 2003 and for each of the two years in the period ended December 31, 2002, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, an independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the issuance of the exchange notes. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the SEC. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware of the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements are qualified in their entirety by reference to the full and complete text of the related documents.

      We have agreed that, whether or not we are required to do so by the SEC, for so long as any of the exchange notes remain outstanding, we will furnish to the trustee under the indenture governing the notes and Cede & Co., as the nominee of the DTC, on behalf of the holders of the exchange notes within the time periods specified in the rules and regulations of the SEC:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file these forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to the annual information only, a report thereon by our independent certified public accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports.

provided, that if we file such reports electronically with the SEC’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, System (or any successor system) within such time periods, we will not be required to furnish such reports as specified above.

      Any reports or documents we file with the SEC, including the registration statement, may be inspected and copied at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports or other documents may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. In addition, the SEC maintains a web site that contains reports and other information that is filed through the SEC’s EDGAR System. The web site can be accessed at http://www.sec.gov.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.

Consolidated Statement of Operations for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001	F-2
Consolidated Balance Sheet as of December 31, 2003 and 2002	F-3
Consolidated Statement of Cash Flows for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001	F-5
Consolidated Statement of Stockholders’ Investment for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001
F-7
Notes to Consolidated Financial Statements	F-11
Report of Independent Registered Public Accounting Firm	F-70
Unaudited Condensed Consolidated Statement of Operations for the six months ended July 3, 2004, the period from January 10, 2003 to July 5, 2003 and for the period from January 1, 2003 to January 9, 2003
F-71
Unaudited Condensed Consolidated Balance Sheet as of July 3, 2004 and December 31, 2003	F-73
Unaudited Condensed Consolidated Statement of Cash Flows for the six months ended July 3, 2004, the period from January 10, 2003 to July 5, 2003 and the period from January 1, 2003 to January 9, 2003	F-75
Unaudited Condensed Consolidated Statement of Stockholder’s Investment for the six months ended July 3, 2004, the period from January 10, 2003 to July 5, 2003 and the period from January 1, 2003 to January 9, 2003
F-76
Notes to Unaudited Condensed Consolidated Financial Statements	F-79

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Net Sales	$1,490,073	$24,951	$1,384,125	$1,293,780

Costs and Expenses:
Cost of products sold	1,060,004	18,635	992,299	945,617
Selling, general and administrative expense	261,569	5,014	262,671	226,549
Amortization of goodwill and intangible assets	9,055	67	2,988	11,955
Expenses and charges arising from the Recapitalization	—	83,000	6,600	—

	1,330,628	106,716	1,264,558	1,184,121

Operating earnings (loss)	159,445	(81,765)	119,567	109,659
Interest expense	(57,627)	(1,054)	(52,410)	(51,748)
Loss from debt retirement	—	—	—	(5,500)
Investment income	1,482	119	5,943	8,189

Earnings (loss) from continuing operations before provision (benefit) for income taxes	103,300	(82,700)	73,100	60,600
Provision (benefit) for income taxes	41,300	(21,800)	29,500	27,800

Earnings (loss) from continuing operations	62,000	(60,900)	43,600	32,800
Earnings (loss) from discontinued operations	12,200	(1,000)	18,900	(24,800)

Net earnings (loss)	$74,200	$(61,900)	$62,500	$8,000

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	Post-	Pre-
	Recapitalization	Recapitalization

	December 31,

	2003	2002

	(Amounts in thousands)
ASSETS
Current Assets:
Unrestricted
Cash and cash equivalents	$194,120	$294,804
Restricted
Cash, investments and marketable securities at cost, which approximates fair value	1,223	2,808
Accounts receivable, less allowances of $5,880,000 and $6,003,000	214,267	179,780
Inventories:
Raw materials	54,144	51,245
Work in process	19,229	16,110
Finished goods	86,042	65,049

	159,415	132,404

Prepaid expenses	6,765	8,528
Other current assets	14,868	9,571
Prepaid income taxes	17,826	15,964
Assets of discontinued operations	494,851	567,457

Total current assets	1,103,335	1,211,316

Property and Equipment, at Cost:
Land	7,591	8,250
Buildings and improvements	67,814	85,909
Machinery and equipment	136,769	243,749

	212,174	337,908
Less accumulated depreciation	17,719	194,533

Total property and equipment, net	194,455	143,375

Other Assets:
Goodwill	678,063	287,164
Intangible assets, less accumulated amortization of $9,122,000 and $21,081,000	94,645	43,205
Deferred income taxes	—	9,882
Deferred debt expense	12,589	19,494
Restricted investments and marketable securities held by pension trusts (including related party amounts — see Note 8)	1,123	76,503
Other	15,770	39,887

	802,190	476,135

	$2,099,980	$1,830,826

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET — (Continued)

	Post-	Pre-
	Recapitalization	Recapitalization

	December 31,

	2003	2002

	(Amounts in thousands)
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$8,120	$3,338
Current maturities of long-term debt	7,229	2,208
Accounts payable	112,772	109,073
Accrued expenses and taxes, net	151,048	133,569
Liabilities of discontinued operations	137,683	149,859

Total current liabilities	416,852	398,047

Other Liabilities:
Deferred income taxes	21,461	—
Other long-term liabilities	136,833	161,428

	158,294	161,428

Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	1,324,626	953,846

Commitments and Contingencies (Note 9)
Stockholders’ Investment:
Preference stock, $1.00 par value; authorized 7,000,000 shares; none issued as of December 31, 2002	—	—
Series B Preference Stock, $1.00 par value; authorized 19,000,000 shares; 8,130,442 shares issued and outstanding as of December 31, 2003	8,130	—
Class A Common Stock, $1.00 par value; authorized 19,000,000 shares; 397,380 shares issued and outstanding as of December 31, 2003	397	—
Class B Common Stock, $1.00 par value; authorized 14,000,000 shares outstanding; none issued as of December 31, 2003	—	—
Common Stock, $1.00 par value; authorized 40,000,000 shares; 10,502,627 shares issued and outstanding as of December 31, 2002	—	10,503
Special Common Stock, $1.00 par value; authorized 5,000,000 shares; 501,224 shares issued and outstanding as of December 31, 2002	—	501
Additional paid-in capital	172,244	108,617
Retained earnings	—	255,366
Accumulated other comprehensive income (loss)	19,437	(57,482)

Total stockholders’ investment	200,208	317,505

	$2,099,980	$1,830,826

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003	Jan. 1, 2002	Jan. 1, 2001
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Cash Flows from operating activities:
Earnings (loss) from continuing operations	$62,000	$(60,900)	$43,600	$32,800
Earnings (loss) from discontinued operations	12,200	(1,000)	18,900	(24,800)

Net earnings (loss)	74,200	(61,900)	62,500	8,000

Adjustments to reconcile net earnings (loss) provided by (used in) operating activities:
Depreciation and amortization expense, including amortization of purchase price allocated to inventory	31,962	653	29,118	37,121
Non-cash interest expense, net	6,352	125	3,827	3,565
Stock option and other stock compensation expense	2,071	—	—	—
(Gain) loss on sale of discontinued operations	—	—	(2,400)	34,000
Loss from debt retirement	—	—	—	5,500
Deferred federal income tax (credit) provision from continuing operations	(4,800)	5,900	(200)	(2,800)
Deferred federal income tax provision (credit) from discontinued operations	500	—	2,000	(2,000)
Effect of the Recapitalization, net	—	62,397	—	—
Changes in certain assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable, net	(18,390)	4,298	(8,782)	6,588
Inventories	(595)	(4,457)	8,426	7,356
Prepaids and other current assets	(2,145)	268	(2,742)	(1,727)
Net assets of discontinued operations	3,808	1,717	(53,143)	(11,261)
Accounts payable	(6,251)	(777)	(2,403)	7,112
Accrued expenses and taxes	60,546	(19,766)	(1,143)	20,724
Long-term assets, liabilities and other, net	(9,180)	5,837	16,218	(1,595)

Total adjustments to net earnings (loss)	63,878	56,195	(11,224)	102,583

Net cash provided by (used in) operating activities	$138,078	$(5,705)	$51,276	$110,583

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS — (Continued)

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003	Jan. 1, 2002	Jan. 1, 2001
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Cash Flows from investing activities:
Capital expenditures	$(17,150)	$(207)	$(19,095)	$(27,141)
Net cash paid for businesses acquired	(76,016)	—	—	(1,900)
Redemption of publicly held shares in connection with the Recapitalization	(469,655)	—	—	—
Payment of fees and expenses in connection with the Recapitalization	(27,900)	—	—	—
Purchase of investments and marketable securities	(30,015)	—	(332,069)	(240,366)
Proceeds from the sale of investments and marketable securities	30,015	—	428,307	152,170
Proceeds from the sale of discontinued businesses	—	—	29,516	45,000
Change in restricted cash and investments	1,028	(49)	(2,867)	(34,194)
Other, net	(663)	109	(4,097)	1,822

Net cash provided by (used in) investing activities	$(590,356)	$(147)	$99,695	$(104,609)

Cash Flows from financing activities:
Sale of 10% Senior Discount Notes due 2011, net of fees	$339,522	$—	$—	$—
Sale of 9 7/8% Senior Subordinated Notes due 2011	—	—	—	241,800
Redemption of 9 7/8% Senior Subordinated Notes due 2004	—	—	—	(207,700)
Increase (decrease) in borrowings, net	2,658	(1,313)	(12,143)	(12,558)
Issuance of preferred and common stock in connection with the Recapitalization	359,185	—	—	—
Dividend to preferred and common stockholders	(298,474)	—	—	—
Cash distributions to stock option holders	(41,600)	—	—	—
Purchase of common and special common stock	—	—	(1)	(3)
Issuance of 32,608 shares of Class A common stock	1,500	—	—	—
Exercise of stock options	—	—	631	1,307
Other, net	7	(4,039)	(4,022)	48

Net cash provided by (used in) financing activities	362,798	(5,352)	(15,535)	22,894

Net increase (decrease) in unrestricted cash and cash equivalents	(89,480)	(11,204)	135,436	28,868
Unrestricted cash and cash equivalents at the beginning of the period	283,600	294,804	159,368	130,500

Unrestricted cash and cash equivalents at the end of the period	$194,120	$283,600	$294,804	$159,368

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

	For the Year Ended December 31, 2001

						Accumulated
		Special	Additional			Other
	Common	Common	Paid-in	Retained	Treasury	Comprehensive	Comprehensive
	Stock	Stock	Capital	Earnings	Stock	Loss	Income (Loss)

	(Dollar Amounts in thousands)
Balance, December 31, 2000	$18,753	$828	$208,813	$184,866	$(111,682)	$(19,367)	$—
Net earnings	—	—	—	8,000	—	—	8,000
Other comprehensive loss:
Currency translation adjustment	—	—	—	—	—	(4,444)	(4,444)
Minimum pension liability net of tax of $8,969	—	—	—	—	—	(15,823)	(15,823)
Unrealized decline in the fair value of marketable securities	—	—	—	—	—	(91)	(91)

Comprehensive loss							$(12,358)

13,721 shares of special common stock converted into 13,721 shares of common stock	14	(14)	—	—	—	—
62,504 shares of common stock issued upon exercise of stock options	62	—	1,401	—	—	—
130 shares of treasury stock acquired	—	—	—	—	(3)	—

Balance, December 31, 2001	$18,829	$814	$210,214	$192,866	$(111,685)	$(39,725)

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

	For the Year Ended December 31, 2002

		Nortek
	Nortek	Holdings		Nortek				Accumulated
	Holdings	Special	Nortek	Special	Additional			Other
	Common	Common	Common	Common	Paid-in	Retained	Treasury	Comprehensive	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Earnings	Stock	Income (Loss)	Income (Loss)

	(Dollar Amounts in thousands)
Balance, December 31, 2001	$—	$—	$18,829	$814	$210,214	$192,866	$(111,685)	$(39,725)	$—
Net earnings	—	—	—	—	—	62,500	—	—	62,500
Other comprehensive income (loss):
Currency translation adjustment	—	—	—	—	—	—	—	5,250	5,250
Minimum pension liability net of tax of $12,920	—	—	—	—	—	—	—	(22,701)	(22,701)
Unrealized decline in the fair value of marketable securities	—	—	—	—	—	—	—	(306)	(306)

Comprehensive income									$44,743

22,390 shares of special common stock converted into 22,390 shares of common stock	—	—	22	(22)	—	—	—	—
28,963 shares of common stock issued upon exercise of stock options	—	—	29	—	682	—	—	—
The effect of directors’ stock options	—	—	—	—	739	—	—	—
33 shares of treasury stock acquired	—	—	—	—	—	—	(1)	—
Nortek Holdings Reorganization (See Notes 1, 2 and 7)	10,503	501	(18,880)	(792)	(103,018)	—	111,686	—

Balance, December 31, 2002	$10,503	$501	$—	$—	$108,617	$255,366	$—	$(57,482)

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

	For the Period from January 1, 2003 to January 9, 2003

							Accumulated
	Series B	Class A		Special	Additional		Other
	Preference	Common	Common	Common	Paid-in	Retained	Comprehensive	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Earnings	Income (Loss)	Income (Loss)

	(Dollar Amounts in thousands)
Balance, December 31, 2002	$—	$—	$10,503	$501	$108,617	$255,366	$(57,482)	$—
Net loss	—	—	—	—	—	(61,900)	—	(61,900)
Other comprehensive income (loss):
Currency translation adjustment	—	—	—	—	—	—	1,096	1,096
Minimum pension liability net of tax of $9,906	—	—	—	—	—	—	18,398	18,398

Comprehensive loss								$(42,406)

Settlement of stock options held by employees, net of taxes of $1,710	—	—	—	—	(3,000)	—	—

Subtotal	—	—	10,503	501	105,617	193,466	(37,988)
Effect of the Recapitalization	8,130	365	(10,503)	(501)	328,857	(193,466)	37,988

Balance, January 9, 2003	$8,130	$365	$—	$—	$434,474	$—	$—

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

	For the Period from January 10, 2003 to December 31, 2003

					Accumulated
	Series B		Additional		Other
	Preference	Common	Paid in	Retained	Comprehensive	Comprehensive
	Stock	Stock	Capital	Earnings	Income (Loss)	Income (Loss)

	(Dollar Amounts in thousands)
Balance, January 9, 2003	$8,130	$365	$434,474	$—	$—	$—
Net earnings	—	—	—	74,200	—	74,200
Other comprehensive income (loss):
Currency translation adjustment	—	—	—	—	19,501	19,501
Minimum pension liability, net of tax of $35	—	—	—	—	(64)	(64)

Comprehensive income						$93,637

Issuance of 32,608 shares of Class A Common Stock	—	32	1,468	—	—
Dividend to common and preferred stockholders	—	—	(224,274)	(74,200)	—
Cash distribution to stock option holders	—	—	(41,600)	—	—
Stock option and other stock compensation expense	—	—	2,179	—	—
Other, net	—	—	(3)	—	—

Balance, December 31, 2003	$8,130	$397	$172,244	$—	$19,437

The accompanying notes are an integral part of these Consolidated Financial Statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.	Summary of Significant Accounting Policies

      Nortek Holdings, Inc. and its continuing wholly-owned subsidiaries (individually and collectively, the “Company” or “Holdings”) are diversified manufacturers of residential and commercial building products, operating within two principal segments (see Note 10 for a discussion of discontinued operations related to the Company’s subsidiary, Ply Gem Industries, Inc. (“Ply Gem”) and Ply Gem’s current and former subsidiaries): the Residential Building Products Segment and the Air Conditioning and Heating Products Segment. Through these remaining principal segments, the Company manufactures and sells, primarily in the United States, Canada and Europe, a wide variety of products for the residential and commercial construction, manufactured housing, and the do-it-yourself (“DIY”) and professional remodeling and renovation markets.

      The consolidated financial statements prior to November 20, 2002 reflect the financial position, results of operations and cash flows of Nortek, Inc. (“Nortek”), the predecessor company. On November 20, 2002, Nortek and Holdings reorganized into a holding company structure and each outstanding share of capital stock of Nortek was converted into an identical share of capital stock of Holdings, a Delaware corporation formed in 2002, with Holdings becoming the successor public company and Nortek becoming a wholly-owned subsidiary of Holdings (the “Holdings Reorganization”). Subsequent to November 20, 2002, the consolidated financial statements reflect the financial position, results of operations and cash flows of Holdings (the successor company). On January 9, 2003, Holdings was acquired by certain affiliates and designees of Kelso & Company L.P. (“Kelso”) and certain members of Nortek’s management (the “Management Investors”) in accordance with the Agreement and Plan of Recapitalization by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (“K Holdings”) dated as of June 20, 2002, as amended, (the “Recapitalization Agreement”) in a transaction valued at approximately $1.6 billion, including all of the Company’s indebtedness (the “Recapitalization”) (see Notes 2 and 7).

      Beginning on January 9, 2003, the Company accounted for the Recapitalization as a purchase in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”), which resulted in a new valuation for the assets and liabilities of the Company and its subsidiaries based upon fair values as of the date of the Recapitalization. SFAS No. 141 requires the Company to establish a new basis for its assets and liabilities based on the amount paid for its ownership at January 9, 2003. Accordingly, the Company’s ownership basis (including the fair value of options rolled over by the Management Investors) is reflected in the Company’s consolidated financial statements beginning upon completion of the Recapitalization. The Company’s purchase price of approximately $586,266,000, including net dividends and distributions from Nortek of approximately $115,397,000 to fund the Recapitalization, was allocated to the assets and liabilities based on their relative fair values and approximately $442,969,000 was reflected in Stockholders’ Investment as the value of the Company’s ownership upon completion of the Recapitalization. Immediately prior to the Recapitalization, Stockholders’ Investment was approximately $272,099,000.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The Company completed the final allocation of purchase price as of October 5, 2003, which reflects the excess purchase price over the net assets acquired in the Recapitalization. The following table shows a comparison of the initial allocation of purchase price reflected in Nortek’s Form 10-Q for the quarter ended April 5, 2003 and the final allocation of purchase price included in the Company’s accompanying Consolidated Financial Statements for the year ended December 31, 2003, both of which include amounts allocated to discontinued operations which were sold subsequent to January 9, 2003 (see Note 10):

	Initial	Final
	Allocation	Allocation

Inventories	$13,234,000	$12,908,000
Property, plant and equipment	102,474,000	38,035,000
Intangible assets	72,953,000	21,686,000
Indebtedness	(33,777,000)	(33,777,000)
Pension and post retirement health care benefits	(32,195,000)	(23,781,000)
Prepaid and deferred income taxes	(38,325,000)	(11,370,000)
Goodwill	227,671,000	310,240,000
Other	—	226,000

Total	$312,035,000	$314,167,000

      The following is a summary of the material adjustments made to the initial allocation of purchase price and the final allocation of purchase price:

•	Purchase price increased by $2,132,000 from $584,134,000 to $586,266,000 due to refinements made to the fair value of the options to purchase common stock of the Management Investors that were included in the purchase price as they were exchanged for fully vested options to purchase common stock of the new entity (see Note 2).

•	The change in the allocations to property, plant and equipment and intangible assets reflect adjustments recorded based upon the finalization of the Company’s asset appraisals for each of the Company’s significant locations in the fourth quarter of 2003.

•	The change in the allocations to pension and post retirement health benefits reflect adjustments recorded subsequent to April 5, 2003 based upon the finalization of the Company’s actuarial studies for significant pension and post retirement health benefit liabilities.

•	The change in the allocation to prepaid and deferred income taxes principally reflects the deferred tax consequences of the adjustments made to property, plant and equipment, intangible assets and pensions and post-retirement health benefits discussed above.

•	The increase in the allocation to goodwill principally reflects the net impact of the changes to property, plant and equipment, intangible assets, pensions and post-retirement health benefits and prepaid and deferred income taxes and the $2,132,000 of additional purchase price discussed above. Goodwill associated with the Recapitalization will not be deductible for federal, state or foreign income tax purposes.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The following table shows a comparison of the initial allocation of purchase price reflected in the quarter ended April 5, 2003 and the final allocation of purchase price for the year ended December 31, 2003 allocated to discontinued operations which were discontinued subsequent to January 9, 2003 (see Note 10):

	Initial	Final
	Allocation	Allocation

Fair Value Adjustments:
Inventories	$892,000	$892,000
Property, plant and equipment	30,429,000	3,026,000
Intangible assets	(2,429,000)	(18,429,000)
Prepaid and deferred income taxes	(12,972,000)	5,450,000
Goodwill	(11,513,000)	(40,567,000)
Other	90,000	542,000

Total	$4,497,000	$(49,086,000)

      The following table presents a summary of the activity in goodwill for continuing operations and discontinued operations for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001. Goodwill related to discontinued operations is included in assets of discontinued operations in the accompanying consolidated balance sheets as of December 31, 2003 and 2002.

	Continuing	Discontinued
	Operations	Operations	Total

	(Amounts in thousands)
Balance as of December 31, 2000	$302,899	$279,537	$582,436
Amortization of goodwill	(8,718)	(7,676)	(16,394)
Purchase accounting adjustments	(6,551)	(380)	(6,931)
Impact of foreign currency translation	(1,234)	72	(1,162)

Balance as of December 31, 2001	286,396	271,553	557,949
Purchase accounting adjustments	426	(3,401)	(2,975)
Allocated to subsidiary sold	—	(4,200)	(4,200)
Impact of foreign currency translation	342	46	388

Balance as of December 31, 2002	287,164	263,998	551,162
Impact of foreign currency translation	269	74	343

Balance as of January 9, 2003	287,433	264,072	551,505
Effect of Recapitalization	350,807	(40,567)	310,240
Acquisitions during the period from January 10, 2003 to December 31, 2003	46,248	—	46,248
Purchase accounting adjustments	(11,979)	(4,195)	(16,174)
Impact of foreign currency translation	5,554	667	6,221

Balance December 31, 2003	$678,063	$219,977	$898,040

      Goodwill associated with the Recapitalization will not be deductible for income tax purposes. Approximately $7,300,000 of the goodwill associated with acquisitions during the period from January 10,

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

2003 to December 31, 2003 will be deductible for income tax purposes. Purchase accounting adjustments relate principally to final revisions resulting from the completion of fair value adjustments and adjustments to deferred income taxes that impact goodwill.

      During the period from January 10, 2003 to December 31, 2003, the Company reflected amortization of purchase price allocated to inventory of approximately $4,600,000 in continuing operations in cost of sales related to inventory acquired as part of the Recapitalization. No similar amortization was required for such inventory in 2002 under the Company’s historical basis of accounting.

      In connection with both the initial and final allocations of purchase price to property, plant and equipment acquired as part of the Recapitalization, the Company assigned new useful lives based upon the initial estimate and then the final remaining useful lives adopted from the date of the Recapitalization, respectively, in order to determine depreciation expense for all periods subsequent to the Recapitalization. For the period from January 10, 2003 to December 31, 2003, the Company reflected approximately $8,057,000 of lower depreciation expense in continuing operations in cost of sales as compared to the Company’s historical basis of accounting prior to the Recapitalization. The lower depreciation expense reflects the favorable impact of approximately $12,212,000 related to revisions to the remaining useful lives, which was partially offset by the unfavorable impact of approximately $4,155,000 related to the increase in property, plant and equipment related to the allocation of purchase price. Depreciation expense related to property, plant and equipment acquired as part of the Recapitalization was recorded based upon the initial allocation of purchase price and initial estimated useful lives for the period from January 10, 2003 to October 4, 2003 and based upon the final allocation of purchase price and final useful lives adopted for the period from October 5, 2003 to December 31, 2003. Depreciation expense would have been approximately $3,633,000 higher for the period from January 10, 2003 to December 31, 2003 if the final allocation of purchase price and final remaining useful lives adopted had been used to record depreciation expense for the period from January 10, 2003 to October 4, 2003, primarily due to the final remaining useful lives adopted being shorter than the initial estimates, which was partially offset by the reduction in the final purchase price allocation.

      In connection with both the initial and final allocations of purchase price to intangible assets acquired as part of the Recapitalization, the Company assigned new useful lives based upon the initial estimated and then the final remaining useful lives adopted from the date of the Recapitalization, respectively, in order to determine amortization expense for all periods subsequent to the Recapitalization. For the period from January 10, 2003 to December 31, 2003, the Company reflected in continuing operations approximately $6,325,000 of higher amortization of intangible assets as compared to the Company’s historical basis of accounting prior to the Recapitalization. The higher amortization reflects the combination of the unfavorable impact of approximately $1,460,000 related to revisions to the remaining useful lives adopted and the unfavorable impact of approximately $4,865,000 related to the increase in intangible assets as a result of the allocation of purchase price. Amortization expense related to intangible assets acquired as part of the Recapitalization was recorded based upon the initial allocation of purchase price and estimated useful lives for the period from January 10, 2003 to October 4, 2003 and based upon the final allocation of purchase price and final useful lives adopted for the period from October 5, 2003 to December 31, 2003. Amortization expense would have been approximately $1,839,000 higher for the period from January 10, 2003 to December 31, 2003 if the final allocation of purchase price and final remaining useful lives adopted had been used to record amortization expense for the period from January 10, 2003 to October 4, 2003, primarily due to the final remaining useful lives adopted being shorter than the initial estimates, which was partially offset by the reduction in the amount of the allocation of purchase price allocated to intangible assets other than goodwill.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      As a result of the allocation of purchase price to indebtedness, during the period from January 10, 2003 to December 31, 2003, the Company reflected approximately $5,700,000 of lower interest expense as compared to the Company’s historical basis of accounting prior to the Recapitalization.

Principles of Consolidation

      The Consolidated Financial Statements include the accounts of the Company and all of its wholly-owned continuing subsidiaries after elimination of intercompany accounts and transactions. Certain amounts in the prior years’ Consolidated Financial Statements have been reclassified to conform to the current year presentation.

Accounting Policies and Use of Estimates

      The preparation of these Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States involves estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expense during the reporting periods. Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. The Company periodically evaluates the judgments and estimates used for its critical accounting policies to ensure that such judgments and estimates are reasonable for its interim and year-end reporting requirements. These judgments and estimates are based on the Company’s historical experience, current trends and information available from other sources, as appropriate. If different conditions result from those assumptions used in the Company’s judgments, the results could be materially different from the Company’s estimates.

Recognition of Sales and Related Costs, Incentives and Allowances

      The Company recognizes sales upon the shipment of its products net of applicable provisions for discounts and allowances. Allowances for cash discounts, volume rebates and other customer incentive programs, as well as gross customer returns, among others, are recorded as a reduction of sales at the time of sale based upon the estimated future outcome. Cash discounts, volume rebates and other customer incentive programs are based upon certain percentages agreed to with the Company’s various customers, which are typically earned by the customer over an annual period. The Company records periodic estimates for these amounts based upon the historical results to date, estimated future results through the end of the contract period and the contractual provisions of the customer agreements. For calendar year customer agreements, the Company is able to adjust its periodic estimates to actual amounts as of December 31 each year based upon the contractual provisions of the customer agreements. For those customers who have agreements that are not on a calendar year cycle, the Company records estimates at December 31 consistent with the above described methodology. Customer returns are recorded on an actual basis throughout the year and also include an estimate at the end of each reporting period for future customer returns related to sales recorded prior to the end of the period. The Company generally estimates customer returns based upon the time lag that historically occurs between the date of the sale and the date of the return while also factoring in any new business conditions that might impact the historical analysis such as new product introduction. The Company also provides for its estimate of warranty, bad debts and shipping costs at the time of sale. Shipping and warranty costs are included in cost of products sold. Bad debt provisions are included in selling, general and administrative expense. The amounts recorded are generally based upon historically derived percentages while also factoring in any new business conditions that might impact the historical analysis such as new product introduction for warranty and bankruptcies of particular customers for bad debts.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

Cash, Investments and Marketable Securities

      Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less which are readily convertible into cash.

      At December 31, 2003 and 2002, the Company did not have any marketable securities available for sale. During the fourth quarter of 2002, all marketable securities available for sale matured and the proceeds were invested in short-term investments.

      The Company has classified as restricted in the accompanying consolidated balance sheet certain investments and marketable securities that are not fully available for use in its operations. At December 31, 2003 and 2002, approximately $2,346,000 (of which $1,223,000 is included in current assets) and $79,311,000 (of which $2,808,000 is included in current assets), respectively, of cash, investments and marketable securities have been pledged as collateral or are held in pension trusts (including related party amounts) for insurance, employee benefits and other requirements (see Notes 2 and 8).

Disclosures About Fair Value of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and Cash Equivalents — The carrying amount approximates fair value because of the short maturity of those instruments.

      Investments — The fair value of investments are based on quoted market prices. The fair value of investments was not materially different from their cost basis at December 31, 2003 or 2002.

      Long-Term Debt — At December 31, 2003, the fair value of the Company’s long-term indebtedness was approximately $69,800,000 higher, before unamortized premium ($17,600,000 higher, before original issue discount, at December 31, 2002), than the amount on the Company’s consolidated balance sheet. At December 31, 2003, the carrying value of the Company’s 10% Senior Discount Notes due May 15, 2011 (“Senior Discount Notes”) was approximately $352,916,000 and will continue to accrete interest until November 15, 2007, at which time the carrying value of the obligation will be $515,000,000 (see Note 6).

Inventories

      Inventories in the accompanying consolidated balance sheet are valued at the lower of cost or market. At December 31, 2003 and 2002, approximately $91,099,000 and $78,909,000 of total inventories, respectively, were valued on the last-in, first-out method (“LIFO”). Under the first-in, first-out method (“FIFO”) of accounting, such inventories would have been approximately $7,755,000 lower and $840,000 higher at December 31, 2003 and 2002, respectively. All other inventories were valued under the FIFO method. In connection with both LIFO and FIFO inventories, the Company will record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potential may cause the actual results to differ from the estimates at the time such inventory is disposed or sold.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

Depreciation and Amortization

      Depreciation and amortization of property and equipment is provided on a straight-line basis over their estimated useful lives, which are generally as follows:

Buildings and improvements	10-35 years
Machinery and equipment, including leases	3-15 years
Leasehold improvements	term of lease

      Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals and betterments are capitalized. When assets are sold, or otherwise disposed, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized.

      Purchase price allocated to the fair value of inventory is amortized over the estimated period in which the inventory will be sold.

Intangible Assets and Goodwill

      In the third quarter of 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets” (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets but does not apply to goodwill or intangible assets that are not being amortized and certain other long-lived assets and, as required by the standard, applied this accounting standard as of January 1, 2001. Adoption of this accounting standard did not result in any material changes in net earnings from accounting standards previously applied. Adoption of this standard did result in the accounting for the gain (loss) on the sale of certain businesses and their related operating results as discontinued operations. The presentation for all periods presented has been reclassified to conform to the new standard (see Note 10).

      Subsequent to June 30, 2001, the Company accounts for acquired goodwill and intangible assets in accordance with SFAS No. 141, “Business Combinations” (“SFAS No. 141”). Prior to July 1, 2001, the Company accounted for acquired goodwill and intangible assets in accordance with APB No. 16, “Business Combinations” (“APB No. 16”). Purchase accounting required by SFAS No. 141 and APB No. 16 involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. The Company believes that the estimates that it has used to record prior acquisitions were reasonable and in accordance with SFAS No. 141 and APB No. 16 (see Note 3).

      On January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). This statement applies to goodwill and intangible assets acquired after June 30, 2001, as well as goodwill and intangible assets previously acquired. Under this statement, goodwill and intangible assets determined to have an indefinite useful life are no longer amortized, instead these assets are evaluated for impairment on an annual basis and whenever events or business conditions warrant. All other intangible assets will continue to be amortized over their remaining estimated useful lives and are evaluated for impairment in accordance with the provisions of SFAS No. 144. The adoption of SFAS No. 142 did not result in any material changes to the Company’s accounting for intangible assets. The Company has evaluated the carrying value of goodwill and determined that no impairment exists and therefore no impairment loss was required to be recorded in the Company’s Consolidated Financial Statements as a result of adopting SFAS No. 142.

      In accordance with SFAS No. 144, the Company has evaluated the realizability of non-goodwill long-lived assets, which primarily consist of property, plant and equipment and intangible assets (the “SFAS No. 144 Long-Lived Assets”) based on expectations of non-discounted future cash flows for each

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

subsidiary having a material amount of SFAS No. 144 Long-Lived Assets. If the sum of the expected non-discounted future cash flows is less than the carrying amount of all assets including SFAS No. 144 Long-Lived Assets, the Company would recognize an impairment loss. The Company’s cash flow estimates are based upon historical cash flows, as well as future projected cash flows received from subsidiary management in connection with the annual Company wide planning process, and include a terminal valuation for the applicable subsidiary based upon a multiple of earnings before interest expense, net, depreciation and amortization expense and income taxes (“EBITDA”). The Company estimates the EBITDA multiple by reviewing comparable company information and other industry data. The Company believes that its procedures for estimating gross future cash flows, including the terminal valuation, are reasonable and consistent with current market conditions. Based on its most recent analysis, the Company believes that no material impairment of SFAS No. 144 Long-Lived Assets exists at December 31, 2003. Prior to the adoption of SFAS No. 144 and SFAS No. 142, the Company accounted for the impairment of long-lived assets, including goodwill, in accordance with the then existing accounting standards and did not result in any impairment losses in prior years.

      Intangible assets consist principally of patents, trademarks, customer relationships and non-compete agreements and are amortized on a straight-line basis over a weighted average estimated useful life of approximately 8.5 years. Amortization of intangible assets charged to operations amounted to approximately $9,055,000, $67,000, $2,988,000 and $3,237,000 for period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003, and the years ended December 31, 2002 and 2001, respectively. The table that follows presents the major components of intangible assets as of December 31, 2003 and 2002:

				Weighted
	Gross		Net	Average
	Carrying	Accumulated	Intangible	Remaining
	Amount	Amortization	Assets	Useful Lives

	(Amounts in thousands except for
	Useful Lives)
December 31, 2003:
Trademarks	$51,396	$(3,257)	$48,139	15.0
Patents	16,908	(680)	16,228	16.1
Customer relationships	29,965	(4,883)	25,082	4.6
Other	5,498	(302)	5,196	4.7

	$103,767	$(9,122)	$94,645	8.5

December 31, 2002:
Trademarks	$43,613	$(8,365)	$35,248
Patents	8,331	(1,658)	6,673
Other	12,342	(11,058)	1,284

	$64,286	$(21,081)	$43,205

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      As of December 31, 2003, the estimated annual intangible asset amortization expense for each of the succeeding five years aggregates approximately $54,100,000 as follows:

Annual Amortization Expense

(Amounts in thousands)
(Unaudited)
Year Ended December 31,
2004	$13,200
2005	13,200
2006	12,000
2007	10,200
2008	5,500

      The Company has classified as goodwill the cost in excess of fair value of the net assets (including tax attributes) of companies acquired in purchase transactions. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over 40 years through December 31, 2001. Goodwill amortization related to continuing operations and discontinued operations was approximately $8,718,000 and $7,676,000, respectively for 2001, as determined under the then applicable accounting principles generally accepted in the United States. See Note 11 for a rollforward of the activity in goodwill by operating segment for the years ended December 31, 2003 and 2002.

      The table that follows presents earnings from continuing operations and net earnings for the year ended December 31, 2001, as adjusted to reflect the elimination of goodwill amortization expense and the related income tax impact:

	For the Year Ended
	December 31, 2001

	Earnings from
	Continuing	Net
	Operations	Earnings

	(Amounts in thousands)
	(Unaudited)
As reported in the accompanying consolidated statement of operations	$32,800	$8,000
Eliminate goodwill amortization expense	8,718	16,394
Eliminate related tax impact	(118)	(294)

As adjusted	$41,400	$24,100

Pensions and Post Retirement Health Benefits

      The Company accounts for pensions, including supplemental executive retirement plans, and post retirement health benefit liabilities under SFAS No. 87 “Employers’ Accounting for Pensions” (“SFAS No. 87”) and SFAS No. 106, “Employers’ Accounting for Post Retirement Benefits Other Than Pensions” (“SFAS No. 106”). SFAS No. 87 and SFAS No. 106 require the estimating of such items as the long-term average return on plan assets, the discount rate, the rate of compensation increase and the assumed medical cost inflation rate. Such estimates require a significant amount of judgment.

Insurance Liabilities

      The Company records insurance liabilities and related expenses for health, workers compensation, product and general liability losses and other insurance reserves and expenses in accordance with either the contractual terms of its policies or, if self-insured, the total liabilities that are estimable and probable as of

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

the reporting date. Insurance liabilities are recorded as current liabilities to the extent they are expected to be paid in the succeeding year with the remaining requirements classified as long-term liabilities. The accounting for self-insured plans requires that significant judgments and estimates be made both with respect to the future liabilities to be paid for known claims and incurred but not reported claims as of the reporting date. The Company considers historical trends when determining the appropriate insurance reserves to record in the consolidated balance sheet for a substantial portion of its workers compensation and general and product liability losses. In certain cases where partial insurance coverage exists, the Company must estimate the portion of the liability that will be covered by existing insurance policies to arrive at the net expected liability to the Company.

Income Taxes

      The Company accounts for income taxes using the liability method in accordance with SFAS No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires that the deferred tax consequences of temporary differences between the amounts recorded in the Company’s Consolidated Financial Statements and the amounts included in the Company’s federal and state income tax returns be recognized in the balance sheet. As the Company generally does not file their income tax returns until well after the closing process for the December 31 financial statements is complete, the amounts recorded at December 31 reflect estimates of what the final amounts will be when the actual income tax returns are filed for that fiscal year. In addition, estimates are often required with respect to, among other things, the appropriate state income tax rates to use in the various states that the Company and its subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for tax assets that may not be realizable in the future. SFAS No. 109 requires balance sheet classification of current and long-term deferred income tax assets and liabilities based upon the classification of the underlying asset or liability that gives rise to a temporary difference (see Note 5).

Interest Allocation to Dispositions

      The Company allocates interest to dispositions that qualify as a discontinued operation for debt instruments which are entered into specifically and solely with the entity disposed of and from debt which is settled with proceeds received from the disposition.

Stock-Based Compensation of Employees, Officers and Directors

      In the fourth quarter of 2003, the Company adopted the fair value method of accounting for stock-based employee compensation in accordance with, SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and recorded pre-tax charges of approximately $1,400,000 in selling, general and administrative expense and $100,000 in earnings from discontinued operations in the accompanying consolidated statement of operations for the period January 10, 2003 to December 31, 2003 related to stock options issued during the period. No stock options were issued during the period from January 1, 2003 to January 9, 2003. The Company had previously accounted for stock-based employee compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), including related interpretations, and followed the disclosure only provisions of SFAS No. 123. The Company adopted SFAS No. 123 using the prospective method of transition in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). The prospective method under SFAS No. 148 required the Company to adopt SFAS No. 123 effective January 1, 2003 for all employee awards granted, modified, or settled after January 1, 2003. Of the $1,400,000 total charge, approximately $700,000, $200,000, $300,000 and $200,000 related to the period from January 10, 2003 to April 5, 2003 and the quarters ended July 5,

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

2003, October 4, 2003 and December 31, 2003, respectively. In addition, in the fourth quarter of 2003, the Company recorded a $600,000 compensation based charge related to the sale of certain capital stock.

      During the period from January 1, 2003 to January 9, 2003, the Company had previously recorded a pre-tax stock-based employee compensation charge of approximately $4,710,000 (approximately $3,000,000 net of tax) related to the cash settlement and cancellation of outstanding stock options that were tendered in connection with the Recapitalization in accordance with the provisions of APB 25. In connection with the adoption of SFAS No. 123, the compensation charge, net of tax, of approximately $3,000,000 was reclassified in accordance with the provisions of SFAS No. 123 to be reflected as an equity adjustment to additional paid-in capital in the accompanying consolidated statement of stockholders’ investment for the period from January 1, 2003 to January 9, 2003.

      The following tables summarize the Company’s common and special common stock option transactions for stock options issued prior to the Recapitalization and Class A stock options issued subsequent to the Recapitalization, including options held by the Management Investors that were exchanged in connection with the Recapitalization. Options issued prior to the Holdings Reorganization on November 20, 2002 for the common and special common stock of Nortek were converted to options to purchase the common and special common stock of Holdings in connection with the Holdings Reorganization (see Note 7).

Stock Options Issued:

			Weighted
			Average
	Number	Option Price	Exercise
	of Shares	Per Share	Price

Options outstanding at December 31, 2000	2,040,663	$ 8.75-$33.06	$23.39
Granted	33,100	20.25- 27.65	24.30
Exercised	(65,954)	8.75- 22.94	21.45
Canceled	(24,000)	21.63- 27.65	23.07

Options outstanding at December 31, 2001	1,983,809	$ 8.75-$33.06	$23.47
Granted	133,300	26.33- 44.16	26.44
Exercised	(28,963)	20.44- 22.94	21.79
Canceled	(2,600)	21.63- 22.94	21.93

Options outstanding at December 31, 2002	2,085,546	$ 8.75-$44.16	$23.69
Exercised and tendered in connection with the Recapitalization	(217,226)	20.25- 44.16	24.81

Options canceled and exchanged for new Class A stock options in connection with the Recapitalization on January 9, 2003	1,868,320	$ 8.75-$33.06	$23.56
Granted	443,266	46.00- 46.00	46.00
Canceled	(2,333)	46.00- 46.00	46.00

Options outstanding at December 31, 2003	2,309,253	$10.50-$11.00	$10.62

      As of December 31, 2002 and 2001, 1,948,525 and 1,854,411, respectively, of options to acquire shares of common and special common stock were exercisable.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      As defined by the stock option plans, all options became fully vested upon the completion of the Recapitalization on January 9, 2003. Options to purchase 217,226 of common stock of the Company were exercised and tendered in connection with the Recapitalization for a cash settlement of approximately $4,700,000. Options to purchase 1,868,320 shares of common stock and special common stock of the Company, that were rolled-over by the Management Investors, were exchanged for fully vested stock options to purchase an equal number of shares of Class A Common Stock of the Company at the same price per share (the “Rollover Options”). Such rolled-over options will expire on January 9, 2013 (see Note 2).

      In connection with a dividend of approximately $298,474,000 paid to the Company’s shareholders in the fourth quarter of 2003, option holders of the Rollover Options received a cash distribution of approximately $41,600,000 (see Note 7), which was treated as a charge to additional paid-in capital in the accompanying consolidated statement of stockholders’ investment in accordance with the provisions of SFAS No. 123. The distribution to each individual option holder was equal to the number of shares held multiplied by the lesser of (i) $35 per share or (ii) $46 per share minus the amount per share the exercise price was reduced. In conjunction with this shareholder distribution, the Company adjusted the exercise price of all of the Rollover Options to equal $10.50 per share and all of the other Class A stock options to equal $11.00 per share, which has been reflected in the above table.

      The Rollover Options are fully vested and the other Class A common stock options vest quarterly in equal installments over three years. As of December 31, 2003, 1,977,026 of Class A common stock options were exercisable. The weighted average remaining contractual life for all Class A stock options is approximately 9 years. As of December 31, 2003, there was approximately $2,500,000 of remaining unamortized stock-based employee compensation with respect to the Class A stock options, which will be amortized on a pro-rata basis over the remaining vesting period for the respective options.

      In 2003, the Company issued 846,534 of Class B common stock options of which 841,867 remain outstanding at December 31, 2003 as 4,667 of Class B common stock options were cancelled during the year. The Class B stock options only vest in the event that certain performance-based criteria, as defined, are met. The weighted average remaining contractual life for all Class B stock options is approximately 9 years. No stock-based employee compensation charges have been recognized for the Class B common stock options under SFAS No. 123, as it is uncertain when, if ever, these options will vest. As of December 31, 2003, there was approximately $6,400,000 of unamortized stock-based employee compensation with respect to the Class B stock options, which will be amortized in the event that it becomes probable that the Class B options or any portion thereof will vest.

      The Company uses the Black-Scholes option pricing model to determine the fair value of stock options at the date of grant. The following table summarizes the weighted-average assumptions for the periods presented. The weighted-average assumptions for options granted subsequent to January 1, 2003 were used to calculate the stock-based employee compensation charge of approximately $1,400,000 for the period from January 10, 2003 to December 31, 2003 in connection with the Company’s adoption of SFAS No. 123. As Holdings was no longer a public company during this period, the weighted-average assumptions reflect the use of the minimum value calculations permitted under SFAS No. 123 for non-public companies, whereby a volatility assumption is excluded from the calculation. The weighted-average assumptions for options granted prior to January 1, 2003 included in the pro forma information for the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001 presented below include a volatility assumption as Holdings and, prior to the Holdings Reorganization, Nortek’s common stock was publicly traded as of the end of these periods. The weighted average assumptions related to earnings (loss) from continuing operations exclude options issued to employees of Ply Gem, which has been treated as a discontinued operation for all periods presented.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

Assumptions for Earnings (Loss) from Continuing Operations:
Risk-free interest rate	Between 2.33%		Between 4.29%	Between 4.33%
	and 2.85%	N/A	and 4.54%	and 4.87%
Expected life	5 years	N/A	5 years	5 years
Expected volatility	N/A	N/A	38%	40%
Expected dividend yield	0%	N/A	0%	0%
Weighted average fair value at grant date of options granted	$8.03	N/A	$10.68	$8.54
Assumptions for Net Earnings (Loss):
Risk-free interest rate	Between 2.33%		Between 4.29%	Between 4.33%
	and 2.85%	N/A	and 4.54%	and 4.87%
Expected life	5 years	N/A	5 years	5 years
Expected volatility	N/A	N/A	38%	40%
Expected dividend yield	0%	N/A	0%	0%
Weighted average fair value at grant date of options granted	$7.93	N/A	$10.67	$8.98

      No pro-forma information for the period from January 10, 2003 to December 31, 2003 is required under SFAS No. 148 as all options issued prior to January 1, 2003 were fully vested as of January 9, 2003 and the consolidated statement of operations for the period includes the actual stock-based employee compensation for options issued subsequent to January 1, 2003.

      Pro forma information for the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001 has been determined as if the Company had been accounting for its employee stock options under the fair value method of SFAS No. 123 for all options issued prior to January 1, 2003 and subsequent to the initial effective date of SFAS No. 123. The pro forma stock-based employee compensation charge for the period from January 1, 2003 to January 9, 2003 reflects the pro forma impact of the accelerated vesting associated with the immediate vesting of all unvested options in connection with the Recapitalization. No historical stock-based employee compensation is reflected for the period from January 1, 2003 to January 9, 2003 as no options were issued. No historical stock-based employee compensation is reflected in the years ended December 31, 2002 and 2001, as all employee options granted under those plans had an intrinsic value of zero on the date of grant. The pro forma amounts with respect to earnings (loss) from continuing operations exclude the pro forma impact of options issued to employees of Ply Gem, which has been treated as a discontinued operation for all periods presented.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

	For the Periods

	Pre-Recapitalization

	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Earnings (loss) from continuing operations, as reported	$(60,900)	$43,600	$32,800
Less: Total stock-based employee compensation expense determined under the fair value method for awards issued prior to January 1, 2003, net of related tax effects	(500)	(1,000)	(700)

Pro forma (loss) earnings from continuing operations	$(61,400)	$42,600	$32,100

Net earnings (loss), as reported	$(61,900)	$62,500	$8,000
Less: Total stock-based employee compensation expense determined under the fair value method for awards issued prior to January 1, 2003, net of related tax effects	(600)	(1,200)	(1,000)

Pro forma net (loss) earnings	$(62,500)	$61,300	$7,000

Commitments and Contingencies

      The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Costs accrued are estimated based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes (see Note 9).

Comprehensive Income (Loss)

      Comprehensive income (loss) includes net earnings and unrealized gains and losses from currency translation, marketable securities available for sale and minimum pension liability adjustments, net of tax attributes. The components of the Company’s comprehensive income (loss) and the effect on earnings for the periods presented are detailed in the accompanying consolidated statement of stockholders’ investment.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The balances of each classification, net of tax attributes, within accumulated other comprehensive loss as of the periods presented are as follows:

		Unrealized		Total
		Gains	Minimum	Accumulated
	Foreign	(Losses) on	Pension	Other
	Currency	Marketable	Liability	Comprehensive
	Translation	Securities	Adjustment	Loss

	(Amounts in thousands)
Balance December 31, 2000	$(12,051)	$19	$(7,335)	$(19,367)
Change during the period	(4,444)	(91)	(15,823)	(20,358)

Balance December 31, 2001	(16,495)	(72)	(23,158)	(39,725)
Change during the period	5,250	(306)	(22,701)	(17,757)

Balance December 31, 2002	(11,245)	(378)	(45,859)	(57,482)
Change during the period	1,096	—	18,398	19,494

Balance January 9, 2003	(10,149)	(378)	(27,461)	(37,988)
Effect of the Recapitalization	10,149	378	27,461	37,988
Change during the period	19,501	—	(64)	19,437

Balance December 31, 2003	$19,501	$—	$(64)	$19,437

Foreign Currency Translation

      The financial statements of subsidiaries outside the United States are generally measured using the foreign subsidiaries’ local currency as the functional currency. The Company translates the assets and liabilities of its foreign subsidiaries at the exchange rates in effect at year-end. Net sales and expenses are translated using average exchange rates in effect during the year. Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive loss included in stockholders’ investment in the accompanying consolidated balance sheet. Transaction gains and losses are recorded in selling, general and administrative expense and have not been material during any of the periods from January 10, 2003 to December 31, 2003 and January 1, 2003 to January 9, 2003 and during any of the years ending December 31, 2002 and 2001.

Derivative Instruments and Hedging Activities

      The Company accounts for derivative instruments and hedging activities in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, amended in 1999 by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of SFAS No. 133 — Amendment of SFAS No. 133” and amended in June 2000 by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities — an amendment to SFAS No. 133” (combined “SFAS No. 133”). SFAS No. 133 requires that every derivative instrument (including certain derivative instruments embedded in other contracts) issued, acquired, or substantially modified after December 31, 1997 be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

Other New Accounting Pronouncements

      SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No. 143”) addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 with early adoption permitted. The Company adopted SFAS No. 143 on January 1, 2003. Adoption of this accounting standard was not material to the Company’s consolidated financial statements.

      SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” (“SFAS No. 145”), was issued in April 2002 and addresses the reporting of gains and losses resulting from the extinguishment of debt, accounting for sale-leaseback transactions and rescinds or amends other existing authoritative pronouncements. SFAS No. 145 requires that any gain or loss on extinguishment of debt that does not meet the criteria of APB 30 for classification as an extraordinary item shall not be classified as extraordinary and shall be included in earnings from continuing operations. The Company adopted SFAS No. 145 on January 1, 2003. Adoption of this accounting standard was not material to the results presented in the consolidated financial statements but did require reclassification of the Company’s $5,500,000 pre tax extraordinary loss recorded in 2001 to earnings from continuing operations.

      Effective January 1, 2003, the Company adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”), which addresses the accounting and reporting for costs associated with exit or disposal activities, nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”) and substantially nullifies EITF Issue No. 88-10, “Costs Associated with Lease Modification or Termination” (“EITF 88-10”). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material effect on the Company’s consolidated financial statements (see Note 13).

      In November 2002, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). Along with new disclosure requirements, FIN 45 requires guarantors to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. This differs from the prior practice to record a liability only when a loss is probable and reasonably estimable. The recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted the disclosure provisions of FIN 45 as of December 31, 2002 and adopted the entire interpretation on January 1, 2003. The adoption of FIN 45 on January 1, 2003 was not material to the Company’s consolidated financial statements.

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

requirements on FIN 46 apply to the Company immediately for all variable interest entities created after December 31, 2003 and begin on January 1, 2005 for all variable interest entities created prior to January 1, 2004. The adoption of FIN 46 is not expected to have an impact on the Company’s consolidated financial statements.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”), which clarifies the financial accounting and reporting proscribed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) for derivative instruments, including certain derivative instruments embedded in other contracts. Certain provisions of SFAS No. 149 related to implementation issues of SFAS No. 133 are already effective and other provisions related to forward purchases or sales are effective for both existing contracts and new contracts entered into after June 30, 2003. The Company has previously adopted SFAS No. 133, including the implementation issues addressed in SFAS No. 149, and the adoption of the new provisions of SFAS No. 149 on July 1, 2003 did not have an impact on the Company’s Consolidated Financial Statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”), which addresses the accounting and reporting for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for all existing financial instruments beginning in the first interim period after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2003. The Company adopted SFAS No. 150 on July 1, 2003. Adoption of this accounting standard did not have an impact on the Company’s consolidated financial statements.

      In December 2003, the FASB issued the revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (“SFAS No. 132”) to require additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The revised SFAS No. 132 provides only for additional disclosures and does not change the accounting for pension and postretirement plans. The Company has previously adopted SFAS No. 132 and has provided the required new disclosures of the revised SFAS No. 132 in Note 8.

2.     Recapitalization Transaction

      On January 8, 2003, at a special meeting of stockholders of the Company, the stockholders approved the following amendments to the certificate of incorporation (the “Stockholder Approval”), which were required in order to complete the Recapitalization:

•	A new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek Holdings was created consisting of 19,000,000 authorized shares.

•	At the time that the amendment to the certificate of incorporation became effective, each share of common stock, par value $1.00 per share and special common stock, par value $1.00 per share outstanding, was reclassified into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek Holdings consisting of 14,000,000 authorized shares.

•	Class B Common Stock was required to be immediately redeemed for $46 per share in cash upon completion of the Recapitalization.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

•	The authorized number of shares of Series B Preference Stock, par value $1.00 per share, was increased to 19,000,000 authorized shares.

      Following the Stockholder Approval, common stock and special common stock held by the Management Investors were exchanged for an equal number of newly created shares of Series B Preference Stock. In addition, certain options to purchase shares of common and special common stock held by the Management Investors were exchanged for fully vested options to purchase an equal number of shares of the newly created Class A Common Stock. The remaining outstanding options, including some held by Management Investors, were cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of the number of shares of common stock or special common stock underlying the option and the amount by which the redemption price of $46 per share exceeded the per share exercise price of the option.

      On January 9, 2003, in connection with the Recapitalization, Kelso purchased newly issued shares of Series B Preference Stock for approximately $355,923,000 and purchased shares of Series B Preference Stock held by the Management Investors for approximately $18,077,000. Newly issued Class A Common Stock of approximately $3,262,000 was purchased by designated third parties. Shares of Series B Preference Stock held by the Management Investors that were not purchased by Kelso were converted into an equal number of shares of Class A Common Stock. In addition, Nortek declared and distributed to the Company a dividend of approximately $120,000,000 and distributed approximately $27,900,000 for reimbursement of fees and expenses of Kelso, which were paid out of the Company’s unrestricted cash and cash equivalents on hand and were permissible under the most restrictive covenants with respect to the indentures of Nortek’s 8 7/8% Senior Notes due 2008, 9 1/4% Senior Notes due 2007, 9 1/8% Senior Notes due 2007 and 9 7/8% Senior Subordinated Notes due 2011 (the “Existing Notes”).

      The Company used the proceeds from the purchase by Kelso and designated third parties of the newly issued Series B Preference Stock and Class A Common Stock and the dividend from Nortek to redeem the Company’s Class B Common Stock and to cash out options to purchase common and special common stock totaling approximately $479,185,000. Kelso also purchased from certain Management Investors 392,978 shares of Series B Preference Stock for approximately $18,077,000.

      In connection with the Recapitalization, K Holdings received a bridge financing letter from a lender for a senior unsecured term loan facility not to exceed $955,000,000 (the “Bridge Facility”). The Bridge Facility was intended to be used to fund, if necessary, any change in control offers Nortek might have made in connection with the Recapitalization. Nortek did not use this Bridge Facility because the structure of the Recapitalization did not require Nortek to make any change of control offers. The commitment letter expired on January 31, 2003. As a result, the Company’s consolidated interest expense for the period from January 10, 2003 to December 31, 2003 includes approximately $4,100,000 of interest expense from the amortization of the Bridge Facility commitment fees and related expenses.

      In January 2003, the Company filed for the deregistration of its shares of common and special common stock under the Securities Exchange Act of 1934. The Company’s shares of common and special common stock are no longer publicly traded. The Company will continue to file periodic reports with the SEC as required by the respective indentures of Nortek’s Existing Notes.

      Under the terms of one of Nortek’s supplemental executive retirement plans (“SERP”), Nortek was required to make one-time cash payments to participants in such plan in satisfaction of obligations under that plan when the Recapitalization was completed. Accordingly, Nortek made a distribution of approximately $75,100,000 to the participants in the plan from funds included in the Company’s Consolidated Balance Sheet at December 31, 2002 and classified in long-term assets in restricted investments and marketable securities held by pension trusts and transferred to one of the participants a

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

life insurance policy with approximately $10,300,000 of cash surrender value to satisfy a portion of the SERP’s obligation to such participant’s obligation upon the Stockholder Approval. The termination and settlement of the obligation of this SERP resulted in a curtailment loss on January 9, 2003 (see Notes 8 and 14).

      The total amount of transaction fees and related costs incurred by Nortek and Kelso associated with the Recapitalization was approximately $47,300,000, including the $27,900,000 noted above, of which approximately $10,500,000 of advisory fees and expenses was paid to Kelso & Company L.P. A portion of these fees and expenses was recorded by Nortek in selling, general and administrative expense, since they were obligations of Nortek prior to the Recapitalization. Approximately $12,800,000 was recorded as expense on January 9, 2003 since these fees and expenses became obligations of Nortek upon consummation of the Recapitalization (see Note 14). Approximately $6,600,000 of expense was previously recorded by Nortek in the year ended December 31, 2002.

      The following reflects the unaudited pro forma effect of the Recapitalization on continuing operations for the period from January 1, 2003 to January 9, 2003 and the year ended December 31, 2002:

	Pro Forma	Pro Forma
	for the Period	for the
	Jan. 1, 2003 -	Year Ended
	Jan. 9, 2003	Dec. 31, 2002

	(Amounts in thousands)
Net sales	$25,000	$1,384,100
Operating earnings	$300	$123,100
Net earnings (loss)	$(3,400)	$46,100

      The unaudited pro forma condensed consolidated summary of operations for the period from January 1, 2003 to January 9, 2003 presented above has been prepared by adjusting historical amounts for the period to give effect to the Recapitalization as if it had occurred on January 1, 2003. The pro forma adjustments to the historical results of operations for the period from January 1, 2003 to January 9, 2003 include the pro forma impact of the Pushdown Accounting for such period and the elimination of approximately $83,000,000 of expenses and charges of the Recapitalization recorded during such period as the unaudited pro forma condensed consolidated summary of operations assumes that the Recapitalization occurred on January 1, 2003 (see Note 1). The unaudited pro forma condensed consolidated summary of operations for the year ended December 31, 2002 presented above has been prepared by adjusting historical amounts for the year to give effect to the Recapitalization as if it occurred January 1, 2002.

3.     Acquisitions

      Acquisitions are accounted for as purchases and, accordingly, have been included in the Company’s consolidated results of operations since the acquisition date. Purchase price allocations are subject to refinement until all pertinent information regarding the acquisitions is obtained (see Note 2).

      On January 17, 2003, the Company acquired Elan Home Systems L.L.C. (“Elan”), a manufacturer and seller of consumer electronic equipment that controls whole-house entertainment, communication and automation systems for new residential construction and retrofit markets. For the year ended December 31, 2002, Elan reported net sales of approximately $21,300,000 (unaudited).

      On July 11, 2003, the Company acquired SpeakerCraft, Inc. (“SPC”), a leading designer and supplier of architectural loudspeakers and audio products used in residential custom applications. For the year ended December 31, 2002, SPC reported net sales of approximately $34,800,000 (unaudited).

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Pro forma results related to the acquisitions of Elan and SPC have not been presented as the effect is not material. Operating earnings and depreciation and amortization expense for these acquisitions from January 1, 2003 to the date of their acquisition were approximately $4,600,000 (unaudited) and $200,000 (unaudited), respectively.

      On June 15, 2001, the Company acquired Senior Air Systems (“SAS”) from a wholly-owned subsidiary of Senior Plc. The acquired company is located in Stoke-on-Trent, England and manufactures and sells air conditioning equipment.

4.     Cash Flows

      Interest paid was $91,991,000, $95,352,000 and $102,406,000 for the period from January 10, 2003 to December 31, 2003 and the years ended December 31, 2002 and 2001, respectively. There was no interest paid for the period from January 1, 2003 to January 9, 2003.

      The fair value of the assets of the businesses acquired was approximately $95,000,000 and $1,950,000 in the period from January 10, 2003 to December 31, 2003 and the year ended December 31, 2001, respectively. Liabilities assumed or created from businesses acquired were approximately $17,184,000 and $50,000 in the period from January 10, 2003 to December 31, 2003 and the year ended December 31, 2001, respectively. Net cash paid for acquisitions was approximately $76,000,000 and $1,900,000 in the period from January 10, 2003 to December 31, 2003 and the year ended December 31, 2001, respectively. The Company had no acquisitions during the period from January 1, 2003 to January 9, 2003 or in 2002.

      Significant non-cash financing and investing activities excluded from the accompanying consolidated statement of cash flows include capitalized lease additions of approximately $7,589,000 in the period from January 10, 2003 to December 31, 2003 and a decline of approximately $306,000 and $91,000 in the fair market value of marketable securities available for sale for the years ended December 31, 2002 and 2001, respectively. There were no declines in the fair market value of marketable securities available for sale for the periods from January 10, 2003 to December 31, 2003 and from January 1, 2003 to January 9, 2003.

5.     Income Taxes

      The following is a summary of the components of earnings (loss) from continuing operations before provision (benefit) for income taxes:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Domestic	$87,900	$(82,300)	$54,250	$48,300
Foreign	15,400	(400)	18,850	12,300

	$103,300	$(82,700)	$73,100	$60,600

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The following is a summary of the provision (benefit) for income taxes from continuing operations included in the accompanying consolidated statement of operations:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Federal income taxes
Current	$34,100	$(27,800)	$21,500	$23,000
Deferred	(4,800)	5,900	(200)	(2,800)

	29,300	(21,900)	21,300	20,200
Foreign	8,700	100	6,800	6,800
State	3,300	—	1,400	800

	$41,300	$(21,800)	$29,500	$27,800

      Income tax payments, net of refunds, were approximately $11,690,000, $281,000, $49,879,000 and $4,500,000 in the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and for the years ended December 31, 2002 and 2001, respectively.

      Income tax benefits of approximately $14,600,000 related to a cash distribution of approximately $41,600,000 to option holders of Rollover Options in the period from January 10, 2003 to December 31, 2003 and were reflected as a reduction of goodwill. Income tax benefits of approximately $1,710,000, related to the settlement of certain stock options, were reflected as an equity adjustment to additional paid-in-capital in the period from January 1, 2003 to January 9, 2003.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The table that follows reconciles the federal statutory income tax rate of continuing operations to the effective tax rate of such earnings of approximately 40.0%, 26.4%, 40.4% and 45.9% in the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and for the years ended December 31, 2002 and 2001, respectively.

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Income tax provision (benefit) from continuing operations at the federal statutory rate	$36,155	$(28,945)	$25,585	$21,210
Net change from statutory rate:
Amortization of goodwill not deductible for income tax purposes	—	—	—	2,991
State income tax provision, net of federal income tax effect	2,145	—	910	520
Non-deductible expenses, net	(311)	4,888	2,113	1,069
Tax effect resulting from foreign activities	3,286	242	545	1,256
Other, net	25	2,015	347	754

	$41,300	$(21,800)	$29,500	$27,800

Effective tax rate %:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

Income tax provision (benefit) from continuing operations at the federal statutory rate	35.0%	(35.0)%	35.0%	35.0%
Net change from statutory rate:
Amortization of goodwill not deductible for income tax purposes	—	—	—	4.9
State income tax provision, net of federal income tax effect	2.1	—	1.2	0.9
Non-deductible expenses, net	(0.3)	5.9	2.9	1.8
Tax effect resulting from foreign activities	3.2	0.3	0.7	2.1
Other, net	—	2.4	0.6	1.2

	40.0%	(26.4)%	40.4%	45.9%

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The tax effect of temporary differences which give rise to significant portions of deferred income tax assets and liabilities for continuing operations as of December 31, 2003 and December 31, 2002 are as follows:

	December 31,

	2003	2002

	(Amounts in thousands)
Prepaid Income Tax Assets (classified current)
Arising From:
Accounts receivable	$1,616	$1,738
Inventories	(1,709)	400
Insurance reserves	6,525	6,430
Warranty accruals	4,239	4,287
Other reserves and assets, net	7,155	3,109

	$17,826	$15,964

Deferred Income Tax Assets (Liabilities)
(classified non-current)
Arising From:
Property and equipment, net	$(33,591)	$(22,544)
Intangible assets, net	(32,127)	(13,890)
Pension and other benefit accruals	18,312	40,046
Insurance reserves	6,073	4,415
Warranty accruals	5,006	4,148
Capital loss carryforward/net loss carryforward	3,174	3,549
Valuation allowances	(5,411)	(2,904)
Deferred debt expense/debt premium	11,822	—
Other reserves and assets, net	5,281	(2,938)

	$(21,461)	$9,882

      The Company has established valuation allowances related to certain reserves and foreign net operating loss carry-forwards. The Company has not provided United States income taxes or foreign withholding taxes on un-remitted foreign earnings, with the exception of its Hong Kong subsidiary, as they are considered permanently invested. In the fourth quarter of 2002, cumulative earnings of the Company’s Hong Kong subsidiary were permanently invested which resulted in a reduction in the tax provision of approximately $2,000,000 for previously provided United States income taxes no longer required. In addition, the Company has approximately $8,500,000 of foreign net operating loss carry-forwards that if utilized would offset future foreign tax payments.

      Included in the valuation allowances of $5,411,000 at December 31, 2003 are valuation allowances of approximately $3,963,000 which will reduce goodwill in the future should the tax assets they relate to be realized, as these tax assets existed at the date of the Recapitalization.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

6.     Notes, Mortgage Notes and Obligations Payable

      Short-term bank obligations for continuing operations at December 31, 2003 and 2002 consist of the following:

	December 31,

	2003	2002

	(Amounts in
	thousands)
Secured lines of credit and bank advances of the Company’s European subsidiaries	$8,120	$3,338

      These short-term bank obligations are secured by approximately $34,165,000 of accounts receivable, inventory and other assets, and have a weighted average interest rate of approximately 2.52% at December 31, 2003.

      Notes, mortgage notes and obligations payable for continuing operations, included in the accompanying consolidated balance sheet at December 31, 2003 and 2002, consist of the following:

	December 31,

	2003	2002

	(Amounts in thousands)
8 7/8% Senior Notes due 2008 (“8 7/8% Notes”), including unamortized premium of $2,698,000 and net of original issue discount of $501,000	$212,698	$209,499
9 1/4% Senior Notes due 2007 (“9 1/4% Notes”), including unamortized premium of $3,136,000 and net of original issue discount of $541,000	178,136	174,459
9 1/8% Senior Notes due 2007 (“9 1/8% Notes”), including unamortized premium of $4,456,000 and net of original issue discount of $1,450,000	314,456	308,550
9 7/8% Senior Subordinated Notes due 2011 (“9 7/8% Notes”), including unamortized premium of $577,000 and net of original issue discount of $2,461,000	250,577	247,539
10% Senior Discount Notes due 2011 (“Senior Discount Notes”), net of unamortized discount of $162,084,000	352,916	—
Senior Secured Credit Facility	—	—
Mortgage notes payable	1,647	2,122
Other	21,425	13,885

	1,331,855	956,054
Less amounts included in current liabilities	7,229	2,208

	$1,324,626	$953,846

      On November 24, 2003, the Company completed the sale of $515,000,000 aggregate principal amount at maturity ($349,400,000 gross proceeds) of its 10% Senior Discount Notes due May 15, 2011 (“Senior Discount Notes”). The Notes, which are structurally subordinate to all debt and liabilities of the Company’s subsidiaries, were issued and sold in a private Rule 144A offering to institutional investors. The net proceeds of the offering were used to pay a dividend of approximately $298,474,000 to holders of the Company’s capital stock and approximately $41,000,000 of these proceeds were used by the Company to purchase additional capital stock of Nortek. Nortek used these proceeds to fund the majority of a cash distribution of approximately $41,600,000 to option holders of the Rollover Options in the fourth quarter of 2003 (see Note 1). The accreted value of the 10% Senior Discount Notes will increase from the date of

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

issuance at a rate of 10% per annum compounded semi-annually such that the accreted value will equal the principal amount of $515,000,000 on November 15, 2007. No cash interest will accrue on the 10% Senior Discount Notes prior to November 15, 2007 and, thereafter, cash interest will accrue at 10% per annum payable semi-annually in arrears on May 15 and November 15 of each year. The Senior Discount Notes are unsecured obligations of the Company, which mature on May 15, 2011, and may be redeemed in whole or in part at the redemption prices as defined in the indenture governing the Senior Discount Notes (the “Indenture”). The Indenture contains covenants that limit the Company’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Senior Discount Notes require the Company to register notes having substantially identical terms (the “Holdings Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Holdings Exchange Notes for the Senior Discount Notes (the “Holdings Exchange”). In the event the Company does not complete the Holdings Exchange in accordance with the timing requirements outlined in the Indenture, the Company may be required to pay a higher interest rate. The Company expects to complete the Holdings Exchange within the required time period. Under certain limited circumstances, Nortek may be required in the future to guarantee the Senior Discount Notes on a senior subordinated basis. This requirement will not apply if the terms of any of Nortek’s senior indebtedness restricts the issuance of such guarantee. Nortek’s Senior Secured Credit Facility does not permit such a guarantee. In addition the issuance of such a guarantee by Nortek would constitute a restricted payment under the terms of Nortek’s indentures.

      Nortek has a $175,000,000 Senior Secured Credit Facility, as amended, (the “Senior Secured Credit Facility”), which is syndicated among several banks. The Senior Secured Credit Facility is secured by substantially all of Nortek’s accounts receivable and inventory, as well as certain intellectual property rights, and, as amended, permits borrowings up to the lesser of $175,000,000 or the total of 85% of eligible accounts receivable, as defined, and 50% of eligible inventory, as defined. The outstanding principal balances under the Senior Secured Credit Facility accrue interest at the Company’s option at either LIBOR plus a margin ranging from 2.0% to 2.5% or the banks’ prime rate plus a margin ranging from 0.5% to 1.0% depending upon the excess available borrowing base, as defined, and the timing of the borrowing as the margin rates will be adjusted quarterly. In addition, Nortek pays an unused line fee of between 0.375% and 0.5% on the excess available borrowing capacity, as defined. The Senior Secured Credit Facility includes customary limitations and covenants, but does not require Nortek to maintain any financial covenant unless the excess available borrowing base, as defined, is less than $30,000,000 in which case Nortek would be required to maintain, on a trailing four quarter basis, a minimum level of $155,000,000 of earnings before interest, taxes, depreciation and amortization, as defined. At December 31, 2003 there were no outstanding borrowings under the Senior Secured Credit Facility.

      The indentures and other agreements governing Nortek’s and its subsidiaries’ indebtedness (including the indentures for the 8 7/8% Notes, the 9 1/8% Notes and the 9 1/4% Notes (collectively, the “Senior Notes”), the 9 7/8% Notes, the Senior Secured Credit Facility, the Company’s Senior Discount Notes and in 2004, Nortek’s Senior Floating Rate Notes) contain restrictive financial and operating covenants including covenants that restrict, among other things, the payment of cash dividends, repurchase of the Company’s capital stock and the making of certain other restricted payments, the incurrence of additional indebtedness, the making of certain investments, mergers, consolidations and sale of assets (all as defined in the indentures and other agreements). Upon certain asset sales (as defined in the indentures), the Company will be required to offer to purchase, at 100% principal amount plus accrued interest to the date of purchase, Senior Notes in a principal amount equal to any net cash proceeds (as defined in the indentures) that are not invested in properties and assets used primarily in the same or related business to those owned and operated by the Company at the issue date of the Senior Notes or at the date of such

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

asset sale and such net cash proceeds were not applied to permanently reduce Senior Indebtedness (as defined in the indentures).

      At March 26, 2004, approximately $34,300,000 was available for the payment of cash dividends, stock purchases or other restricted payments by the Company as defined under the terms of the Company’s most restrictive indenture based on the redemption and refinancing of certain of the Nortek’s Notes (see Notes 7 and 16). Restricted payments to Holdings from Nortek are limited by the amount of cash available for payment under the terms of Nortek’s most restrictive indenture which was approximately $91,100,000 at March 26, 2004.

      Mortgage notes payable of approximately $1,647,000 outstanding at December 31, 2003 include various mortgage notes and other related indebtedness payable in installments through 2009. These notes bear interest at rates ranging from approximately 3.25% to 6.25% and are collateralized by property and equipment with an aggregate net book value of approximately $6,847,000 at December 31, 2003.

      Other obligations of approximately $21,425,000 outstanding at December 31, 2003 include borrowings relating to equipment purchases, notes payable issued for acquisitions and other borrowings bearing interest at rates primarily ranging 3.25% to 10.5% and maturing at various dates through 2018. Approximately $13,700,000 of such indebtedness is collateralized by property and equipment with an aggregate net book value of approximately $14,039,000 at December 31, 2003.

      The table that follows is a summary of maturities of all of the Company’s debt obligations, excluding unamortized debt premium of approximately $10,867,000 and the remaining approximately $162,084,000 to be accreted on the Senior Discount Notes, due after December 31, 2004:

2005	$2,745,000
2006	1,331,000
2007	485,873,000
2008	210,934,000
Thereafter	774,960,000

      As of December 31, 2003, approximately $6,900,000 of letters of credit had been issued as additional security for certain of the Company’s insurance programs.

      A substantial portion of Nortek’s fixed rate debt was called for redemption or refinanced with variable rate debt in the first quarter of 2004. The above table of maturities does not reflect the effect of these subsequent events (see Note 16).

7.	Common Stock, Special Common Stock, Preference Stock, Stock Options and Deferred Compensation

      In connection with the Holdings Reorganization on November 20, 2002, Nortek became a wholly-owned subsidiary of the Company as each outstanding share of capital stock of Nortek was converted into an identical share of capital stock of the Company with the Company receiving 100 shares of Nortek’s common stock. As a result of the Holdings Reorganization, Nortek’s previously outstanding common stock and treasury stock balances were reclassified to additional paid-in capital to reflect the Company’s new capital structure as shown in the accompanying consolidated statement of stockholders’ investment for the year ended December 31, 2002.

      On January 9, 2003, Nortek declared and distributed to the Company a cash dividend of approximately $120,000,000 and distributed approximately $27,900,000 for reimbursement of fees and expenses of Kelso as contemplated by the Recapitalization (see Note 2).

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Prior to the Holdings Reorganization, each share of Nortek’s special common stock had 10 votes on all matters submitted to a stockholder vote, except that the holders of common stock, voting separately as a class, had the right to elect 25% of the directors to be elected at a meeting, with the remaining 75% being elected by the combined vote of both classes. Shares of Nortek’s special common stock were generally non-transferable, but were freely convertible on a share-for-share basis into shares of Nortek’s common stock.

      Prior to the Holdings Reorganization, Nortek had a shareholder rights plan which expired March 31, 2006. Each shareholder right entitled shareholders to buy 1/100 of a share of a new series of preference stock of Nortek at an exercise price of $72 per share, subject to adjustments for stock dividends, splits and similar events. The rights, which were never exercisable, were attached to each share of Nortek’s common stock. The Company assumed the shareholder rights plan in connection with the Holdings Reorganization.

      Prior to the Holdings Reorganization, Nortek had several Equity and Cash Incentive Plans, which provided for the granting of options and other awards to certain officers, employees and non-employee directors of Nortek. Nortek also had a cash incentive program for certain key employees under the 1999 Equity and Cash Incentive Plan and the 1999 Equity Performance Plan based on the performance of Nortek’s stock price. During 2002, approximately $4,400,000 was paid to the participants in the plan under this cash incentive program and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2002. No amounts were required to be paid under the cash incentive program in prior years. Options that were granted under the Equity and Cash Incentive Plans vested over periods ranging up to five years and expired ten years from the date of grant. As of the date of the Holdings Reorganization, the Company assumed and was assigned each of the plans and Nortek no longer has any stock-based compensation programs for the granting of options or other awards. Certain officers, employees, consultants and directors of Nortek and its subsidiaries, however, are recipients of stock option awards in the stock of the Company. See Note 1, Summary of Significant Accounting Policies, for a further discussion related to stock options.

      As of December 31, 2002, the Company had 40,000,000 authorized shares of common stock with 10,502,627 shares issued and outstanding and 5,000,000 authorized shares of special common stock with 501,224 shares issued and outstanding. In connection with the Holdings Reorganization, Nortek retired all treasury shares held by Nortek, which consisted of 8,377,968 shares of common stock and 290,136 shares of special common stock. The retirement of Nortek’s treasury shares was recorded as a reduction to Nortek’s common stock and special common stock for the par value of the retired shares with the remaining balance recorded as a reduction to additional paid-in capital. The net outstanding Nortek shares of common and special common stock, after the retirement of the respective treasury shares, were then converted to an equal number of outstanding shares of Holdings’ common and special common stock as of the date of the Holdings Reorganization. The impact of the retirement of Nortek’s treasury shares and the conversion of Nortek common and special common stock to Holdings common and special common stock is included in the accompanying consolidated statement of stockholders’ investment for the year ended December 31, 2002.

      The Company’s Preference Stock is convertible at any time subsequent to January 9, 2004 into one full share of Class A Common Stock. Upon occurrence of certain events, the preference stock can automatically be converted into Class A Common Stock. The preference stock does not provide for distributions to shareholders and has a liquidation preference of $0.01 per share. In addition to the election of directors, the Preference Stock has the following rights with the consent of at least the majority of the outstanding shares; i) amend the certificate of incorporation of Nortek to modify the powers, preferences or special rights of the holders of the Series B Preference Stock, ii) authorize or issue any series of capital stock ranking senior to or on parity with the Series B Preference Stock as to either payments of dividends

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

or rights on liquidation, iii) material transactions in excess of $50,000,000, iv) incurrence of indebtedness outside the ordinary course of business, v) certain capital expenditures, vi) agreements and arrangements with members of senior management of Nortek, vii) creation, issuance, grant, delivery or sale of equity securities, including warrants and options, other than under the 2002 Stock Option Plan and other agreements and arrangements in existence on or prior to the date of the completion of the Recapitalization, viii) legal settlements in excess of $25,000,000 and ix) any other significant matters involving the Company.

8.	Pension, Profit Sharing and Other Post Retirement Benefits

      The Company and its subsidiaries have various pension, supplemental retirement plans for certain officers, profit sharing and other post retirement benefit plans requiring contributions to qualified trusts and union administered funds.

      Pension and profit sharing expense charged to operations aggregated approximately $14,400,000 for the period from January 10, 2003 to December 31, 2003, $950,000 for the period from January 1, 2003 to January 9, 2003, $19,300,000 in 2002 and $14,900,000 in 2001. The Company’s policy is to generally fund currently the maximum allowable annual contribution of its various qualified defined benefit plans. In 2004, the Company expects to contribute approximately $7,600,000 to its defined benefit pension plans.

      The Company uses a September 30 measurement date for its plans. The table that follows provides a reconciliation of benefit obligations, plan assets and funded status of the plans in the accompanying consolidated balance sheet at December 31, 2003 and 2002:

	Pension Benefits

	2003	2002

	(Amounts in thousands)
Change in benefit obligation:
Benefit obligation at October 1	$238,910	$187,478
Service cost	2,035	2,833
Interest cost	9,655	12,399
Plan participant contributions	342	446
Amendments	690	302
Actuarial loss due to exchange rate	2,930	2,491
Actuarial (gain) loss excluding assumption changes	(2,460)	30,822
Actuarial loss due to assumption changes	2,692	15,703
Actuarial loss due to Recapitalization	1,548	—
Benefits and expenses paid	(94,643)	(13,564)

Benefit obligation at September 30	$161,699	$238,910

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

	Pension Benefits

	2003	2002

	(Amounts in thousands)
Change in plan assets:
Fair value of plan assets at October 1,	$96,930	$104,583
Actual return (loss) on plan assets	15,385	(3,624)
Actuarial gain due to exchange rate	1,867	1,676
Employer contribution	88,671	7,413
Plan participant contributions	342	446
Benefits and expenses paid	(94,643)	(13,564)

Fair value of plan assets at September 30	$108,552	$96,930

Funded status and statement of financial position:
Fair value of plan assets at September 30	$108,552	$96,930
Benefit obligation at September 30	(161,699)	(238,910)

Funded status	(53,147)	(141,980)
Amount contributed during fourth quarter	390	66
Unrecognized actuarial (gain) loss	(3,502)	88,645
Unrecognized prior service cost	378	22,914

Accrued benefit cost	$(55,881)	$(30,355)

Amount recognized in the statement of financial position consists of:
Accrued benefit liabilities	$(55,952)	$(111,531)
Intangible pension asset	—	15,981
Accumulated other comprehensive loss before tax benefit	71	65,195

Accrued benefit cost	$(55,881)	$(30,355)

      The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were approximately $161,699,000, $155,004,000 and $108,552,000, respectively, as of December 31, 2003 and $238,910,000, $208,470,000 and $96,930,000, respectively, as of December 31, 2002.

      As a result of the Recapitalization, purchase accounting adjustments were made for all defined benefit plans as of the January 9, 2003 transaction date. The purchase accounting adjustments reflect the immediate recognition of all unrecognized actuarial losses and unrecognized prior service costs as well as the reversal of the accumulated other comprehensive loss before tax benefit and the intangible pension asset. The actuarial loss excluding assumption changes decreased approximately $33,282,000 between December 31, 2002 and December 31, 2003 primarily due to the termination of one of Nortek’s supplemental executive retirement plans as part of the Recapitalization as discussed below.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Plan assets primarily consist of cash and cash equivalents, common stock (including 283,063 shares of the Company’s common stock and special common stock with a fair market value of approximately $12,248,000 at September 30, 2002. There were no shares of the Company’s common stock held in plan assets at September 30, 2003.), U.S. Government securities, corporate debt and mutual funds, as well as other investments, and include certain commingled funds. At December 31, 2003 and 2002, the Company has recorded as long-term restricted investments and marketable securities held by pension trusts (including related party amounts), in the accompanying consolidated balance sheet, approximately $1,123,000 and $76,500,000, respectively, which have been contributed to trusts. These assets are not included in the amount of fair value of plan assets at December 31, 2003 and 2002 but are available to fund certain of the benefit obligations included in the table above relating to certain supplemental retirement plans, and in the period from January 1, 2003 to January 9, 2003 were used to fund the payment required upon the termination of one of Nortek’s supplemental executive retirement plans, and were the primary reason for the increase in employer contributions and benefits paid in the above table. Under the terms of one of Nortek’s supplemental executive retirement plans, Nortek was required to make one-time distributions to participants in such plan in satisfaction of obligations under that plan upon a change of control, as defined. Accordingly, upon completion of the Recapitalization, this plan was terminated and Nortek made distributions of approximately $75,100,000 to the participants in the plan and transferred to one of the participants a life insurance policy with approximately $10,300,000 of cash surrender value to satisfy a portion of such participant’s obligation. Assets of the related pension trust were used to pay the amounts due to plan participants, and these amounts are included in benefits and expenses paid and employer contributions in the above table. As a result of this plan termination and settlement of participant benefit obligations, the Company recorded in January 2003 a curtailment loss of approximately $65,800,000. During 2001 and 2000, this pension trust loaned funds to certain officers of the Company who had fully vested retirement benefits in such plans. At December 31, 2002, approximately $34,622,000 of notes receivable from these officers are included in restricted investments and marketable securities held by pension trusts in the Company’s accompanying consolidated balance sheet. The notes receivable from these officers were repaid in full on January 9, 2003 in connection with the Recapitalization.

      The weighted average rate assumptions used in determining pension, supplemental retirement plans and post retirement costs and the projected benefit obligation are as follows:

	For the Periods

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

Discount rate for projected benefit obligation	6.00%	6.25%	6.25%	7.00%
Discount rate for pension costs	6.25%	6.25%	7.00%	7.75%
Expected long-term average return on plan assets	7.75%	7.75%	8.50%	8.50%
Rate of compensation increase	5.00%	5.00%	5.00%	5.00%

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The Company’s net periodic benefit cost for its defined benefit plans for the periods presented consist of the following components:

	For the Periods

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Service cost	$1,955	$80	$2,833	$2,294
Interest cost	9,270	385	12,399	11,621
Expected return on plan assets	(7,438)	(184)	(8,531)	(10,046)
Amortization of prior service cost	210	70	2,860	1,419
Recognized actuarial loss	29	210	1,828	1,471
Curtailment loss	123	65,766	—	1,921

Net periodic benefit cost	$4,149	$66,327	$11,389	$8,680

      The Company’s pension plan weighted-average asset allocations at December 31, 2003 and 2002, by asset category are as follows:

	Plan Assets at
	December 31,

Asset Category	2003	2002

Cash and cash equivalents	3.4%	4.4%
Equity securities	56.9	64.9
Fixed income securities	39.2	30.2
Other	0.5	0.5

	100.0%	100.0%

      The Company’s domestic qualified defined benefit plans’ assets are invested to maximize returns without undue exposure to risk. The investment objectives are also to produce a total return exceeding the median of a universe of portfolios with similar average asset allocation and investment style objectives, and to earn a return, net of fees, greater or equal to the long-term rate of return used by the Company in determining pension expense.

      Risk is controlled by maintaining a portfolio of assets that is diversified across a variety of asset classes, investment styles and investment managers. The plans’ asset allocation policies are consistent with the established investment objectives and risk tolerances. The asset allocation policies are developed by examining the historical relationships of risk and return among asset classes, and are designed to provide the highest probability of meeting or exceeding the return objectives at the lowest possible risk. For 2004, the target allocation is 57% for equity securities, 41% for fixed income securities and 2% for cash.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The table that follows provides a reconciliation of the benefit obligations, plan assets and funded status of the Company’s post retirement health benefit plans included in the accompanying consolidated balance sheet at December 31, 2003 and 2002:

	Non-Pension
	Post Retirement
	Health Benefits

	2003	2002

	(Amounts in
	thousands)
Change in benefit obligation:
Benefit obligation at October 1,	$40,174	$26,257
Service cost	994	352
Interest cost	2,237	2,148
Plan participant contributions	134	129
Amendments	(1,857)	2,686
Actuarial loss excluding assumption changes	(3,068)	3,735
Actuarial loss due to assumption changes	4,520	6,417
Actuarial gain due to Recapitalization	(33)	—
Benefits and expenses paid	(1,609)	(1,550)

Benefit obligation at September 30,	$41,492	$40,174

Change in plan assets:
Fair value of plan assets at October 1,	$—	$—
Employer contribution	1,474	1,421
Plan participant contributions	135	129
Benefits and expenses paid	(1,609)	(1,550)

Fair value of plan assets at September 30,	$—	$—

	Non-pension
	Post Retirement
	Health Benefits

	2003	2002

	(Amounts in thousands)
Funded status and statement of financial position:
Fair value of plan assets at September 30,	$—	$—
Benefit obligation at September 30,	(41,492)	(40,174)

Funded status	(41,492)	(40,174)
Amount contributed during fourth quarter	411	343
Unrecognized actuarial loss	3,888	18,607
Unrecognized prior service cost	—	2,633

Accrued benefit cost	$(37,193)	$(18,591)

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The Company’s net periodic benefit cost for its subsidiary’s Post Retirement Health Benefit Plan for the periods presented consists of the following components:

	For the Periods

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Service cost	$981	$13	$352	$285
Interest cost	2,175	62	2,148	1,509
Amortization of prior service cost	8	2	310	52
Recognized actuarial (gain) loss	(8)	35	760	149
Curtailment gain	—	(355)	—	—

Net periodic post retirement health benefit cost (income)	$3,156	$(243)	$3,570	$1,995

      For purposes of calculating the post retirement health benefit cost, a medical inflation rate of 12% was assumed for 2002. The rate was assumed to decrease gradually to an ultimate rate of 5.5% by 2010.

      Assumed health care cost trend rates have a significant effect on the amounts reported for the post retirement health benefit plan. A one-percentage-point change in assumed health care cost trend rate would have the following effect:

	Decrease Trend 1%	Increase Trend 1%

	(Amounts in thousands)
Effect on the total service and interest cost components	$(367)	$445
Effect on the post retirement benefit obligation	$(4,822)	$5,798

      On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”). The Act expanded Medicare to include, for the first time, coverage for prescription drugs. The Company sponsors a retiree medical program for certain of its locations and the Company expects that this legislation will eventually reduce the Company’s cost for the program. At this point, the Company’s investigation into its response to the legislation is preliminary, as we await guidance from various governmental and regulatory agencies concerning the requirements that must be met to obtain these cost reductions as well as the manner in which such savings should be measured. Because of various uncertainties related to the Company’s response to this legislation and the appropriate accounting methodology for this event, the Company has elected to defer financial recognition of this legislation until the FASB issues final accounting guidance. When issued, that final guidance could require the Company to change previously reported information. This deferral election is permitted under FASB Staff Position No. FAS 106-1.

9.     Commitments and Contingencies

      The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      At December 31, 2003, the Company and its subsidiaries are obligated under lease agreements for the rental of certain real estate and machinery and equipment used in its operations. Future minimum rental obligations related to continuing operations aggregate approximately $69,849,000 at December 31, 2003. The obligations are payable as follows:

Year Ended December 31,	Amount

2004	$12,018,000
2005	10,452,000
2006	8,674,000
2007	7,374,000
2008	4,928,000
Thereafter	26,403,000

      Certain of these lease agreements provide for increased payments based on changes in the consumer price index. Rental expense charged to continuing operations in the accompanying consolidated statement of operations was approximately $16,600,000, $400,000, $15,600,000 and $15,000,000 for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001, respectively. Under certain of these lease agreements, the Company or its subsidiaries are also obligated to pay insurance and taxes.

      Certain subsidiaries, which are classified as discontinued operations, have guaranteed approximately $27,700,000 of third party obligations relating to guarantees of rental payments through June 30, 2016 under a facility leased by SNE, which was sold on September 21, 2001. The Company has indemnified these guarantees in connection with the sale of Ply Gem on February 12, 2004 (see Note 10). The buyer of SNE has provided certain indemnifications and other rights to the subsidiary for any payments that it might be required to make pursuant to this guarantee. Should the buyer of SNE cease making payments then the Company may be required to make payments on its indemnification. The Company does not anticipate incurring any loss under this indemnification and accordingly has not recorded any liabilities at December 31, 2003 in the accompanying consolidated balance sheet in accordance with accounting principles generally accepted in the United States.

      The Company has guaranteed certain obligations of third parties of approximately $4,300,000 which relates to guarantees of the remaining principal and interest balances of mortgages of a third-party on certain buildings, one of which houses the Company’s corporate headquarters. These guarantees expire on December 31, 2020 and are payable in the event of non-payment of the mortgage. These guarantees are collateralized by the buildings to which the mortgages relate and any liability to the Company would first be reduced by the Company’s pro-rata share of proceeds received on the sale of the buildings. The Company does not anticipate incurring any loss under these guarantees and accordingly has not recorded any liabilities at December 31, 2003 in the accompanying consolidated balance sheet in accordance with accounting principles generally accepted in the United States.

      The Company has indemnified third parties for certain matters in a number of transactions involving dispositions of former subsidiaries. The Company has recorded liabilities in relation to these indemnifications of approximately $20,900,000 at December 31, 2003 and $27,100,000 at December 31, 2002. Approximately $18,200,000 and $24,200,000 of these liabilities are included in liabilities of discontinued operations at December 31, 2003 and 2002, respectively.

      The Company sells a number of products and offers a number of warranties including in some instances, extended warranties. The specific terms and conditions of these warranties vary depending on the product sold and country in which the product is sold. The Company estimates the costs that may be

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

incurred under its warranties, with the exception of extended warranties, and records a liability for such costs at the time of sale. Proceeds received from extended warranties are amortized over the life of the warranty and reviewed to ensure that the liability recorded is equal to or greater than estimated future costs. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company periodically assesses the adequacy of its recorded warranty claims and adjusts the amounts as necessary. Changes in the Company’s combined short-term and long-term warranty liabilities (see Note 12) during the periods presented are as follows:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002

	(Amounts in thousands)
Balance, beginning of period	$25,983	$26,007	$24,757
Warranties provided during period	16,259	234	12,375
Settlements made during period	(15,187)	(274)	(11,606)
Changes in liability estimate, including acquisitions	2,032	16	481

Balance, end of period	$29,087	$25,983	$26,007

      The Company is subject to other contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, product liability, warranty and modification, adjustment or replacement of component parts of units sold, which may include product recalls. Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned. The Company has used various substances in its products and manufacturing operations which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated.

      A former subsidiary of the Company is a defendant in a number of lawsuits alleging damage caused by alleged defects in certain pressure treated wood products. A subsidiary of the Company has indemnified the buyer of the former subsidiary for all known liabilities and future claims relating to such matters and retained the rights to all potential reimbursements related to insurance coverage. Many of the lawsuits have been resolved by dismissal or settlement with amounts being paid out of insurance proceeds or other recoveries. The Company and the former subsidiary continue to vigorously defend the remaining suits. Certain defense and indemnity costs are being paid out of insurance proceeds and proceeds from a settlement with suppliers of material used in the production of the treated wood products. The Company has recorded, within liabilities of discontinued operations, liabilities of approximately $6,602,000 at December 31, 2003 for the estimated costs to resolve these outstanding matters. The Company has also recorded, within assets of discontinued operations, receivables at December 31, 2003 of approximately $2,385,000 for the estimated recoveries which are deemed probable of collection related primarily to insurance litigation coverage claims. The Company has indemnified the buyer of Ply Gem for these liabilities in connection with the sale of Ply Gem on February 12, 2004 (see Note 10).

      While it is impossible to ascertain the ultimate legal and financial liability with respect to contingent liabilities, including lawsuits, the Company believes that the aggregate amount of such liabilities, if any, in

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

excess of amounts provided or covered by insurance, will not have a material adverse effect on the consolidated financial position or results of operations of the Company. It is possible, however, that future results of operations for any particular future period could be materially affected by changes in our assumptions or strategies related to these contingencies or changes out of the Company’s control.

10.     Discontinued Operations

      On February 12, 2004, the Company sold Ply Gem to an affiliate of Caxton-Iseman Capital, Inc. in a transaction valued at approximately $560,000,000, including debt assumed by the buyer and expects to record a net after-tax gain upon the sale of between approximately $60,000,000 and $70,000,000 in the first quarter of 2004. Ply Gem, through its operating subsidiaries, is a manufacturer and distributor of a range of products for use in the residential new construction, do-it-yourself and professional renovation markets, including vinyl siding, windows, patio doors, fencing, railing, decking and accessories. The results of operations of the operating subsidiaries of Ply Gem comprised the Company’s entire Windows, Doors and Siding Products (“WDS”) reporting segment and the corporate expenses of Ply Gem were previously included in Unallocated other, net in the Company’s segment reporting (see Note 11).

      On November 22, 2002, Ply Gem sold the capital stock of its subsidiary Richwood Building Products, Inc. (“Richwood”) for approximately $8,500,000 of net cash proceeds and recorded a pre-tax loss of approximately $3,000,000 in the fourth quarter of 2002. Prior to the sale of Ply Gem, the operating results of Richwood were previously included in WDS in the Company’s segment reporting. As required by SFAS No. 142, the Company allocated $4,200,000 of goodwill to Richwood in connection with the determination of the loss on sale based upon the relative fair value of Richwood to the total fair value of the WDS operating segment. The related goodwill amortization prior to January 1, 2002 and goodwill have been included in the results of discontinued operations and assets of discontinued operations, respectively, for all periods presented below, as required.

      On April 2, 2002, Ply Gem sold the capital stock of its subsidiary Hoover Treated Wood Products, Inc. (“Hoover”) for approximately $20,000,000 of net cash proceeds and recorded a pre-tax gain of approximately $5,400,000 in the second quarter of 2002. Prior to the sale of Ply Gem, the operating results of Hoover were previously included in Other in the Company’s segment reporting. Approximately $8,500,000 of the cash proceeds was used to pay down outstanding debt under the Company’s Ply Gem credit facility in the second quarter of 2002.

      On September 21, 2001, Ply Gem sold the capital stock of Peachtree Doors and Windows, Inc. (“Peachtree”) and SNE Enterprises, Inc. (“SNE”) for approximately $45,000,000 in cash, and recorded a pre-tax loss on the sale of approximately $34,000,000 in the third quarter of 2001, including the write off of approximately $11,700,000 of unamortized intangible assets. Prior to the sale of Ply Gem, Peachtree and SNE were previously part of WDS. A portion of the cash proceeds was used to pay down approximately $20,500,000 of outstanding debt under the Company’s Ply Gem credit facility.

      Interest allocated to discontinued operations, included in interest expense, net in the table below, was approximately $23,600,000 (net of taxes of approximately $13,800,000), $800,000 (net of taxes of approximately $400,000), $26,300,000 (net of taxes of approximately $15,500,000) and $26,300,000 (net of taxes of approximately $15,500,000) for the periods from January 10, 2003 to December 31, 2003 and from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001, respectively.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The sale of Ply Gem, Richwood, Hoover, SNE and Peachtree and the related operating results have been excluded from earnings (loss) from continuing operations and are classified as discontinued operations for all periods presented.

      The table that follows presents a summary of the results of discontinued operations for the periods presented:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

	(Amounts in thousands)
Net sales	$522,600	$8,800	$529,700	$787,400

Operating earnings (loss) of discontinued operations*	$58,237	$(368)	$70,401	$43,188
Interest expense, net	(38,537)	(1,232)	(42,701)	(47,688)

Earnings (loss) before provision (benefit) for income taxes	19,700	(1,600)	27,700	(4,500)
Provision (benefit) for income taxes	7,500	(600)	10,600	300

Earnings (loss) from discontinued operations	$12,200	$(1,000)	$17,100	$(4,800)

Gain (loss) on sale of discontinued operations	$—	$—	$2,400	$(34,000)
Tax provision (benefit) on sale of discontinued operations	—	—	600	(14,000)

	$—	$—	$1,800	$(20,000)

Earnings (loss) from discontinued operations	$12,200	$(1,000)	$18,900	$(24,800)

Depreciation and amortization expense	$16,101	$315	$14,902	$26,291

*	Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to December 31, 2003 include approximately $600,000 of severance and other costs associated with the closure of certain manufacturing facilities. Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to December 31, 2003 also include approximately $1,300,000 of costs and expenses for expanded distribution including new customers.

Operating earnings (loss) of discontinued operations for the year ended December 31, 2001 include approximately $600,000 of direct expenses and third party fees associated with the Company’s strategic sourcing software and systems development and approximately $3,200,000 of net death benefit insurance proceeds related to life insurance maintained on former managers, both of which were previously included within Unallocated in the Company’s segment reporting. Operating earnings (loss) of discontinued operations for the year ended December 31, 2001 also include approximately $300,000 of

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

manufacturing costs incurred in connection with the start-up of a vinyl fence and decking facility, which were previously included with the WDS Segment in the Company’s segment reporting.

      The table that follows presents a breakdown of the major components of assets and liabilities of discontinued operations as of December 31, 2003 and 2002:

	December 31,

	2003	2002

	(Amounts in thousands)
Assets:
Accounts receivable, less allowances of $8,695,000 and $7,129,000	$45,236	$45,852
Inventories	44,136	43,481
Prepaid income taxes	8,392	11,100
Property and equipment, net	122,816	123,618
Goodwill	219,977	263,998
Intangible assets, less accumulated amortization of $3,849,000 and $12,929,000	44,363	66,710
Other assets	9,931	12,698

Total assets of discontinued operations	$494,851	$567,457

Liabilities:
Accounts payable	$18,876	$17,327
Accrued expenses	33,803	36,177
Notes, mortgage notes and obligations payable	29,562	31,027
Deferred income taxes	25,323	31,507
Other liabilities	30,119	33,821

Total liabilities of discontinued operations	$137,683	$149,859

11.	Operating Segment Information and Concentration of Credit Risk

      The Company is a diversified manufacturer of residential and commercial building products, which is organized within two principal operating segments: the Residential Building Products Segment; and the Air Conditioning and Heating Products Segment. Individual subsidiary companies are included in each of the Company’s two principal operating segments based on the way the chief operating decision maker manages the business and on the similarity of products, production processes, customers and expected long-term financial performance. In the tables below, Unallocated includes corporate related items, intersegment eliminations and certain income and expense items not allocated to reportable segments.

      The Residential Building Products Segment manufactures and distributes built-in products primarily for the residential new construction, DIY and professional remodeling and renovation markets. The principal products sold by the segment include, kitchen range hoods, exhaust fans (such as bath fans and fan, heater and light combination units), indoor air quality products, bath cabinets, radio intercoms and central vacuum systems. The Air Conditioning and Heating Products Segment principally manufactures and sells heating, ventilating and air conditioning (“HVAC”) systems for custom-designed commercial applications and for manufactured and site-built residential housing.

      On February 12, 2004, the Company sold its Ply Gem subsidiary, which encompasses the WDS Segment and the corporate costs of Ply Gem that were formerly included in Unallocated other, net in the

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

Company’s segment reporting. On November 22, 2002, the Company sold the capital stock of Richwood. On April 2, 2002, the Company sold the capital stock of Hoover. On September 21, 2001, the Company sold the capital stock of Peachtree and SNE. Accordingly, the results of Ply Gem which were previously the WDS Segment, Hoover, which were previously part of the Other Segment, and Richwood, Peachtree and SNE, which were previously part of the WDS Segment prior to the sale of Ply Gem, have been excluded from earnings from continuing operations and classified separately as discontinued operations for all periods presented (see Notes 1 and 10). Accordingly the segment information presented below excludes the WDS Segment, Richwood, Hoover, Peachtree and SNE for all periods.

      The accounting policies of the segments are the same as those described in Note 1 Summary of Significant Accounting Policies. The Company evaluates segment performance based on operating earnings before allocations of corporate overhead costs. Intersegment net sales and intersegment eliminations are not material for any of the periods presented. The income statement impact of all purchase accounting adjustments, including goodwill and intangible assets amortization, is reflected in the operating earnings of the applicable operating segment. Unallocated assets consist primarily of cash and cash equivalents, marketable securities, prepaid and deferred income taxes, deferred debt expense and long-term restricted investments and marketable securities.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Summarized financial information for the Company’s reportable segments is presented in the tables that follow for each of the periods presented:

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

		(Amounts in thousands)
Net Sales:
Residential Building Products	$814,770	$16,338	$729,566	$660,008
Air Conditioning and Heating Products	675,303	8,613	654,559	633,772

Consolidated net sales	$1,490,073	$24,951	$1,384,125	$1,293,780

Operating Earnings (loss):
Residential Building Products	$137,282	$2,731	$122,863	$93,708
Air Conditioning and Heating Products	58,408	(1,258)	61,461	53,801

Subtotal	195,690	1,473	184,324	147,509
Unallocated:
Expenses and charges arising from the Recapitalization	—	(83,000)	(6,600)	—
Re-audit fees and expenses	—	—	(2,100)	—
1999 equity performance plan incentive	—	—	(4,400)	—
Strategic sourcing, software and system development expense	(3,400)	(100)	(3,700)	(5,500)
Stock based compensation charges	(1,800)	—	(700)	—
Other, net	(31,045)	(138)	(47,257)	(32,350)

Consolidated operating earnings (loss)	159,445	(81,765)	119,567	109,659
Interest expense	(57,627)	(1,054)	(52,410)	(51,748)
Loss from debt retirement	—	—	—	(5,500)
Investment income	1,482	119	5,943	8,189

Earnings (loss) from continuing operations before provision (benefit) for income taxes	$103,300	$(82,700)	$73,100	$60,600

      See Notes 1, 2, 13 and 14 with respect to restructuring charges and certain other income (expense) items affecting segment earnings (loss).

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

	For the Periods

	Post-
	Recapitalization	Pre-Recapitalization

	Jan. 10, 2003 -	Jan. 1, 2003 -	Jan. 1, 2002 -	Jan. 1, 2001 -
	Dec. 31, 2003	Jan. 9, 2003	Dec. 31, 2002	Dec. 31, 2001

		(Amounts in thousands)
Segment Assets:
Residential Building Products	$863,400	$544,677	$543,701	$531,871
Air Conditioning and Heating Products	494,830	257,475	256,965	265,395

	1,358,230	802,152	800,666	797,266
Unallocated:
Cash, cash equivalents and marketable securities	195,343	286,411	297,612	258,455
Prepaid income taxes	17,826	53,747	15,964	22,303
Assets of discontinued operations	494,851	568,114	567,457	608,724
Other assets	33,730	70,793	149,127	133,166

Consolidated assets	$2,099,980	$1,781,217	$1,830,826	$1,819,914

Depreciation Expense:
Residential Building Products	$8,526	$295	$13,062	$12,751
Air Conditioning and Heating Products	8,407	276	12,674	12,003
Other	569	15	394	412

Consolidated depreciation expense	$17,502	$586	$26,130	$25,166

Amortization of goodwill, intangible assets and purchase price allocated to inventory:
Residential Building Products	$10,985	$53	$2,502	$10,160
Air Conditioning and Heating Products	3,475	14	486	1,795

Consolidated amortization expense and purchase price allocated to inventory	$14,460	$67	$2,988	$11,955

Amortization of Goodwill included in Amortization Expense:
Residential Building Products	$—	$—	$—	$7,401
Air Conditioning and Heating Products	—	—	—	1,317

Consolidated goodwill amortization expense	$—	$—	$—	$8,718

Capital Expenditures:
Residential Building Products	$10,556	$91	$9,551	$14,412
Air Conditioning and Heating Products	13,434	116	9,335	11,165
Other	749	—	209	1,564

Consolidated capital expenditures	$24,739	$207	$19,095	$27,141

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The following table presents a summary of the activity in goodwill for continuing operations by reporting segment for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001.

		Air
	Residential	Conditioning
	Building	and Heating	Consolidated
	Products	Products	Nortek

	(Amounts in thousands)
Balance as of December 31, 2000	$260,399	$42,500	$302,899
Amortization of goodwill	(7,401)	(1,317)	(8,718)
Purchase accounting adjustments	(184)	(6,367)	(6,551)
Impact of foreign currency translation	(916)	(318)	(1,234)

Balance as of December 31, 2001	251,898	34,498	286,396
Purchase accounting adjustments	403	23	426
Impact of foreign currency translation	(15)	357	342

Balance as of December 31, 2002	252,286	34,878	287,164
Impact of foreign currency translation	264	5	269

Balance as of January 9, 2003	252,550	34,883	287,433
Effect of the Recapitalization	163,395	187,412	350,807
Acquisitions during the period from January 10, 2003 to December 31, 2003	46,248	—	46,248
Purchase accounting adjustments	(7,807)	(4,172)	(11,979)
Impact of foreign currency translation	1,511	4,043	5,554

Balance December 31, 2003	$455,897	$222,166	$678,063

      In accordance with SFAS No. 141 and SFAS No. 142, the Company allocated the effect of the Recapitalization on goodwill to its reportable segments (see Note 1). Purchase accounting adjustments relate principally to fair value revisions resulting from completion of the final valuation of assets and liabilities and adjustments to deferred income taxes that impact goodwill.

      Foreign net sales were approximately 20.3%, 21.5%, 19.4% and 18.1% of consolidated net sales for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001, respectively. Foreign Long-Lived Assets were approximately 9.2%, 15.3%, 15.2% and 14.4% of consolidated Long-Lived Assets for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and the years ended December 31, 2002 and 2001, respectively. Foreign net sales are attributed based on the location of the Company’s subsidiary responsible for the sale. As required, Long-Lived Assets exclude financial instruments and deferred income taxes.

      No single customer accounts for 10% or more of consolidated net sales or accounts receivable.

      The Company operates internationally and is exposed to market risks from changes in foreign exchange rates. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

dispersion across many different geographical regions. At December 31, 2003, the Company had no significant concentrations of credit risk.

12.	Accrued Expenses and Taxes, Net

      Accrued expenses and taxes, net, included in current liabilities in the accompanying consolidated balance sheet, consist of the following at December 31, 2003 and 2002:

	December 31,

	2003	2002

	(Amounts in thousands)
Payroll, pension and employee benefits	$48,917	$37,771
Insurance and employee health benefit accruals	12,846	11,254
Interest	23,176	23,244
Product warranty	14,456	13,921
Sales and marketing	23,089	19,792
Employee termination and other costs	1,843	1,465
Other, net	26,721	26,122

	$151,048	$133,569

      Accrued expenses, included in other long-term liabilities in the accompanying consolidated balance sheet, consist of the following at December 31, 2003 and 2002:

	December 31,

	2003	2002

	(Amounts in thousands)
Employee pension retirement benefit obligations	$55,497	$110,474
Product warranty	14,631	12,086
Post retirement health benefit obligations	35,994	17,395
Insurance	17,350	14,348
Other, net	13,361	7,125

	$136,833	$161,428

      In January 2003, in connection with the Recapitalization, approximately $62,000,000 of the $110,474,000 of employee pension retirement benefit obligations noted in the table above at December 31, 2002 were settled (see Note 8).

13.	Restructuring Charges

      The Company records restructuring costs primarily in connection with operations acquired or facility closings which management plans to eliminate in order to improve future operating results of the Company. During the fourth quarter of 2002, the Company provided approximately $1,000,000 for liabilities related to restructuring and closing costs of certain subsidiaries within its Residential Building Products Segment. During the period from January 10, 2003 to December 31, 2003, the Company recognized restructuring charges primarily associated with plant closings in the Air Conditioning Segment.

      Within the Air Conditioning and Heating Products Segment, the Company, in the second quarter of 2003, initiated restructuring activities related to the closure of two facilities in St. Louis, Missouri, in order to relocate the operations to other facilities by the end of the first quarter of 2004. Approximately 293

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

employees have been terminated to date and approximately 159 additional employees are expected to be terminated during 2004. The facilities currently support manufacturing, warehousing and distribution activities of the segment’s residential HVAC products. During the year ended December 31, 2003, the Company provided approximately $5,800,000 in cost of goods sold related to liabilities incurred as a result of the restructuring and expects to provide an additional estimated $2,400,000 of costs through early 2004. The facilities to be closed are owned by the Company and are expected to be sold in 2004.

      The following table sets forth restructuring activity in the accompanying consolidated statement of operations for the periods presented. These costs are included in cost of goods sold and selling, general and administrative expenses in the accompanying consolidated statement of operations of the Company.

	Employee		Total
	Separation		Restructuring
	Expenses	Other	Costs

	(Amounts in thousands)
Balance at December 31, 2001	$710	$159	$869
Provision	524	486	1,010
Payments and asset write downs	(200)	—	(200)
Other adjustments	(214)	—	(214)

Balance at December 31, 2002	$820	$645	$1,465

Balance at December 31, 2002	$820	$645	$1,465
Other adjustments	(90)	(110)	(200)

Balance at January 9, 2003	730	535	1,265
Provision	3,629	2,128	5,757
Payments and asset write downs	(2,369)	(2,205)	(4,574)
Other adjustments	(352)	(253)	(605)

Balance at December 31, 2003	$1,638	$205	$1,843

      Employee separation expenses are comprised of severance, vacation, outplacement and retention bonus payments. Other restructuring costs include expenses associated with terminating other contractual arrangements, costs to prepare facilities for closure, costs to move equipment and products to other facilities and write-offs related to equipment sales and disposals attributable to a restructuring which occurred prior to December 31, 2002.

14.	Other Income and Expense

      For the nine days ended January 9, 2003, the Company incurred certain charges in connection with the Recapitalization. These charges were as follows:

Curtailment loss upon termination of a SERP	$70,142,000
Recapitalization fees, expenses and other	12,848,000
Other	10,000

$83,000,000

      During the period from January 10, 2003 to December 31, 2003, the Company recorded a pre-tax charge to continuing operations of approximately $1,400,000 for compensation expense related to stock options issued to employees, officers and Directors in accordance with SFAS No. 123, and recorded

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

compensation expense of approximately $600,000 in the fourth quarter of 2003 in connection with the issuance of common stock.

      The operating results of the Air Conditioning and Heating Products Segment for the period from January 10, 2003 to December 31, 2003 include approximately $5,800,000, of severance and other costs associated with the closure of certain manufacturing facilities (see Note 13). The operating results of the Air Conditioning and Heating Products Segment for the period from January 10, 2003 to December 31, 2003 also include approximately $1,100,000, of expenses associated with the start-up of a new manufacturing facility.

      During the fourth quarter of 2002, the Company provided approximately $1,000,000 for liabilities related to restructuring and closing costs of certain subsidiaries within its Residential Building Products Segment.

      In the second quarter of 2002, approximately $4,400,000 was charged to operating earnings and is included in selling, general and administrative expenses relating to an incentive earned by certain of Nortek’s officers under Nortek’s 1999 Equity Performance Plan. In addition, as discussed in Note 2, Nortek has recorded expenses of approximately $6,600,000 in the year ended 2002 related to fees and expenses associated with the Recapitalization of Nortek. In the third quarter of 2002, the Company incurred approximately $2,100,000 in connection with its re-audit of Nortek’s Consolidated Financial Statements for each of the three years in the period ended December 31, 2001 (see Note 10). In the year ended December 31, 2002, the Company incurred approximately $3,700,000 of direct expenses and third party fees associated with the Company’s strategic sourcing software and systems development which are recorded in Unallocated in the Company’s segment reporting.

      In 2001, the Company incurred approximately $5,500,000 of direct expenses and third party fees associated with the Company’s strategic sourcing software and systems development which are recorded as unallocated expense. In 2001, the Company expensed approximately $2,700,000 of manufacturing costs incurred in connection with the start up of a residential air conditioning facility. In 2001, the Company also incurred certain duplicative net interest expense as discussed in Note 6. Also, in the third quarter of 2001, the Company recorded approximately $1,700,000 of interest income resulting from the favorable abatement of state income taxes. The abatement of state income taxes did not have a significant effect on the overall annual effective income tax rate in 2001.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

15.	Summarized Quarterly Financial Data (Unaudited)

      The tables that follow summarize unaudited quarterly financial data for the years ended December 31, 2003 and December 31, 2002:

	For the Quarters Ended

	April 5(1)	July 5	October 4	December 31

	(Amounts in thousands)
2003
Net sales	$361,028	$390,029	$398,553	$365,414
Gross profit	102,736	109,292	120,017	104,340
Selling, general and administrative expense	65,087	63,425	68,321	69,750
Recapitalization fees and expenses	83,000	—	—	—
Depreciation expense	4,350	3,939	4,006	5,793
Amortization of intangible assets and purchase price allocated to inventory	5,921	2,964	2,306	3,336
Operating earnings (loss)	(47,241)	43,847	49,713	31,361
Earnings (loss) from continuing operations	(49,900)	18,500	20,900	11,600
Earnings (loss) from discontinued operations	(6,500)	7,400	9,000	1,300
Net earnings (loss)	$(56,400)	$25,900	$29,900	$12,900

(1)	The first quarter ended April 5, 2003 represents the combined pre- and post-Recapitalization periods of January 1, 2003 to January 9, 2003 and January 10, 2003 to April 5, 2003, respectively.

	For the Quarters Ended

	March 30	June 29	September 28	December 31

	(Amounts in thousands)
2002
Net sales	$327,802	$374,134	$358,010	$324,179
Gross profit	91,777	108,474	98,926	92,649
Selling, general and administrative expense	58,994	68,530	67,187	67,960
Recapitalization fees and expenses	—	5,200	1,000	400
Depreciation expense	6,841	6,463	6,414	6,412
Amortization of intangible assets	729	712	683	864
Operating earnings	32,054	34,032	30,056	23,425
Earnings from continuing operations	12,700	13,100	8,700	9,100
Earnings (loss) from discontinued operations	(2,100)	14,600	8,000	(1,600)
Net earnings	$10,600	$27,700	$16,700	$7,500

      See Notes 1, 2, 3 and 13 and Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7 of Part II of this report, regarding certain other quarterly transactions which impact the operating results in the above table including dispositions, financing activities, new accounting pronouncements, acquisitions, sales volume, material costs, rationalization and relocation of manufacturing operations, material procurement strategies and weakness in the manufactured housing industry.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

16.	Subsequent Events (Unaudited)

      From January 1, 2004 through February 3, 2004, the Company purchased approximately $14,800,000 of Nortek’s 9 1/4% Senior Notes due 2007 (“9 1/4% Notes”) and approximately $10,700,000 of Nortek’s 9 1/8% Senior Notes due 2007 (“9 1/8% Notes”) in open market transactions. These purchases resulted in a pre-tax loss of approximately $400,000, which will be recorded in the first quarter of 2004.

      On February 13, 2004, the Company called for redemption on March 15, 2004 all of Nortek’s outstanding 9 1/4% Notes (approximately $160,200,000 in principal amount) and called for redemption on March 14, 2004 all of Nortek’s outstanding 9 1/8% Notes (approximately $299,300,000 in principal amount). The 9 1/4% Notes and 9 1/8% Notes were called at a redemption price of 101.542% and 103.042%, respectively, of the principal amount thereof plus accrued and unpaid interest. The 9 1/4% Notes and 9 1/8% Notes ceased to accrue interest as of the respective redemption dates indicated above. The Company used the estimated net after tax proceeds from the sale of Ply Gem of approximately $450,000,000, together with existing cash on hand, to fund the redemption of the 9 1/4% Notes and 9 1/8% Notes. On February 13, 2004, the Company called for redemption on March 14, 2004 $60,000,000 of Nortek’s outstanding 8 7/8% Senior Notes due 2008 (“8 7/8% Notes”). On March 1, 2004, the Company called for redemption on March 31, 2004 the remaining $150,000,000 of Nortek’s outstanding 8 7/8% Notes (see below). The 8 7/8% Notes were called at a redemption price of 104.438% of the principal amount thereof plus accrued and unpaid interest.

      On March 1, 2004, Nortek completed the sale of $200,000,000 of Senior Floating Rate Notes due 2010 (the “Floating Rate Notes”). The Floating Rate Notes will bear interest at a rate per annum equal to LIBOR, as defined, plus 3% (4.17% as of March 1, 2004). Interest on the Floating Rate Notes will be determined and payable semi-annually on June 30 and December 31 of each year commencing June 30, 2004. Nortek incurred fees and expenses, including the initial purchaser’s discount, of approximately $4,000,000 in connection with the sale, which will be amortized over the life of the Floating Rate Notes. The Floating Rate Notes are unsecured obligations of Nortek, which mature on December 31, 2010, and may be redeemed in whole or in part prior to December 31, 2010 at the redemption prices as defined in the indenture governing the Floating Rate Notes (the “Nortek Indenture”). The Nortek Indenture contains covenants that limit Nortek’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Floating Rate Notes require Nortek to register notes having substantially identical terms (the “Nortek Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Nortek Exchange Notes for the Floating Rate Notes (the “Nortek Exchange”). In the event Nortek does not complete the Nortek Exchange in accordance with the timing requirements outlined in the Indenture, Nortek may be required to pay a higher interest rate. Nortek expects to complete the Exchange within the required time period.

      Approximately $60,000,000 principal amount of the 8 7/8% Notes ceased to accrue interest as of March 14, 2004 and approximately $150,000,000 principal amount of such Notes will cease to accrue interest as of March 31, 2004. The Company will use the net proceeds of approximately $196,000,000 from the sale of the Floating Rate Notes, together with existing cash on hand, to fund the redemption of the 8 7/8% Notes.

      The Company expects that the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% will result in a pre-tax loss of approximately $11,500,000, based upon the difference between the respective redemption prices indicated above and the estimated carrying values at the redemption dates of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes, which include the principal amount to be redeemed and the estimated remaining unamortized premium recorded in connection with the Recapitalization. The Company will record such loss in the first quarter of 2004.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      The Company’s pro forma interest expense for the year ended December 31, 2003 would have been approximately $78,300,000, after adjusting the combined historical interest expense for the period from January 1, 2003 to January 9, 2003 and the period from January 10, 2003 to December 31, 2003 to give effect to the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes, the sale of the Floating Rate Notes and the sale of the Senior Discount Notes, as if they had occurred on January 1, 2003.

      The table that follows is a summary of maturities of the Company’s debt obligations, including the offerings and redemptions discussed in the previous paragraphs and excluding unamortized debt premiums:

2004	$710,300,000
2005	2,700,000
2006	1,300,000
2007	900,000
2008	900,000
Thereafter	975,100,000

      The Company expects to meet its cash flow requirements for debt payments and retirements through fiscal 2004 from, net proceeds from the sale of Ply Gem in February 2004, net proceeds from the sale of Senior Floating Rate Notes in February 2004 and existing cash and cash equivalents.

      On March 9, 2004, the Company acquired OmniMount Systems, Inc. (“OmniMount”) for approximately $16,500,000 in cash. OmniMount is a manufacturer and designer of speaker mountings and other products to maximize the home theater experience. Net sales, operating earnings and depreciation and amortization were approximately $28,300,000, $3,500,000 and $231,000, respectively, for the year ended December 31, 2003.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

17.	Guarantor financial statements

      On August 27, 2004, THL Buildco, Inc. (“THL Buildco”) purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the stock purchase agreement in a transaction valued at approximately $1.75 billion. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek with Nortek continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings, Inc. THL Buildco Holdings, Inc. was then renamed Nortek Holdings, Inc. (collectively, the “THL Transaction”).

      In connection with the THL Transaction, THL Buildco issued $625 million in aggregate principal of 8 1/2% senior subordinated notes due 2014 (the “Notes”). The Notes require interest to be paid semi-annually in arrears on March 1 and September 1 of each year. The Notes are guaranteed by all of Nortek’s current and certain future domestic subsidiaries, as defined, with the exception of certain domestic subsidiaries, as defined, which are excluded from the Note guarantee (the “Guarantors”). The Guarantors are wholly-owned either directly or indirectly by Nortek and jointly and severally guarantee Nortek’s obligations under the Notes. None of Nortek’s subsidiaries organized outside of the United States guarantee the Notes.

      Consolidating financial information related to the Company, Nortek, its guarantor subsidiaries and non-guarantor subsidiaries as of December 31, 2003 and 2002 and for the period from January 10, 2003 to December 31, 2003, and the years ended December 31, 2002 and 2001 are reflected below in order to comply with the reporting requirements for guarantor subsidiaries. The “Parent” columns include the accounts of Nortek Holdings, subsequent to its inception on November 21, 2002, and Nortek, which became Nortek Holdings’ immediate subsidiary subsequent to November 20, 2002:

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Balance Sheet as of December 31, 2003:

			Non-			Nortek
		Guarantor	Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

ASSETS
Current Assets:
Unrestricted
Cash and cash equivalents	$161,771	$13,744	$18,605	$—	$—	$194,120
Restricted
Cash, investments and marketable securities	—	1,223	—	—	—	1,223
Accounts receivable, less allowances	—	146,712	67,555	—	—	214,267
Intercompany receivables (payables)	—	(6,714)	6,714	—	—	—
Inventories	—	124,518	34,897	—	—	159,415
Prepaid expenses	345	4,171	2,249	—	—	6,765
Other current assets	3,331	2,568	8,969	—	—	14,868
Prepaid income taxes	3,200	14,426	200	—	—	17,826
Assets of discontinued operations	—	—	—	494,851	—	494,851

Total current assets	168,647	300,648	139,189	494,851	—	1,103,335

Property and Equipment, at Cost:
Total property and equipment, net	1,362	140,084	53,009	—	—	194,455

Other Assets:
Investment in subsidiaries and long-term receivables from (to) subsidiaries	1,373,641	530,632	(68,707)	(357,168)	(1,478,398)	—
Goodwill	—	651,666	26,397	—	—	678,063
Intangible assets, less accumulated amortization	—	75,619	19,026	—	—	94,645
Other assets	26,819	2,098	565	—	—	29,482

Total other assets	1,400,460	1,260,015	(22,719)	(357,168)	(1,478,398)	802,190

Total assets	$1,570,469	$1,700,747	$169,479	$137,683	$(1,478,398)	$2,099,980

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$—	$—	$8,120	$—	$—	$8,120
Current maturities of long-term debt	4,559	1,010	1,660	—	—	7,229
Accounts payable	748	61,101	50,923	—	—	112,772
Accrued expenses and taxes	26,850	94,204	29,994	—	—	151,048
Liabilities of discontinued operations	—	—	—	137,683	—	137,683

Total current liabilities	32,157	156,315	90,697	137,683	—	416,852

Other Liabilities:
Deferred income taxes	(20,200)	28,161	13,500	—	—	21,461
Other long-term liabilities	48,771	77,322	10,740	—	—	136,833

	28,571	105,483	24,240	—	—	158,294

Notes, Mortgages and Obligations Payable Less Current Maturities	1,309,533	13,945	1,148	—	—	1,324,626

Total stockholders’ investment	200,208	1,425,004	53,394	—	(1,478,398)	200,208

Total liabilities and stockholders’ investment	$1,570,469	$1,700,747	$169,479	$137,683	$(1,478,398)	$2,099,980

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

          Condensed Balance Sheet as of December 31, 2002:

			Non-			Nortek
		Guarantor	Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

ASSETS
Current Assets:
Unrestricted
Cash and cash equivalents	$268,535	$10,124	$16,145	$—	$—	$294,804
Restricted
Cash, investments and marketable securities	2,808	—	—	—	—	2,808
Accounts receivable, less allowances	—	126,085	53,695	—	—	179,780
Intercompany receivables (payables)	—	(8,542)	8,542	—	—	—
Inventories	—	102,716	29,688	—	—	132,404
Prepaid expenses	178	6,050	2,300	—	—	8,528
Other current assets	1,800	2,840	4,931	—	—	9,571
Prepaid income taxes	20,000	464	(4,500)	—	—	15,964
Assets of discontinued operations	—	—	—	567,457	—	567,457

Total current assets	293,321	239,737	110,801	567,457	—	1,211,316

Property and Equipment, at Cost:
Total property and equipment, net	1,820	101,985	39,570	—	—	143,375

Other Assets:
Investment in subsidiaries and long-term receivable from (to) subsidiaries	1,027,338	810,477	(72,051)	(417,598)	(1,348,166)	—
Goodwill	—	263,166	23,998	—	—	287,164
Intangible assets, less accumulated amortization	—	34,891	8,314	—	—	43,205
Deferred income taxes	10,700	4,182	(5,000)	—	—	9,882
Other assets	57,888	77,557	439	—	—	135,884

Total other assets	1,095,926	1,190,273	(44,300)	(417,598)	(1,348,166)	476,135

Total assets	$1,391,067	$1,531,995	$106,071	$149,859	$(1,348,166)	$1,830,826

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$—	$—	$3,338	$—	$—	$3,338
Current maturities of long-term debt	6	608	1,594	—	—	2,208
Accounts payable	1,488	61,235	46,350	—	—	109,073
Accrued expenses and taxes	26,133	85,837	21,599	—	—	133,569
Liabilities of discontinued operations	—	—	—	149,859	—	149,859

Total current liabilities	27,627	147,680	72,881	149,859	—	398,047

Other Liabilities
Other long-term liabilities	102,034	55,845	3,549	—	—	161,428

Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	943,901	7,641	2,304	—	—	953,846

Total Stockholders’ investment	317,505	1,320,829	27,337	—	(1,348,166)	317,505

Total liabilities and stockholders’ investment	$1,391,067	$1,531,995	$106,071	$149,859	$(1,348,166)	$1,830,826

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Operations for the period from January 10, 2003 to December 31, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$1,201,457	$361,550	$—	$(72,934)	$1,490,073

Costs and Expenses:
Cost of products sold	—	843,414	289,524	—	(72,934)	1,060,004
Selling, general and administrative expenses	36,458	174,305	50,806	—	—	261,569
Amortization of intangible assets	—	7,915	1,140	—	—	9,055

	36,458	1,025,634	341,470	—	(72,934)	1,330,628

Operating earnings (loss)	(36,458)	175,823	20,080	—	—	159,445
Interest expense	(55,758)	(969)	(900)	—	—	(57,627)
Investment income	1,147	21	314	—	—	1,482

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(91,069)	174,875	19,494	—	—	103,300
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	194,369	(41,075)	(694)	—	(152,600)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	103,300	133,800	18,800	—	(152,600)	103,300
Provision (benefit) for income taxes	41,300	52,200	8,800	—	(61,000)	41,300

Earnings (loss) from continuing operations	62,000	81,600	10,000	—	(91,600)	62,000
Earnings (loss) from discontinued operations	12,200	—	—	12,200	(12,200)	12,200

Net earnings (loss)	$74,200	$81,600	$10,000	$12,200	$(103,800)	$74,200

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Operations for the period from January 1, 2003 to January 9, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$19,892	$6,678	$—	$(1,619)	$24,951

Costs and Expenses:
Cost of products sold	—	14,374	5,880	—	(1,619)	18,635
Selling, general and administrative expenses	293	3,506	1,215	—	—	5,014
Amortization of intangible assets	—	45	22	—	—	67
Expenses and charges arising from the Recapitalization	83,000	—	—	—	—	83,000

	83,293	17,925	7,117	—	(1,619)	106,716

Operating earnings (loss)	(83,293)	1,967	(439)	—	—	(81,765)
Interest expense	(1,009)	(22)	(23)	—	—	(1,054)
Investment income	104	2	13			119

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings (loss) before income taxes	(84,198)	1,947	(449)	—	—	(82,700)
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings (loss) before income taxes	1,498	(1,147)	(51)	—	(300)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	(82,700)	800	(500)	—	(300)	(82,700)
Provision (benefit) for income taxes	(21,800)	300	(200)	—	(100)	(21,800)

Earnings (loss) from continuing operations	(60,900)	500	(300)	—	(200)	(60,900)
Earnings (loss) from discontinued operations	(1,000)	—	—	(1,000)	1,000	(1,000)

Net earnings (loss)	$(61,900)	$500	$(300)	$(1,000)	$800	$(61,900)

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Operations for the year ended December 31, 2002:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$1,132,084	$325,199	$—	$(73,158)	$1,384,125

Costs and Expenses:
Cost of products sold	—	801,446	264,011	—	(73,158)	992,299
Selling, general and administrative expenses	58,891	160,594	43,186	—	—	262,671
Amortization of intangible assets	—	2,334	654	—	—	2,988
Expenses and charges arising from the Recapitalization	6,600	—	—	—	—	6,600

	65,491	964,374	307,851	—	(73,158)	1,264,558

Operating earnings (loss)	(65,491)	167,710	17,348	—	—	119,567
Interest expense	(50,670)	(878)	(862)	—	—	(52,410)
Investment income	2,925	2,686	332			5,943

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(113,236)	169,518	16,818	—	—	73,100
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	186,336	(37,918)	(1,318)	—	(147,100)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	73,100	131,600	15,500	—	(147,100)	73,100
Provision (benefit) for income taxes	29,500	51,300	6,900	—	(58,200)	29,500

Earnings (loss) from continuing operations	43,600	80,300	8,600	—	(88,900)	43,600
Earnings (loss) from discontinued operations	18,900	—	—	18,900	(18,900)	18,900

Net earnings (loss)	$62,500	$80,300	$8,600	$18,900	$(107,800)	$62,500

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Operations for the year ended December 31, 2001:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$1,075,045	$283,495	$—	$(64,760)	$1,293,780

Costs and Expenses:
Cost of products sold	—	780,584	229,793	—	(64,760)	945,617
Selling, general and administrative expenses	31,769	153,810	40,970	—	—	226,549
Amortization of goodwill and intangible assets	—	10,469	1,486	—	—	11,955

	31,769	944,863	272,249	—	(64,760)	1,184,121

Operating earnings (loss)	(31,769)	130,182	11,246	—	—	109,659
Interest expense	(49,607)	(987)	(1,154)	—	—	(51,748)
Loss from debt retirement	(5,500)	—	—	—	—	(5,500)
Investment income	5,514	2,397	278			8,189

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(81,362)	131,592	10,370	—	—	60,600
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	141,962	(24,992)	(1,370)	—	(115,600)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	60,600	106,600	9,000	—	(115,600)	60,600
Provision (benefit) for income taxes	27,800	44,700	4,800	—	(49,500)	27,800

Earnings (loss) from continuing operations	32,800	61,900	4,200	—	(66,100)	32,800
Earnings (loss) from discontinued operations	(24,800)	—	—	(24,800)	24,800	(24,800)

Net earnings (loss)	$8,000	$61,900	$4,200	$(24,800)	$(41,300)	$8,000

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Consolidated Statement of Cash Flows for the period from January 10, 2003 to December 31, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash provided by operating activities	$34,771	$97,402	$5,905	$—	$—	$138,078

Cash Flows from investing activities:
Capital expenditures	(742)	(10,126)	(6,282)	—	—	(17,150)
Net cash paid for business acquired	—	(76,016)	—	—	—	(76,016)
Redemption of publicly held shares	(469,655)	—	—	—	—	(469,655)
Purchase of investments and marketable securities	(27,900)	—	—	—	—	(27,900)
Payment of fees and Recapitalization expenses	(30,015)	—	—	—	—	(30,015)
Proceeds from the sale of investments and marketable securities	30,015	—	—	—	—	30,015
Change in restricted cash and investments	2,511	(1,483)	—	—	—	1,028
Other, net	1,485	(2,153)	5	—	—	(663)

Net cash used in investing activities	(494,301)	(89,778)	(6,277)	—	—	(590,356)

Cash Flows from financing activities:
Sale of 10% Senior Discount Notes	339,522	—	—	—	—	339,522
Increase (decrease) in borrowings, net	(61)	(784)	3,503	—	—	2,658
Issuance of preferred and common stock in connection with Recapitalization	359,185	—	—	—	—	359,185
Dividend to preferred and common stockholders	(298,474)	—	—	—	—	(298,474)
Cash distributions to stock option holders	(41,600)	—	—	—	—	(41,600)
Issuance of 32,608 shares of Class A common stock	1,500	—	—	—	—	1,500
Other, net	(2)	9	—	—	—	7

Net cash provided by (used in) financing activities	360,070	(775)	3,503	—	—	362,798

Net (decrease) increase in unrestricted cash and cash equivalents	(99,460)	6,849	3,131	—	—	(89,480)
Unrestricted cash and cash equivalents at the beginning of the period	261,231	6,895	15,474	—	—	283,600

Unrestricted cash and cash equivalents at the end of the period	$161,771	$13,744	$18,605	$—	$—	$194,120

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

     Condensed Cash Flow Statements for the period from January 1, 2003 to January 9, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash (used in) provided by operating activities	$(3,209)	$(3,194)	$698	$—	$—	$(5,705)

Cash Flows from investing activities:
Capital expenditures	—	(148)	(59)	—	—	(207)
Change in restricted cash and investments	(49)	—	—	—	—	(49)
Other, net	(7)	121	(5)	—	—	109

Net cash used in investing activities	(56)	(27)	(64)	—	—	(147)

Cash Flows from financing activities:
Increase (decrease) in borrowings, net	—	(8)	(1,305)	—	—	(1,313)
Other, net	(4,039)	—	—	—	—	(4,039)

Net cash used in financing activities	(4,039)	(8)	(1,305)	—	—	(5,352)

Net decrease in unrestricted cash and cash equivalents	(7,304)	(3,229)	(671)	—	—	(11,204)
Unrestricted cash and cash equivalents at the beginning of the period	268,535	10,124	16,145	—	—	294,804

Unrestricted cash and cash equivalents at the end of the period	$261,231	$6,895	$15,474	$—	$—	$283,600

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Cash Flows for the year ended December 31, 2002:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash provided by (used in) operating activities	$140,009	$(79,696)	$20,479	$(29,516)	$—	$51,276

Cash Flows from investing activities:
Capital expenditures	(199)	(13,207)	(5,689)	—	—	(19,095)
Purchase of investments and marketable securities	(236,926)	(95,143)	—	—	—	(332,069)
Proceeds from the sale of investments and marketable securities	285,798	142,509	—	—	—	428,307
Proceeds from the sale of discontinued businesses	—	—	—	29,516	—	29,516
Change in restricted cash and investments	(3)	(2,864)	—	—	—	(2,867)
Other, net	—	(4,264)	167	—	—	(4,097)

Net cash provided by (used in) investing activities	48,670	27,031	(5,522)	29,516	—	99,695

Cash Flows from financing activities:
Decrease in borrowings, net	(7)	(700)	(11,436)	—	—	(12,143)
Purchase of common and special common stock	(1)	—	—	—	—	(1)
Exercise of stock options	631	—	—	—	—	631
Other, net	(4,027)	5	—	—	—	(4,022)

Net cash used in financing activities	(3,404)	(695)	(11,436)	—	—	(15,535)

Net increase (decrease) in unrestricted cash and cash equivalents	185,275	(53,360)	3,521	—		135,436
Unrestricted cash and cash equivalents at the beginning of the period	83,260	63,484	12,624	—	—	159,368

Unrestricted cash and cash equivalents at the end of the period	$268,535	$10,124	$16,145	$—	$—	$294,804

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Condensed Statement of Cash Flows for the year ended December 31, 2001:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash provided by (used in) operating activities	$34,660	$100,070	$20,853	$(45,000)	$—	$110,583

Cash Flows from investing activities:
Capital expenditures	(1,556)	(17,647)	(7,938)	—	—	(27,141)
Net cash paid for business acquired	(1,900)	—	—	—	—	(1,900)
Purchase of investments and marketable securities	(117,798)	(122,568)	—	—	—	(240,366)
Proceeds from the sale of investments and marketable securities	76,968	75,202	—	—	—	152,170
Proceeds from the sale of discontinued businesses	—	—	—	45,000	—	45,000
Change in restricted cash and investments	5,201	(39,395)	—	—	—	(34,194)
Other, net	—	1,236	586	—	—	1,822

Net cash (used in) provided by investing activities	(39,085)	(103,172)	(7,352)	45,000	—	(104,609)

Cash Flows from financing activities:
Sale of 9 7/8% Senior Subordinated Notes due 2001	241,800	—	—	—	—	241,800
Redemption of 9 7/8% Senior Subordinated Notes due 2004	(207,700)	—	—	—	—	(207,700)
Decrease in borrowings, net	(5,005)	(638)	(6,915)	—	—	(12,558)
Purchase of common and special common stock	(3)	—	—	—	—	(3)
Exercise of stock options	1,307	—	—	—	—	1,307
Other, net	68	(20)	—	—	—	48

Net cash provided by (used in) financing activities	30,467	(658)	(6,915)	—	—	22,894

Net increase (decrease) in unrestricted cash and cash equivalents	26,042	(3,760)	6,586	—	—	28,868
Unrestricted cash and cash equivalents at the beginning of the period	57,218	67,244	6,038	—	—	130,500

Unrestricted cash and cash equivalents at the end of the period	$83,260	$63,484	$12,624	$—	$—	$159,368

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Nortek Holdings, Inc.:

      We have audited the accompanying consolidated balance sheets of Nortek Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder’s investment, and cash flows for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nortek Holdings, Inc. and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the period from January 10, 2003 to December 31, 2003, the period from January 1, 2003 to January 9, 2003 and for each of the two years in the period ended December 31, 2002, in conformity with United States generally accepted accounting principles.

      As discussed in Note 1 to the consolidated financial statements, in 2003 the Company changed its method of accounting for stock-based compensation, pursuant to the adoption of Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure an Amendment of FASB statement No. 123. As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets, pursuant to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

ERNST & YOUNG, LLP

Boston, Massachusetts

March 26, 2004, except for Note 17, as to which the date is October 22, 2004

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004	Jan. 10, 2003	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)
Net Sales	$855,836	$726,106	$24,951

Costs and Expenses:
Cost of products sold	605,081	520,394	18,635
Selling, general and administrative expense	155,839	123,498	5,014
Amortization of intangible assets	6,849	3,843	67
Expenses and charges arising from the Recapitalization	—	—	83,000

	767,769	647,735	106,716

Operating earnings (loss)	88,067	78,371	(81,765)
Interest expense	(43,993)	(29,427)	(1,054)
Loss from debt retirement	(11,958)	—	—
Investment income	1,284	656	119

Earnings (loss) from continuing operations before provision (benefit) for income taxes	33,400	49,600	(82,700)
Provision (benefit) for income taxes	13,800	20,100	(21,800)

Earnings (loss) from continuing operations	19,600	29,500	(60,900)
Earnings (loss) from discontinued operations	67,400	1,900	(1,000)

Net earnings (loss)	$87,000	$31,400	$(61,900)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months
	Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Net Sales	$448,393	$390,029

Costs and Expenses:
Cost of products sold	316,409	280,737
Selling, general and administrative expense	81,854	63,425
Amortization of intangible assets	3,538	2,020

	401,801	346,182

Operating earnings	46,592	43,847
Interest expense	(18,432)	(12,636)
Investment income	340	289

Earnings from continuing operations before provision for income taxes	28,500	31,500
Provision for income taxes	11,800	13,000

Earnings from continuing operations	16,700	18,500
Earnings (loss) from discontinued operations	(800)	7,400

Net earnings	$15,900	$25,900

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	July 3,	December 31,
	2004	2003

	(Amounts in thousands)
	(Unaudited)
ASSETS
Current Assets:
Unrestricted:
Cash and cash equivalents	$127,693	$194,120
Marketable securities available for sale	5,011	—
Restricted:
Cash, investments and marketable securities at cost, which approximates market	8,523	1,223
Accounts receivable, less allowances of $6,334 and $5,880	263,156	214,267
Inventories:
Raw materials	67,716	54,144
Work in process	22,239	19,229
Finished goods	112,033	86,042

	201,988	159,415

Prepaid expenses	11,463	6,765
Other current assets	16,742	14,868
Prepaid income taxes	20,700	17,826
Assets of discontinued operations	—	494,851

Total current assets	655,276	1,103,335

Property and Equipment, at Cost:
Land	12,475	12,578
Buildings and improvements	78,299	79,007
Machinery and equipment	127,711	120,589

	218,485	212,174
Less accumulated depreciation	28,291	17,719

Total property and equipment, net	190,194	194,455

Other Assets:
Goodwill	686,897	678,063
Intangible assets, less accumulated amortization of $16,074 and $9,122	89,043	94,645
Deferred debt expense	16,015	12,589
Other	17,239	16,893

	809,194	802,190

Total Assets	$1,654,664	$2,099,980

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	July 3,	December 31,
	2004	2003

	(Amounts in thousands)
	(Unaudited)

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$6,239	$8,120
Current maturities of long-term debt	7,171	7,229
Accounts payable	159,678	112,772
Accrued expenses and taxes, net	168,019	151,048
Liabilities of discontinued operations	—	137,683

Total current liabilities	341,107	416,852

Other Liabilities:
Deferred income taxes	32,600	21,461
Other	150,313	136,833

	182,913	158,294

Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	841,940	1,324,626

Stockholders’ Investment:
Preference stock, $1.00 par value; authorized 7,000,000 shares; none issued	—	—
Series B Preference Stock, $1.00 par value; authorized 19,000,000 shares; and 8,130,442 shares issued and outstanding	8,130	8,130
Class A Common Stock, $1.00 par value; authorized 19,000,000 shares; 397,380 shares issued and outstanding	397	397
Class B Common Stock, $1.00 par value; authorized 14,000,000 shares; none issued	—	—
Additional paid-in capital	177,486	172,244
Retained earnings	87,000	—
Accumulated other comprehensive income	15,691	19,437

Total stockholders’ investment	288,704	200,208

Total liabilities and Stockholders’ Investment:	$1,654,664	$2,099,980

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004	Jan. 10, 2003	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

	(Unaudited)
Cash Flows from operating activities:
Net earnings (loss) from continuing operations	$19,600	$29,500	$(60,900)
Earnings (loss) from discontinued operations	67,400	1,900	(1,000)

Net earnings (loss)	87,000	31,400	(61,900)

Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization expense, including amortization of purchase price allocated to inventory	19,908	16,521	653
Non-cash interest expense, net	18,340	3,438	125
Non-cash stock-based compensation	5,241	952	—
Loss from debt retirement	11,958	—	—
Gain on the sale of discontinued operations	(122,700)	—	—
Deferred federal income tax provision (benefit) from continuing operations	9,800	(12,000)	5,900
Deferred federal income tax benefit from discontinued operations	(18,500)	—	—
Effect of the Recapitalization, net	—	—	62,397
Changes in certain assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable, net	(48,250)	(33,784)	4,298
Inventories	(38,165)	(15,275)	(4,457)
Prepaids and other current assets	4,878	(726)	268
Net assets of discontinued operations	(3,134)	(28,769)	1,717
Accounts payable	45,822	6,367	(777)
Accrued expenses and taxes	(1,479)	38,528	(19,766)
Long-term assets, liabilities and other, net	(1,236)	(12,284)	5,837

Total adjustments to net earnings (loss)	(117,517)	(37,032)	56,195

Net cash used in operating activities	$(30,517)	$(5,632)	$(5,705)

Cash Flows from investing activities:
Capital expenditures	$(9,648)	$(7,246)	$(207)
Net cash paid for businesses acquired	(16,500)	(17,237)	—
Redemption of publicly held shares	—	(469,083)	—
Purchase of investments and marketable securities	(5,000)	(32,015)	—
Payment of fees and Recapitalization expenses	—	(27,900)	—
Proceeds from the sale of investments and marketable securities	—	9,947
Proceeds from the sale of discontinued businesses	520,138	—	—
Change in restricted cash and investments	(111)	(7)	(49)
Other, net	(141)	(551)	109

Net cash provided by (used in) investing activities	488,738	(544,092)	(147)

Cash Flows from financing activities:
Change in borrowings, net	$(4,011)	$835	$(1,313)
Sale of Floating Rate Notes	196,000	—	—
Redemption of Senior Notes	(716,700)	—	—
Issuance of stock in connection with Recapitalization	—	359,185	—
Other, net	63	(1)	(4,039)

Net cash (used in) provided by financing activities	(524,648)	360,019	(5,352)

Net decrease in unrestricted cash and cash equivalents	(66,427)	(189,705)	(11,204)
Unrestricted cash and cash equivalents at the beginning of the period	194,120	283,600	294,804

Unrestricted cash and cash equivalents at the end of the period	$127,693	$93,895	$283,600

Supplemental disclosure of cash flow information:
Interest paid	$47,816	$46,130	$—

Income taxes paid, net	$41,634	$4,557	$281

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

For the Period from January 1, 2003 to January 9, 2003

							Accumulated
	Series B	Class A		Special	Additional		Other
	Preference	Common	Common	Common	Paid in	Retained	Comprehensive	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Earnings	Income (Loss)	Income (Loss)

	(Dollar amounts in thousands)
						(Unaudited)
Balance, December 31, 2002	$—	$—	$10,503	$501	$108,617	$255,366	$(57,482)	$—
Net loss	—	—	—	—	—	(61,900)	—	(61,900)
Other comprehensive income:
Currency translation adjustment	—	—	—	—	—	—	1,096	1,096
Minimum pension liability, net of tax of $9,906	—	—	—	—	—	—	18,398	18,398

Comprehensive loss								$(42,406)

Settlement of stock options held by employees, net of taxes of $1,710	—	—	—	—	(3,000)	—	—

Subtotal	—	—	10,503	501	105,617	193,466	(37,988)
Effect of the Recapitalization	8,130	365	(10,503)	(501)	328,857	(193,466)	37,988

Balance, January 9, 2003	$8,130	$365	$—	$—	$434,474	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

For the Period January 10, 2003 — July 5, 2003

					Accumulated
	Series B	Class A	Additional		Other
	Preference	Common	Paid in	Retained	Comprehensive	Comprehensive
	Stock	Stock	Capital	Earnings	Income	Income

	(Dollar amounts in thousands)
				(Unaudited)
Balance, January 9, 2003	$8,130	$365	$434,474	$—	$—	$—
Net income	—	—	—	31,400	—	31,400
Other comprehensive income:
Currency translation adjustment	—	—	—	—	12,953	12,953
Unrealized appreciation in the fair value of marketable securities	—	—	—	—	30	30

Comprehensive income						$44,383

Stock based compensation	—	—	952	—	—

Balance, July 5, 2003	$8,130	$365	$435,426	$31,400	$12,983

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ INVESTMENT

For the Six Months Ended July 3, 2004

					Accumulated
					Other
	Series B	Class A	Additional		Comprehensive	Comprehensive
	Preference	Common	Paid in	Retained	Income	Income
	Stock	Stock	Capital	Earnings	(Loss)	(Loss)

	(Dollar amounts in thousands)
				(Unaudited)
Balance, December 31, 2003	$8,130	$397	$172,244	$—	$19,437	$—
Net income	—	—	—	87,000	—	87,000
Other comprehensive income:
Currency translation adjustment	—	—	—	—	(3,761)	(3,761)
Unrealized appreciation in the fair value of marketable securities	—	—	—	—	(3)	(3)
Minimum pension liability, net of tax of $10	—	—	—		18	18

Comprehensive income						$83,254

Stock based compensation	—	—	5,242	—	—

Balance, July 3, 2004	$8,130	$397	$177,486	$87,000	$15,691

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS
July 3, 2004 and July 5, 2003

      (A) The unaudited condensed consolidated financial statements (the “Unaudited Financial Statements”) presented have been prepared by Nortek Holdings, Inc. and include the accounts of Nortek Holdings, Inc., and all of its wholly-owned subsidiaries (individually and collectively, the “Company” or “Holdings”) after elimination of intercompany accounts and transactions, without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the interim periods presented. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted, the Company believes that the disclosures included are adequate to make the information presented not misleading. Certain amounts in the prior year’s Unaudited Financial Statements have been reclassified to conform to the current year presentation. It is suggested that these Unaudited Financial Statements be read in conjunction with the consolidated financial statements and the notes included in the Company’s latest annual report on Form 10-K and its latest Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

      On November 20, 2002, Nortek, Inc. (“Nortek”), the predecessor company and Holdings reorganized into a holding company structure and each outstanding share of capital stock of Nortek was converted into an identical share of capital stock of Holdings, a Delaware corporation formed in 2002, with Holdings becoming the successor public company and Nortek becoming a wholly-owned subsidiary of Holdings (the “Holdings Reorganization”). Subsequent to November 20, 2002, the consolidated financial statements reflect the financial position, results of operations and cash flows of Holdings (the successor company). On January 9, 2003, Holdings was acquired by certain affiliates and designees of Kelso & Company L.P. (“Kelso”) and certain members of Nortek’s management (the “Management Investors”) in accordance with the Agreement and Plan of Recapitalization by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (“K Holdings”) dated as of June 20, 2002, as amended, (the “Recapitalization Agreement”) in a transaction valued at approximately $1.6 billion, including all of the Company’s indebtedness (the “Recapitalization”) (see Note B).

      Beginning on January 9, 2003, the Company accounted for the Recapitalization as a purchase in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”), which resulted in a new valuation for the assets and liabilities of the Company and its subsidiaries based upon fair values as of the date of the Recapitalization. SFAS No. 141 requires the Company to establish a new basis for its assets and liabilities based on the amount paid for its ownership at January 9, 2003. Accordingly, the Company’s ownership basis (including the fair value of options rolled over by the Management Investors) is reflected in the Company’s consolidated financial statements beginning upon completion of the Recapitalization. The Company’s purchase price of approximately $586,266,000, including net dividends and distributions from Nortek of approximately $115,397,000 to fund the Recapitalization and fees and expenses of approximately $27,900,000 (see Note B), was allocated to the assets and liabilities based on their relative fair values and approximately $442,969,000 was reflected in Stockholders’ Investment as the value of the Company’s ownership upon completion of the Recapitalization. Immediately prior to the Recapitalization, Stockholders’ Investment was approximately $272,099,000.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The Company completed the final allocation of purchase price as of October 5, 2003, which reflects the excess purchase price over the net assets acquired in the Recapitalization. The following table shows a comparison of the initial allocation of purchase price reflected in Nortek’s Form 10-Q for the quarter ended July 5, 2003 and the final allocation of purchase price included in the Company’s Consolidated Financial Statements for the year ended December 31, 2003, both of which include amounts allocated to discontinued operations which were sold subsequent to January 9, 2003 (see Note H):

	Initial	Final
	Allocation	Allocation

Inventories	$13,234,000	$12,908,000
Property, plant and equipment	102,474,000	38,035,000
Intangible assets	72,953,000	21,686,000
Indebtedness	(33,777,000)	(33,777,000)
Pension and post retirement health care benefits	(32,195,000)	(23,781,000)
Prepaid and deferred income taxes	(38,325,000)	(11,370,000)
Goodwill	227,671,000	310,240,000
Other	—	226,000

Total	$312,035,000	$314,167,000

      The following is a summary of the material adjustments made to the initial allocation of purchase price and the final allocation of purchase price:

•	Purchase price increased by $2,132,000 from $584,134,000 to $586,266,000 due to refinements made to the fair value of the options to purchase common stock of the Management Investors that were included in the purchase price as they were exchanged for fully vested options to purchase common stock of the new entity (see Note B).

•	The change in the allocations to property, plant and equipment and intangible assets reflect adjustments recorded based upon the finalization of the Company’s asset appraisals for each of the Company’s significant locations in the fourth quarter of 2003.

•	The change in the allocations to pension and post retirement health benefits reflect adjustments recorded subsequent to April 5, 2003 based upon the finalization of the Company’s actuarial studies for significant pension and post retirement health benefit liabilities.

•	The change in the allocation to prepaid and deferred income taxes principally reflects the deferred tax consequences of the adjustments made to property, plant and equipment, intangible assets and pensions and postretirement health benefits discussed above.

•	The increase in the allocation to goodwill principally reflects the net impact of the changes to property, plant and equipment, intangible assets, pensions and post-retirement health benefits and prepaid and deferred income taxes and the $2,132,000 of additional purchase price discussed above. Goodwill associated with the Recapitalization will not be deductible for federal, state or foreign income tax purposes.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The following table shows a comparison of the initial allocation of purchase price reflected in the quarter ended July 5, 2003 and the final allocation of purchase price as of October 5, 2003 allocated to discontinued operations which were discontinued subsequent to January 9, 2003 (see Note H):

	Initial	Final
	Allocation	Allocation

Fair Value Adjustments:
Inventories	$892,000	$892,000
Property, plant and equipment	30,429,000	3,026,000
Intangible assets	(2,429,000)	(18,429,000)
Prepaid and deferred income taxes	(12,972,000)	5,450,000
Goodwill	(11,513,000)	(40,567,000)
Other	90,000	542,000

Total	$4,497,000	$(49,086,000)

      The following table presents a summary of the activity in goodwill for continuing operations and discontinued operations for the six months ended July 3, 2004, the period from January 10, 2003 to December 31, 2003 and the period from January 1, 2003 to January 9, 2003. Goodwill related to discontinued operations is included in assets of discontinued operations in the accompanying consolidated balance sheets as of December 31, 2003.

	Continuing	Discontinued
	Operations	Operations	Total

	(Amounts in thousands)
Balance as of December 31, 2002	$287,164	$263,998	$551,162
Impact of foreign currency translation	269	74	343

Balance as of January 9, 2003	287,433	264,072	551,505
Effect of Recapitalization	350,807	(40,567)	310,240
Acquisitions during the period from January 10, 2003 to December 31, 2003	46,248	—	46,248
Purchase accounting adjustments	(11,979)	(4,195)	(16,174)
Impact of foreign currency translation	5,554	667	6,221

Balance December 31, 2003	678,063	219,977	898,040
Acquisitions during the period from January 1, 2004 to July 3, 2004 (Note E)	8,623	—	8,623
Sale of Ply Gem (Note H)	—	(219,977)	(219,977)
Impact of foreign currency translation	211	—	211

Balance July 3, 2004	$686,897	$—	$686,897

      Goodwill associated with the Recapitalization and acquisitions above will not be deductible for income tax purposes, with the exception of approximately $7,300,000 of the goodwill associated with acquisitions during the period from January 10, 2003 to December 31, 2003 which will be deductible for income tax purposes. Purchase accounting adjustments relate principally to final revisions resulting from the completion of fair value adjustments and adjustments to deferred income taxes that impact goodwill.

      During the three months ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, the Company reflected amortization of purchase price allocated to inventory of approximately $800,000

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

and $4,600,000, respectively, in continuing operations in cost of sales related to inventory acquired as part of the Recapitalization.

      In the fourth quarter of 2003, the Company adopted the fair value method of accounting for stock-based employee compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and recorded pre-tax charges of approximately $1,400,000 in selling, general and administrative expense and $100,000 in earnings from discontinued operations in the Company’s consolidated statement of operations for the period January 10, 2003 to December 31, 2003 related to stock options issued during the period. No stock options were issued during the period from January 1, 2003 to January 9, 2003. The Company had previously accounted for stock-based employee compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), including related interpretations, and followed the disclosure only provisions of SFAS No. 123. The Company adopted SFAS No. 123 using the prospective method of transition in accordance with SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS No. 148”). The prospective method under SFAS No. 148 required the Company to adopt SFAS No. 123 effective January 1, 2003 for all employee awards granted, modified, or settled after January 1, 2003.

      The Company recorded stock-based compensation charges in continuing operations of approximately $3,100,000 and $3,300,000 for the second quarter and six months ended July 3, 2004, respectively, in accordance with SFAS No. 123. Included in these amounts are stock-based employee compensation charges of approximately $2,800,000 recorded in the second quarter of 2004 related to the accelerated vesting and achievement of the performance criteria for a portion of the Company’s outstanding Class B stock options due to the probable change of control of the Company in the third quarter of 2004 (see Note N). In addition, the Company recorded stock-based employee compensation charges in discontinued operations of approximately $1,200,000 and $1,900,000 in the second quarter and the first six months of 2004, respectively, including the achievement of the performance criteria for a portion of the Company’s outstanding Class B stock options, which were retained by employees of the discontinued operations (see Note H) due to the probable change of control of the Company in the third quarter of 2004 (see Note N). The Company recorded stock-based employee compensation charges of approximately $300,000 and $1,000,000 for the second quarter ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, respectively, in accordance with SFAS No. 123. Of the $300,000 and $1,000,000 of stock-based employee compensation charges recorded during the second quarter ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, respectively, approximately $100,000 was recorded in earnings from discontinued operations. No compensation expense was required to be recorded under SFAS No. 123 for the period from January 1, 2003 to January 9, 2003.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      SFAS No. 148 did not require the Company to restate its historical quarterly reports on Form 10-Q for the 2003 quarterly periods but did require restatement of all quarterly reports subsequent to adoption, including this quarterly report. Accordingly, the amounts for the second quarter ended July 5, 2003 and the periods from January 1, 2003 to January 9, 2003 and from January 10, 2003 to July 5, 2003 included in the accompanying unaudited condensed consolidated statement of operations have been restated to reflect the adoption of SFAS No. 123 as of January 1, 2003. The following table provides a reconciliation of net income (loss) as reported in the Company’s Form 10-Q for the quarterly period ended July 5, 2003 to the corresponding amounts included in the accompanying unaudited condensed consolidated statement of operations for the indicated periods:

			Pre-
	Post-Recapitalization		Recapitalization

	Three Months
	Ended
		Jan. 10, 2003 -	Jan. 1, 2003 -
	July 5, 2003	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

	(Unaudited)
Net income (loss) as reported in the Company’s Form 10-Q for the quarterly period ended July 5, 2003	$26,200	$32,400	$(64,900)
Impact of the adoption of SFAS No. 123	(300)	(1,000)	3,000

Net income (loss) as reported in the accompanying unaudited condensed consolidated statement of operations	$25,900	$31,400	$(61,900)

      The impact of the adoption of SFAS No. 123 for the period from January 10, 2003 to July 5, 2003 reflects the impact of recording stock-based employee compensation for all stock options issued after January 1, 2003. The impact of the adoption of SFAS No. 123 for the period from January 1, 2003 to January 9, 2003 relates to the fact that the Company had previously recorded a pre-tax stock-based employee compensation charge of approximately $4,710,000 (approximately $3,000,000 net of tax) related to the cash settlement and cancellation of outstanding stock options that were tendered in connection with the Recapitalization in accordance with the provisions of APB 25. In connection with the adoption of SFAS No. 123, the compensation charge, net of tax, of approximately $3,000,000 was reclassified in accordance with the provisions of SFAS No. 123 to be reflected as an equity adjustment to additional paid-in capital in the accompanying unaudited condensed consolidated statement of stockholders’ investment for the period from January 1, 2003 to January 9, 2003.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The Company has historically used the Black-Scholes option pricing model to determine the fair value of stock options at the date of grant. There were no stock options granted during the first six months ended July 3, 2004, the second quarter ended July 5, 2003 or during the period from January 1, 2003 to January 9, 2003. The following table summarizes the weighted-average assumptions for stock options issued during the period from January 10, 2003 to July 5, 2003. As Nortek Holdings was no longer a public company during this period, the weighted-average assumptions reflect the use of the minimum value calculations permitted under SFAS No. 123 for non-public companies, whereby a volatility assumption is excluded from the calculation. The weighted-average assumptions for options granted prior to January 1, 2003 included in the pro forma information for the period from January 1, 2003 to January 9, 2003 presented below include a volatility assumption as Nortek Holdings was a public company during this period. The weighted average assumptions related to earnings (loss) from continuing operations exclude options issued to employees of discontinued operations (see Note H).

Post-Recapitalization

Jan. 10, 2003 -
July 5, 2003

Assumptions for Earnings (Loss) from Continuing Operations:
Risk-free interest rate	Between 2.75% and 3.23%
Expected life	5 years
Expected volatility	N/A
Expected dividend yield	0%
Weighted average fair value at grant date of options granted	$7.26
Assumptions for Net Earnings (Loss):
Risk-free interest rate	Between 2.75% and 3.23%
Expected life	5 years
Expected volatility	N/A
Expected dividend yield	0%
Weighted average fair value at grant date of options granted	$7.22

      Pro forma information is not required under SFAS No. 148 for the first six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003 as the unaudited condensed consolidated statement of operations for those periods include the actual stock-based employee compensation for stock options required under SFAS No. 123 for those periods.

      Pro forma information for the period from January 1, 2003 to January 9, 2003 has been determined as if the Company had been accounting for its employee stock options under the fair value method of SFAS No. 123 for all stock options issued prior to January 1, 2003 and subsequent to the initial effective date of SFAS No. 123. The pro forma stock-based employee compensation charge for the period from January 1, 2003 to January 9, 2003 reflects the pro forma impact of the accelerated vesting associated with the immediate vesting of all unvested stock options in connection with the Recapitalization. No historical stock-based employee compensation is reflected for the period from January 1, 2003 to January 9, 2003 as no stock options were issued during the period. The pro forma amounts with respect to earnings (loss) from continuing operations exclude the pro forma impact of stock options issued to employees of Ply Gem Industries, Inc. (“Ply Gem”), which has been treated as a discontinued operation for the period from January 1, 2003 to January 9, 2003.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Pre-Recapitalization

Jan. 1, 2003 -
Jan. 9, 2003

(Amounts in thousands)
Loss from continuing operations, as reported	$(60,900)
Less: Total stock-based employee compensation expense determined under the fair value method for awards issued prior to January 1, 2003, net of related tax effects	(500)

Pro forma loss from continuing operations	$(61,400)

Net loss, as reported	$(61,900)
Less: Total stock-based employee compensation expense determined under the fair value method for awards issued prior to January 1, 2003, net of related tax effects	(600)

Pro forma net loss	$(62,500)

      (B) On January 8, 2003, at a special meeting of stockholders of the Company, the stockholders approved the following amendments to the certificate of incorporation (the “Stockholder Approval”), which were required in order to complete the Recapitalization:

•	A new class of common stock, Class A Common Stock, par value $1.00 per share, of Nortek Holdings was created consisting of 19,000,000 authorized shares.

•	At the time that the amendment to the certificate of incorporation became effective, each share of common stock, par value $1.00 per share and special common stock, par value $1.00 per share outstanding, was reclassified into one share of a new class of mandatorily redeemable common stock, Class B Common Stock, par value $1.00 per share, of Nortek Holdings consisting of 14,000,000 authorized shares.

•	Class B Common Stock was required to be immediately redeemed for $46 per share in cash upon completion of the Recapitalization.

•	The authorized number of shares of Series B Preference Stock, par value $1.00 per share, was increased to 19,000,000 authorized shares.

      Following the Stockholder Approval, common stock and special common stock held by the Management Investors were exchanged for an equal number of newly created shares of Series B Preference Stock. In addition, certain options to purchase shares of common and special common stock held by the Management Investors were exchanged for fully vested options to purchase an equal number of shares of the newly created Class A Common Stock. The remaining outstanding options, including some held by Management Investors, were cancelled in exchange for the right to receive a single lump sum cash payment equal to the product of the number of shares of common stock or special common stock underlying the option and the amount by which the redemption price of $46 per share exceeded the per share exercise price of the option.

      On January 9, 2003, in connection with the Recapitalization, Kelso purchased newly issued shares of Series B Preference Stock for approximately $355,923,000 and purchased shares of Series B Preference Stock held by the Management Investors for approximately $18,077,000. Newly issued Class A Common Stock of approximately $3,262,000 was purchased by designated third parties. Shares of Series B Preference Stock held by the Management Investors that were not purchased by Kelso were converted into an equal number of shares of Class A Common Stock. In addition, Nortek declared and distributed to the

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Company a dividend of approximately $120,000,000 and distributed approximately $27,900,000 for reimbursement of fees and expenses of Kelso, which were paid out of the Company’s unrestricted cash and cash equivalents on hand and were permissible under the most restrictive covenants with respect to the indentures of Nortek’s 8 7/8% Senior Notes due 2008, 9 1/4% Senior Notes due 2007, 9 1/8% Senior Notes due 2007 and 9 7/8% Senior Subordinated Notes due 2011 (the “Existing Notes”).

      The Company used the proceeds from the purchase by Kelso and designated third parties of the newly issued Series B Preference Stock and Class A Common Stock and the dividend from Nortek to redeem the Company’s Class B Common Stock and to cash out options to purchase common and special common stock totaling approximately $479,185,000. Kelso also purchased from certain Management Investors 392,978 shares of Series B Preference Stock for approximately $18,077,000.

      In connection with the Recapitalization, K Holdings received a bridge financing letter from a lender for a senior unsecured term loan facility not to exceed $955,000,000 (the “Bridge Facility”). The Bridge Facility was intended to be used to fund, if necessary, any change in control offers Nortek might have made in connection with the Recapitalization. Nortek did not use this Bridge Facility because the structure of the Recapitalization did not require Nortek to make any change of control offers. The commitment letter expired on January 31, 2003. As a result, the Company’s consolidated interest expense for the period from January 10, 2003 to April 5, 2003 includes approximately $4,100,000 of interest expense from the amortization of the Bridge Facility commitment fees and related expenses.

      In January 2003, the Company filed for the deregistration of its shares of common and special common stock under the Securities Exchange Act of 1934. The Company’s shares of common and special common stock are no longer publicly traded. The Company will continue to file periodic reports with the SEC as required by the respective indentures of Nortek’s Existing Notes.

      Under the terms of one of Nortek’s supplemental executive retirement plans (“SERP”), Nortek was required to make one-time cash payments to participants in such plan in satisfaction of obligations under that plan when the Recapitalization was completed. Accordingly, Nortek made a distribution of approximately $75,100,000 to the participants in the plan from funds included in the Company’s Consolidated Balance Sheet at December 31, 2002 and classified in long-term assets in restricted investments and marketable securities held by pension trusts and transferred to one of the participants a life insurance policy with approximately $10,300,000 of cash surrender value to satisfy a portion of the SERP’s obligation to such participant’s obligation upon the Stockholder Approval. The termination and settlement of the obligation of this SERP resulted in a curtailment loss on January 9, 2003 (see Note F).

      The total amount of transaction fees and related costs incurred by Nortek and Kelso associated with the Recapitalization was approximately $47,300,000, including the $27,900,000 noted above, of which approximately $10,500,000 of advisory fees and expenses was paid to Kelso & Company L.P. A portion of these fees and expenses was recorded by Nortek in selling, general and administrative expense, since they were obligations of Nortek prior to the Recapitalization. Approximately $12,800,000 was recorded as expense on January 9, 2003 since these fees and expenses became obligations of Nortek upon consummation of the Recapitalization (see Note F).

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The following reflects the unaudited pro forma effect of the Recapitalization on continuing operations for the period from January 1, 2003 to January 9, 2003:

Pro Forma
for the Period
Jan. 1, 2003 -
Jan. 9, 2003

Net sales	$25,000
Operating earnings	$300
Net loss	$(3,400)

      The unaudited pro forma condensed consolidated summary of operations for the period from January 1, 2003 to January 9, 2003 presented above has been prepared by adjusting historical amounts for the period to give effect to the Recapitalization as if it had occurred on January 1, 2003. The pro forma adjustments to the historical results of operations for the period from January 1, 2003 to January 9, 2003 include the pro forma impact of the purchase accounting for such period and the elimination of approximately $83,000,000 of expenses and charges of the Recapitalization recorded during such period as the unaudited pro forma condensed consolidated summary of operations assumes that the Recapitalization occurred on January 1, 2003 (see Note A).

      (C) In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements on FIN 46 apply to the Company immediately for all variable interest entities created after December 31, 2003 and begin on January 1, 2005 for all variable interest entities created prior to January 1, 2004. The adoption of FIN 46 on January 1, 2004 did not have any impact on the Company’s consolidated financial statements and is not expected to have a material impact in the future.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”), which clarifies the financial accounting and reporting proscribed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) for derivative instruments, including certain derivative instruments embedded in other contracts. Certain provisions of SFAS No. 149 related to implementation issues of SFAS No. 133 are already effective and other provisions related to forward purchases or sales are effective for both existing contracts and new contracts entered into after June 30, 2003. The Company has previously adopted SFAS No. 133, including the implementation issues addressed in SFAS No. 149, and the adoption of the new provisions of SFAS No. 149 on July 1, 2003 did not have an impact on the Company’s consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”), which addresses the accounting and reporting for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for all existing financial instruments beginning in the first interim period after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions for the first fiscal period beginning after December 15, 2003. The Company adopted SFAS No. 150 on July 1, 2003. Adoption of this accounting standard did not have an impact on the Company’s consolidated financial statements.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      In December 2003, the FASB reissued SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (“SFAS No. 132”) to require additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The revised SFAS No. 132 provides only for additional disclosures and does not change the accounting for pension and postretirement plans. The Company has previously adopted SFAS No. 132 and has provided the required new interim disclosures of the revised SFAS No. 132 in Note M.

      (D) From January 1, 2004 through February 3, 2004, Nortek purchased approximately $14,800,000 of its 9 1/4% Senior Notes due 2007 (“9 1/4% Notes”) and approximately $10,700,000 of its 9 1/8% Senior Notes due 2007 (“9 1/8% Notes”) in open market transactions. On March 15, 2004, Nortek redeemed all its outstanding 9 1/4% Notes (approximately $160,200,000 in principal amount) and on March 14, 2004 redeemed all of its outstanding 9 1/8% Notes (approximately $299,300,000 in principal amount). The 9 1/4% Notes and 9 1/8% Notes were redeemed at a redemption price of 101.542% and 103.042%, respectively, of the principal amount thereof plus accrued and unpaid interest. The 9 1/4% Notes and 9 1/8% Notes ceased to accrue interest as of the respective redemption dates indicated above. The Company used the net after tax proceeds from the sale of Ply Gem of approximately $450,000,000, together with existing cash on hand, to fund the redemption of the 9 1/4% Notes and 9 1/8% Notes. On March 14, 2004, Nortek redeemed $60,000,000 of its outstanding 8 7/8% Senior Notes due 2008 (“8 7/8% Notes”). On March 31, 2004, Nortek redeemed the remaining $150,000,000 of its outstanding 8 7/8% Notes (see below). The 8 7/8% Notes were called at a redemption price of 104.438% of the principal amount thereof plus accrued and unpaid interest.

      On March 1, 2004, Nortek completed the sale of $200,000,000 of Senior Floating Rate Notes due 2010 (the “Floating Rate Notes”). The Floating Rate Notes bear interest at a rate per annum equal to LIBOR, as defined, plus 3% (4.87% as of July 3, 2004). Interest on the Floating Rate Notes will be determined and payable semi-annually on June 30 and December 31 of each year commencing June 30, 2004. Nortek incurred fees and expenses, including the initial purchaser’s discount, of approximately $4,000,000 in connection with the sale, which will be amortized over the life of the Floating Rate Notes. The Floating Rate Notes are unsecured obligations of Nortek, which mature on December 31, 2010, and may be redeemed in whole or in part prior to December 31, 2010 at the redemption prices as defined in the indenture governing the Floating Rate Notes (the “Indenture”). The Indenture contains covenants that limit Nortek’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Floating Rate Notes require Nortek to register notes having substantially identical terms (the “Nortek Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Nortek Exchange Notes for the Floating Rate Notes (the “Nortek Exchange”) (see Note N). Approximately $60,000,000 principal amount of the 8 7/8% Notes ceased to accrue interest as of March 14, 2004 and approximately $150,000,000 principal amount of such Notes ceased to accrue interest as of March 31, 2004. Nortek used the net proceeds of approximately $196,000,000 from the sale of the Floating Rate Notes, together with existing cash on hand, to fund the redemption of the 8 7/8% Notes.

      The open market purchases and the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes noted above resulted in a pre-tax loss of approximately $11,958,000 in the first quarter of 2004, based upon the difference between the respective redemption prices indicated above and the estimated carrying values at the redemption dates.

      Interest expense in the first six months ended July 3, 2004 includes duplicative interest arising during the waiting period from the call for redemption to the date of redemption of the 8 7/8% Senior Notes as during that period, the Floating Rate Notes, whose proceeds were used to refinance the 8 7/8% Senior Notes, were also outstanding.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      On November 24, 2003, the Company completed the sale of $515,000,000 aggregate principal amount at maturity ($349,400,000 gross proceeds) of its 10% Senior Discount Notes due May 15, 2011 (“Senior Discount Notes”). The Senior Discount Notes, which are structurally subordinate to all debt and liabilities of the Company’s subsidiaries, were issued and sold in a private Rule 144A offering to institutional investors. The net proceeds of the offering were used to pay a dividend of approximately $298,474,000 to holders of the Company’s capital stock and approximately $41,000,000 of these proceeds were used by the Company to purchase additional capital stock of Nortek. Nortek used these proceeds to fund the majority of a cash distribution of approximately $41,600,000 to option holders of the Rollover Options in the fourth quarter of 2003. The accreted value of the Senior Discount Notes will increase from the date of issuance at a rate of 10% per annum compounded semi-annually such that the accreted value will equal the principal amount of $515,000,000 on November 15, 2007. No cash interest will accrue on the Senior Discount Notes prior to November 15, 2007 and, thereafter, cash interest will accrue at 10% per annum payable semi-annually in arrears on May 15 and November 15 of each year. The Senior Discount Notes are unsecured obligations of the Company, which mature on May 15, 2011, and may be redeemed in whole or in part at the redemption prices as defined in the indenture governing the Senior Discount Notes (the “Indenture”). The Indenture contains covenants that limit the Company’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Senior Discount Notes require the Company to register notes having substantially identical terms (the “Holdings Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Holdings Exchange Notes for the Senior Discount Notes (the “Holdings Exchange”) (see Note N). Under certain limited circumstances, Nortek may be required in the future to guarantee the Senior Discount Notes on a senior subordinated basis. This requirement will not apply if the terms of any of Nortek’s senior indebtedness restricts the issuance of such guarantee. Nortek’s Senior Secured Credit Facility does not permit such a guarantee. In addition the issuance of such a guarantee by Nortek would constitute a restricted payment under the terms of Nortek’s indentures.

      The period from January 10, 2003 to July 5, 2003 includes approximately $4,100,000 of interest expense from the amortization of the Bridge Facility commitment entered into as part of the Recapitalization (see Note B).

      (E) On March 9, 2004, the Company acquired OmniMount Systems, Inc. (“OmniMount”) for approximately $16,500,000 in cash and contingent consideration payable 90 days after fiscal 2006 if certain fiscal 2006 financial results, as defined by the stock purchase agreement, are met. OmniMount is a manufacturer and designer of speaker mountings and other products to maximize the home theater experience.

      On December 15, 2003, the Company acquired Operator Specialty Company, Inc. (“OSCO”), located in Casnovia, MI for approximately $2,500,000. OSCO is a manufacturer and designer of gate operators and access controls.

      On July 11, 2003, the Company acquired SpeakerCraft, Inc. (“SPC”) for approximately $58,100,000 in cash. SPC is a leading designer and supplier of architectural loudspeakers and audio products used in residential custom applications.

      On January 17, 2003, the Company acquired Elan Home Systems L.L.C. (“Elan”) for an aggregate purchase price of approximately $18,900,000 including a $1,500,000 note payable to the sellers. Elan manufactures and sells consumer electronic equipment that controls whole-house entertainment, communication and automation systems for new residential construction and retrofit markets.

      Acquisitions accounted for approximately $21,900,000 and $37,300,000 of the increase to net sales for the second quarter and six months ended July 3, 2004, respectively, and accounted for approximately

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

$4,000,000 and $5,900,000 of the increase to operating earnings for the second quarter and six months ended July 3, 2004, respectively, as compared to 2003. OmniMount, OSCO, SPC and Elan are included in the Residential Building Products Segment in the Company’s segment reporting. Pro forma results related to these acquisitions have not been presented, as the effect is not significant to the Company’s consolidated operating results.

      Acquisitions are accounted for as purchases and, accordingly, have been included in the Company’s consolidated results of operations since the acquisition date. Purchase price allocations are subject to refinement until all pertinent information regarding the acquisitions is obtained.

      (F) The operating results of the Air Conditioning and Heating Products Segment for the second quarter and first six months ended July 3, 2004 include approximately $600,000 and $1,900,000, respectively, of costs associated with the closure of certain manufacturing facilities (see Note L). During the three months ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, approximately $1,400,000 of costs associated with the closure of certain manufacturing facilities was recorded within the Air Conditioning and Heating Products Segment. There were no costs recorded in the period from January 1, 2003 to January 9, 2003 related to the closure of certain manufacturing facilities within the Air Conditioning and Heating Products Segment.

      Operating results for the second quarter ended July 3, 2004 include a non-cash foreign exchange gain of approximately $100,000 and operating results for the first six months ended July 3, 2004 include a non-cash foreign exchange loss of approximately $500,000 on intercompany debt not permanently invested between the Company’s subsidiaries. For the second quarter ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, operating results include a non-cash foreign exchange gain of approximately $600,000 and $700,000, respectively, on intercompany debt not permanently invested.

      During the second quarter and first six months ended July 3, 2004, the Company recorded a pre-tax charge to continuing operations of approximately $3,100,000 and $3,300,000, respectively, for compensation expense related to stock options issued to employees, officers and directors in accordance with SFAS No. 123. During the second quarter ended July 5, 2003 and the period from January 10, 2003 to July 5, 2003, the Company recorded a pre-tax charge to continuing operations of approximately $200,000 and $900,000, respectively, for compensation expense related to stock options issued to employees, officers and Directors in accordance with SFAS No. 123 (see Note A). A portion of this expense has been allocated to the Company’s reporting segments for all periods presented (see Note I).

      During the second quarter ended July 5, 2003 and the periods from January 10, 2003 to July 5, 2003 and from January 1, 2003 to January 9, 2003, the Company incurred approximately $300,000, $1,700,000 and $100,000, respectively, of direct expenses and fees associated with the Company’s strategic sourcing software and systems development, which were recorded in Unallocated in the Company’s segment reporting.

      For the nine days ended January 9, 2003, the Company incurred certain charges in connection with the Recapitalization. These charges were as follows:

Curtailment loss upon termination of a SERP	$70,142,000
Recapitalization fees, expenses and other	12,848,000
Other	10,000

$83,000,000

      (G) At July 30, 2004, approximately $51,500,000 was available for the payment of cash dividends, stock purchases or other restricted payments by the Company as defined under the terms of the

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Company’s most restrictive indenture based on the redemption and refinancing of certain of Nortek’s existing notes (see Note D). Restricted payments to Holdings from Nortek are limited by the amount of cash available for payment under the terms of Nortek’s most restrictive indenture and approximately $110,100,000 were permitted at July 30, 2004.

      (H) On February 12, 2004, the Company sold the capital stock of its wholly-owned subsidiary Ply Gem for net cash proceeds of approximately $506,700,000, after excluding approximately $21,400,000 of proceeds provided to fund liabilities of Ply Gem indemnified by the Company, and recorded a net after-tax gain on the sale of approximately $72,300,000 in the first quarter of 2004. Ply Gem, through its operating subsidiaries, is a manufacturer and distributor of a range of products for use in the residential new construction, do-it-yourself and professional renovation markets, including vinyl siding, windows, patio doors, fencing, railing, decking and accessories. The results of operations of the operating subsidiaries of Ply Gem comprised the Company’s entire Windows, Doors and Siding Products (“WDS”) reporting segment and the corporate expenses of Ply Gem were previously included in Unallocated other, net in the Company’s segment reporting (see Note I).

      The Company allocates interest to dispositions that qualify as a discontinued operation for debt instruments which are entered into specifically and solely with the entity disposed of and from debt which is settled with proceeds received from the disposition. For the six months ended July 3, 2004, interest allocated to discontinued operations, included in interest expense, net in the table below, was approximately $2,800,000 (net of taxes of approximately $1,600,000). For the second quarter ended July 5, 2003 and the periods from January 10, 2003 to July 5, 2003 and from January 1, 2003 to January 9, 2003, interest allocated to discontinued operations, included in interest expense, net in the table below, was approximately $6,000,000 (net of taxes of approximately $3,600,000), $11,400,000 (net of taxes of approximately $6,700,000) and $800,000 (net of taxes of approximately $400,000), respectively.

      The sale of Ply Gem and the related operating results have been excluded from earnings (loss) from continuing operations and are classified as discontinued operations for all periods presented.

      The table that follows presents a summary of the results of discontinued operations for the three months ended July 3, 2004 and July 5, 2003:

	Post-Recapitalization for
	the Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Net sales	$—	$154,500

Operating earnings (loss) of discontinued operations*	$(1,200)	$21,581
Interest expense, net	—	(9,881)

Earnings (loss) before income taxes	(1,200)	11,700
Provision (benefit) for income taxes	(400)	4,300

Earnings (loss) from discontinued operations	$(800)	$7,400

Depreciation and amortization expense	$—	$3,731

*	Operating earnings of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Operating earnings of discontinued operations for the three months ended July 5, 2003 include approximately $100,000 of severance and other costs associated with the closure of certain manufacturing facilities.

Operating earnings for the three months ended July 3, 2004 reflect the pre-tax impact of stock-based employee compensation charges of approximately $1,200,000 related to Nortek Holdings’ stock options retained by employees of Ply Gem subsequent to the sale of Ply Gem (see Note A).

      The table that follows presents a summary of the results of discontinued operations for the periods presented:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)
Net sales	$40,600	$253,600	$8,800

Operating earnings (loss) of discontinued operations*	$(3,244)	$21,771	$(368)
Interest expense, net	(4,556)	(18,671)	(1,232)

Earnings (loss) before provision (benefit) for income taxes	(7,800)	3,100	(1,600)
Provision (benefit) for income taxes	(2,900)	1,200	(600)

Earnings (loss) from discontinued operations	(4,900)	1,900	(1,000)

Gain on sale of discontinued operations	122,700	—	—
Income tax provision on sale of discontinued operations	50,400	—	—

	72,300	—	—

Earnings (loss) from discontinued operations	$67,400	$1,900	$(1,000)

Depreciation and amortization expense	$1,359	$8,478	$315

*	Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to July 5, 2003 include approximately $600,000 of severance and other costs associated with the closure of certain manufacturing facilities. Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to July 5, 2003 also include approximately $1,300,000 of costs and expenses for expanded distribution including new customers.

Operating earnings for the six months ended July 3, 2004 reflect the pre-tax impact of stock-based employee compensation charges of approximately $1,900,000 recorded in the second quarter related to Nortek Holdings’ stock options retained by employees of Ply Gem subsequent to the sale of Ply Gem (see Note A).

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The table that follows presents a breakdown of the major components of assets and liabilities of discontinued operations as of December 31, 2003:

December 31, 2003

(Amounts in thousands)
(Unaudited)
Assets:
Accounts receivable, less allowances of $8,695,000	$45,236
Inventories	44,136
Prepaid income taxes	8,392
Property and equipment, net	122,816
Goodwill	219,977
Intangible assets, less accumulated amortization of $3,849,000	44,363
Other assets	9,931

Total assets of discontinued operations	$494,851

Liabilities:
Accounts payable	$18,876
Accrued expenses	33,803
Notes, mortgage notes and obligations payable	29,562
Deferred income taxes	25,323
Other liabilities	30,119

Total liabilities of discontinued operations	$137,683

      (I) The Company has two reportable segments: the Residential Building Products Segment and the Air Conditioning and Heating Products Segment. In the tables below, Unallocated includes corporate related items, intersegment eliminations and certain income and expense items not allocated to reportable segments.

      The Company evaluates segment performance based on operating earnings before allocations of corporate overhead costs. Intersegment net sales and intersegment eliminations were not material for any of the periods presented. The income statement impact of all purchase accounting adjustments, including goodwill and intangible asset amortization, is reflected in the operating earnings of the applicable operating segment.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Net sales, operating earnings and pre-tax earnings from continuing operations for the Company’s segments for the three months ended July 3, 2004 and July 5, 2003 were as follows:

	Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Net sales:
Residential building products	$245,627	$194,928
Air conditioning and heating products	202,766	195,101

Consolidated net sales	$448,393	$390,029

Operating earnings:
Residential building products*	$41,706	$31,551
Air conditioning and heating products*	16,218	19,016

Subtotal	57,924	50,567
Unallocated:
Strategic sourcing software and systems development expense	—	(300)
Stock based compensation charges	(2,100)	(200)
Other, net	(9,232)	(6,220)

Consolidated operating earnings	46,592	43,847
Interest expense	(18,432)	(12,636)
Investment income	340	289

Earnings before provision for income taxes	$28,500	$31,500

*	The operating results of the Air Conditioning and Heating Products Segment for the three months ended July 3, 2004 and July 5, 2003 include approximately $600,000 and $1,400,000, respectively, of costs associated with the closure of certain manufacturing facilities (see Note L). The operating results of the Residential Building Products Segment and the Air Conditioning and Heating Products Segment for the three months ended July 3, 2004 include approximately $600,000 and $400,000, respectively, of compensation expense related to stock options issued to employees of such segments in accordance with SFAS No. 123.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Net sales, operating earnings (loss) and pre-tax earnings (loss) from continuing operations for the Company’s segments for the periods presented below were as follows:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)
Net sales:
Residential building products	$482,148	$379,461	$16,338
Air conditioning and heating products	373,688	346,645	8,613

Consolidated net sales	$855,836	$726,106	$24,951

Operating earnings (loss):
Residential building products*	$81,714	$58,547	$2,731
Air conditioning and heating products*	25,290	35,492	(1,258)

Subtotal	107,004	94,039	1,473
Unallocated:
Expenses and charges arising from the Recapitalization	—	—	(83,000)
Strategic sourcing software and systems development expense	—	(1,700)	(100)
Stock based compensation charges	(2,300)	(800)	—
Other, net	(16,637)	(13,168)	(138)

Consolidated operating earnings (loss)	88,067	78,371	(81,765)
Interest expense	(43,993)	(29,427)	(1,054)
Loss from debt retirement	(11,958)	—	—
Investment income	1,284	656	119

Earnings (loss) before provision (benefit) for income taxes	$33,400	$49,600	$(82,700)

*	The operating results of the Air Conditioning and Heating Products Segment for the first six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003 include approximately $1,900,000 and $1,400,000, respectively, of costs associated with the closure of certain manufacturing facilities (see Note L). There were no costs recorded in the period from January 1, 2003 to January 9, 2003 related to the closure of certain manufacturing facilities within the Air Conditioning and Heating Products Segment. The operating results of the Residential Building Products Segment for the six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003 include approximately $600,000 and $100,000, respectively, of compensation expense related to stock options issued to employees of this segment in accordance with SFAS No. 123 and the operating results of the Air Conditioning and Heating Products Segment for the six months ended July 3, 2004 include approximately $400,000 of compensation expense related to stock options issued to employees of this segment in accordance with SFAS No. 123.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Depreciation expense, amortization of intangible assets and purchase price allocated to inventory and capital expenditures from continuing operations for the Company’s segments for the three months ended July 3, 2004 and July 5, 2003 were as follows:

	Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Depreciation Expense:
Residential building products	$3,679	$1,888
Air conditioning and heating products	3,126	1,968
Other	223	83

Consolidated depreciation expense	$7,028	$3,939

Amortization of intangible assets and purchase price allocated to inventory*:
Residential building products	$2,728	$2,277
Air conditioning and heating products	870	687

Consolidated amortization expense and purchase price allocated to inventory	$3,598	$2,964

Capital Expenditures:
Residential building products	$2,402	$2,303
Air conditioning and heating products	2,318	1,962
Other	24	11

Consolidated capital expenditures	$4,744	$4,276

*	During the three months ended July 3, 2004 and July 5, 2003, the Company reflected approximately $200,000 and $900,000, respectively, of excess purchase price allocated to inventory as a non-cash charge to cost of products sold in the Residential Building Products Segment.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Depreciation expense, amortization of intangible assets and purchase price allocated to inventory and capital expenditures from continuing operations for the Company’s segments for the periods presented below were as follows:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

	(Unaudited)
Depreciation Expense:
Residential building products	$6,503	$3,731	$295
Air conditioning and heating products	6,028	3,779	276
Other	305	193	15

Consolidated depreciation expense	$12,836	$7,703	$586

Amortization of intangible assets and purchase price allocated to inventory*:
Residential building products	$5,378	$6,852	$53
Air conditioning and heating products	1,694	1,966	14

Consolidated amortization expense and purchase price allocated to inventory	$7,072	$8,818	$67

Capital Expenditures:
Residential building products	$4,831	$4,227	$91
Air conditioning and heating products	4,475	2,764	116
Other	342	255	—

Consolidated capital expenditures	$9,648	$7,246	$207

*	During the six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003, the Company reflected approximately $200,000 and $4,900,000, respectively, of excess purchase price allocated to inventory as a non-cash charge to cost of products sold. In the first six months ended July 3, 2004, all $200,000 was allocated to the Residential Buildings Products Segment and for the period from January 10, 2003 to July 5, 2003, approximately $4,300,000 was allocated to the Residential Building Products Segment and approximately $600,000 was allocated to the Air Conditioning and Heating Products Segment.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      (J) The Company provides income taxes on an interim basis based upon the estimated annual effective income tax rate. The following reconciles the federal statutory income tax rate to the estimated effective tax rate of approximately 41.3%, 40.5% and 26.4% for the periods presented:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

Income tax provision (benefit) at the federal statutory rate	35.0%	35.0%	(35.0)%
Net change from federal statutory rate:
State income tax provision, net of federal income tax effect	2.5	1.1	—
Change in tax reserves, net	0.5	0.5	—
Tax effect resulting from foreign activities	2.4	1.7	—
Tax effect of the Recapitalization	—	—	8.3
Non-deductible expenses	0.4	0.5	—
Other, net	0.5	1.7	0.3

Income tax provision (benefit) at estimated effective rate	41.3%	40.5%	(26.4)%

      (K) As of July 3, 2004, the Company’s former subsidiary, Ply Gem, has guaranteed approximately $26,700,000 of third party obligations relating to rental payments through June 30, 2016 under a facility leased by SNE (a former subsidiary), which was sold on September 21, 2001. The Company has indemnified these guarantees in connection with the sale of Ply Gem on February 12, 2004 and has recorded an estimated liability related to this indemnified guarantee of approximately $1,000,000 at July 3, 2004 in accordance with Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”) (see Note H). The buyer of SNE has provided certain indemnifications and other rights to Nortek for any payments that it might be required to make pursuant to this guarantee. Should the buyer of SNE cease making payments then the Company may be required to make payments on its indemnification.

      A former subsidiary of the Company is a defendant in a number of lawsuits alleging damage caused by alleged defects in certain pressure treated wood products. A subsidiary of the Company has indemnified Ply Gem for all known liabilities and future claims relating to such matters and retained the rights to all potential reimbursements related to insurance coverage. Many of the lawsuits have been resolved by dismissal or settlement with amounts being paid out of insurance proceeds or other recoveries. The Company and the former subsidiary continue to vigorously defend the remaining suits. Certain defense and indemnity costs are being paid out of insurance proceeds and proceeds from a settlement with suppliers of material used in the production of the treated wood products. The Company has recorded liabilities of approximately $3,800,000 at July 3, 2004 for the indemnification of the estimated costs to resolve these outstanding matters. The Company has indemnified the buyer of Ply Gem for these liabilities in connection with the sale of Ply Gem on February 12, 2004 (see Note H).

      The Company has indemnified third parties for certain matters in a number of transactions involving dispositions of former subsidiaries. The Company has recorded liabilities in relation to these indemnifications, including the indemnified guarantee and litigation noted above, of approximately $21,300,000 at July 3, 2004 and $20,900,000 at December 31, 2003. Approximately $18,600,000 of these

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

indemnifications as of July 3, 2004 relate to indemnifications provided to the buyer of Ply Gem in connection with the sale of Ply Gem. Accordingly, the Company has included approximately $4,700,000 of short-term liabilities from discontinued operations and approximately $13,900,000 of long-term liabilities from discontinued operations, respectively, in accrued expenses and other long-term liabilities in the accompanying unaudited condensed consolidated balance sheet at July 3, 2004. Approximately $18,200,000 of these indemnifications as of December 31, 2003 related to Ply Gem and were included in liabilities from discontinued operations in the accompanying unaudited condensed consolidated balance sheet prior to the sale of Ply Gem (see Note H).

      The Company sells a number of products and offers a number of warranties including in some instances, extended warranties. The specific terms and conditions of these warranties vary depending on the product sold and country in which the product is sold. The Company estimates the costs that may be incurred under its warranties and, with the exception of extended warranties, records a liability for such costs at the time of sale. Proceeds received from extended warranties are amortized over the life of the warranty and reviewed to ensure that the liability recorded is equal to or greater than estimated future costs. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company periodically assesses the adequacy of its recorded warranty claims and adjusts the amounts as necessary. Changes in the Company’s combined short-term and long-term warranty liabilities during the periods presented are as follows:

	For the Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)

	(Unaudited)
Balance, beginning of period	$29,378	$26,743
Warranties provided during period	5,067	4,535
Settlements made during period	(4,240)	(3,639)
Changes in liability estimates, including expirations	211	167

Balance, end of period	$30,416	$27,806

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

	(Unaudited)
Balance, beginning of period	$29,087	$25,983	$26,007
Warranties provided during period	9,262	8,762	234
Settlements made during period	(7,828)	(7,025)	(274)
Changes in liability estimate, including acquisitions	(105)	86	16

Balance, end of period	$30,416	$27,806	$25,983

      The Company is subject to other contingencies, including legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, product liability, warranty and modification, adjustment or replacement of component parts of units sold, which may include product recalls. Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned. The Company

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

has used various substances in its products and manufacturing operations which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated.

      While it is impossible to ascertain the ultimate legal and financial liability with respect to contingent liabilities, including lawsuits, the Company believes that the aggregate amount of such liabilities, if any, in excess of amounts provided or covered by insurance, will not have a material adverse effect on the consolidated financial position or results of operations of the Company. It is possible, however, that future results of operations for any particular future period could be materially affected by changes in the Company’s assumptions or strategies related to these contingencies or changes out of the Company’s control.

      (L) The Company records restructuring costs primarily in connection with operations acquired or facility closings which management plans to eliminate in order to improve future operating results of the Company. During the six months ended July 3, 2004, the Company recognized restructuring charges primarily associated with plant closings in the Air Conditioning and Heating Products Segment.

      In the second quarter of 2003, the Company initiated restructuring activities related to the closure of two facilities in St. Louis, Missouri, in order to relocate the operations to other facilities. Approximately 293 employees were terminated in 2003 and approximately 98 employees have been terminated to date during the first six months of 2004. Approximately 60 additional employees are expected to be terminated during the remaining six months of 2004. The facilities currently support warehousing and distribution activities of the segment’s residential HVAC products. During the three months and six months ended July 3, 2004 and the period from January 10, 2003 to July 5, 2003, the Company provided approximately $600,000, $1,900,000 and $1,400,000, respectively, in cost of goods sold related to liabilities incurred as a result of the restructuring. The Company expects to provide an additional estimated $800,000 of costs through the end of 2004. The facilities to be closed are owned by the Company and are expected to be sold in 2004.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The following table sets forth restructuring activity in the accompanying unaudited condensed consolidated statement of operations for the periods presented. These costs are included in cost of goods sold and selling, general and administrative expenses in the accompanying unaudited condensed consolidated statement of operations of the Company.

	Employee		Total
	Separation		Restructuring
	Expenses	Other	Costs

	(Amounts in thousands)

	(Unaudited)
Balance at December 31, 2002	$820	$645	$1,465
Other adjustments	(90)	(110)	(200)

Balance at January 9, 2003	730	535	1,265
Payments and asset write downs	(45)	(205)	(250)

Balance at April 5, 2003	685	330	1,015
Provision	1,251	133	1,384
Payments and asset write downs	(143)	(23)	(166)

Balance at July 5, 2003	$1,793	$440	$2,233

Balance at December 31, 2003	$1,638	$205	$1,843
Provision	71	1,219	1,290
Payments and asset write downs	(1,139)	(1,420)	(2,559)

Balance at April 3, 2004	570	4	574
Provision	125	458	583
Payments and asset write downs	(202)	(462)	(664)

Balance at July 3, 2004	$493	$—	$493

      Employee separation expenses are comprised of severance, vacation, outplacement and retention bonus payments. Other restructuring costs include expenses associated with terminating other contractual arrangements, costs to prepare facilities for closure, costs to move equipment and products to other facilities and write-offs related to equipment sales and disposals.

      (M) The Company and its subsidiaries have various pension, supplemental retirement plans for certain officers, profit sharing and other post retirement benefit plans requiring contributions to qualified trusts and union administered funds.

      Pension and profit sharing expense charged to operations aggregated approximately $4,700,000 and $3,700,000 for the three months ended July 3, 2004 and July 5, 2003, respectively. Pension and profit sharing expense charged to operations aggregated approximately $8,100,000, $7,200,000 and $950,000 for the six months ended July 3, 2004 and the periods from January 10, 2003 to July 5, 2003 and from January 1, 2003 to January 9, 2003, respectively. The Company’s policy is to generally fund currently the minimum allowable annual contribution of its various qualified defined benefit plans. As previously disclosed in the Company’s latest annual report on Form 10-K as filed with the SEC, the Company expects to contribute approximately $7,600,000 to its defined benefit pension plans during 2004. As of July 3, 2004, approximately $3,800,000 of contributions have been made.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The Company’s net periodic benefit cost for its defined benefit plans for the three months ended July 3, 2004 and July 5, 2003 consists of the following components:

	For the Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Service cost	$293	$500
Interest cost	2,316	2,370
Expected return on plan assets	(1,999)	(1,901)
Amortization of prior service cost	47	54
Recognized actuarial loss	4	7
Curtailment loss	—	31

Net periodic benefit cost	$661	$1,061

      The Company’s net periodic benefit cost for its defined benefit plans for the periods presented below consists of the following components:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)
Service cost	$595	$972	$80
Interest cost	4,708	4,609	385
Expected return on plan assets	(4,064)	(3,698)	(184)
Amortization of prior service cost	96	104	70
Recognized actuarial loss	8	14	210
Curtailment loss	—	61	65,766

Net periodic benefit cost	$1,343	$2,062	$66,327

      The Company’s net periodic benefit cost for its subsidiary’s Post Retirement Health Benefit Plan for the three months ended July 3, 2004 and July 5, 2003 consists of the following components:

	For the Three Months Ended

	July 3, 2004	July 5, 2003

	(Amounts in thousands)
	(Unaudited)
Service cost	$247	$251
Interest cost	608	556
Amortization of prior service cost	—	2
Recognized actuarial gain	(5)	(2)

Net periodic post retirement health benefit cost	$850	$807

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      The Company’s net periodic benefit cost (income) for its subsidiary’s Post Retirement Health Benefit Plan for the periods presented consists of the following components:

	For the Periods

			Pre-
	Post-Recapitalization		Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	July 3, 2004	July 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)
Service cost	$501	$488	$13
Interest cost	1,237	1,081	62
Amortization of prior service cost	—	4	2
Recognized actuarial (gain) loss	(11)	(4)	35
Curtailment gain	—	—	(355)

Net periodic post retirement health benefit cost (income)	$1,727	$1,569	$(243)

      On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”). The Act expanded Medicare to include, for the first time, coverage for prescription drugs. The Company sponsors a retiree medical program for certain of its locations and the Company expects that this legislation will eventually reduce the Company’s cost for the program. At this point, the Company’s investigation into its response to the legislation is preliminary, as the Company awaits guidance from various governmental and regulatory agencies concerning the requirements that must be met to obtain these cost reductions as well as the manner in which such savings should be measured. Because of various uncertainties related to the Company’s response to this legislation and the appropriate accounting methodology for this event, the Company has elected to defer financial recognition of this legislation until the FASB issues final accounting guidance. When issued, that final guidance could require the Company to change previously reported information. This deferral election is permitted under FASB Staff Position No. FAS 106-1 until the first interim or annual period beginning after June 15, 2004.

      (N) On August 27, 2004, THL Buildco, Inc. (“THL Buildco”) purchased all of the outstanding capital stock of the former Nortek Holdings pursuant to the stock purchase agreement in a transaction valued at approximately $1.75 billion. Immediately upon the completion of this acquisition, THL Buildco was merged with and into the former Nortek Holdings with the former Nortek Holdings continuing as the surviving corporation, and the former Nortek Holdings was then merged with and into Nortek with Nortek continuing as the surviving corporation and a wholly-owned subsidiary of THL Buildco Holdings, Inc. THL Buildco Holdings, Inc. was then renamed Nortek Holdings, Inc. (collectively, the “THL Transaction”).

      In connection with the THL Transaction, THL Buildco issued $625 million in aggregate principal of 8 1/2% senior subordinated notes due 2014 (the “Notes”). The Notes require interest to be paid semi-annually in arrears on March 1 and September 1 of each year. The Notes are guaranteed by all of Nortek’s current and certain future domestic subsidiaries, as defined, with the exception of certain domestic subsidiaries, as defined, which are excluded from the Note guarantee (the “Guarantors”). The Guarantors are wholly owned either directly or indirectly by Nortek and jointly and severally guarantee Nortek’s obligations under the Notes. None of Nortek’s subsidiaries organized outside of the United States guarantee the Notes.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

A summary of the estimated cash sources and uses for the THL Transaction is as follows (in millions):

Sources:
Cash equity from the Buyer and its affiliates(1)	$361.8
Senior secured term loan	700.0
Senior subordinated notes	625.0
Estimated cash of the Company	153.3

$1,840.1

Uses:
Purchase price paid to sellers	$816.3
Repayment of existing debt, including interest and redemption premiums	925.5
Transaction fees, expenses and other	98.3

$1,840.1

(1)	Excludes approximately $111.8 million of equity in the former Nortek Holdings that Nortek management reinvested into Investors LLC and a deferred compensation plan of Nortek Holdings.

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

(O) Consolidating financial information related to the Company, Nortek, its guarantor subsidiaries and non-guarantor subsidiaries as of July 3, 2004 and for the three and six-month periods ended July 3, 2004, the period from January 10, 2003 to July 5, 2003, the period from January 1, 2003 to January 9, 2003 and the three-month period ended July 5, 2003 are reflected below in order to comply with the reporting requirements for guarantor subsidiaries. The “Parent” columns include the accounts of Nortek Holdings, subsequent to its inception on November 21, 2002, and Nortek, which became Nortek Holdings’ immediate subsidiary subsequent to November 20, 2002:

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Balance Sheet as of July 3, 2004 (unaudited):

		Guarantor	Non-Guarantor		Holdings
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current Assets:
Unrestricted
Cash and cash equivalents	$114,730	$1,021	$11,942	$—	$127,693
Marketable securities available for sale	5,011	—	—	—	5,011
Restricted
Cash, investments and marketable securities	—	8,523	—	—	8,523
Accounts receivable, less allowances	—	189,936	73,220	—	263,156
Intercompany receivables (payables)	—	(9,489)	9,489	—	—
Inventories	—	162,792	39,196	—	201,988
Prepaid expenses	1,637	6,753	3,073	—	11,463
Other current assets	5,950	4,266	6,526	—	16,742
Prepaid income taxes	6,000	14,500	200	—	20,700

Total current assets	133,328	378,302	143,646	—	655,276

Property and Equipment, at Cost:
Total property and equipment, net	1,509	137,706	50,979	—	190,194

Other Assets:
Investment in subsidiaries and long-term receivables from (to) subsidiaries	1,043,308	579,399	(66,937)	(1,555,770)	—
Goodwill	—	660,794	26,103	—	686,897
Intangible assets, less accumulated amortization	—	71,292	17,751	—	89,043
Other assets	29,592	2,818	844	—	33,254

Total other assets	1,072,900	1,314,303	(22,239)	(1,555,770)	809,194

Total assets	$1,207,737	$1,830,311	$172,386	$(1,555,770)	$1,654,664

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Notes payable and other short-term obligations	$—	$362	$5,877	$—	$6,239
Current maturities of long-term debt	4,590	1,573	1,008	—	7,171
Accounts payable	368	102,898	56,412	—	159,678
Accrued expenses and taxes	42,537	96,754	28,728	—	168,019

Total current liabilities	47,495	201,587	92,025	—	341,107

Other Liabilities:
Deferred income taxes	(9,100)	28,200	13,500	—	32,600
Other long-term liabilities	59,551	79,635	11,127	—	150,313

	50,451	107,835	24,627	—	182,913

Notes, Mortgages and Obligations Payable Less Current Maturities	821,087	20,204	649	—	841,940

Total Stockholders’ investment	288,704	1,500,685	55,085	(1,555,770)	288,704

Total liabilities and stockholders’ investment	$1,207,737	$1,830,311	$172,386	$(1,555,770)	$1,654,664

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Statement of Operations for the Six Months Ended July 3, 2004 (unaudited):

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$691,338	$210,762	$—	$(46,264)	$855,836

Costs and Expenses:
Cost of products sold	—	481,989	169,356	—	(46,264)	605,081
Selling, general and administrative expenses	18,790	109,532	27,517	—	—	155,839
Amortization of intangible assets	—	5,873	976	—	—	6,849

	18,790	597,394	197,849	—	(46,264)	767,769

Operating earnings (loss)	(18,790)	93,944	12,913	—	—	88,067
Interest expense	(43,021)	(667)	(305)	—	—	(43,993)
Loss from debt retirement	(11,958)	—	—	—	—	(11,958)
Investment income	1,141	10	133			1,284

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(72,628)	93,287	12,741	—	—	33,400
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	106,028	(19,587)	(241)	—	(86,200)	—

Earnings (loss) from continuing operations before provision for income (benefit) taxes	33,400	73,700	12,500	—	(86,200)	33,400
Provision (benefit) for income taxes	13,800	28,700	5,600	—	(34,300)	13,800

Earnings (loss) from continuing operations	19,600	45,000	6,900	—	(51,900)	19,600
Earnings (loss) from discontinued operations	67,400	—	—	67,400	(67,400)	67,400

Net earnings (loss)	$87,000	$45,000	$6,900	$67,400	$(119,300)	$87,000

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Condensed Statement of Operations for the period from January 10, 2003 to July 5, 2003 (unaudited):

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$589,229	$166,623	$—	$(29,746)	$726,106

Costs and Expenses:
Cost of products sold	—	415,274	134,866	—	(29,746)	520,394
Selling, general and administrative expenses	16,174	82,681	24,643	—	—	123,498
Amortization of intangible assets	—	3,301	542	—	—	3,843

	16,174	501,256	160,051	—	(29,746)	647,735

Operating earnings (loss)	(16,174)	87,973	6,572	—	—	78,371
Interest expense	(28,637)	(390)	(400)	—	—	(29,427)
Investment income	496	4	156			656

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(44,315)	87,587	6,328	—	—	49,600
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	93,915	(17,387)	(528)	—	(76,000)	—

Earnings (loss) from continuing operations before provision for (benefit) income taxes	49,600	70,200	5,800	—	(76,000)	49,600
Provision for (benefit) income taxes	20,100	27,400	3,000	—	(30,400)	20,100

Earnings (loss) from continuing operations	29,500	42,800	2,800	—	(45,600)	29,500
Earnings (loss) from discontinued operations	1,900	—	—	1,900	(1,900)	1,900

Net earnings (loss)	$31,400	$42,800	$2,800	$1,900	$(47,500)	$31,400

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Condensed Statement of Operations for the period from January 1, 2003 to January 9, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$19,892	$6,678	$—	$(1,619)	$24,951

Costs and Expenses:
Cost of products sold	—	14,374	5,880	—	(1,619)	18,635
Selling, general and administrative expenses	293	3,506	1,215	—	—	5,014
Amortization of intangible assets	—	45	22	—	—	67
Expenses and charges arising from the Recapitalization	83,000	—	—	—	—	83,000

	83,293	17,925	7,117	—	(1,619)	106,716

Operating earnings (loss)	(83,293)	1,967	(439)	—	—	(81,765)
Interest expense	(1,009)	(22)	(23)	—	—	(1,054)
Investment income	104	2	13			119

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings (loss) before income taxes	(84,198)	1,947	(449)	—	—	(82,700)
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings (loss) before income taxes	1,498	(1,147)	(51)	—	(300)	—

Earnings from continuing operations before provision (benefit) for income taxes	(82,700)	800	(500)	—	(300)	(82,700)
Provision (benefit) for income taxes	(21,800)	300	(200)	—	(100)	(21,800)

Earnings (loss) from continuing operations	(60,900)	500	(300)	—	(200)	(60,900)
Earnings (loss) from discontinued operations	(1,000)	—	—	(1,000)	1,000	(1,000)

Net earnings (loss)	$(61,900)	$500	$(300)	$(1,000)	$800	$(61,900)

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Statement of Operations for the three months ended July 3, 2004 (unaudited):

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$367,315	$103,795	$—	$(22,717)	$448,393

Costs and Expenses:
Cost of products sold	—	256,090	83,036	—	(22,717)	316,409
Selling, general and administrative expenses	11,446	56,961	13,447	—	—	81,854
Amortization of intangible assets	—	2,986	552	—	—	3,538

	11,446	316,037	97,035	—	(22,717)	401,801

Operating earnings (loss)	(11,446)	51,278	6,760	—	—	46,592
Interest expense	(17,949)	(342)	(141)	—	—	(18,432)
Investment income	287	3	50			340

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(29,108)	50,939	6,669	—	—	28,500
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	57,608	(10,739)	(69)	—	(46,800)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	28,500	40,200	6,600	—	(46,800)	28,500
Provision (benefit) for income taxes	11,800	15,700	3,000	—	(18,700)	11,800

Earnings (loss) from continuing operations	16,700	24,500	3,600	—	(28,100)	16,700
Earnings (loss) from discontinued operations	(800)	—	—	(800)	800	(800)

Net earnings (loss)	$15,900	$24,500	$3,600	$(800)	$(27,300)	$15,900

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

     Condensed Statement of Operations for the three months ended July 5, 2003 (unaudited):

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Net Sales	$—	$317,782	$88,536	$—	$(16,289)	$390,029

Costs and Expenses:
Cost of products sold	—	226,032	70,994	—	(16,289)	280,737
Selling, general and administrative expenses	6,914	43,116	13,395	—	—	63,425
Amortization of intangible assets	—	1,770	250	—	—	2,020

	6,914	270,918	84,639	—	(16,289)	346,182

Operating earnings (loss)	(6,914)	46,864	3,897	—	—	43,847
Interest expense	(12,262)	(209)	(165)	—	—	(12,636)
Investment income	231	—	58	—	—	289

Income (loss) before charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	(18,945)	46,655	3,790	—	—	31,500
Charges and allocations to subsidiaries and equity in subsidiaries’ earnings before income taxes	50,445	(9,455)	(290)	—	(40,700)	—

Earnings (loss) from continuing operations before provision (benefit) for income taxes	31,500	37,200	3,500	—	(40,700)	31,500
Provision (benefit) for income taxes	13,000	14,500	1,600	—	(16,100)	13,000

Earnings (loss) from continuing operations	18,500	22,700	1,900	—	(24,600)	18,500
Earnings (loss) from discontinued operations	7,400	—	—	7,400	(7,400)	7,400

Net earnings (loss)	$25,900	$22,700	$1,900	$7,400	$(32,000)	$25,900

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Cash Flow Statement for the six months ended July 3, 2004 (unaudited):

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash (used in) provided by operating activities	$479,838	$11,474	$(1,691)	$(520,138)	$—	$(30,517)

Cash Flows from investing activities:
Capital expenditures	(340)	(7,458)	(1,850)	—	—	(9,648)
Net cash paid for business acquired	—	(16,500)	—	—	—	(16,500)
Purchase of investments and marketable securities	(5,000)	—	—	—	—	(5,000)
Proceeds from the sale of discontinued businesses	—	—	—	520,138	—	520,138
Change in restricted cash and investments	—	(111)	—	—	—	(111)
Other, net	(104)	(56)	19	—	—	(141)

Net cash provided by (used in) investing activities	(5,444)	(24,125)	(1,831)	520,138	—	488,738

Cash Flows from financing activities:
Decrease in borrowings, net	(719)	(151)	(3,141)	—	—	(4,011)
Sale of Floating Rate Notes	196,000	—	—	—	—	196,000
Redemption of Senior Notes	(716,700)	—	—	—		(716,700)
Other, net	(16)	79	—	—	—	63

Net cash used in financing activities	(521,435)	(72)	(3,141)	—	—	(524,648)

Net decrease in unrestricted cash and cash equivalents	(47,041)	(12,723)	(6,663)	—	—	(66,427)
Unrestricted cash and cash equivalents at the beginning of the period	161,771	13,744	18,605	—	—	194,120

Unrestricted cash and cash equivalents at the end of the period	$114,730	$1,021	$11,942	$—	$—	$127,693

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Cash Flow Statement for the period from January 10, 2003 to July 5, 2003 (unaudited):

							Nortek
		Guarantor	Non-Guarantor	Discontinued			Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations		Consolidated

Cash Flows from operating activities:
Net cash (used in) provided by operating activities	$(27,877)	$20,321	$1,924	$	$		$(5,632)

Cash Flows from investing activities:
Capital expenditures	(250)	(4,776)	(2,220)	—		—	(7,246)
Net cash paid for business acquired	—	(17,237)	—	—		—	(17,237)
Redemption of publicly held shares	(469,083)	—	—	—		—	(469,083)
Payment of fees and Recapitalization expenses	(27,900)	—	—	—		—	(27,900)
Purchase of investments and marketable securities	(32,015)						(32,015)
Proceeds from the sale of investments and marketable securities	9,947	—	—	—		—	9,947
Change in restricted cash and investments	(7)	—	—	—		—	(7)
Other, net	(270)	(255)	(26)	—		—	(551)

Net cash used in investing activities	(519,578)	(22,268)	(2,246)			—	(544,092)

Cash Flows from financing activities:
Increase (decrease) in borrowings, net	(3)	(316)	1,154	—		—	835
Issuance of preferred and common stock in connection with Recapitalization	359,185	—	—	—			359,185
Other, net	(1)		—	—		—	(1)

Net cash provided by (used in) financing activities	359,181	(316)	1,154				360,019

Net (decrease) increase in unrestricted cash and cash equivalents	(188,274)	(2,263)	832	—		—	(189,705)
Unrestricted cash and cash equivalents at the beginning of the period	261,231	6,895	15,474	—		—	283,600

Unrestricted cash and cash equivalents at the end of the period	$72,957	$4,632	$16,306	$—		$—	$93,895

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      Condensed Cash Flow Statement for the period from January 1, 2003 to January 9, 2003:

						Nortek
		Guarantor	Non-Guarantor	Discontinued		Holdings
	Parent	Subsidiaries	Subsidiaries	Operations	Eliminations	Consolidated

Cash Flows from operating activities:
Net cash (used in) provided by operating activities	$(3,209)	$(3,194)	$698	$—	$—	$(5,705)
Cash Flows from investing activities:
Capital expenditures	—	(148)	(59)	—	—	(207)
Change in restricted cash and investments	(49)	—	—	—	—	(49)
Other, net	(7)	121	(5)	—	—	109

Net cash used in investing activities	(56)	(27)	(64)	—	—	(147)

Cash Flows from financing activities:
Increase (decrease) in borrowings, net	—	(8)	(1,305)	—	—	(1,313)
Other, net	(4,039)	—	—	—	—	(4,039)

Net cash used in financing activities	(4,039)	(8)	(1,305)	—	—	(5,352)

Net decrease in unrestricted cash and cash equivalents	(7,304)	(3,229)	(671)	—	—	(11,204)
Unrestricted cash and cash equivalents at the beginning of the period	268,535	10,124	16,145	—	—	294,804

Unrestricted cash and cash equivalents at the end of the period	$261,231	$6,895	$15,474	$—	$—	$283,600

No person has been authorized in connection with the exchange offer made hereby to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

$625,000,000

Nortek, Inc.

Offer to Exchange

8 1/2% Senior Subordinated Notes due 2014,
which have been registered under the Securities Act,
for any and all of our outstanding
8 1/2% Senior Subordinated Notes due 2014

Until                         , 2004 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Registrant Incorporated in Arizona

      The registrant, OmniMount Systems, Inc., is incorporated under the laws of the State of Arizona. Sections 10-850 - 10-858 of the Arizona Revised Statutes grant OmniMount Systems, Inc. broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as a director of OmniMount Systems, Inc. provided that the person acted in good faith and in a manner he reasonably believed to be in (when acting in an official capacity) or not opposed to (when acting in all other circumstances) the best interests of OmniMount Systems, Inc. and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Arizona Revised Statutes also give OmniMount Systems, Inc. powers to indemnify any such person against reasonable expenses in connection with any action by or in the right of the company, provided the person acted in good faith and in a manner he reasonably believed to be (when acting in an official capacity) or not opposed to (when acting in all other circumstances) the best interests of OmniMount Systems, Inc. except that no indemnification may be made if such person is adjudged to be liable to OmniMount Systems, Inc. or in connection with any proceeding charging improper financial benefit to the director whether or not involving action in the director’s official capacity, in which the director was held liable on the basis that the financial benefit was improperly received by the director. In addition, to the extent that such person is successful in the defense of any such legal proceeding, OmniMount Systems, Inc. is required by the Arizona Revised Statutes to indemnify him against expenses, including attorneys’ fees, that are reasonably related to the proceeding, unless the articles of incorporation provide otherwise.

      Before discretionary indemnification under the Arizona Revised Statutes may be awarded to a director, OmniMount Systems, Inc. must determine that it is permissible under the circumstances. This determination may be made either by (i) majority vote of the directors not parties to the proceeding, (ii) special legal counsel selected by majority vote of the disinterested directors, or by majority vote of the board if there are no disinterested directors, or (iii) by the shareholders (but shares owned by or voted under the control of directors who are parties to the proceeding are not to be voted).

      The Arizona Revised Statutes give OmniMount Systems, Inc. the power to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer of OmniMount Systems, Inc. to the same extent as a director. Furthermore, if the person is an officer but not a director of OmniMount Systems, Inc., the company may indemnify him to the further extent as may be provided by the Articles of Incorporation or By-laws of the company or by a resolution of its board of directors or by contract, except that no indemnification may be made for liability in connection with a proceeding by or in the right of the company other than for reasonable expenses incurred in connection with the proceeding, or for liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the company or the shareholders, or (iii) an intentional violation of criminal law.

      The Arizona Revised Statutes permit an officer or director of an Arizona corporation who is a party to a proceeding, unless the articles of incorporation provide otherwise, to apply to a court of competent jurisdiction for indemnification or for an advance of expenses. The court may order indemnification or an advance if it determines that indemnification is fair and reasonable, even if the officer or director did not meet the prescribed standard of conduct described in the Arizona Revised Statutes.

      The Articles of Incorporation of OmniMount Systems, Inc. provide that the company shall indemnify any and all of its existing and former directors and officers in situations substantially similar to those in the state statute described above, except that indemnification is not mandatory unless the board of directors determines that the person did not act, fail to act, or refuse to act with gross negligence or with fraudulent or criminal intent and the company can refuse indemnification where the indemnitee shall have unreasonably refused to permit the company, at its own expense and through counsel of its choosing, to defend him or her in the action.

      The By-laws of OmniMount Systems, Inc. are substantially similar to the state statute described above, and additionally provide that to the extent that an agent of the company has been successful on the merits in defense of any such proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Registrant Incorporated or Organized in California

      The following registrants are corporations incorporated in the state of California: Multiplex Technology, Inc. and Xantech Corporation. Section 204 of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (i) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as such indemnification is subject to certain limitations and conditions as provided therein and (ii) authorizing, whether by by-law, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, so long as such indemnification is subject to certain limitations and conditions as provided therein.

      Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. This section also provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, and where such indemnification is subject to certain limitations and conditions as provided therein.

      The Articles of Incorporation of Multiplex Technology, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. In addition, the Articles of Incorporation authorize the corporation to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

      The By-laws of Multiplex Technology, Inc. also provide that the corporation may, to the maximum extent permitted by California law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.

      The Articles of Incorporation of Xantech Corporation contain no articles, sections or provisions relating to indemnification.

      The By-laws of Xantech Corporation are substantially similar to the state statute provision described above, except that in the case of indemnification of a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation, the person must also have acted with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

      Linear LLC is a California limited liability company governed by the Beverly-Killea Limited Liability Company Act (“BKLLCA”).

      Section 17155 of the BKLLCA empowers a California limited liability company to indemnify any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity, except that indemnification of managers for a breach of fiduciary duty owed to the limited liability company and its members is not permitted under the BKLLCA. The BKLLCA also empowers a California limited liability company to purchase and maintain insurance on behalf of any such persons against any liability asserted against or incurred by the person in such capacity or arising out of the person’s status with the company.

      The Operating Agreement of Linear LLC provides that, to the fullest extent permitted by applicable law, a member or officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the company’s Operating Agreement, except that no member or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of the company’s assets only, and no member shall have personal liability on account thereof.

Registrants Incorporated or Organized in Delaware

      The following registrants are corporations incorporated in the state of Delaware: Aubrey Manufacturing, Inc., CES Group, Inc., DMU Butler Inc., Jensen Industries, Inc., Mammoth, Inc., Mammoth China Ltd., Nordyne Inc., Nortek, Inc., NuTone Inc., Rangaire GP, Inc., Rangaire LP, Inc., and SpeakerCraft, Inc. Section 145(a) of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the Delaware General Corporation Law, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

      Furthermore, Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its Certificate of Incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director’s duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or for any transaction from which the director derived an improper personal benefit. The following Delaware corporation registrants eliminate such personal liability of their directors in their Certificates of Incorporation: DMU Butler Inc., Mammoth China Ltd., Nortek, Inc. NuTone, Inc., Rangaire GP, Inc., Rangaire LP, Inc. and SpeakerCraft, Inc.

      The Certificates of Incorporation of Aubrey Manufacturing, Inc., Nordyne Inc., Jensen Industries, Inc., Mammoth China Ltd. and Rangaire LP, Inc. provide that the corporation shall indemnify each person who is or was a director or officer of the corporation to the maximum extent permitted under the General Corporation Law of the State of Delaware. The Certificate of Incorporation of Nortek, Inc. contains a similar provision, except that the corporation is not required to indemnify or advance expenses to any person in connection with any proceeding initiated by or on behalf of such person.

      The Certificates of Incorporation of Mammoth, Inc. and CES Group, Inc. contain no articles, sections or provisions relating to indemnification.

      The By-laws of each of the Delaware corporation registrants, except for Nortek, Inc., provide that the corporations shall, to the maximum extent permitted from time to time under the laws of the state of Delaware, indemnify the directors and officers, and upon request advance expenses, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights.

      The By-laws of Nortek, Inc. contain no articles, sections or provisions relating to indemnification.

      The following registrants are limited liability companies formed in the state of Delaware: Broan-NuTone LLC, Linear H.K. LLC and WDS LLC. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The Limited Liability Company Agreement of each of Broan-Nutone LLC and WDS LLC provide that a member of each of the companies shall be indemnified, defended and held harmless by the company to the fullest extent against any action, suit, inquiry, investigation or proceeding against or involving the member by reason of the fact that the member is or was the manager of the company, under the Delaware Limited Liability Company Act. Indemnification shall continue even if the member shall have ceased to serve as a manager of the company. No amendment, repeal or modification of this provision, without the written consent of the member, shall have the effect of limiting or denying these rights.

      The Articles of Association of Linear H.K. LLC provide that every director or other officer and auditor of the company shall be indemnified out of the assets of the company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto, and in particular and without prejudice to the generality of the foregoing, every director, attorney, manager and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses, and expenses which any such director, attorney, manager, officer or servant may incur or become liable for by reason of any contract entered into, or act or thing done by him or them in such capacity, or in any way in the discharge of his or their duty, including traveling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the company, and have priority as between the members over all other claims.

      Rangaire LP is a limited partnership formed in the state of Delaware. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless a partner or other persons from and against indemnification provisions or limitations thereon.

      The Agreement of Limited Partnership of Rangaire LP contains no articles, sections or provisions relating to indemnification.

Registrant Organized in Kentucky

      Elan Home Systems, L.L.C. is a limited liability company formed in the state of Kentucky. Section 275.180 of the Kentucky Revised Statutes provides that a written operating agreement of a Kentucky limited liability corporation may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in the Kentucky Revised Statutes 275.170 and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the company.

      The Amended and Restated Operating Agreement of Elan Home Systems, L.L.C. provides that Linear LLC shall be indemnified, defended and held harmless by the company to the fullest extent against any action, suit, inquiry, investigation or proceeding against or involving Linear LLC by reason of the fact that it is or was the manager of the company. Indemnification shall continue even if Linear LLC shall have ceased to serve as manager of the company. No amendment, repeal, or modification of this provision, without the written consent of Linear LLC, shall have the effect of limiting or denying Linear LLC these rights.

Registrant Incorporated in Michigan

      Operator Specialty Company, Inc. is incorporated under the laws of the State of Michigan. Section 450.1561 of the Michigan Business Corporation Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

      Section 450.1562 of the Michigan Business Corporation Act further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in this such a capacity for another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with the action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation, except to the extent authorized by the court upon application for indemnification pursuant to Section 450.1564c (application for indemnification).

      Section 450.1567 of the Michigan Business Corporation Act also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 450.1561 to 450.1565.

      The Articles of Incorporation of Operator Specialty Company, Inc. contain no articles, sections or provisions relating to indemnification.

      The By-laws of Operator Specialty Company, Inc. provide that the corporation shall indemnify any director or officer, or former director or officer or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such director or officer, within the course of his duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The By-laws also allow the corporation to reimburse any director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such director or officer was not guilty of negligence or misconduct. The right of indemnification extends to the estate, executor, administrator, guardian and conservator of any deceased or former director or officer or person who himself would have been entitled to indemnification.

Registrants Incorporated in Missouri

      The following registrants are incorporated under the laws of the State of Missouri: J.A.R. Industries, Inc. and Webco, Inc. Section 351.355 of the General and Business Corporation Law of Missouri (the “Missouri Statute”) provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred.

      The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation’s articles of incorporation or by-laws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

      The Articles of Incorporation of J.A.R. Industries, Inc. provide that the corporation shall indemnify any and all persons its has the power to indemnify to the fullest extent permitted by Missouri Statute, as it may be amended and supplemented.

      The Articles of Incorporation of Webco, Inc. contain no articles, sections or provisions relating to indemnification.

      The By-laws of each of J.A.R. Industries, Inc. and Webco, Inc. provide that the corporations shall, to the maximum extent permitted from time to time under the laws of the state of Missouri, indemnify, and upon request shall advance expenses to any person, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights.

Registrants Incorporated in Oklahoma

      The following registrants are incorporated under the law of the State of Oklahoma: Governair Corporation and Temtrol, Inc. Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers, directors, employees or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding, other than an action by or in the right of the corporation, brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. The Oklahoma General Corporation Act also provides for indemnification of each of the company’s officers, directors, employees and agents against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

      The Amended Articles of Incorporation of each of Governair Corporation and Temtrol, Inc. contain no articles, sections or provisions relating to indemnification.

      The By-laws of each of Governair Corporation and Temtrol, Inc. are substantially the same as the state statute described above, except that each of the by-laws prohibit the corporations from indemnifing or advancing expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights.

Item 21.	Exhibits and Financial Statement Schedules.

      (a) Exhibits:

      See Exhibit Index immediately following the Financial Statement Schedules included in this Registration Statement.

      (b) Financial Statement Schedules:

      The following financial statement schedules are included in Part II of the Registration Statement:

Schedule II — Valuation and Qualifying Accounts	S-1
Report of Independent Registered Public Accounting Firm	S-2

      All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (f) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Nortek, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

NORTEK, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Nortek, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Aubrey Manufacturing, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

AUBREY MANUFACTURING, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Aubrey Manufacturing, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Broan-NuTone LLC has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

BROAN-NUTONE LLC

By:	Nortek, Inc.,

its Sole Member

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the Sole Member of Broan-NuTone LLC, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Nortek, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Nortek, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Nortek, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Nortek, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Nortek, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Nortek, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Nortek, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, CES Group, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

CES GROUP, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of CES Group, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, DMU Butler Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

DMU BUTLER INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of DMU Butler Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Elan Home Systems, L.L.C. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

ELAN HOME SYSTEMS, L.L.C.

By:	Linear LLC,

its Sole Member

By:	WDS LLC,

its Sole Member

By:	Nortek, Inc.,

its Sole Member

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the sole member of the sole member of the sole member of Elan Home Systems, L.L.C., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Nortek, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Nortek, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Nortek, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Nortek, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Nortek, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Nortek, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Nortek, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Governair Corporation has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

GOVERNAIR CORPORATION

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Governair Corporation, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, J.A.R. Industries, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

J.A.R. INDUSTRIES, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of J.A.R. Industries, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Jensen Industries, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

JENSEN INDUSTRIES, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Jensen Industries, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Linear LLC has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

LINEAR LLC

BY:	WDS LLC,

its Sole Member

By:	Nortek, Inc.,

its Sole Member

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the sole member of the sole member of Linear LLC, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Nortek, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Nortek, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Nortek, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Nortek, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Nortek, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Nortek, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Nortek, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Linear H.K. LLC has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

LINEAR H.K. LLC

By:	Linear LLC,

its Sole Member

By:	WDS LLC,

its Sole Member

By:	Nortek, Inc.,

its Sole Member

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the sole member of the sole member of the sole member of Linear H.K. LLC, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Nortek, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Nortek, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Nortek, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Nortek, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Nortek, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Nortek, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Nortek, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Mammoth, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on the October 22, 2004.

MAMMOTH, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Mammoth, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Mammoth China Ltd. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

MAMMOTH CHINA, LTD.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Mammoth China, Ltd., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Multiplex Technology, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

MULTIPLEX TECHNOLOGY, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Multiplex Technology, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Nordyne Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on the October 22, 2004.

NORDYNE INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Nordyne Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, NuTone Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

NUTONE INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of NuTone Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, OmniMount Systems, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on the October 22, 2004.

OMNIMOUNT SYSTEMS, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of OmniMount Systems, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Operator Specialty Company, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

OPERATOR SPECIALTY COMPANY, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Operator Specialty Company, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rangaire GP, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

RANGAIRE GP, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Rangaire GP, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rangaire LP has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

RANGAIRE LP

By:	Rangaire GP, Inc.,

its General Partner

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the general partner of Rangaire LP, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Rangaire GP, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Rangaire GP, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Rangaire GP, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Rangaire GP, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Rangaire GP, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Rangaire GP, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Rangaire GP, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rangaire LP, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on the October 22, 2004.

RANGAIRE LP, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Rangaire LP, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, SpeakerCraft, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

SPEAKERCRAFT, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of SpeakerCraft, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Temtrol, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

TEMTROL, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Temtrol, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, WDS LLC has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

WDS LLC
By: Nortek, Inc.,
its Sole Member

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of the sole member of WDS LLC, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director of Nortek, Inc.	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer of Nortek, Inc.	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director of Nortek, Inc.	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director of Nortek, Inc.	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director of Nortek, Inc.	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director of Nortek, Inc.	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director of Nortek, Inc.	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Webco, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

WEBCO, INC.

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Webco, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Xantech Corporation has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on October 22, 2004.

XANTECH CORPORATION

By:	/s/ KEVIN W. DONNELLY

Name: Kevin W. Donnelly

Title:	Vice President,

General Counsel and Secretary

* * * *

POWER OF ATTORNEY

      The undersigned director and officers of Xantech Corporation, hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD L. BREADY Richard L. Bready	Chairman of the Board, President, Chief Executive Officer and Director	October 22, 2004

/s/ ALMON C. HALL Almon C. Hall	Vice President, Chief Financial Officer and Principal Accounting Officer	October 22, 2004

/s/ DAVID B. HILEY David B. Hiley	Director	October 22, 2004

/s/ KENT WELDON Kent Weldon	Director	October 22, 2004

/s/ ANTHONY DINOVI Anthony DiNovi	Director	October 22, 2004

Signature	Title	Date

/s/ JOSEPH M. CIANCIOLO Joseph M. Cianciolo	Director	October 22, 2004

/s/ DAVID V. HARKINS David V. Harkins	Director	October 22, 2004

NORTEK HOLDINGS, INC. AND SUBSIDIARIES

SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to	Charged to		Deduction		Balance at
	Beginning	Cost and	Other		from		End of
Classification	of Year	Expense	Accounts		Reserves		Year

	(Amounts in thousands)
For the year-ended December 31, 2001:
Allowance for doubtful accounts and sales allowances	$4,069	$2,196	$(171	)(b)	$(1,331	)(a)	$4,763
For the year-ended December 31, 2002:
Allowance for doubtful accounts and sales allowances	$4,763	$3,035	$70	(b)	$(1,865	)(a)	$6,003
For the year-ended December 31, 2003:
Allowance for doubtful accounts and sales allowances	$6,003	$3,431	$711	(b)	$(4,265	)(a)	$5,880

(a)	Amounts written off, net of recoveries

(b)	Other including acquisitions

S-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have audited the consolidated financial statements of Nortek Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002, and for the period from January 10, 2003 to December 31, 2003, January 1, 2003 to January 9, 2003, and for each of the two years in the period ended December 31, 2002 and have issued our report thereon dated March 26, 2004, except for Note 17, as to which the date is October 22, 2004 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21b of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

ERNST & YOUNG, LLP

March 26, 2004, except for Note 17, as to which the

date is October 22, 2004
Boston, Massachusetts

S-2

EXHIBIT INDEX

      Exhibits marked with an asterisk are filed herewith. The remainder of the exhibits have theretofore been filed with the SEC and are incorporated herein by reference. Exhibits marked with a double asterisk identify each management contract or compensatory plan or arrangement.

No.		Exhibit

2.1		Agreement and Plan of Recapitalization, dated as of June 20, 2002, by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (Exhibit 2 to Form 8-K filed June 24, 2002).
2.2		Amendment No. 1 to Agreement and Plan of Recapitalization, dated as of September 16, 2002, by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (Exhibit 2 to Form 8-K filed September 16, 2002).
2.3		Agreement and Plan of Merger by and among Nortek, Inc. and Nortek Holdings, Inc. and Nortek Holdings Merger Sub, Inc., dated as of November 20, 2002. (Exhibit 2.1 to Form 8-K filed November 20, 2002).
2.4		Amendment No. 2 to Agreement and Plan of Recapitalization, dated November 20, 2002, by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (Exhibit(d)(13) to Amendment No. 3 to Schedule 13E-3 filed November 27, 2002).
2.5		Amendment No. 3 to Agreement and Plan of Recapitalization, dated December 4, 2002, by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc. (Exhibit(d)(15) to Nortek Holdings, Inc.’s Amendment No. 4 to Schedule 13E-3 filed December 4, 2002).
2.6		Stock Purchase Agreement among CI Investment Holdings, Inc., Nortek, Inc. and WDS LLC dated as of December 19, 2003 (Exhibit 2.1 to Form 8-K filed December 22, 2003).
2.7		Stock Purchase Agreement by and among Kelso Investment Associates VI, L.P., the other sellers named therein, THL Buildco Holdings, Inc. and THL Buildco, Inc. dated as of July 15, 2004 (Exhibit 2.1 to Form 8-K filed July 16, 2004).
2.8		Amendment No. 1 to the Stock Purchase Agreement dated as of August 27, 2004 (Exhibit 10.1 to Form 8-K filed September 1, 2004).
*2	.9	$625,000,000 8 1/2% Senior Subordinated Notes due 2014 Purchase Agreement dated August 12, 2004 by and among the Initial Issuer and the Initial Purchasers.
*3	.1	Amended and Restated Certificate of Incorporation of Nortek, Inc.
*3	.2	Bylaws of Nortek, Inc.
*3	.3	Certificate of Incorporation of Aubrey Manufacturing Inc. (f/k/a NTK/GAC Acquisition Corp.), as amended.
*3	.4	By-laws of Aubrey Manufacturing, Inc.
*3	.5	Certificate of Formation of Broan-Nutone LLC (f/k/a Broan Mfg. Co. LLC., f/k/a Broan LLC), as amended.
*3	.6	Limited Liability Company Agreement of Broan-Nutone LLC (f/k/a Broan Mfg. Co. LLC, f/k/a Broan LLC).
*3	.7	Certificate of Incorporation of CES Group, Inc. (f/k/a Commercial Environmental Systems Group, Inc., f/k/a SMB Corporation), as amended.
*3	.8	By-laws of CES Group, Inc. (f/k/a Commercial Environmental Systems Group, Inc., f/k/a SMB Corporation).
*3	.9	Certificate of Incorporation of DMU Butler Inc.
*3	.10	By-laws of DMU Butler Inc.
*3	.11	Articles of Organization of Elan Home Systems, L.L.C.
*3	.12	Amended and Restated Operating Agreement of Elan Home Systems, L.L.C., as amended.
*3	.13	Articles of Incorporation of Governair Corporation, as amended.
*3	.14	By-laws of Governair Corporation.
*3	.15	Articles of Incorporation of J.A.R. Industries, Inc. (f/k/a Nortek Sub, Inc.), as amended.
*3	.16	By-laws of J.A.R. Industries, Inc.
*3	.17	Certificate of Incorporation of Jensen Industries, Inc. (f/k/a NTK Investment Co.), as amended.

No.		Exhibit

*3	.18	By-laws of Jensen Industries, Inc.
*3	.19	Certificate of Formation of Linear H.K. LLC (f/k/a Nordyne-Mexico LLC, f/k/a Linear HK Manufacturing Limited), as amended.
*3	.20	Limited Liability Company Agreement of Linear H.K. LLC (f/k/a Nordyne-Mexico LLC, f/k/a Linear HK Manufacturing Limited).
*3	.21	Articles of Association of Linear LLC (f/k/a Linear Electronics Corporation).
*3	.22	Operating Agreement of Linear LLC (f/k/a Linear Electronics Corporation).
*3	.23	Certificate of Incorporation of Mammoth China Ltd.
*3	.24	By-laws of Mammoth China Ltd.
*3	.25	Certificate of Incorporation of Mammoth, Inc. (f/k/a Intertherm Investments Inc.), as amended.
*3	.26	By-laws of Mammoth, Inc.
*3	.27	Restated Articles of Incorporation of Multiplex Technology, Inc.
*3	.28	By-laws of Multiplex Technology, Inc.
*3	.29	Certificate of Incorporation of Nordyne Inc. (f/k/a Nortek Sub, Inc., f/k/a Intertherm Inc.), as amended.
*3	.30	By-laws of Nordyne Inc. (f/k/a Nortek Sub, Inc., f/k/a Intertherm Inc.).
*3	.31	Certificate of Incorporation of NuTone Inc. (f/k/a NT Acquisition Corp.), as amended.
*3	.32	By-laws of NuTone Inc.
*3	.33	Articles of Incorporation of OmniMount Systems, Inc.
*3	.34	Bylaws of OmniMount Systems, Inc.
*3	.35	Articles of Incorporation of Operator Specialty Company, Inc., as amended.
*3	.36	By-laws of Operator Specialty Company, Inc.
*3	.37	Certificate of Incorporation of Rangaire GP, Inc.
*3	.38	By-laws of Rangaire GP, Inc.
*3	.39	Certificate of Limited Partnership of Rangaire LP.
*3	.40	Agreement of Limited Partnership of Rangaire LP.
*3	.41	Certificate of Incorporation of Rangaire LP, Inc. (f/k/a Nortek Sub 1995, Inc.), as amended.
*3	.42	By-laws of Rangaire LP, Inc. (f/k/a Nortek Sub 1995, Inc.).
*3	.43	Certificate of Incorporation of SpeakerCraft, Inc. (f/k/a SPC Acquisition Corp.), as amended.
*3	.44	By-laws of SpeakerCraft, Inc. (f/k/a SPC Acquisition Corp.).
*3	.45	Articles of Incorporation of Temtrol, Inc., as amended.
*3	.46	By-laws of Temtrol, Inc.
*3	.47	Articles of Incorporation of Webco, Inc. (f/k/a Webco Engineering Co.), as amended.
*3	.48	By-laws of Webco, Inc.
*3	.49	Certificate of Formation of WDS LLC.
*3	.50	Limited Liability Company Agreement of WDS LLC.
*3	.51	Articles of Incorporation of Xantech Corporation, as amended.
*3	.52	By-laws of Xantech Corporation.
4.1		Indenture dated as of June 12, 2001 between Nortek, Inc. and State Street Bank and Trust Company, as Trustee, relating to the 9 7/8% Senior Subordinated Notes due 2011 (Exhibit 4.1 to Registration Statement No. 333-64130 filed July 11, 2001).
4.2		Indenture dated as of August 27, 2004 by and between THL Buildco, Inc., the guarantors named therein, and U.S. Bank National Association relating to the 8 1/2% Senior Subordinated Notes due 2014 (Exhibit 4.1 to Form 8-K filed September 1, 2004).
*4	.3	First Supplemental Indenture dated as of August 5, 2004 between Nortek, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company, as trustee under the Indenture dated June 12, 2001.

No.		Exhibit

4.4		Registration Rights Agreement among Nortek, Inc., certain Guarantors, UBS Securities LLC and certain Initial Purchasers named therein, dated as of August 27, 2004 (Exhibit 4.1 to Form 8-K filed September 1, 2004).
*5	.1	Opinion of Ropes & Gray LLP.
**10	.1	Form of Indemnification Agreement between Nortek, Inc. and its directors and certain officers (Appendix C to Proxy Statement dated March 23, 1987 for Annual Meeting of Nortek Stockholders, File No. 1-6112).
**10	.2	Nortek, Inc. Supplement Executive Retirement Plan C, dated December 18, 2003 (Exhibit 10.23 to Form 10-K filed March 30, 2004).
10.3		Amended and Restated Employment Agreement of Richard L. Bready, dated as of August 27, 2004 (Exhibit 10.2 to Form 8-K filed September 1, 2004).
10.4		Amended and Restated Employment Agreement of Almon C. Hall, III, dated as of August 27, 2004 (Exhibit 10.3 to Form 8-K filed September 1, 2004).
10.5		Amended and Restated Employment Agreement of Kevin W. Donnelly, dated as of August 27, 2004 (Exhibit 10.4 to Form 8-K filed September 1, 2004).
10.6		Consulting Agreement with David B. Hiley, dated as of August 27, 2004 (Exhibit 10.5 to Form 8-K filed September 1, 2004).
10.7		Agreement with Robert E.G. Ractliffe, dated as of August 26, 2004 (Exhibit 10.6 to Form 8-K filed September 1, 2004).
10.8		Second Amended and Restated Change in Control Severance Benefit Plan for Key Employees, dated as of August 27, 2004 (Exhibit 10.7 to Form 8-K filed September 1, 2004).
10.9		Deferred Compensation Plan of Nortek Holdings, Inc., dated as of August 27, 2004 (Exhibit 1086 to Form 8-K filed September 1, 2004).
10.10		Management Agreement among THL Managers V, LLC, Nortek, Inc. and Nortek Holdings, Inc., dated as of August 27, 2004 (Exhibit 10.9 to Form 8-K filed September 1, 2004).
10.11		Credit Agreement among Nortek, Inc., Nortek Holdings, Inc. (f/k/a THL Buildco Holdings, Inc.), UBS AG, Stamford Branch, UBS AG Canada Branch, Bank of America, N.A., Bank of America, N.A. (Canada Branch) and certain other Lenders Party thereto, dated as of August 27, 2004 (Exhibit 10.10 to Form 8-K filed September 1, 2004).
*12	.1	Statement regarding Computation of Ratios.
16.1		Letter from Nortek, Inc.’s former independent accountant regarding its concurrence or disagreement with statements made by Nortek, Inc. in the current report concerning the resignation or dismissal as Nortek, Inc.’s principal accountants (Exhibit 16 to Form 8-K filed June 28, 2002).
*21	.1	Subsidiaries of Nortek, Inc.
*23	.1	Consent of Ernst & Young, LLP.
*23	.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).
*24	.1	Power of attorney pursuant to which amendments to this registration statement may be filed (included in the signature pages of this Registration Statement).
*25	.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.
*99	.1	Form of Letter of Transmittal
*99	.2	Form of Notice of Guaranteed Delivery
*99	.3	Form of Exchange Agency Agreement